                                              Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-6493



           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 5, 1998

                          $1,031,057,000 (APPROXIMATE)


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    Servicer

                SERIES 1999-C3 MORTGAGE PASS-THROUGH CERTIFICATES


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 11 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 1999-C3. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supprovide may be used to offer and sell the offered certificates only if accompanied by the prospectus.


THE CERTIFICATES WILL CONSIST OF:

o The nine classes of offered certificates described in the table on page S-4. The offered certificates are the only securities offered pursuant to this prospectus supplement.

o Seven additional classes of private certificates, all of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 138 fixed rate, monthly pay mortgage loans secured by first priority liens on 177 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $1,152,022,048.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1-a, A-1-b and A-2 certificates will provide credit enhancement to the Class A-1-a, A-1-b and A-2 certificates. Each class of subordinated certificates will credit enhancement to subordinated certificates with earlier plement alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 104.21% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                     Co-Lead Managers and Joint Bookrunners


DEUTSCHE BANC ALEX. BROWN                                 GOLDMAN, SACHS & CO.


                   and solely as a member of the selling party


                           NEWMAN AND ASSOCIATES, INC.

                                 AUGUST 26, 1999

               GMAC COMMERICAL MORTGAGE SECURITIES, INC.
               -----------------------------------------
          Mortgage Pass-Through Certificates, Series 1999-C3


Idaho            Nebraska         Missouri         Minnesota       Illinois        Michigan        New Hampshire     Massachusetts
1 property       5 properties     4 properties     1 property      1 property      4 properties    1 property        2 properties
$2,653,725       $4,673,453       $20,647,328      $3,244,511      $12,098,410     $16,094,862     $15,949,087       $13,790,736
0.23% of total   0.41% of total   1.79% of total   0.28% of total  1.05% of total  1.40% of total  1.38% of total    1.20% of total

Oregon           Wisconsin        Indiana          Pennsylvania    Connecticut
1 property       1 property       5 properties     3 properties    2 properties
$5,286,058       $6,082,695       $68,623,517      $12,334,523     $4,123,922
0.46% of total   0.53% of total   5.96% of total   1.07% of total  0.36% of total

Ohio             New York         New Jersey       Delaware
7 properties     12 properties    9 properties     1 property
$48,960,798      $135,788,097     $32,244,153      $3,240,153
4.25% of total   11.79% of total  2.80% of total   0.28% of total

California       Virginia        Maryland         West Virginia
33 properties    4 properties    3 properties     1 property
$257,522,409     $12,380,850     $9,771,141       $2,021,580
22.35% of total  1.07% of total  0.85% of total   0.18% of total

Nevada           South Carolina  North Carolina
1 property       1 property      6 properties
$5,937,441       $11,191,325     $37,752,413
0.52% of total   0.97% of total  3.28% of total

Arizona          Colorado        Kansas           Tennessee        Georgia
7 properties     2 properties    2 properties     4 properties     3 properties
$106,162,273     $12,427,897     $3,993,245       $11,502,989      $7,734,324
9.22% of total   1.08% of total  0.35% of total   1.00% of total   0.67% of total

Oklahoma         Texas           Mississippi      Alabama          Florida
3 properties     32 properties   2 properties     1 property       10 properties
$13,288,731      $170,965,037    $23,067,864      $4,894,842       $47,748,245
1.15% of total   14.84% of total 2.00% of total   0.42% of total   4.14% of total



Hawaii
2 properties
$7,833,417
0.68% of total


Distribution of Property Types

Multifamily       22.55%
Lodging            9.19%
Industrial         8.60%
Other              1.26%
Retail            30.44%
Office            27.96%


For purposes of this map, each Mortgage Loan secured by multiple Mortgaged Properties is treated as the number of Mortgage Loans equal to the number of Mortgaged Properties, each of which is allocated a Cut-off Date Balance based on Allocated Principal Amounts thereof (as defined herein).


          [ ]       [is less than or equal to] 1.00%
                    of Initial Pool Balance

          [ ]       1.01% - 5.00%
                    of Initial Pool Balance

          [ ]       5.01% - 10.00%
                    of Initial Pool Balance

          [ ]      [is greater than] 10.00%
                   of Initial Pool Balance

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where significant defined terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Definitions" in this prospectus supplement and in the accompanying prospectus.


                                TABLE OF CONTENTS

                                                     PAGE
                                                     ----
SUMMARY ..........................................    S-6
   The Mortgage Pool .............................    S-6
   Geographic Concentrations .....................    S-7
   Property Type .................................    S-7
   Call Protection ...............................    S-7
   Payment Terms .................................    S-7
   The Certificates ..............................    S-7
   Certificate Designations ......................    S-7
   Initial Certificate Balances of the
     Certificates ...............................     S-7
   Distributions on the Offered Certificates          S-8
   Subordination .................................    S-8
   Allocation of Losses and Expenses .............    S-8
   Advances ......................................    S-9
   Optional Termination ..........................    S-9
   Book-Entry Registration .......................    S-9
   Denominations .................................   S-10
   Yield and Prepayment Considerations ...........   S-10
   Legal Investment ..............................   S-10
   ERISA Considerations ..........................   S-10
   Tax Status ....................................   S-10
   Ratings .......................................   S-10
RISK FACTORS .....................................   S-12
DESCRIPTION OF THE MORTGAGE POOL .................   S-28
   Calculations of Interest ......................   S-28
   Balloon Loans .................................   S-28
   ARD Loans .....................................   S-28
   Loan Participation Interest ...................   S-29
   Amortization of Principal .....................   S-30
   Due Dates .....................................   S-30
   Defeasance ....................................   S-30
   Prepayment Provisions .........................   S-31
   Earnouts and Additional Collateral Loans ......   S-31
   Related Borrowers, Cross-Collateralized
     Mortgage Loans and Mortgage Loans
     Collateralized by Multiple Properties .......   S-32
   Due-on-Sale and Due-on-Encumbrance Provisions .   S-32
   Secured Subordinate Financing .................   S-32
   Ground Leases .................................   S-33
   Loan Documentation ............................   S-33
   Significant Mortgage Loans ....................   S-34
   The Sellers ...................................   S-44
   Underwriting Matters ..........................   S-45
   Hazard, Liability and Other Insurance .........   S-46
   Assignment of the Mortgage Loans; Repurchases
     and Substitutions ...........................   S-47
   Representations and Warranties; Repurchases ...   S-48
   Pool Characteristics; Changes in Mortgage
     Pool ........................................   S-50
SERVICING OF THE MORTGAGE LOANS ..................   S-51
   The Servicer ..................................   S-51

                                                   PAGE
                                                   ----
   Servicing Standard ..........................   S-51
   Specially Serviced Mortgage Loans ...........   S-51
   The Operating Adviser .......................   S-52
   Termination of the Servicer with Respect to
     Specially Serviced Mortgage Loans and REO
     Properties ................................   S-53
   Servicing and Other Compensation and Payment
     of Expenses ...............................   S-54
   Modifications, Waivers, Amendments and
     Consents ..................................   S-57
   Enforcement of ARD Loans ....................   S-58
   Sale of Defaulted Mortgage Loans ............   S-58
   REO Properties ..............................   S-58
   Inspections; Collection of Operating
     Information ...............................   S-59
   Year 2000 Compliance ........................   S-60
DESCRIPTION OF THE CERTIFICATES ................   S-60
   Denominations ...............................   S-60
   Book-Entry Registration of the Offered
     Certificates ..............................   S-61
   Certificate Balances and Notional Amounts ...   S-63
   Pass-Through Rates ..........................   S-63
   Distributions ...............................   S-65
   Distributions of Prepayment Premiums ........   S-71
   Distributions of Excess Interest ............   S-72
   Distributions of Excess Liquidation
     Proceeds ..................................   S-73
   Treatment of REO Properties .................   S-73
   Interest Reserve Account ....................   S-73
   Subordination; Allocation of Losses and
     Expenses ..................................   S-73
   P&I Advances ................................   S-75
   Appraisal Reductions ........................   S-76
   Reports to Certificateholders; Available
     Information ...............................   S-77
   Information Available Electronically ........   S-79
   Other Information ...........................   S-80
   Voting Rights ...............................   S-80
   Termination; Retirement of Certificates .....   S-81
   The Trustee .................................   S-81
   Year 2000 Compliance ........................   S-82
YIELD AND MATURITY CONSIDERATIONS ..............   S-82
   Yield Considerations ........................   S-82
   Factors that Affect the Rate and Timing of
     Payments and Defaults .....................   S-84
   Delay in Payment of Distributions ...........   S-84
   Unpaid Distributable Certificate Interest       S-84
   Weighted Average Life .......................   S-84
   Price/Yield Tables ..........................   S-90
   Yield Sensitivity of the Class X
     Certificates ..............................   S-95
FEDERAL INCOME TAX CONSEQUENCES ................   S-97
   Original Issue Discount and Premium .........   S-97
   New Withholding Regulations .................   S-99
   Characterization of Investments in Offered
     Certificates ..............................   S-99
METHOD OF DISTRIBUTION .........................  S-100
LEGAL MATTERS ..................................  S-101
RATINGS ........................................  S-101
LEGAL INVESTMENT ...............................  S-102
ERISA CONSIDERATIONS ...........................  S-102
   INDEX OF SIGNIFICANT DEFINITIONS ............  S-104
   ANNEX A -- CHARACTERISTICS OF THE
     MORTGAGE LOANS ............................    A-1
   ANNEX B -- FORM OF STATEMENT TO
     CERTIFICATEHOLDERS AND SERVICER REPORTS ...    B-1
   ANNEX C -- STRUCTURAL AND COLLATERAL TERM
     SHEET .....................................    C-1
   ANNEX D -- GLOBAL CLEARANCE, SETTLEMENT AND
     TAX DOCUMENTATION PROCEDURES ..............    D-1

                             TRANSACTION OVERVIEW

     THIS TRANSACTION OVERVIEW PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THIS OFFERING. MORE DETAIL REGARDING THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IS PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.


             THE SERIES 1999-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                                                        APPROXIMATE         INITIAL         APPROXIMATE
                                ORIGINAL PRINCIPAL       PERCENT OF          PASS-          WEIGHTED AVG.      PRINCIPAL
               RATINGS             OR NOTIONAL             CREDIT           THROUGH           LIFE (6)        WINDOW (7)
CLASS       FITCH/MOODY'S           AMOUNT (1)          SUPPORT (5)           RATE           (IN YEARS)      (MONTH/YEAR)
-----       -------------       ------------------      ------------        -------        -------------     ------------
X              AAA/Aaa           $1,152,022,048(2)         N/A             0.5328%(3)           9.2           10/99-3/16
A-1-a          AAA/Aaa           $   50,000,000            27.00%          6.9740%(4)           5.8           10/99-5/08
A-1-b          AAA/Aaa           $  190,976,000            27.00%          7.2730%(8)           9.6            5/08-8/09
A-2            AAA/Aaa           $  600,000,000            27.00%          7.1790%(8)           8.8           10/99-8/09
B               AA/Aa2           $   51,840,000            22.50%          7.5400%(8)           9.9            8/09-8/09
C                A/A2            $   57,601,000            17.50%          7.7860%(8)           9.9            8/09-8/09
D               A-/A3            $   20,160,000            15.75%          7.7861%(9)           9.9            8/09-8/09
E              BBB/Baa2          $   37,440,000            12.50%          7.7861%(9)           9.9            8/09-8/09
F             BBB-/Baa3          $   23,040,000            10.50%          7.7861%(9)           9.9            8/09-8/09
G (10)                           $   57,601,000             5.50%          6.9740%(8)           9.9            8/09-8/09
H (10)                           $    8,640,000             4.75%          6.9740%(8)           9.9            8/09-9/09
J (10)                           $   11,520,000             3.75%          6.9740%(8)          10.0            9/09-9/09
K (10)                           $   14,400,000             2.50%          6.9740%(8)          10.0            9/09-9/09
L (10)                           $   11,520,000             1.50%          6.9740%(8)          12.7            9/09-8/14
M (10)                           $    5,760,000             1.00%          6.9740%(8)          14.9            8/14-8/14
N (10)                           $   11,524,048            N/A             6.9740%(8)          14.9            8/14-3/16

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5%, depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The Class X certificates will accrue interest on the Class X notional amount. The initial Class X notional amount is approximate and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X certificates will only be entitled to receive distributions of interest.

(3) The Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(4)   The pass-through rate for the Class A-1-a certificates is a fixed rate.

(5) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(6) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid (or, in the case of Class X certificates, the reduction in notional amount). The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in August, 2036.

(7) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(8)   Lesser of the specified fixed rate or weighted average net mortgage rate.

(9)   Weighted average net mortgage rate.

(10)  This class is not offered by this prospectus supplement.

     The following table shows certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in September, 1999.

     All weighted averages set forth below are based on the balances of the mortgage loans as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in September, 1999 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                          MORTGAGE POOL CHARACTERISTICS


CHARACTERISTICS                                                   ENTIRE MORTGAGE POOL
---------------                                                   --------------------
Initial pool balance .............................................   $1,152,022,048
Number of mortgage loans .........................................        138
Number of mortgaged properties ...................................        177
Average balance as of the cut-off date ...........................     $8,347,986
Range of mortgage rates as of the cut-off date ...................    6.70% - 8.93%
Weighted average mortgage rate ...................................       7.896%
Weighted average remaining term to maturity or anticipated
  repayment date .................................................   117.4 months
Weighted average debt service coverage ratio .....................        1.37x
Weighted average loan-to-value ratio .............................       68.84%

     The calculation of "loan-to-value ratio" and "debt service coverage ratio" is described in Annex A to this prospectus supplement.

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.


                      RELEVANT PARTIES AND IMPORTANT DATES

TITLE OF SERIES:   Series 1999-C3 Mortgage                      CUT-OFF DATES: September 1,
                   Pass-Through Certificates                    September 5, and September 10, 1999

THE ISSUER:        GMAC Commercial Mortgage                     DISTRIBUTION DATE: The 15th day of each
                   Securities Inc. Series 1999-C3 Trust         month or, if the 15th day is not a
                   formed to issue the mortgage                 business day, the immediately
                   pass-through certificates and to acquire     succeeding business day, beginning in
                   the mortgage pool.                           October, 1999.

DEPOSITOR:         GMAC Commercial Mortgage                     CLOSING DATE: On or about
                   Securities, Inc.                             September 14, 1999.
                   650 Dresher Road
                   Horsham, Pennsylvania 19044-8015             DETERMINATION DATE: The 5th day of
                   (215) 328-4622                               each month or, if the 5th day is not a
                                                                business day, the immediately
SELLERS:           GMAC Commercial Mortgage                     succeeding business day.
                   Corporation; German American Capital
                   Corporation; and Goldman Sachs               COLLECTION PERIOD: For any distribution
                   Mortgage Company                             date, the period that begins immediately
                                                                following the determination date in the
SERVICER:          GMAC Commercial Mortgage                     prior calendar month and continues
                   Corporation                                  through and includes the determination
                                                                date in the calendar month in which
TRUSTEE:           Norwest Bank Minnesota, National             that distribution date occurs, except that
                   Association                                  the first collection period for each
                                                                mortgage loan begins immediately
                                                                following its cut-off date.

THE MORTGAGE POOL

The mortgage pool will consist of a pool of mortgage loans secured by first mortgage liens on fee simple and/or leasehold interests in one or more mortgaged properties used for commercial or multifamily residential purposes.

GMAC Commercial Mortgage Corporation originated or acquired 70 of the mortgage loans or 57.14% of the initial pool balance. German American Capital Corporation originated or acquired 32 of the mortgage loans or 21.50% of the initial pool balance. Archon Financial L.P. originated 36 of the mortgage loans or 21.36% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. The mortgage loans were originated between January 1, 1998 and August 2, 1999.

Each seller will make representations and warranties with respect to the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

The following tables summarize selected mortgage loan information. In these tables and this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after application of all payments of principal due on or before that date, whether or not received. All mortgage pool information is approximate and depends upon the final composition of the mortgage loans sold to the trust.

Annex A to this prospectus supplement provides certain characteristics of the mortgage loans on a loan-by-loan basis. Also see "Description of the Mortgage Pool" in this prospectus supplement.

GEOGRAPHIC CONCENTRATIONS

The mortgaged properties are located in 35 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations.

                         NUMBER OF      PERCENTAGE
                         MORTGAGED      OF INITIAL
STATE                   PROPERTIES     POOL BALANCE
-----                   ----------     ------------
California .........        33             22.35%
Texas ..............        32             14.84
New York ...........        12             11.79
Arizona ............         7              9.22
Indiana ............         5              5.96

PROPERTY TYPE

The following table lists the number and percentage of mortgaged properties that are operated for each indicated or other purpose.

                           NUMBER OF      PERCENTAGE
                           MORTGAGED      OF INITIAL
PROPERTY TYPE             PROPERTIES     POOL BALANCE
-------------             ----------     ------------
Retail ...............        34             30.44%
Office ...............        36             27.96
Multifamily ..........        55             22.55
Hospitality ..........        25              9.19
Industrial ...........        21              8.60
Mobile Home Park .....         2              0.38
Other ................         4              0.89

CALL PROTECTION

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the loan. All but one of the mortgage loans only permit prepayment by the borrower with a prepayment premium or the exercise of a defeasance option by the borrower, in either case, after the expiration of a lockout period. For a description of defeasance provisions in the mortgage loans and prepayment provisions, see "Description of the Mortgage Pool--Defeasance" and "--Prepayment Provisions."

PAYMENT TERMS

All the mortgage loans accrue interest at a fixed rate, although the rate on a loan with an anticipated repayment date may increase if that loan is not repaid on its anticipated repayment date. Six of the mortgage loans, representing 12.81% of the initial pool balance, require payments of interest only for a period of time after origination. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interest in the trust.

The approximate initial class principal balance and initial pass-through rate of each class of the certificates is shown on page S-4.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

Designation              Related Class(es)
-----------              -----------------
Offered certificates     Classes X, A-1-a, A-1-b, A-2, B, C, D, E and F

Senior certificates      Classes X, A-1-a, A-1-b and A-2

Interest only            Class X
   certificates

Subordinate              Classes B, C, D, E, F, G, H, J, K, L, M and N
   certificates

REMIC residual           Classes R-I, R-II and R-III
   certificates

REMIC regular            Classes X, A-1-a, A-1-b, A-2, B, C, D, E, F, G, H, J,
   certificates          K, L, M and N

The Class G, H, J, K, L, M and N certificates are not being offered by this prospectus supplement.

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $1,152,022,048, but may vary upward or downward by no more than 5%.

The senior certificates will comprise approximately 73.0% and the subordinate certificates will comprise approximately 27.0% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance, but will accrue interest on the Class X notional amount.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date. The first distribution date will be October 15, 1999.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The Class X certificates will not receive any distributions of principal.

For purposes of calculating distributions on the senior certificates on any distribution date, however, the mortgage loans have been divided into two loan groups, designated as loan group 1 and loan group 2. Loan group 1 will consist of 99 mortgage loans, representing 77.45% of the initial pool balance, and loan group 2 will consist of 39 mortgage loans, representing 22.55% of the initial pool balance. Loan group 2 includes all of the mortgage loans that are secured by mortgage liens on multifamily properties, and loan group 1 includes all of the mortgage loans that are not otherwise included in loan group 2.

The borrowers make payments of interest and principal to the servicer. The servicer will deduct its servicing fee and send the remainder to the trustee. After deducting its trustee fee, the trustee will distribute the remaining amount, up to the available distribution amount to the certificateholders. See "Description of the Certificates--Distributions" for a discussion of the available distribution amount and the priorities and amounts of distributions on the certificates.

Distributions of interest and principal generally are not made to a class of certificates if its certificate balance has been reduced to zero. Realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the available distribution amount is sufficient. Because payments are made to classes of certificateholders in the order of their established payment priorities, there may not be sufficient funds to make the payments described above after distributions to classes of certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for such delay in distribution of interest.

The amount of interest distributed on each class on each distribution date generally will equal:

o  1/12th of the pass-through rate for that class

                                  multiplied by

o  the related class certificate balance or class notional amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Similarly, each class of subordinate certificates will provide credit support to the subordinate certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o  special servicing compensation;

o  interest on advances made by the servicer;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                     Step 1
                 Reduce the certificate balances of the Class N,
              Class M, Class L, Class K, Class J, Class H, Class G,
                 Class F, Class E, Class D, Class C and Class B
                       certificates to zero, in that order

                                        |
                                        |

                                     Step 2
                     Reduce the certificate balances of the
               Class A-1-a, Class A-1-b and Class A-2 certificates
                           on a pro rata basis to zero

A deficit may result from losses incurred on the mortgage loans and additional trust fund expenses of the trust. Reductions in the certificate balances of the certificates as a result of the allocation of losses and trust fund expenses will also have the effect of reducing the notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the servicer will advance its own funds to cover that shortfall. However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee will be required to make that advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

The servicer and the trustee each will be entitled to interest on any advances of monthly payments made by it and certain advances of servicing expenses incurred by it or on its behalf with limited exception. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION

If the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance on any distribution date, the servicer or the depositor may, but are not required to, purchase all of the mortgage loans. If the servicer or depositor does purchase the loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Cedelbank or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and Annex D in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates other than the Class X certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof. The Class X certificates are offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o  the purchase price of the certificates;

o  the applicable pass-through rate;

o  the characteristics of the mortgage loans; and

o  the rate and timing of payments on the mortgage loans.

The interest only certificates and the subordinate certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to such plans and accounts except as may be permitted under a prohibited transaction class exemption available to certain insurance companies using general account assets.

TAX STATUS

The certificates (other than the residual certificates) will generally be treated as debt for federal income tax purposes. Certificateholders (other than holders of residual certificates) will be required to include in their income all interest and original issue discount with respect to such debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the asset pools that make up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates (other than the residual certificates) will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the pool.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive ratings from Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's") that are not lower than those indicated under "Transaction Overview." The ratings on the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in August, 2036. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X certificateholders to fail to recover their initial investment.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE    If losses on the mortgage loans are allocated to
MORTGAGE LOANS WOULD REDUCE     your class of certificates, the amount payable
YOUR PAYMENTS AND YIELD ON      to you will be reduced by the amount of these
YOUR CERTIFICATES               losses and the yield to maturity on your
                                certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans.

                                If the principal balance of all of the
                                subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, these losses and expenses will be allocated pro rata to the Class A-1-a, A-1-b and A-2 certificates.

                                Reductions in the principal balance of any class reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders.

                                See "Description of the
                                Certificates--Subordination; Allocation of
                                Losses and Expenses" in this prospectus
                                supplement.

DELINQUENCIES, LOSSES AND       The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE     depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD     payments of principal and interest on the
ON THE CERTIFICATES             certificates. The rate and timing of principal
                                and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage rates and factors that affect those rates, see
                                "Yield and Maturity Considerations" and
                                "Description of the Certificates--Subordination;
                                Allocation of Losses and Expenses" in this prospectus supplement and "Risk Factors--Yield and Prepayment Considerations" in the prospectus For a description of prepayment restrictions on the mortgage loans, see
                                "Description of the Mortgage Pool--Defeasance" and "--Prepayment Provisions."

THE MORTGAGE LOANS ARE NOT      None of the mortgages are insured or guaranteed
INSURED                         by the United States, any governmental entity or
                                instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor under the particular mortgage loan documents.

CONFLICTS OF INTEREST MAY       An affiliate of the servicer expects to acquire
OCCUR WHEN CERTIFICATEHOLDERS   some of the subordinate certificates including a
OF VARIOUS CLASSES HAVE         portion of the Class N certificates. The
DIFFERING INTERESTS             affiliate's ownership of certificates could
                                cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to liquidate or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the loan is not paid on the anticipated repayment date.

                                In addition, under certain circumstances, the certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure and appoint a replacement to perform these duties. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties.

                                The servicer is, however, required to
                                administer the mortgage loans in accordance with the servicing standards without regard to its ownership of any certificate.

                                See "Servicing of the Mortgage Loans--
                                Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" and "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

ADVERSE ENVIRONMENTAL           The trust could become liable for a material
CONDITIONS MAY REDUCE OR        adverse environmental condition at a mortgaged
DELAY YOUR PAYMENTS             property. Any such potential liability could
                                reduce or delay payments to certificateholders.

                                "Phase I" environmental assessments have been performed on all of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                o  in which the adverse conditions were
                                   remediated or abated before the date of
                                   issuance of the certificates;

                                o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was recommended;

                                o  involving a leaking underground storage
                                   tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                o  in which groundwater, soil or other
                                   contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                o  involving radon; or

                                o in which the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

                                To decrease the likelihood of any environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

                                See "Description of the Mortgage
                                Pool--Underwriting Matters--Environmental
                                Assessments" in this prospectus supplement and "The Pooling and Servicing
                                Agreements--Realization upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

GEOGRAPHIC CONCENTRATION MAY    The five states with the highest concentration
INCREASE  REALIZED LOSSES ON    of mortgage loans secured by mortgaged
THE MORTGAGE LOANS              properties are listed in the table titled
                                "Geographic Concentrations" on page S-7. Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase realized losses on the mortgage loans in the trust.

                                In addition, improvements on mortgaged
                                properties located in California may be more susceptible to earthquakes than properties located in other parts of the country. Generally, the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE          All of the mortgage loans are non-recourse
NON-RECOURSE LOANS              loans. If a borrower defaults on such a loan,
                                only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan.

                                Consequently, before maturity, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow of the mortgaged property. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property.

THE SELLER OF A MORTGAGE        The seller of a mortgage loan will be the only
LOAN IS THE ONLY PERSON         person making representations and warranties on
MAKING REPRESENTATIONS          that mortgage loan. Neither the depositor nor
AND WARRANTIES ON THAT          any of its affiliates will be obligated to
MORTGAGE LOAN                   repurchase a mortgage loan upon a breach of a
                                seller's representations and warranties or any document defects if the applicable seller defaults on its repurchase obligation. The applicable seller may not have the financial ability to effect these repurchases. See
                                "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
                                Warranties; Repurchases and Substitutions" in this prospectus supplement.

BALLOON PAYMENTS MAY            109 mortgage loans, which represent 62.53% of
INCREASE LOSSES ON THE          the initial pool balance, require balloon
MORTGAGE LOANS AND EXTEND       payments at their stated maturity. These
THE WEIGHTED AVERAGE LIFE       mortgage loans involve a greater degree of risk
OF YOUR CERTIFICATE             than fully amortizing loans, because the ability
                                of a borrower to make a balloon payment
                                typically depends on its ability to refinance the mortgage loan or sell the mortgaged property.

                                A borrower's ability to repay a loan on its stated maturity date will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

                                o  the prevailing interest rates;

                                o  the fair market value of the related
                                   properties;

                                o  the borrower's equity in the related
                                   properties;

                                o  the borrower's financial condition;

                                o the operating history and occupancy level of the property;

                                o  the tax laws; and

                                o prevailing general and regional economic conditions.

                                Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class.

                                See "Servicing of the Mortgage Loans--
                                Modifications, Waivers, Amendments and
                                Consents," "Description of the Mortgage Pool-- Balloon Loans," and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "Yield and Maturity Considerations" in the prospectus.

IF BORROWERS DO NOT MAKE        28 of the mortgage loans, which represent 37.35%
ARD PAYMENTS, THE WEIGHTED      of the initial pool balance, are ARD loans. "ARD
AVERAGE LIFE OF YOUR            loans" have anticipated repayment dates prior to
CLASS OF CERTIFICATES MAY       their maturity dates. The failure of a borrower
BE EXTENDED                     to prepay an ARD loan before its anticipated
                                repayment date will likely extend the weighted average life of any class of offered certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan before or at its anticipated repayment date typically depends on its ability to either refinance the loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient.
                                To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class N certificates. See "Description of the Mortgage
                                Pool--Terms and Conditions of the Mortgage
                                Loans--ARD Loans" and "Risk Factors-- Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.


RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT            34 mortgaged properties, securing mortgage loans
CEASING TO OPERATE AT A         that represent 30.44% of the initial pool
RETAIL PROPERTY COULD           balance, are retail properties.
ADVERSELY AFFECT ITS VALUE
AND CASH FLOW

                                The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property, because some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner or without suffering adverse economic consequences. A retail "anchor tenant" is generally understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

                                These risks may be increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

RETAIL PROPERTIES ARE           Retail properties are particularly vulnerable to
VULNERABLE TO CHANGES IN        changes in consumer preferences and market
CONSUMER PREFERENCES            demographics that could relate to:

                                o  adverse changes in consumer spending
                                   patterns;

                                o local competitive conditions (such as an increased supply of retail space or the construction of other shopping centers);

                                o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                o the public perception of the safety of the neighborhood; and

                                o  the need to make major repairs or
                                   improvements to satisfy major tenants.

COMPETITION FROM                Retail properties face competition from sources
ALTERNATIVE RETAIL              outside a given real estate market. Catalogue
DISTRIBUTION CHANNELS           retailers, home shopping networks, the internet,
MAY ADVERSELY AFFECT THE        telemarketing and outlet centers all compete
VALUE AND CASH FLOW FROM        with more traditional retail properties for
RETAIL PROPERTIES               consumer dollars. Continued growth of these
                                alternative retail outlets that often are characterized by lower operating costs could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT      36 mortgaged properties, securing mortgage loans
BUSINESSES OR CHANGES IN        that represent 27.96% of the initial pool
DEMOGRAPHIC CONDITIONS          balance, are office properties.
COULD ADVERSELY AFFECT          Economic decline in the businesses operated by
THE VALUE AND CASH FLOW         the tenants of office properties may increase
FROM OFFICE PROPERTIES          the likelihood that a tenant may be unable to
                                pay its rent, which could result in realized losses on the mortgage loans. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.
                                A number of other economic and demographic factors may adversely affect the value of office properties, including:

                                o  the quality of the tenants in the building;

                                o the physical attributes of the building in relation to competing buildings;

                                o  access to transportation;

                                o  whether tax benefits are available;

                                o the strength and stability of businesses operated by the tenant or tenants;

                                o  the desirability of the location for
                                   business; and

                                o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

                                These risks may be increased if revenue depends on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "--A significant tenant ceasing to operate at a retail property could adversely affect its value and cash flow" below.

COMPETITION WITH OTHER          Office properties are subject to competition
OFFICE PROPERTIES COULD         with other office properties in the same market.
ALSO ADVERSELY AFFECT THE       A decrease in occupancy resulting from
VALUE AND CASH FLOW FROM        competition could result in realized losses on
OFFICE PROPERTIES               the mortgage loans. Competition is affected by a
                                property's age, condition, design, such as floor sizes and layout, location, access to transportation and ability to offer amenities to its tenants including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

RISKS PARTICULAR TO
MULTIFAMILY PROPERTIES:

REDUCTIONS IN OCCUPANCY         55 mortgaged properties, securing mortgage loans
AND RENT LEVELS ON              that represent 22.55% of the initial pool
MULTIFAMILY PROPERTIES          balance, are multifamily rental properties. A
COULD ADVERSELY AFFECT          decrease in occupancy or rent levels could
THEIR VALUE AND CASH FLOW       result in realized losses on the mortgage loans.
                                Occupancy and rent levels on multifamily
                                properties may be adversely affected by:

                                o  local, regional or national economic
                                   conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments or a reduction in occupancy levels;

                                o construction of additional housing units in the same market which may compete for tenants;

                                o  local military base closings;

                                o  developments at local colleges and
                                   universities;

                                o  national, regional and local politics,
                                   including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

                                o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

                                o lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

RESTRICTIONS IMPOSED ON         Multifamily properties may be subject to tax
MULTIFAMILY PROPERTIES BY       credit, and city, state and federal housing
GOVERNMENT PROGRAMS COULD       subsidies or similar programs. The limitations
ALSO ADVERSELY AFFECT           and restrictions imposed by these programs could
THEIR VALUE AND CASH FLOW       result in realized losses on the mortgage loans.
                                The limitations and restrictions include:

                                o  rent limitations that could adversely
                                   affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties; and

                                o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

RISKS PARTICULAR TO
HOSPITALITY PROPERTIES:

REDUCTIONS IN ROOM RATES        25 mortgaged properties, securing mortgage loans
OR OCCUPANCY AT A               that represent 9.19% of the initial pool
HOSPITALITY PROPERTY COULD      balance, are hospitality properties. A decrease
ADVERSELY AFFECT ITS            in room rates or occupancy at hospitality
VALUE AND CASH FLOW             properties could result in realized losses on
                                the mortgage loans. Room rates and occupancy levels may depend upon the following factors:

                                o The proximity of a hospitality property to major population centers or attractions.

                                o  Adverse local, regional or national
                                   economic conditions or the construction of competing hospitality properties. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

                                o A hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the related mortgaged property occurs.

                                o In many parts of the country the hotel and lodging industry is generally seasonal in nature. This seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                o  The viability of hospitality properties
                                   that are franchisees of national or regional hotel chains depends in large part on the continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.

RISKS PARTICULAR TO
INDUSTRIAL PROPERTIES:

CHANGES IN ECONOMIC AND         21 mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS          loans that represent 8.60% of the initial pool
COULD ADVERSELY AFFECT          balance, are industrial properties.
THE VALUE AND CASH FLOW
FROM INDUSTRIAL PROPERTIES      The risks of economic decline in the businesses
                                operated by the tenants of industrial properties are similar in both office properties and industrial properties, although industrial properties may be more dependent on a single tenant. Six of the mortgage loans representing
                                4.56% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

RESTRICTIONS IMPOSED            Site characteristics at industrial properties
BY SITE CHARACTERISTICS         may impose restrictions that could cause
AND INCREASE ENVIRONMENTAL      realized losses on the mortgage loans. Site
RISKS COULD ALSO ADVERSELY      characteristics which affect the value of an
AFFECT THE VALUE AND CASH       industrial property include:
FLOW FROM INDUSTRIAL
PROPERTIES                      o  clear heights;

                                o  column spacing;

                                o  zoning restrictions;

                                o  number of bays and bay depths;

                                o  divisibility;

                                o  truck turning radius; and

                                o  overall functionality and accessibility.

                                An industrial property requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.


                                Properties used for many industrial purposes are more prone to environmental concerns than other property types.

LOSSES MAY BE CAUSED BY         Tenant credit risk could reduce cash flow or
TENANT CREDIT RISK ON THE       value of a mortgaged property if tenants were
MORTGAGE LOANS                  unable to meet their lease obligations or became
                                insolvent.

                                o  If tenant sales in retail properties
                                   decline, rents based on sales also will
                                   decline, and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                o  If a significant tenant were to become
                                   insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult.

                                These risks may be increased when the property is a single tenant property or is leased to relatively few tenants. Nine of the mortgage loans representing 5.29% of the initial pool balance are secured by single tenant properties.


LOSSES MAY BE CAUSED BY         The income from and market value of retail,
THE EXPIRATION OF OR TENANT     office and industrial properties would decline
DEFAULTS ON LEASES              if space leases expired or tenants defaulted and
                                the borrowers were unable to renew the leases or relet the space on comparable terms. See
                                "Annex A" for information regarding the
                                expiration of leased space for certain
                                mortgaged properties. Even if borrowers
                                successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. See "Annex A--Characteristics of the Mortgage Loans--Certain Replacement
                                Reserves and Tenant Improvement and Leasing
                                Commission Reserves" for information regarding certain of these reserves.


TENANT BANKRUPTCY ENTAILS       The bankruptcy or insolvency of a major tenant
RISKS                           (such as an anchor tenant), or a number of
                                smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                (unless collateral secures the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan.
                                See "Certain Legal Aspects of Mortgage Loans" in the prospectus.


LOSSES MAY BE CAUSED BY         Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT  if property management is inadequate. The property manager is responsible for the
                                following activities:

                                o  responding to changes in the local market;

                                o  planning and implementing the rental
                                   structure, including establishing levels of rent payments; and

                                o  ensuring that maintenance and capital
                                   improvements are carried out in a timely fashion.

                                Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a real estate project and may result in losses.


CONFLICTS OF INTERESTS          Losses may result if the managers of mortgaged
BETWEEN PROPERTY MANAGERS       properties and the borrowers experience
AND OWNERS MAY RESULT IN        conflicts of interest in the management
LOSSES                          or ownership of mortgaged properties. These
                                conflicts of interests may exist because:

                                o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                o  affiliates of the managers or the
                                   borrowers, or the managers and/or the
                                   borrowers themselves, may also own other properties, including competing properties.


LOSSES MAY RESULT IF THE        An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL A    property, and the loan-to-value ratios as of the
MORTGAGED PROPERTY FOR          cut-off date referred to in this  prospectus
ITS APPRAISED VALUE             supplement are based on the appraisals.
                                Appraisals, however, are not guarantees of present or future value, and the servicer may be unable to sell a mortgaged property for its appraised value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

                                Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Generally, appraisals have not been updated since the mortgage loan was originated.



SUBORDINATE FINANCING ON THE    Four of the mortgage loans representing 3.54% of
MORTGAGED PROPERTY MAY          the initial pool balance have mortgaged
INCREASE RISKS                  properties that are encumbered by subordinate
                                debt that is not part of the mortgage pool. The existence of additional subordinate indebtedness may adversely affect the borrower's financial viability or the lender's security interest in the mortgaged property and result in realized losses because:

                                o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                o reduced cash flow could result in deferred maintenance; and

                                o  if the holder of the subordinated debt
                                   files for bankruptcy or is placed in
                                   involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                The holder of any material subordinate debt on the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action. Substantially all of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the mortgaged properties, see "Description of the Mortgage Pool--Secured Subordinate Financing" in this prospectus supplement.


MEZZANINE DEBT SECURED BY       The direct parents of some borrowers have
EQUITY IN THE BORROWER MAY      pledged their equity interest in the borrower to
INCREASE RISK                   secure mezzanine debt incurred by the parent.
                                However, the existence of this indebtedness could adversely affect the financial viability of such borrower or the value of the equity in the borrower held by the sponsoring entities of the borrower. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage
                                Pool--Secured Subordinate Financing" in this prospectus supplement.


RELATED BORROWERS MAY MAKE      Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS    are affiliated or under common control with one
MORE SEVERE                     another. When borrowers are related, any adverse
                                circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more severe than would be the case if there were no related borrowers.

                                For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at one or more other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


LARGER-THAN-AVERAGE BALANCE     Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE      together with other mortgage loans with which
SEVERE                          they are cross-collateralized, have outstanding
                                balances that are substantially higher than the average outstanding balance. Generally, if a mortgage pool includes loans with larger-than-average balances, losses are likely to be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of loans.

LOSSES COULD RESULT FROM        Two mortgage loans, representing 4.20% of the
LIMITATION ON ENFORCEABILITY    initial pool balance, are cross-collateralized
OF CROSS-COLLATERALIZATION      with one or more other mortgage loans. Cross-
                                collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case resulting in realized losses on the mortgage loans.

                                Generally, under federal and most state
                                fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                (1) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                (2) when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                The additional security provided by
                                cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Related Borrowers,
                                Cross-Collateralized Mortgage Loans and
                                Mortgage Loans Collateralized by Multiple
                                Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO   Payment of taxes on any net income from
FORECLOSURE MAY REDUCE          "foreclosure property" acquired by the trust
PAYMENTS TO CERTIFICATEHOLDERS  will reduce the net proceeds available for distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits, which are the same rules applicable to real estate investment trusts. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.


STATE LAW LIMITATIONS ON        Certain jurisdictions (including California)
REMEDIES                        have laws that prohibit more than one "judicial
                                action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly.
                                The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice prior to enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain
                                Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Such actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding what alternative to pursue after a default.


INCREASES IN GROUND RENTS       10 mortgaged properties securing mortgage
FOR MORTGAGED PROPERTIES        loans, which represent 5.23% of the initial pool
MAY CAUSE LOSSES                balance, are subject solely to the lien of a
                                mortgage on the applicable borrower's leasehold interest under a ground lease.

                                Increases in ground rents may adversely affect a borrower's ability to make payments under a related mortgage loan and cause realized losses on the mortgage loans. Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates.


BANKRUPTCY RULES MAY LIMIT      Operation of the federal bankruptcy code
ABILITY OF LENDER TO            and related state laws may interfere with the
ENFORCE REMEDIES                ability of a lender to foreclose upon a
                                mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Certain Legal
                                Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

                                Some sponsors of borrowers or their affiliates have in the past been subject to bankruptcy proceedings.


THE BANKRUPTCY OF A LESSOR      Upon bankruptcy of a lessor or a lessee
OR A LESSEE UNDER A             under a ground lease, the debtor entity has the
GROUND LEASE COULD RESULT IN    right to assume and continue or reject and
LOSSES                          terminate the ground lease. Section 365(h) of
                                the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right.
                                If the ground lessor and the ground
                                lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

                                o  It requires the lessor to give the
                                   leasehold mortgagee notice of lessee defaults and an opportunity to cure them.

                                o  It permits the leasehold estate to be
                                   assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                o  It contains certain other protective
                                   provisions typically included in a
                                   "mortgageable" ground lease.

                                See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.


YOUR PAYMENTS MAY BE REDUCED    Noncompliance with zoning and building codes
OR DELAYED BY ZONING AND        may cause the borrower to experience cash
BUILDING CODE NONCOMPLIANCE     flow delays and shortfalls that would reduce or
ON THE MORTGAGED PROPERTIES     delay the amount of proceeds available for
                                distributions to certificateholders. Each seller has taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders.
                                Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.
                                These steps may not have revealed all possible violations.

                                Some violations may exist at any particular mortgaged property, but the seller of the related mortgage loan generally does not consider those violations known to it to be material. In many cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds would be available for application to the mortgage loan if a material casualty event were to occur, where the related seller had obtained law and ordinance insurance to protect against losses related to a nonconforming use, or the mortgaged property, as rebuilt for a conforming use, would generate sufficient income to service the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions to certificateholders.

CHANGES IN CONCENTRATIONS OF    The receipt of payments of principal, including
BORROWER, LOAN OR PROPERTY      voluntary principal prepayments, liquidation
CHARACTERISTICS MAY CAUSE       proceeds and the repurchase prices for any
LOSSES ON THE MORTGAGE LOANS    mortgage loans repurchased due to breaches of
                                representations or warranties or defaults, will cause changes in the relative concentrations of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location.

                                Because principal on the classes of
                                certificates entitled to payments of principal is payable in the sequential order described above, the classes that have a lower priority for the payment of principal are relatively more likely to be exposed to risks associated with any changes in concentrations of borrower, loan or property characteristics.


COMPLIANCE WITH THE AMERICANS   If the borrower were required to pay
WITH DISABILITIES ACT MAY       expenses and fines imposed by the Americans with
REDUCE PAYMENTS TO              Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS              to make payments on the mortgage loan would be
                                reduced. Under the Americans with Disabilities
                                Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION MAY REDUCE           Legal proceedings may be pending and, from
PAYMENTS TO CERTIFICATEHOLDERS  time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.


YEAR 2000 PROBLEM MAY REDUCE    Disruptions in the collection or distribution
OR DELAY COLLECTIONS AND        of receipts on the mortgage loans due to
DISTRIBUTIONS OF RECEIPTS ON    the year 2000 problem could reduce or delay
THE MORTGAGE LOANS              delay your distributions.


                                Computer problems may arise if the servicer and the trustee have not completed their efforts to avoid year 2000 issues on time, or if the computer systems of the servicer or the trustee are not fully year 2000-ready. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. Systems that do not properly recognize date-sensitive information when the year changes to 2000 could generate erroneous data or cause a system to fail.

                                We have been advised by each of the servicer and the trustee that they are committed to do one of the following:

                                o  to implement modifications to their
                                   respective existing systems to the extent required to cause them to be year 2000-ready; and/or

                                o  acquire computer systems that are year
                                   2000-ready in each case before January 1, 2000.

                                We have not, however, made any independent investigation of the computer systems of the servicer or the trustee.

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A.


     CALCULATIONS OF INTEREST

     12 of the mortgage loans, which represent 7.68% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months. 126 of the mortgage loans, which represent 92.32% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed.

     Five mortgage loans, which represent 11.87% of the initial pool balance, provide for payments of interest only for up to 47 months after origination, during which period no payments of principal are due. In addition, one mortgage loan which represents 0.94% of the initial pool balance, provides for payments of interest only for the full 120 month term of the mortgage loan. The amount of the monthly payment with respect to some of these mortgage loans will be subject to a one-time increase to permit the commencement of scheduled amortization of such loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that certain mortgage loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.


     BALLOON LOANS

     109 of the mortgage loans, which represent approximately 62.53% of the initial pool balance, are "balloon loans" that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. In some cases, monthly payments of principal begin after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. One mortgage loan, which represents approximately 0.13% of the initial pool balance, is fully amortizing.


     ARD LOANS

     28 of the mortgage loans, which represent approximately 37.35% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, that ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.0% per annum. Beginning on its anticipated repayment date, "excess interest" accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under such mortgage loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower generally will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

     (1)  payments to required escrow funds;

     (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

     (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

     (4)  principal on the mortgage loan until the principal is paid in full;
          and

     (5)  excess interest.

     ARD loans generally prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before the anticipated repayment date. At that time, the borrower may prepay the loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a "prepayment premium." To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class N certificates.


     LOAN PARTICIPATION INTEREST

     In addition to the mortgage loans, the trust fund will also include a participation interest in the Equity Inns mortgage loans. See "The Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement. The Equity Inns loan participation, representing 4.20% of the initial pool balance, is one of two 50% participation interests in the two Equity Inns mortgage loans that are not included in the trust fund. The other 50% participation interest in the Equity Inns mortgage loans is held by GMACCM.

     The Equity Inns loan participation included in the trust fund and the other participation interest were created under a participation agreement among the depositor, as the owner of the Equity Inns mortgage loans, the trustee, as custodian, and GMACCM. Under the mortgage loan purchase agreement to which it is a party, GMACCM sold the Equity Inns loan participation to the depositor which in turn transferred it to the trust fund. The terms of the participation agreement provide that GMACCM will act as servicer and special servicer of the Equity Inns mortgage loans on behalf of the holders of each participation interest and will service the loans in accordance with the servicing standard and provisions of the pooling and servicing agreement unless continuing to act as servicer would cause any rating agency to withdraw, downgrade or qualify any ratings then assigned to the certificates. If the servicer is terminated in accordance with the pooling and servicing agreement, GMACCM will continue to act as primary servicer of the Equity Inns mortgage loans. If, however, a replacement special servicer is appointed in accordance with the pooling and servicing agreement, that replacement special servicer will act as special servicer of the Equity Inns mortgage loans. See "Servicing of the Mortgage Loans-Termination of the Servicer with respect to Specially Serviced Mortgage Loans and REO Properties."

     All payments and other amounts received in respect of the Equity Inns mortgage loans will be distributed in respect of each of the participation interests on a pro rata basis according to their relative participation interests.

     Any P&I advances made by the servicer or the trustee under the pooling and servicing agreement for the Equity Inns mortgage loans will be made only with respect to the portion of the delinquent payments on the Equity Inns mortgage loans to which the Equity Inns loan participation is entitled. The reimbursement of any such advance, together with interest thereon, will be made in accordance with the terms and conditions of the pooling and servicing agreement.

     Subject to the terms and conditions of the pooling and servicing agreement, the servicer will make servicing advances for the entire Equity Inns mortgage loan and related mortgaged properties. Servicing advances and related interest outstanding from time to time under the pooling and servicing agreement will only include the portion of such advances and interest that is reimbursable from payments and other amounts payable in respect of the Equity Inns loan participation. To the extent any servicing advances are not recovered from the borrower or mortgaged properties, each of the trust fund and the holder of the other participation interest will only be obligated to reimburse the servicer for its proportionate share of such advance, together with advance interest thereon.

     In the case of the Equity Inns mortgage loans and the related mortgaged properties, references in this prospectus supplement to a "mortgage loan" or amounts due thereunder and references to "mortgaged properties," or proceeds thereon, will, except as expressly set forth herein, be deemed to be references to the portion of the Equity Inns mortgage loan or related mortgaged properties represented by the Equity Inns loan participation held by the trust fund.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes one fully amortizing mortgage loan, which represents 0.13% of the initial pool balance.


     DUE DATES

     A "due date" is the date in any month on which a monthly payment on a mortgage loan is first due. 79 of the mortgage loans, which represent 52.69% of the initial pool balance, provide for scheduled monthly payments of principal and/or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan, "monthly payments") to be due on the first day of each month. 58 of the mortgage loans, which represent 46.89% of the initial pool balance, provide for due dates on the tenth day of each month. One mortgage loan, which represents 0.42% of the initial pool balance, provides for a due date on the fifth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.


     DEFEASANCE

     136 of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a "defeasance option" to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

     (1)  pays on any due date

          o all interest accrued and unpaid on the principal balance of the mortgage note to and including that due date,

          o all other sums (excluding scheduled interest or principal payments not yet due and owing) due under the mortgage loan, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges to the trustee "defeasance collateral"

          o that consists of direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment
               by) the United States of America; and

          o    that provides payments:

          o on or before all successive scheduled payment dates from such due date to the related maturity date (or anticipated repayment date in the case of any ARD loan), and

          o in an amount equal to or greater than the scheduled payments due on such dates under the mortgage loan (or, with respect to cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of such scheduled payments allocable to the released mortgaged property), and

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     Simultaneously with such actions, the mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan. The depositor makes no representation as to the enforceability of the defeasance provisions of any mortgage loan.


     PREPAYMENT PROVISIONS

     All but one of the mortgage loans prohibit voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium. One mortgage loan, representing 0.94% of the initial pool balance, permits prepayment, subject to payment of a prepayment premium, at any time prior to the commencement of its defeasance period two years after the delivery date. See Annex A for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to make a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make such payment.

     Liquidation proceeds recovered in respect of any defaulted mortgage loan will, generally, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a material breach of representation or warranty on the part of that seller or any failure to deliver any related documentation. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released to the borrower upon satisfaction by the borrower of certain leasing-related or other conditions including, in some cases, achieving certain debt service coverage ratios or loan-to-value ratios. If these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment is generally required to be accompanied by payment of a prepayment premium. For a description of the related earnout information, see "Annex A--Earnout Loans" and "--Additional Collateral Loans" and for a description of prepayment provisions of the mortgage loans and their effect on certificateholders see "Description of the Mortgage Pool--Prepayment Provisions" and "--Yield and Maturity Considerations" in this prospectus supplement.

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES


     Two mortgage loans, which represent 4.20% of the initial pool balance, are "cross-collateralized mortgage loans" among groups of related borrowers. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. Losses could result from limitations on the enforceability of cross-collateralization. See Annex A for information regarding the cross-collateralized mortgage loans. 10 mortgage loans (other than the cross-collateralized mortgage loans), which represent 14.56% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 138, while the total number of mortgaged properties in the mortgage pool is
177. Generally, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.


     In addition to the cross-collateralized loans and the loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 4.20% of the initial pool balance.


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


     All of the mortgage loans contain both "due-on-sale" and "due-on-encumbrance" clauses. Subject to limited exceptions, these clauses either:


     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or


     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.


     Some of the mortgage loans permit either:


     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or


     o    transfers to certain parties related to the borrower.


     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


     SECURED SUBORDINATE FINANCING


     Four mortgage loans representing 3.54% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. Substantially all of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering such property.

     The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans. Each holder of secured subordinate debt has executed a subordination agreement and/or a standstill agreement.


                           SECURED SUBORDINATE DEBT


                                                                                                INITIAL
                                                                                               PRINCIPAL
                                                                                               AMOUNT OF
                                                                                                SECURED
 CONTROL                                                    CUT-OFF DATE     % OF INITIAL     SUBORDINATE
  NUMBER     LOAN NUMBER            PROPERTY NAME              BALANCE       POOL BALANCE        DEBT
---------   -------------   ----------------------------   --------------   --------------   ------------
    14            22748     Laurel Apartment Portfolio      $17,950,331           1.56%      $4,600,000
    20            23226     Air Touch Building              $13,992,523           1.21%      $  655,000
    74            19020     The Shops at Pennsville         $ 4,793,770           0.42%      $  700,000
                             Shopping Center
    80        901851850     Summer Pointe & Windrock        $ 4,057,037           0.35%      $1,023,000
                             Apartments


     Some of the mortgage loans, including the Biltmore Fashion Park loan, may permit the borrower to incur unsecured subordinated debt in the future, subject to delivery of a subordination agreement and/or standstill agreement and requirements that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     With respect to one mortgage loan representing 0.35% of the initial pool balance, the borrower has debt secured by the related mortgaged property (but that debt is not required to be repaid unless the borrower breaches certain covenants regarding the use of the property).

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     In addition, the depositor is aware that owners of the borrowers under three mortgage loans (including the One Colorado Place and Comerica loans) representing 8.78% of the initial pool balance have pledged solely their ownership interest in such borrowers as collateral for "mezzanine debt". This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property. No such "mezzanine debt" is included in the mortgage pool. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risk" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     10 mortgaged properties securing mortgage loans, which represent 5.23% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold or subleasehold interest in such mortgaged property.

     None of the ground leases expires less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, generally, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     LOAN DOCUMENTATION

     Except as otherwise described under "Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS


     The Biltmore Fashion Park Loan
     ------------------------------

     The Loan. The "Biltmore Fashion Park loan" representing 6.94% of the initial pool balance was originated by GMACCM on June 16, 1999 and has a principal balance as of the cut-off date of approximately $80,000,000. The Biltmore Fashion Park loan is an ARD loan with an anticipated repayment date of July 10, 2009 and a maturity date of July 10, 2029. The Biltmore Fashion Park loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in an outdoor regional shopping center located in Phoenix, Arizona. The Biltmore Fashion Park loan requires payments of interest only for the first twelve months after its origination date. The Biltmore Fashion Park loan was made to Biltmore Shopping Center Partners LLC, a special purpose bankruptcy remote limited liability company affiliated with The Taubman Realty Group Limited Partnership, which is an affiliate of Taubman Centers, Inc., a publicly traded real estate investment of trust on the New York Stock Exchange, listed under the symbol "TCO".


     Other payment and prepayment terms for the Biltmore Fashion Park loan are set forth on Annex A.


     The Biltmore Fashion Park Property. The Biltmore Fashion Park property is an outdoor regional shopping center with approximately 79 in-line stores anchored by Saks Fifth Avenue and Macy's. The property was built between 1963 and 1996 and consists of approximately 314,805 square feet of in-line space, 90,114 square feet of anchor space occupied by Saks Fifth Avenue, and an additional anchor occupied by Macy's under a ground lease arrangement with the borrower. Improvements to the Macy's store increasing the square footage are currently underway. The improvements occupied by Macy's are not part of the collateral for the Biltmore Fashion Park loan, however, square footage of the improvements occupied by Macy's is shown on Annex A and used to calculate the amount of the loan per square foot. According to an appraisal dated May, 1999, the in-line stores and Saks Fifth Avenue had approximate average sales per square foot of $440 and $330, respectively, for the twelve-month period ended December, 1998. As of June 15, 1999, the Biltmore Fashion Park property was 96% occupied.


     The following table summarizes the breakdown of the gross leasable area, or "GLA" and base rent information of the ten largest tenants (excluding Macy's) at the Biltmore Fashion Park property:


                     TENANTS BASED ON ANNUALIZED BASE RENT




                                                                                      APPROXIMATE     ANNUALIZED
                                LEASE        TENANT         % OF       ANNUALIZED      % OF TOTAL     BASE RENT
       TENANT NAME           EXPIRATION        GLA          GLA         BASE RENT      BASE RENT        PER SF
-------------------------   ------------   ----------   -----------   ------------   -------------   -----------
Saks Fifth Avenue           10/31/2017       90,114         16.36%    $  500,000          4.79%        $  5.55
Border Books                01/31/2004       33,416          6.07        845,425          8.10           25.30
Planet Hollywood            03/27/2014       13,087          2.38        458,045          4.39           35.00
Polo Ralph Lauren           01/31/2012       13,000          2.36        402,500          3.85           30.96
Banana Republic             01/31/2005       11,970          2.17        466,112          4.46           38.94
Nieman Marcus Galleries     12/31/2008       11,889          2.16        438,793          4.20           36.91
Restoration Hardware        10/31/2005        7,532          1.37        271,905          2.60           36.10
Claude/Paris Paris          01/31/2009        5,234          0.95        240,000          2.29           57.32
Sharper Image               01/31/2007        3,971          0.72        234,289          2.24           59.00
Coffin & Trout Jewelers     01/31/2005        1,565          0.28        300,000          2.87          191.69
                                             ------         -----     ----------         -----
Totals                                      191,778         34.82%    $4,153,069         39.79%
                                            =======         =====     ==========         =====

     The following table summarizes information related to the expiration of the anchor and tenant leases (excluding Macy's) of the Biltmore Fashion Park property:


                           LEASE EXPIRATION SCHEDULE


               NUMBER      EXPIRING     % OF TOTAL     ANNUALIZED     % OF TOTAL
   YEAR      OF LEASES        SF            SF          BASE RENT     BASE RENT
---------   -----------   ----------   ------------   ------------   -----------
  1999            2          8,998          1.63%      $  147,528        1.32%
  2000            6         14,346          2.60          323,239        2.90
  2001            4          8,380          1.52          249,429        2.24
  2002           12         27,941          5.07          901,504        8.08
  2003            7         13,634          2.47          534,400        4.79
  2004           12         57,811         10.49        1,782,157       15.98
  2005            5         28,611          5.19        1,382,057       12.39
  2006            5          7,440          1.35          415,311        3.72
  2007           11         42,026          7.63        1,557,886       13.97
  2008            5         30,473          5.53        1,006,403        9.02
  2009+           8        139,041         25.24        2,122,683       19.03


     Operating Covenants. Macy's predecessor-in-interest, Broadway-Hale Stores, Inc., executed a ground lease under which Macy's ground leases a portion of the Biltmore Fashion Park property from the borrower. The current Macy's ground lease term is scheduled to expire on January 31, 2013 and Macy's has five additional options to extend the term of the lease for an aggregate of 75 years. The Macy's ground lease has various operating covenants including, without limitation, that: (i) Macy's will continuously operate, in a high grade and reputable manner, a high grade retail department store at the Biltmore Fashion Park property, (ii) Macy's will keep the department store open on a year-round basis, adequately stocked and staffed so as to serve customers during all business hours on all business days so as to produce the maximum return to the borrower and Macy's and (iii) conduct its business during the regular, customary days and hours for such retail stores in the trade area in which Biltmore Fashion Park property is located.

     Saks & Company executed an amended and restated lease agreement under which Saks leases a portion of the Biltmore Fashion Park property from the borrower. The current Saks lease term is scheduled to expire on October 31, 2017. Saks may extend the term of the lease for five separate option periods of five years each. The Saks lease has various operating covenants including that
(i) Saks will continuously use and occupy the leased premises throughout the term of the lease as a store under the name of "Saks Fifth Avenue" for the sale of merchandise at retail and the offering of incidental services, (ii) Saks will keep the store open for business during the same days and hours, including evenings, as at least one other department store and a majority of the other tenants are open and (iii) Saks will not operate another Saks department store in Maricopa County, Arizona.

     Defeasance. The borrower may obtain the release of the Biltmore Fashion Park property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The Biltmore Fashion Park loan has a 60.38% cut-off date LTV. An appraisal performed in May, 1999 determined a value for the Biltmore Fashion Park property of $132,500,000.

     Underwritten NCF and DSC Ratio. The Biltmore Fashion Park loan has an underwritten NCF of $9,894,954 and an underwritten NCF DSCR of 1.43x.

     Modified Lockbox; Certain Reserves. Under the borrower's leases with the tenants of the Biltmore Fashion Park property or otherwise, the borrower has irrevocably directed the tenants and will direct all future tenants to deposit rents directly into the lockbox account. Following the earlier to occur of the anticipated repayment date, an event of default or a decrease in the DSCR determined quarterly for the

Biltmore Fashion Park property below 1.30x, the lockbox account will be under the sole control of the servicer until such time as the Biltmore Fashion Park property achieves a DSCR in excess of 1.30x or the event of default is cured.

     In addition, if the DSCR determined quarterly for the Biltmore Fashion Park property decreases below 1.30x, the borrower is required to deposit certain tax, insurance, replacement, and tenant improvement and leasing commission reserves with the servicer.

     Property Management. The Biltmore Fashion Park property is managed by The Taubman Company Limited Partnership, an affiliate of the borrower.

     Permitted Financing. The borrower is permitted to incur up to $3,000,000 of unsecured indebtedness that relates solely to financing capital improvements, compliance with legal requirements, tenant improvements, leasing costs and equipment related to the Biltmore Fashion Park property, but only if that indebtedness remains unsecured or is secured solely under capital lease arrangements.

     Transfer of Ownership Interests. The Biltmore Fashion Park loan permits a one-time sale or transfer of the property with the prior written consent of the servicer if no event of default has occurred and is continuing under the mortgage loan and upon the satisfaction of specified conditions.

     In addition, the Biltmore Fashion Park property or all of the membership interests in the borrower and each special purpose member of the borrower may be sold or transferred without the prior consent of the servicer if no event of default has occurred and is continuing under the mortgage loan and upon the satisfaction of other conditions including:

     o the transferee is a single purpose, bankruptcy remote entity that assumes all of the obligations of the borrower under the mortgage note and other mortgage loan documents by entering into an assumption agreement satisfactory to the servicer;

     o the servicer receives confirmation that the transfer will not result in any withdrawal, downgrade or qualification of the then current ratings assigned by the rating agencies to the certificates; and

     o    the transferee is an "approved transferee."

     An "approved transferee" is an entity that satisfies any of the following tests: it is controlled by a pension fund, insurance company, national money-center bank or an entity with long-term unsecured debt ratings of investment grade from at least two rating agencies with at least $500,000,000 total assets and which is managed by an entity which controls at least $1,000,000,000 in real estate assets; it has, with its affiliates and exclusive of the Biltmore Fashion Park property, a net worth of at least $250,000,000 and owns real estate assets of at least $500,000,000 (or if a pension fund advisor, at least $1,000,000,000 in real estate investments); or it controls at least twelve regional malls containing an aggregate of six million square feet or more (inclusive of anchor tenants, but exclusive of the Biltmore Fashion Park property).

     Members of the borrower may transfer up to 50% of their interests in the borrower without the prior consent of the servicer if no event of default has occurred and is continuing under the mortgage loan and upon the satisfaction of other conditions including:

     o the retention of at least 50% direct or indirect ownership of the borrower by the current sponsor and, in the event of a 50% transfer, a requirement that the transferee must obtain the consent of the current sponsor to specified major decisions of the borrower from and after the date of transfer; and

     o the managing member of the transferee is a single purpose bankruptcy remote entity.

     The Prime Outlets Loan
     ----------------------

     The Loan. The "Prime Outlets loan" representing 5.45% of the initial pool balance was originated by GMACCM on April 27, 1999 and has a principal balance as of the cut-off date of approximately $62,835,426. The Prime Outlets loan is an ARD loan with an anticipated repayment date of May 10, 2009 and a maturity date of May 10, 2029. The Prime Outlets loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in a partially enclosed factory outlet center located in Niagara Falls, New York. The Prime Outlets loan was made to Prime Outlets at Niagara Falls USA Limited Partnership, a special purpose bankruptcy remote limited partnership sponsored by Prime Retail, Inc. Prime Retail, Inc. is a publicly traded real estate investment trust on the New York Stock Exchange, listed under the symbol "PRT".

     Payment and prepayment terms for the Prime Outlets loan are set forth on Annex A.

     The Prime Outlets Property. The Prime Outlets property is a partially enclosed factory outlet center consisting of approximately 533,192 square feet of retail space and a food court. The current improvements were built and renovated between 1983 and 1996. According to the 1998 retail sales report provided by the borrower, the retail space had approximate weighted average sales per square foot based on occupied square footage of $237.56, for the twelve-month period ended December 31, 1998, and $265.91, for the period ended December 31, 1997. As of March 1, 1999 the Prime Outlets property was 96% occupied.

     The following table summarizes the breakdown of the gross leasable area and base rent information of the ten largest tenants of the Prime Outlets property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT


                                                                                       APPROXIMATE     ANNUALIZED
                                  LEASE        TENANT        % OF       ANNUALIZED      % OF TOTAL     BASE RENT
        TENANT NAME            EXPIRATION        GLA          GLA        BASE RENT      BASE RENT        PER SF
---------------------------   ------------   ----------   ----------   ------------   -------------   -----------
Linens N' Things              09/30/2005       27,175         5.10%    $  279,087          3.35%        $ 10.27
Old Navy                      07/31/2008       15,130         2.84        249,645          3.00           16.50
Marshalls                     11/30/2000       27,000         5.06        189,000          2.27            7.00
Bass Company Store            01/31/2004        8,720         1.64        165,680          1.99           19.00
Dress Barn                    01/31/2006        8,157         1.53        162,732          1.95           19.95
Off 5th Saks Fifth Avenue     08/31/2010       20,359         3.82        157,782          1.89            7.75
Polo/Ralph Lauren             04/30/2004        8,248         1.55        146,801          1.76           17.80
Casual Corner                 12/31/2003        7,428         1.39        141,132          1.69           19.00
Applebee's                    10/31/2004        6,090         1.14        140,000          1.68           22.99
Eddie Bauer                   01/31/2001        8,354         1.57        137,841          1.65           16.50
                                               ------        -----     ----------         -----
Totals                                        136,661        25.64%    $1,769,700         21.23%
                                              =======        =====     ==========         =====

     The following table summarizes information related to the expiration of the in-line tenant leases of the Prime Outlets property:


                           LEASE EXPIRATION SCHEDULE




               NUMBER      EXPIRING     % OF TOTAL     ANNUALIZED     % OF TOTAL
   YEAR      OF LEASES        SF            SF          BASE RENT     BASE RENT
---------   -----------   ----------   ------------   ------------   -----------
  1999            4         12,481          2.34%      $  148,726        1.67%
  2000            8         48,037          9.01          562,578        6.76
  2001           18         67,142         12.59        1,256,446       14.14
  2002           21         72,124         13.53        1,450,177       16.32
  2003           23        100,905         18.92        1,795,281       20.21
  2004           10         47,261          8.86          936,698       10.54
  2005           10         55,022         10.32          854,755        9.62
  2006            7         24,304          4.56          479,737        5.40
  2007            3         15,515          2.91          132,603        1.49
  2008            5         26,096          4.89          556,327        6.26
  2009+           2         31,159          5.84          252,282        2.84


     Defeasance. The borrower may obtain the release of the Prime Outlets property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.

     Value. The Prime Outlets loan has a 72.73% cut-off date LTV. An appraisal performed in January, 1999 determined a value for the Prime Outlets property of $86,400,000.


     Underwritten NCF and DSC Ratio. The Prime Outlets loan has an underwritten NCF of $7,361,978 and an underwritten NCF DSCR of 1.36x.


     Modified Lockbox. All rents payable by tenants of the Prime Outlets property are required to be deposited directly into a lockbox account. Following the earlier to occur of the anticipated repayment date or an event of default, the lockbox account will be under the sole control of the servicer.


     Property Management. The Prime Outlets property is self managed by the borrower. If the servicer determines that the DSCR of the loan is less that 1.15x for three consecutive months or less than 1.20x for six consecutive months, then the servicer may direct the borrower to enter into a property management contract with an independent property manager acceptable to the servicer.


     Tenant Improvement and Leasing Commission Reserves. The borrower is obligated to make monthly deposits of $61,741 into a tenant improvement and leasing commission reserve fund held by the servicer. Upon the borrower's request, the servicer will annually disburse to the borrower the amount then on deposit in the reserve fund in excess of $740,892 if the servicer determines that the Prime Outlets property has an occupancy rate of at least 90% and has maintained a DSCR of at least 1.30x for the preceding twelve month period.


     The Equity Inns Loan Participation
     ----------------------------------


     The Participation. The "Equity Inns loan participation" representing 4.20% of the initial pool balance has a principal balance as of the cut-off date of $48,428,074 and represents a 50% participation interest in each of two mortgage loans which were originated by GMACCM on June 16, 1999. The remaining 50% participation interest in the Equity Inns mortgage loans is held by GMACCM. The terms of the participation agreement provide that GMACCM will act as servicer and special servicer of the Equity Inns mortgage loans on behalf of the holders of each participation interest and will service the loans in accordance with the servicing standard and provisions of the pooling and servicing agreement. If the servicer is terminated in accordance with the pooling and servicing agreement, GMACCM will continue to act as primary servicer of the Equity Inns mortgage loan. If, however, a replacement special servicer is appointed in accordance with the pooling and servicing agreement, that replacement special servicer will act as special servicer of the Equity Inns mortgage loans. See "Description of the Mortgage Pool--Loan Participation Interest" and "Servicing of the Mortgage Loans--Termination of the Servicer with respect to Specially Serviced Mortgage Loans and REO Properties."


     The two Equity Inns mortgage loans are evidenced by two promissory notes, each of which is payable by both of the Equity Inns borrowers, with principal balances as of the cut-off date of $3,833,515 and $93,022,634. Each of the nineteen mortgages is cross-collateralized and cross-defaulted. The two Equity Inns mortgage loans are ARD loans with anticipated repayment dates of July 1, 2009 and maturity dates of July 1, 2024, and are secured by, among other things, mortgages encumbering the respective borrower's fee ownership interest in seventeen properties and its leasehold interest in two other properties. The Equity Inns hotels consist of nineteen hotels located in thirteen states. The Equity Inns mortgage loans were made to two special purpose bankruptcy remote limited partnerships owned by Equity Inns, Inc. Equity Inns, Inc. is a publicly traded real estate investment trust on the New York Stock Exchange, listed under the symbol "ENN".


     Payment and prepayment terms for the Equity Inns loan participation are set forth on Annex A.


     The Equity Inns Properties. The Equity Inns properties consist of nineteen flagged hotels located in thirteen states and described in the table below. Five of the hotels are operated under the AmeriSuites name, six are operated as Hampton Inns, three are operated as Homewood Suites and five carry the Residence Inns brand name. All of the hotels were constructed between 1985 and 1996. The Equity Inns properties range in size from 96 rooms to 208 rooms and have a total of 2,453 rooms.

      HOTEL                            NO. OF      YEAR        YEAR
       NAME             LOCATION        ROOMS     BUILT     RENOVATED
----------------- ------------------- -------- ----------- -----------
AmeriSuites       Indianapolis, IN    126           1992   1998-1999
AmeriSuites       Overland Park, KS   126      1993-1994   1998-1999
AmeriSuites       Columbus, OH        126           1994   1998-1999
AmeriSuites       Memphis, TN         128           1996         NAP
AmeriSuites       Glen Allen, VA      126           1991        1998
Hampton Inn       Overland Park, KS   134      1990-1991   1998-1999
Hampton Inn       Kansas City, MO     120           1987        1997
Hampton Inn       Memphis, TN         126           1985   1997-1998
Hampton Inn       Richardson, TX      130           1987   1998-1999
Hampton Inn       Morgantown, WV      108           1991        1998
Hampton Inn       Northville, MI      125           1989   1997-1998
Homewood Suites   Phoenix, AZ         124           1996         NAP
Homewood Suites   Sharonville, OH     111           1990   1998-1999
Homewood Suites   San Antonio, TX     123           1996         NAP
Residence Inn     Tucson, AZ          128           1985   1992-1999
Residence Inn     Eagan, MN           120           1987   1995-1996
Residence Inn     Tinton Falls, NJ    96            1988   1998-1999
Residence Inn     Portland, OR        168           1990   1996-1998
Residence Inn     Princeton, NJ       208      1988-1990        1998
                                      -----    ---------   ---------
Total/Weighted                        2,453
                                      =====



                    AVERAGE
      HOTEL        OCCUPANCY                                   ALLOCATED
       NAME         RATE (1)   ADR(1)(2)   REVPAR(1)(3)   PARTICIPATION AMOUNT
----------------- ----------- ----------- -------------- ---------------------
AmeriSuites           68.40%    $ 81.28      $  55.56      $  1,920,000.00
AmeriSuites           70.40       81.17         57.14         1,795,000.00
AmeriSuites           72.30       80.93         58.53         2,325,000.00
AmeriSuites           67.60       80.27         54.24         1,730,000.00
AmeriSuites           73.50       89.75         66.01         2,705,000.00
Hampton Inn           68.10       73.87         50.30         2,205,000.00
Hampton Inn           69.50       74.31         51.62         1,810,000.00
Hampton Inn           79.20       75.78         59.99         2,375,000.00
Hampton Inn           62.30       62.63         39.00         1,560,000.00
Hampton Inn           71.50       72.54         51.88         2,025,000.00
Hampton Inn           79.00       72.94         57.63         2,220,000.00
Homewood Suites       78.90      103.83         81.88         3,565,000.00
Homewood Suites       74.70       77.66         58.03         1,660,000.00
Homewood Suites       78.60       82.10         63.78         2,070,000.00
Residence Inn         83.00       82.26         69.01         2,665,000.00
Residence Inn         84.30       92.01         77.00         3,250,000.00
Residence Inn         82.50      108.86         86.91         2,350,000.00
Residence Inn         82.90      108.86         90.83         5,295,000.00
Residence Inn         74.30      109.46         81.30         4,985,000.00
                      -----     -------      --------      ---------------
Total/Weighted        74.79%    $ 88.84      $  68.05      $ 48,510,000.00
                      =====     =======      ========      ===============

(1) For twelve months ended June 1, 1999
(2) Average daily rate
(3) Revenue per available room


     Property Management. Five of the hotels are leased by the applicable Equity Inns borrower to Wayne Holding Corp., a subsidiary of Prime Hospitality Corp. under an operating lease. Each of these operating leases has a term that expires on December 30, 2007, except for the lease on the AmeriSuites property located in Memphis, Tennessee, which expires on June 30, 2008. Prime Hospitality Corp. is an owner, manager and franchisor of hotels. Prime Hospitality Corp. is a publicly traded company listed on the NYSE under the symbol "PDQ."

     The remaining fourteen properties are leased to subsidiaries of Interstate Hotels Management, Inc. under operating leases that terminate on November 30, 2011. Interstate Hotels Management, Inc. is a publicly traded company listed on the NASDAQ under the symbol "IHCO."

     Eleven of these fourteen properties are managed by Crosswoods Hospitality Company, LLC, an affiliate of the lessees, under management agreements that will expire on December 31, 2011. The manager is entitled to receive a base management fee of 6.0% of gross operating revenues under the agreement. Under its terms, each agreement is subordinated to the operating lease and permits the borrower to terminate the manager in the event of a default by Interstate Hotels under the lease. The remaining three properties are managed by Promus Hotels, Inc., which is also the franchisor for such properties under separate management agreements, the terms of which run until 2011. The management agreements may be terminated without penalty in the event of a foreclosure or a deed in lieu thereof.

     Each of the operating leases for Wayne Holding and Crossroads has been subordinated to the applicable Equity Inns mortgage pursuant to a subordination, nondisturbance and attornment agreement. Each agreement grants the lender the right to receive notice from the applicable tenant of defaults by the borrower under the lease, and grants the lender rights to cure such defaults. Subject to the mortgagee's obligation to recognize a non-defaulting tenant upon foreclosure of the mortgage, the agreement subordinates the tenant's leasehold interest to that of the mortgagee. Each agreement prohibits amendment of the lease without the mortgagee's consent and, in the case of the agreement to which Crossroads is a party, provides that casualty proceeds shall be made available for restoration of the property, provided that the franchise remains in place or a suitable substitute is found.

     Defeasance. The Equity Inns borrowers may obtain the release of one or more of the Equity Inns properties from the lien of the related mortgage by exercising a defeasance option on or after the third anniversary of the loans' origination dates and before the anticipated repayment date if:

     o the servicer determines that the DSCR for the remaining properties that are not released is at least 1.90x; or

     o the borrower has provided additional defeasance collateral that would generate, together with the properties that are not released, cash flow sufficient to achieve a DSCR of at least 1.90x.

     To exercise a defeasance option on an Equity Inns property, the applicable borrower must deliver defeasance collateral in a principal amount equal to 125% of the outstanding portion of the allocated loan amount for that property. See "Description of the Mortgage Pool--Defeasance".

     Releases and Substitutions. On or after the third anniversary of the loans' origination dates and before the anticipated repayment date the Equity Inns borrowers may obtain a release of one or more of the Equity Inns properties from the lien of the Equity Inns mortgages upon the substitution of its fee ownership interest in another hotel property for each property released, if, among other things, the following conditions are satisfied:

     o the allocated loan amount of the released properties for any particular substitution is not greater than $25,000,000 and the total allocated loan amount of all properties released over the term of the loan is not greater than $50,000,000;

     o the substitute property is a hotel property with substantially the same level of services and amenities, a franchise from a nationally-recognized hotel franchisor and with net cash flow and property valuations that are substantially similar to the property to be released;

     o delivery of a Phase I environmental report on the substitute property acceptable to the servicer;

     o delivery of a structural and engineering report on the substitute property acceptable to the servicer together with 125% of the cost of immediate repairs recommended by the report;

     o delivery of an appraisal acceptable to the servicer reflecting an LTV on the Equity Inns mortgage loans not in excess of 55%, after giving effect to the replacement; and

     o confirmation from the rating agencies that the substitution will not result in a withdrawal, downgrade or qualification of the ratings on the certificates.

     Value. The Equity Inns loans have a 49.26% cut-off date LTV. An appraisal performed in April, 1999 determined a value for the Equity Inns properties of $196,800,000.

     Underwritten NCF and DSC Ratio. The Equity Inns loans have an underwritten NCF DSCR of 1.90x, and an underwritten NCF of $17,808,502.

     Lockbox. All rents payable by under the operating leases of the Equity Inns properties are required to be deposited directly into a lockbox account controlled by the servicer.

     Franchise Agreements. Each of the hotel properties is operated under a hotel franchise agreement that grants a license to operate the hotel as part of a nationally-recognized chain.

     The five hotel properties leased to Wayne Holding Corp. are licensed to operate as AmeriSuites under separate franchise agreements between Wayne and AmeriSuites Franchising, Inc., each dated June 16, 1999 and expiring ten years thereafter. Each franchise agreement may be renewed for a successive ten year term upon payment of a renewal fee and also grants Wayne an exclusive area of operation. Under the franchise agreements, Wayne is required to pay various fees based upon gross room sales including a continuing royalty of 5%, a marketing contribution of 2% and reservation system fee of 1 1/2%. A "comfort letter" delivered to the lender in connection with the loan closing gives the lender the right to notice of defaults and the right to cure defaults on the part of Wayne. The letter also gives the lender or a subsequent holder of the mortgage loan the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee.

     Of the remaining fourteen properties leased to subsidiaries of Interstate Hotels Management, Inc., five are licensed to operate as Residence Inns by Marriott. The franchise agreements for the properties licensed as Residence Inns by Marriott, except the Princeton, New Jersey location, each have terms that expire not earlier than 2013. The mortgage loan documents provide that it is a default if that franchise agreement is either not renewed prior to its current expiration or if it is not replaced by a substitute franchisor acceptable to the servicer and the rating agencies. Fees under the Marriott franchise agreements include a continuing royalty of 5% and a marketing fund contribution of 2 1/2% of gross room revenues. A "comfort letter" delivered to the lender by Marriott gives notice and cure rights to the lender and provides for operation of the properties as Residence Inns during and after a foreclosure subject to payment of various fees, including an application fee. If a subsequent owner is other than the lender or its wholly owned subsidiary, they may apply for a new Residence Inn franchise agreement that will be processed in accordance with then prevailing franchisee requirements.


     Six of the remaining nine properties leased to subsidiaries of Interstate Hotels Management, Inc. are licensed as Hampton Inns and three are licensed as Homewood Suites, each pursuant to franchise agreements between the respective lessee and Promus Hotels, Inc. The earliest expiration of any of these franchise agreements is 2010. Fees under these franchise agreements include a 4% continuing royalty and 4% marketing/reservation contribution, each calculated on gross room revenues. "Comfort letters" delivered to the lender give notice and cure rights to the lender and give lender or the trust the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee. A subsequent owner other than the lender or the trust may apply for a new franchise agreement with Promus Hotels, Inc. that will be processed in accordance with then prevailing franchisee requirements.


     Ground Lease Considerations. Two of the properties, Tinton Falls, New Jersey and Phoenix, Arizona, are subject to ground leases. The Tinton Falls ground lease expires not earlier than 2026, and provides for successive extensions through 2061. The Phoenix ground lease expires in 2062. Both ground leases provide notice and cure rights for a mortgagee, and, in connection with the making of the loan, estoppel certificates were delivered by the respective ground lessors confirming that no defaults existed under the ground leases.


     The One Colorado Place Loan
     ---------------------------


     The Loan. The "One Colorado Place loan" representing 3.70% of the initial pool balance was originated by GMACCM on June 17, 1999 and has a principal balance as of the cut-off date of approximately $42,628,093. The One Colorado Place loan is an ARD loan with an anticipated repayment date of July 10, 2009 and a maturity date of July 10, 2029. The One Colorado Place loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in an outdoor retail shopping, office and entertainment complex located in Pasadena, California. The One Colorado Place loan was made to One Colorado Investments LLC, a special purpose bankruptcy remote limited liability company.


     Payment and prepayment terms for the One Colorado Place loan are set forth on Annex A.


     The One Colorado Place Property. The One Colorado Place property is an outdoor retail shopping, office and entertainment complex consisting of approximately 47,919 square feet of office space, 181,734 square feet of retail space, a movie theater and a parking facility. The property was built between the 1890's and 1920's and was renovated in 1991 and 1992. According to a June 1, 1999 retail sales report provided by the borrower, the retail space had approximate average sales per square foot of $227 inclusive of the movie theater, and $362 excluding the movie theater, for the twelve-month period ended December 31, 1998. As of May 17, 1999, inclusive of the movie theater, the One Colorado Place was 91% occupied.

     The following table summarizes the breakdown of the gross leasable area and base rent information of the ten largest tenants at the One Colorado Place property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT


                                                                                             APPROXIMATE     ANNUALIZED
                                       LEASE        TENANT         % OF       ANNUALIZED      % OF TOTAL     BASE RENT
           TENANT NAME              EXPIRATION        GLA          GLA         BASE RENT      BASE RENT        PER SF
--------------------------------   ------------   ----------   -----------   ------------   -------------   -----------
AMC Theaters                       11/19/2006       47,883     17.25%        $  331,197          7.32%      $ 6.92
The Gap                            11/30/2007       15,279      5.51            358,995          7.93        23.50
Pacific Bell Interactive Media     06/30/2004       14,825      5.34            283,964          6.27        19.15
Crate & Barrel                     01/31/2009       14,502      5.23            268,101          5.92        18.49
J. Crew                            05/14/2005        9,435      3.40            339,660          7.51        36.00
Gordon Biersch Brewing Co.         12/12/2008        8,466      3.05            262,016          5.79        30.95
IL Fomaio                          01/13/2013        8,000      2.88            152,640          3.37        19.08
Banana Republic                    11/30/2007        6,870      2.48            201,879          4.46        29.39
Garrett & Tully                    11/21/2003        6,371      2.30            152,904          3.38        24.00
Waterworks                         02/28/2009        5,963      2.15            155,040          3.43        26.00
                                                   -------     ------        ----------         -----
Totals                                             137,594     49.59%        $2,506,396         55.38%
                                                   =======     ======        ==========         =====

     The following table summarizes information related to the expiration of the in-line tenant leases of the One Colorado Place property:


                           LEASE EXPIRATION SCHEDULE




             NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
   YEAR        LEASES         SF        TOTAL SF      BASE RENT     BASE RENT
---------   -----------   ----------   ----------   ------------   -----------
  1999            3          3,360         1.21%      $ 15,346         0.30%
  2000            2          5,443         1.96         97,972         1.94
  2001            2          6,113         2.20        131,867         2.61
  2002            8          9,366         3.37        258,461         5.11
  2003           11         21,047         7.58        674,537        13.34
  2004            9         28,611        10.31        676,153        13.38
  2005            4         19,535         7.04        574,650        11.37
  2006            1         47,883        17.25        331,197         6.55
  2007            3         25,078         9.04        597,986        11.83
  2008            6         18,294         6.59        395,443         7.82
  2009+          11         68,199        24.57        771,811        15.27


     Defeasance. The borrower may obtain the release of the One Colorado Place property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date.


     Value. The One Colorado Place loan has a 72.25% cut-off date LTV. An appraisal performed in June, 1999 determined a value for the One Colorado Place property of $59,000,000.

     Underwritten NCF and DSC Ratio. The One Colorado Place loan has an underwritten NCF of $4,887,329 and an underwritten NCF DSCR of 1.25x.

     Lockbox. All rents payable by tenants of the One Colorado Place property are required to be deposited directly by the tenants of the One Colorado Place property into a lockbox account under the sole control of the servicer. The borrower is not obligated to cause the rents to be deposited directly into the lockbox account from the date the mezzanine financing described below is paid in full until the anticipated repayment date, if, as of the date of the repayment of the mezzanine financing, no event of default has occurred and is continuing under the mortgage loan.

     Property Management. The One Colorado Place property is managed by One Colorado Investments LLC, an affiliate of the borrower.

     Mezzanine Financing. The members of the One Colorado Place borrower have pledged their membership interests in the One Colorado Place borrower as collateral for a loan having an outstanding principal balance of approximately $4,130,000 as of the closing date of the One Colorado Place loan. The loan was made to the One Colorado Place borrower and is held by GMACCM.

     Comerica Bank Building Loan
     ---------------------------

     The Loan. The "Comerica loan," representing 2.92% of the initial pool balance, was originated by Banc One Mortgage Capital Markets on April 30, 1998 and purchased by GACC on April 30, 1998. The principal balance as of the cut-off date is approximately $33,640,510. The Comerica loan is a balloon loan with a maturity date of May 1, 2008. The Comerica loan is secured by, among other things, a fee mortgage encumbering a 12-story office building and a parking garage located in San Jose, California. The Comerica loan was made to Macanan Investments, L.P., a special purpose, bankruptcy remote limited partnership.

     Payment and prepayment terms for the Comerica loan are described on Annex A.

     The Comerica Property. The Comerica property consists of approximately 213,575 net rentable square feet of office space, and a 629 space parking facility located in the commercial business district of San Jose, California. The Comerica property was constructed in 1983. The Comerica property was 98.8% occupied as of April 30, 1999.

     The following table summarizes the breakdown of the gross leasable area and base rent information of the ten largest tenants of the Comerica property:


               TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT


                                                                                      APPROXIMATE   ANNUALIZED
                                       LEASE      TENANT       % OF      ANNUALIZED    % OF TOTAL   BASE RENT
            TENANT NAME             EXPIRATION      GLA        GLA        BASE RENT    BASE RENT      PER SF
---------------------------------- ------------ ---------- -----------  ------------ ------------- -----------
Comerica Bank                      01/31/2003     43,213       20.47%    $1,501,220       26.23%     $ 34.74
State of California                09/30/2011     32,424       15.36        901,063       15.74        27.79
Ferrari, Olsen and Ottoboni        03/31/2002     14,924        7.07        313,404        5.48        21.00
Commonwealth Land Title Ins. Co.   12/31/2003     13,674        6.48        408,579        7.14        29.88
Dazai Advertising, Inc.            08/31/2004     10,095        4.78        322,333        5.63        31.93
Brach Neal Daney & Spence          08/31/2001      9,878        4.68        207,438        3.62        21.00
Pugh Petrinovich and Company       10/31/2002      8,940        4.24        243,794        4.26        27.27
Oceans of America, Inc.            11/30/2001      8,633        4.09        186,473        3.26        21.60
Brandenberg 333 Company            06/30/2001      8,540        4.05        191,381        3.34        22.41
Comerica Bank -- CA                01/31/2003      6,213        2.94        108,106        1.89        17.40
                                                 -------       -----     ----------       -----
Totals                                           156,534       74.16%    $4,383,791       76.59%
                                                 =======       =====     ==========       =====

     The following table summarizes information related to the expiration of the ten largest tenant leases of the Comerica property:


                           LEASE EXPIRATION SCHEDULE


              NUMBER      EXPIRING       % OF       ANNUALIZED     % OF TOTAL
  YEAR      OF LEASES        SF        TOTAL SF      BASE RENT     BASE RENT
--------   -----------   ----------   ----------   ------------   -----------
  2000     4                7,702         3.65%     $  181,716        3.17%
  2001     6               36,213        17.16         803,797       14.04
  2002     8               47,389        22.45       1,141,227       19.94
  2003     5               68,296        32.36       2,158,010       37.70
  2004     3               14,911         7.06         440,458        7.70
  2005     0                    0         0.00               0        0.00
  2006     0                    0         0.00               0        0.00
  2007     2                4,132         1.96          97,506        1.70
  2008     4                7,702         3.65         181,716        3.17
  2009     6               36,213        17.16         803,797       14.04

     Value. The Comerica loan has a 65.19% cut-off date LTV calculated based on the principal balance of the Comerica loan as of the cut-off date. An appraisal performed in January 1998 (and updated in April 1999) determined a value for the Comerica property of $51,600,000.

     DSC Ratio. The Comerica loan has an underwritten NCF DSCR of 1.43x.

     Lockbox. All rents payable by tenants of the Comerica property are required to be deposited directly into a lockbox account controlled by the servicer.

     Property Management. The Comerica property is managed by Macanan Marketing, Inc.

     Mezzanine Financing. In addition to the Comerica loan, a "mezzanine loan" in the amount of $4,200,000 was made to the equity holders of the borrower. This mezzanine loan was originated by Banc One Mortgage Capital Markets on April 30, 1998 and purchased by GACC on that date. The mezzanine loan is secured by the mezzanine borrowers' pledge of partnership interests in the Comerica borrower and a pledge of shareholders' interest in the general partner of the Comerica borrower. The mezzanine loan fully amortizes over its ten-year term. On a monthly basis, the mezzanine borrowers are required to pay $35,000 in principal payments in addition to interest at the rate quoted at Telerate page 3750 for U.S. dollar deposits for a 30-day period in the London interbank market plus 6%. An event of default with respect to the Comerica loan will cause an event of default with respect to the Mezzanine loan. However, an event of default with respect to the mezzanine loan will not cause an event of default with respect to the Comerica loan. As the mezzanine loan is secured by only the partnership interests in the Comerica borrower and not the real estate, the mezzanine loan has no foreclosure rights against the Comerica property.

     THE SELLERS

     GMACCM. GMAC Commercial Mortgage Corporation ("GMACCM"), a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation ("GACC"), a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities, one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company ("GSMC"), a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The mortgage loans sold by GSMC to the depositor were originated by Archon Financial L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning the mortgage loan sellers and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but three of the mortgaged properties which represent 1.60% of the initial pool balance, these environmental assessments were performed during the 18-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments with respect to the mortgaged properties are disclosed in "Risk Factors--Adverse environmental conditions may reduce or delay your payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the seller, the servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections of all of the mortgaged properties were conducted for the seller of the related mortgage loan by independent licensed engineers and/or architects, or the inspection was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to all but five of the mortgaged properties, which secure mortgage loans representing 4.94% of the initial pool balance, such inspections were conducted within the 18-month period before the cut-off date for the related mortgage loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed prior to closing or cash reserves were established to fund such deferred maintenance and/or replacement items.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated on behalf of the seller of the related mortgage loan, or the appraisal was delivered to that seller as part of its acquisition or origination of the related mortgage loan. For all but two of the mortgaged properties which secure mortgage loans representing 1.05% of the initial pool balance, the appraisals were performed during the 18-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified and/or designated as a member of the Appraisal Institute. The appraisal for each mortgaged property or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing such appraisal. However, none of the depositor, the underwriters, or any seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property for its appraised value."


     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     Most of the mortgage loans require that the mortgaged property be insured by a hazard insurance policy subject to a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.


     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:


     o    the outstanding principal balance of the mortgage loan,


     o    the full insurable value of the mortgaged property,


     o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and


     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.


     Generally, the standard form of hazard insurance policy covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may also contain some conditions and exclusions to coverage.


     Each mortgage generally also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.


     Each mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.


     In general, the mortgaged properties are not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller generally conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.


     One mortgage loan representing 1.03% of the initial pool balance is secured by a mortgaged property on which no earthquake insurance was obtained and for which a probable maximum loss of 23% was determined by the related seismic study.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before September 14, 1999, the depositor will acquire the mortgage loans directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will thereupon assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage asset seller" for purposes of the prospectus.

     Each seller is generally required to deliver or cause to be delivered the following documents, with respect to the mortgage loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon unless such document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if any such item is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless such document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any assignment(s) of rents and leases, if any such item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and original assignments thereof to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o    when relevant, the ground lease or a copy.

     If a seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of such mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed.

     The trustee will be required to review the documents delivered to it with respect to each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions.

     If the trustee determines that any of these documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the loan, the applicable seller may deliver the document or cure the defect within 90 days after its receipt of notice of the omission or defect. If that seller does not cure the omission or defect, the applicable mortgage loan purchase agreement requires the seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. That seller will be obligated to repurchase the affected mortgage loan within the 90-day period at a "purchase price" at least equal to the unpaid principal balance of such mortgage loan, together with any accrued but unpaid interest to, but not including, the due date in the collection period of the repurchase and any related unreimbursed servicing advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A "replacement mortgage loan" must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan,

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan,

     o    be a fixed-rate mortgage loan,

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan, and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the applicable seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, subject to some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

(1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a subservicer to primary service the mortgage loan.

(2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

(3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for such mortgage loan, provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

(4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

(5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

     o the lien of current real property taxes and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, and

     o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

     The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of such mortgaged property to generate net operating income sufficient to service the mortgage loan.

(6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

(7)  There is no valid offset, defense or counterclaim to such mortgage loan.

(8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

(9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

(10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder.

(11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

(12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, subject to a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

(13) The mortgaged property was subject to one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of such mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

(14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage pool.

(15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

(16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

(17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

(18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

(19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, subject to the exceptions listed in paragraph (11) above, such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

(20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected, or caused to be inspected, the mortgaged property.

(21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

(22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that such mortgagor:

     o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

     o may not engage in any business unrelated to such mortgaged property or properties;

     o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

     o has its own books and records separate and apart from any other person;

     o holds itself out as a legal entity, separate and apart from any other person; and

     o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within such 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Assignment of the Mortgage Loans; Repurchases and Substitutions." The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller, nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                        SERVICING OF THE MORTGAGE LOANS


     THE SERVICER

     As of June 30, 1999, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $58.27 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. Information provided in the prospectus should be read taking account of all supplemental information contained in this prospectus supplement.

     SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following "servicing standard":

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     SPECIALLY SERVICED MORTGAGE LOANS

     A "specially serviced mortgage loan" is any mortgage loan as to which any of the following "special servicing events" has occurred:

     (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s) (other than a balloon payment) is more than 60 days late;

     (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan, or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order shall have remained in force undischarged or unstayed for 60 days;

     (6) the borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and

     (8) the servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property or properties.

     A specially serviced mortgage loan will become a "corrected mortgage loan" if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of such mortgage loan (as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer);

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it shall also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will subsequently become a corrected mortgage loan, unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.


     THE OPERATING ADVISER

     An "operating adviser" appointed by the holders of a majority of the controlling class will have the right to receive notification from the servicer or any replacement special servicer in regard to certain actions. The servicer or any replacement special servicer will be required to notify the operating adviser of, among other things:

     o any proposed modification of a monetary term of a mortgage loan other than an extension of the original maturity date for two years or less;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a specially serviced mortgage loan, other than in connection with the termination of the trust fund as described in this prospectus supplement under "Description of the Certificates-- Termination; Retirement of Certificates";

     o any proposal to bring an REO property into compliance with applicable environmental laws; and

     o any acceptance of substitute or additional collateral for a mortgage loan.

     At any time, the holders of a majority of the controlling class may direct the trustee in writing to hold an election for an operating adviser, which election will be held commencing as soon as practicable thereafter or upon:

     o    the resignation or removal of the person acting as operating adviser;
          or

     o a determination by the trustee, based upon a written notice from the certificate registrar, that the controlling class has changed.

     All expenses of the operating adviser are required to be paid by the controlling class.

     TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a "replacement special servicer" to perform such duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating such designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer. The "controlling class" will be the most subordinate class of principal balance certificates outstanding, with the Class A-1-a, Class A-1-b and Class A-2 certificates being treated as a single class for this purpose, that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the most subordinate class will be the controlling class. Initially the controlling class will be the Class N certificates. It is anticipated that the servicer or an affiliate will acquire certain subordinate certificates, including the Class N certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     Generally, a replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer shall not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities generally will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.

     Servicing Fee

     The "servicing fee" will be a fee payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property). The servicing fee will accrue at the servicing fee rate set forth as an annual percentage in Annex A for each mortgage loan. A portion of the servicing fee on the mortgage loans identified on Annex A as loan numbers 090001242 and 907881339 equal to 0.08% is to be paid to the related sub-servicer of these mortgage loans and will be retained by Archon Financial L.P. if that sub-servicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fee

     The "special servicing fee" will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.

     Workout Fee

     A "workout fee" will generally be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for any such loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A "liquidation fee" will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class or the purchase of all of the mortgage loans and REO properties by the servicer or the depositor as a result of the termination of the trust. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of such liquidation proceeds that constitute principal and/or interest.

     Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will be entitled to prepayment interest excesses and balloon payment interest excesses collected on the mortgage loans. The servicer will also be entitled to any default interest actually collected on the mortgage loans that is not allocable to cover interest on any advances made in respect of the related mortgage loan.

     Generally, if a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest, net of related servicing fees and, if applicable, excess interest, accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a "prepayment interest excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest net of related servicing fees and, if applicable, excess interest on such prepayment will constitute a "prepayment interest shortfall."

     Similarly, if the due date for any balloon payment occurs after the normal due date in any collection period, the amount of interest net of related servicing fees and, if applicable, excess interest accrued on the related balloon loan from such normal due date to the maturity date will, to the extent actually collected in connection with the payment of such balloon payment on or before the succeeding determination date, constitute a "balloon payment interest excess." Conversely, if the due date for any balloon payment occurs before the due date for monthly payments in any collection period, the amount of interest net of related servicing fees and, if applicable, excess interest that would have accrued on the related balloon loan from the stated maturity date through such due date will, to the extent not paid by the borrower, constitute a "balloon payment interest shortfall." Prepayment interest excesses and balloon payment interest excesses collected on the mortgage loans will be retained by the servicer as additional servicing compensation.

     If any mortgage loan with a due date after the determination date in any month is prepaid in full or in part, including, without limitation, an early balloon payment during any collection period, and such prepayment is applied to such mortgage loan before such mortgage loan's due date in the next succeeding collection period, the amount of interest that would have accrued at the related net mortgage rate on the amount of such prepayment from the date as of which such prepayment was received to but not including the due date of such mortgage loan in the next succeeding collection period, to the extent not collected from the related borrower without regard to any prepayment premium or excess interest that may have been collected, and to the extent that any portion thereof does not represent a balloon payment interest shortfall, will constitute an "extraordinary prepayment interest shortfall." The servicer will cover, out of its own funds, any balloon payment interest shortfalls, prepayment interest shortfalls and extraordinary prepayment interest shortfalls incurred on the mortgage loans during any collection period; provided, however, that with respect to those mortgage loans having due dates which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of such funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     Generally, the servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of "related proceeds" consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. "Servicing advances" generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as "advances."

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses (such as remediation of any adverse environmental circumstance or condition at a mortgaged property or REO property) may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance the costs thereof.


     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make such advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will, if it has actual knowledge of the failure, be required to make the servicing advance. The servicer, any replacement special servicer and the trustee are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any mortgage loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

(1)  with limited exception, the servicer may not agree to

     o any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on such mortgage loan has occurred or a default in respect of payment on such mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

(2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in August, 2036, the "rated final distribution date" and, in any event, may not permit one or more extensions of the original maturity date of any mortgage loan that would, in the aggregate, extend the original maturity of that mortgage loan by more than five years;

(3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

     o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions, or

     o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the servicer will not be liable for decisions related to the status of a mortgage loan on a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions);

(4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

     provided that:

     o    the limitations, conditions and restrictions in clauses (1) through
          (5) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

     o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     ENFORCEMENT OF ARD LOANS

     With respect to ARD loans, the servicer and any replacement special servicer may not take any enforcement action with respect to the payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The foregoing will not limit the servicer's or replacement special servicer's obligation to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust certain defaulted mortgage loans. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify in writing the trustee. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase any such defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase the defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans" in the prospectus.

     REO PROPERTIES

     Generally, the servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from such property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this prospectus supplement as an "REO tax").

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds (other than excess liquidation proceeds) and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make such payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, into the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each such inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

     YEAR 2000 COMPLIANCE


     The servicer agrees that by August 31, 1999, any custom-made software or hardware designed, purchased or licensed by the servicer and used in the course of the operation or management of, or the compiling, reporting or generation of data will not contain any deficiency


     o in the ability of the software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999, or


     o that would cause the software or hardware to no longer be fit for the purpose for which it was intended due to the changing of the year from 1999 to 2000.


                        DESCRIPTION OF THE CERTIFICATES


     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:


     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date for such mortgage loan (exclusive of payments of principal and interest due on or before the cut-off date for such mortgage loan);


     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO property");


     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;


     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and


     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.


     DENOMINATIONS


     The trust will offer the offered certificates other than the Class X certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof. The trust will offer the Class X certificates in minimum denominations of $1,000,000 initial notional amount and multiples of $1 in excess thereof.


     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."


     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Cedelbank or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.-

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Euroclear and Cedelbank

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Cedelbank or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in such systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "depositories"). The depositories in turn, will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Cedelbank or Euroclear participant as a result of a transaction with a participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank participants or Euroclear participants may not deliver instructions directly to the depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank participants") and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear participants") and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "clearance cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law (collectively, the "terms and conditions"). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding such payments to participants, each of which will be responsible for disbursing such payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account such offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize such actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as such term is used in the pooling and servicing agreement; provided, however, that certificate owners will be permitted to request and receive information furnished to certificateholders by the trustee subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person requesting such information is a certificate owner.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

     Year 2000

     DTC has informed its participants and other members of the financial community that it has developed and is implementing a program to deal with the "year 2000 problem" so that its systems, as the same relate to the timely payment of distributions to certificateholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC, of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each such class, and thereafter the trustee and the servicer will recognize the holders of such definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate balance ("principal balance certificates") will be reduced by any distributions of principal actually made on such class of certificates on such distribution date. Those certificates' balances will be further reduced by any realized losses and additional trust expenses allocated to such class of certificates on such distribution date.

     The Class X certificates will not have a certificate balance. The Class X certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount equal to the aggregate certificate balance of the principal balance certificates outstanding from time to time. The Class X certificates will have an initial notional amount of $1,152,022,048 (subject to a variance of plus or minus 5%). The Class X certificates consist of 15 components each corresponding to a different class of principal balance certificates (the "Class X components"). No class of REMIC residual certificates will have a certificate balance.


     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its "pass-through rate."

     The pass-through rate applicable to the Class A-1-a certificates will be fixed and, at all times, will be equal to the pass-through rate specified for such class on page S-4. The pass-through rate applicable to the Class A-1-b, A-2, B and C certificates for any distribution date will be equal to the lesser of the specified fixed rate described in footnote 8 on page S-4 and the weighted average net mortgage rate with respect to such distribution date. The pass-through rates applicable to the Class D, E and F certificates for any distribution date will be equal to the weighted average net mortgage rate with respect to such distribution date. The pass-through rate applicable to the Class X certificates for the initial distribution date will equal approximately 0.5328% per annum. The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average (by certificate balance of the corresponding class of principal balance certificates) of the pass-through rates then applicable to each

Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the weighted average net mortgage rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the weighted average net mortgage rate, the pass-through rate of the related Class X component will be zero. The pass-through rates for the Class G, H, J, K, L, M and N certificates for any distribution date will be equal to the lesser of a specified fixed rate and the weighted average net mortgage rate for that distribution date. No class of REMIC residual certificates will have a specified pass-through rate.

     The "weighted average net mortgage rate" for each distribution date is the weighted average of the net mortgage rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before such distribution date.

     The "net mortgage rate" for any mortgage loan is, generally, an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

o the annualized rate at which interest would have to accrue on the loan on the basis of a 360-day year consisting of twelve 30-day months to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage rate minus the related "servicing fee rate" for that mortgage loan specified on Annex A;

     however, for each interest reserve loan,

     o    the net mortgage rate for the one-month period before the due dates in

          o    January and February in each year that is not a leap year or

          o    February only in each year that is a leap year

     will be determined net of the withheld amounts, and

     o the net mortgage rate for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts with respect to each such mortgage loan.

     See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The "stated principal balance" of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by

o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on such date, and

o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The "determination date" will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except as otherwise described below, the trustee will make these distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make these distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to such certificateholder.

     The final distribution on any certificate (determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate) will also be made by wire transfer or check, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The "group 1 mortgage loans" consists of 99 mortgage loans representing 77.45% of the initial pool balance, and the "group 2 mortgage loans" consists of 39 mortgage loans or representing 22.55% of the initial pool balance. "Loan group 2" includes all of the multifamily loans, and "loan group 1" includes all the mortgage loans not otherwise included in loan group 2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the "available distribution amount" for that distribution date, and will generally equal:

     (1) all amounts on deposit in the certificate account as of the close of business on the related determination date, excluding any portion thereof that represents one or more of the following:

          o monthly payments collected but due on a due date after the related collection period;

          o    prepayment premiums;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o    amounts deposited in the certificate account in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o amounts that represent excess interest or excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover prepayment interest shortfalls, balloon payment interest shortfalls and extraordinary prepayment interest shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "--Interest Reserve Account" below; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the senior certificates on any distribution date, the available distribution amount for such date will be divided into the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the available distribution amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the available distribution amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     In general, distributions of interest and principal are to be made to the holders of the various classes of REMIC regular certificates sequentially based on their relative seniority. Accordingly, the trustee will make distributions of interest and principal on the senior certificates prior to making such distributions in respect of any other class of REMIC regular certificates.

     On each distribution date, the trustee will apply the available distribution amount for that date in the order of priority set forth below.

     Distributions of Interest and Principal on the Senior Certificates

     On each distribution date prior to the earlier of the Class A principal distribution cross-over date and the final distribution date in connection with the termination of the trust, the trustee will (except as described below) apply the portion of the loan group 1 distribution amount indicated below for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1-a, Class A-1-b and Class X certificates, pro rata as among such classes in accordance with the amount of unpaid distributable certificate interest accrued in respect of such class of certificates (or, in the case of the Class X certificates, the portion thereof that accrued on components A-1-a and A-1-b of such class' notional amount) through the end of the related interest accrual period up to an amount equal to the lesser of
          (a) the amount of such unpaid distributable certificate interest accrued in respect of such class and (b) 39% of the loan group 1 distribution amount for such distribution date;

     (2) to pay principal to the holders of the Class A-1-a certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such class of certificates and (b) 39% of the loan group 1 principal amounts for such distribution date;

     (3) if the certificate balance of the Class A-1-a certificates has been reduced to zero, to pay principal to the holders of the Class A-1-b certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such class of certificates and (b) the excess, if any, of (i) 39% of the loan group 1 principal amounts for such distribution date over (ii) any distributions of principal made with respect to the Class A-1-a certificates on such distribution date in accordance with clause (2) of this paragraph;

     (4) if and to the extent not otherwise paid out of the loan group 2 distribution amount and/or the other 61% of the loan group 1 distribution amount, to pay interest to the holders of the Class A-2 and Class X certificates, up to an amount equal to, and pro rata as between such classes in accordance with, all unpaid distributable certificate interest accrued in respect of each such Class of certificates (or, in the case of the Class X certificates, the portion thereof that accrued on components A-2, B, C, D, E, F, G, H, J, K, L, M and N of such class' notional amount) through the end of the related interest accrual period; and

     (5) if the certificate balances of the Class A-1-a and Class A-1-b certificates have been reduced to zero, to pay principal to the holders of the Class A-2 certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such classes of certificates (taking into account distributions of principal thereon made out of the loan group 2 distribution amount and/or the other 61% of the loan group 1 principal amount) and (b) the excess, if any, of (i) 39% of the loan group 1 principal amounts for such distribution date over (ii) any distributions of principal made with respect to the Class A-1-a and/or Class A-1-b certificates on such distribution date in accordance with clause (2) and/or clause (3) of this paragraph.

     Also on each distribution date prior to the earlier of the Class A principal distribution cross-over date and the final distribution date in connection with the termination of the trust, the trustee will (except as described below) apply 100% of the loan group 2 distribution amount for such date and the portion of the loan group 1 distribution amount indicated below for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-2 and Class X certificates, pro rata as among such classes in accordance with the amount of unpaid distributable certificate interest accrued in respect of each such class of certificates (or, in the case of the Class X certificates, the portion thereof that accrued on components A-2, B, C, D, E, F, G, H, J, K, L, M and N of such class' notional amount) through the end of the related interest accrual period up to an amount equal to the lesser of (a) the amount of such unpaid distributable certificate interest accrued in respect of such class and (b) the aggregate of the loan group 2 distribution amount plus 61% of the loan group 1 distribution amount for such distribution date;

     (2) to pay principal to the holders of the Class A-2 certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such class of certificates and (b) the aggregate of 100% of the loan group 2 principal amounts for such distribution date and 61% of the loan group 1 principal amounts for such distribution date; and

     (3) if and to the extent not otherwise paid out of the other 39% of the loan group 1 distribution amount, to pay interest to the holders of the Class A-1-a, Class A-1-b and Class X certificates, up to an amount equal to, and pro rata as among such classes in accordance with, all unpaid distributable certificate interest accrued in respect of each such class of certificates (or, in the case of the Class X certificates, the portion thereof that accrued on components A-1-a and A-1-b of such class' notional amount) through the end of the related interest accrual period.

     On each distribution date on and after the date the certificate balance of the Class A-2 certificates has been reduced to zero, the trustee will (except as described below) apply the entire available distribution amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1-a, Class A-1-b and Class X certificates, pro rata as among such classes in accordance with the amount of unpaid distributable certificate interest accrued in respect of such class of certificates through the end of the related interest accrual period up to an amount equal to the amount of such unpaid distributable certificate interest accrued in respect of such class for such distribution date;

     (2) to pay principal to the holders of the Class A-1-a certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such class of certificates and (b) the principal distribution amount for such distribution date; and

     (3) if the certificate balance of the Class A-1-a certificates has been reduced to zero, to pay principal to the holders of the Class A-1-b certificates, up to an amount equal to the lesser of (a) the then outstanding certificate balance of such class of certificates and (b) the excess, if any, of (i) the principal distribution amount for such distribution date over (ii) any distributions of principal made with respect to the Class A-1-a certificates on such distribution date in accordance with clause (2) of this paragraph.

     Notwithstanding the foregoing discussion under this "--Distributions of Interest and Principal on the Senior Certificates" subsection, if for any distribution date prior to the earlier of the Class A principal distribution cross-over date and the final distribution date in connection with a termination of the trust the application of the group 1 distribution amount and the group 2 distribution amount for such date in the manner described above would result in a shortfall in the payment of distributable certificate interest with respect to any class of senior certificates, then the trustee will apply the entire available distribution amount for such date first to pay interest to the holders of the respective classes of senior certificates, up to an amount equal to, and pro rata as among such classes in accordance with, all unpaid distributable certificate interest accrued in respect of each such class of certificates through the end of the related interest accrual period. The trustee will then apply any remaining portion of such available distribution amount (up to the principal distribution amount for the subject distribution date) to make distributions of principal on the Class A-1-a, Class A-1-b and Class A-2 certificates as follows:

     (1) an amount equal to the lesser of (a) 39% of the loan group 1 principal amounts for the subject distribution date and (b) the product of (i) such entire remaining portion of such available distribution amount, multiplied by (ii) a fraction, the numerator of which is equal to 39% of the loan group 1 principal amounts for the subject distribution date, and the denominator of which is equal to the principal distribution amount for the subject distribution date, will be applied to make distributions of principal on the Class A-1-a certificates, the Class A-1-b certificates and the Class A-2 certificates, in that order, in each case until the related certificate balance is reduced to zero; and

     (2) an amount equal to the lesser of (a) 61% of the loan group 1 principal amounts and 100% of the loan group 2 principal amounts for the subject distribution date and (b) the product of (i) such entire remaining portion of such available distribution amount, multiplied by (ii) a fraction, the numerator of which is equal to 61% of the loan group 1 principal amounts and 100% of the loan group 2 principal amounts for the subject distribution date, and the denominator of which is equal to the principal distribution amount for the subject distribution date, will be applied to make distributions of principal on the Class A-2 certificates, the Class A-1-a certificates and the Class A-1-b certificates, in that order, in each case until the related certificate balance is reduced to zero.

     On each distribution date coinciding with or following the occurrence of any Class A principal distribution cross-over date, and in any event on the final distribution date in connection with a termination of the trust, the trustee will apply the entire available distribution amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the respective classes of senior certificates, up to an amount equal to, and pro rata as among such classes in accordance with, all unpaid distributable certificate interest accrued in respect of each such class of certificates through the end of the related interest accrual period;

     (2) to pay principal to the holders of the Class A-1-a, Class A-1-b and Class A-2 certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the then outstanding class principal balance of each such class of certificates; and

     (3) if applicable, to reimburse the holders of the Class A-1-a, Class A-1-b and Class A-2 certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the aggregate of all unreimbursed reductions, if any, made to the certificate balance of each such class of certificates as described under "--Subordination; Allocation of Losses and Expenses" below in connection with realized losses and additional trust fund expenses.

     The "Class A principal distribution cross-over date" will be the first Distribution Date as of the commencement of business on which (i) the Class A-1-a, Class A-1-b and/or Class A-2 certificates remain outstanding and (ii) the certificate balances of all the classes of the subordinate principal balance certificates have previously been reduced to zero as described under "--Subordination; Allocation of Losses and Expenses" below.

     Distributions of Interest and Principal on the Subordinate Certificates

     The portion, if any, of the available distribution amount for any distribution date that remains after the distributions on the senior certificates is referred to in this prospectus supplement as the "subordinate available distribution amount". The subordinate available distribution amount for each distribution date will be applied to make payments to the holders of each class of subordinate certificates (after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made pursuant to this clause) as follows:


     o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;


     o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of


          o the then outstanding certificate balance of that class of certificates, and


          o the remaining portion, if any, of the principal distribution amount for that distribution date (or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates); and


     o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and


     o the remaining portion, if any, of the available distribution amounts to the holders of the REMIC residual certificates.


     Distributable Certificate Interest


     The "distributable certificate interest" for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share (calculated as described below) of any net aggregate prepayment interest shortfall for such distribution date.


     The "accrued certificate interest" for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any prepayment interest shortfalls and extraordinary prepayment interest shortfalls incurred on the mortgage pool during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period.


     The "net aggregate prepayment interest shortfall" for any distribution date will be the following amount, if any, by which:


     o the aggregate of all prepayment interest shortfalls incurred on the mortgage pool during the related collection period exceeds


     o any such payment made by the servicer for that distribution date to cover those prepayment interest shortfalls.


     See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The net aggregate prepayment interest shortfall, if any, for each distribution date will be allocated on such distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each such class of certificates for such distribution date.

     Principal Distribution Amount

     The "principal distribution amount" with respect to any distribution date will, generally, equal the aggregate of the following (without duplication):

     (1) the principal portions of all monthly payments (other than balloon payments) and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (4) below) made by or on behalf of the related borrower during the related collection period, net of any portion of such payment that represents a recovery of the principal portion of any monthly payment (other than a balloon payment) due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case (exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment (other than a balloon payment) due and any excess liquidation proceeds), or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     An "assumed monthly payment" is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on such date if the related balloon payment had not come due, but rather such mortgage loan had continued to amortize in accordance with the loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as such REO property or properties remain part of the trust, will equal the monthly payment (or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment) due or deemed due on the last due date before the acquisition of that REO property or properties.

     For purposes of making distributions of principal on the Class A-1-a, Class A-1-b and Class A-2 certificates on any distribution date, the principal distribution amount for such date will be divided into the loan group 1 principal amounts and the loan group 2 principal amounts. The "loan group 1 principal amounts" for any distribution date will consist of all amounts constituting the principal distribution amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amounts" for any distribution date will consist of all amounts included in the principal distribution amount for such date that are attributable to the mortgage loans constituting loan group 2.


     DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     On each distribution date, any prepayment premiums, or specified portions thereof, net of any workout fees and liquidation fees payable therefrom, will be distributed to the holders of the respective classes of principal balance certificates senior to the Class G certificates, up to, and on a pro rata basis in accordance with, their respective prepayment premium entitlements in connection with such particular prepayment premiums or specified portion thereof.

     The "prepayment premium entitlement" of the holders of any class of principal balance certificates senior to the Class G certificates with respect to any prepayment premiums, or specified portion thereof, net of workout fees and liquidation fees payable therefrom, will equal the following:

     o For each of the Class A-1-a, Class A-1-b or Class A-2 certificates with respect to the portion of any prepayment premiums collected in respect of a group 1 mortgage loan that is attributable to the Class A-1 directed principal cash flow amounts distributable on a particular distribution date (provided that the Class A principal distribution cross-over date has not occurred), the product of:

          o 39% of such prepayment premiums (net of any portion thereof payable as a workout fee or liquidation fee); multiplied by

          o a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the pass-through rate for the Class A-1-b certificates (or, in the case of the Class A-1-a certificates, the pass-through rate for the Class A-1-a certificates) over the relevant discount rate, and the denominator of which is the excess, if any, of the mortgage rate for such prepaid mortgage loan over the relevant discount rate; multiplied by

          o a fraction, the numerator of which is a portion of such Class A-1 directed principal cash flow amounts payable to the holders of such class of certificates, and the denominator of which is the entire amount of such Class A-1 directed principal cash flow amounts.

     o For each of the Class A-1-a, Class A-1-b or Class A-2 certificates with respect to the portion of any prepayment premiums collected in respect of any mortgage loan that is attributable to the Class A-2 directed principal cash flow amounts distributable on a particular distribution date (provided that the Class A principal distribution crossover date has not occurred), the product of:

          o 100% (if the prepaid mortgage loan is a group 2 mortgage loan) or 61%(if the prepaid mortgage loan is a group 1 mortgage loan), as applicable, of such prepayment premiums (net of any portion thereof payable as a workout fee or liquidation fee); multiplied by

          o a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the pass-through rate for the Class A-2 certificates over the relevant discount rate, and the denominator of which is the excess, if any, of the mortgage rate for such prepaid mortgage loan over the relevant discount rate; multiplied by

          o a fraction, the numerator of which is a portion of such Class A-2 directed principal cash flow amounts payable to the holders of such Class of certificates, and the denominator of which is the entire amount of such Class A-2 directed principal cash flow amounts.

     o For each of the Class A-1-a, Class A-1-b or Class A-2 certificates with respect to any prepayment premiums collected in respect of any mortgage loan that is attributable to any principal prepayment distributable on a particular distribution date (provided that the Class A principal distribution cross-over date has occurred), the product of:

          o 100% of such prepayment premiums (net of any portion thereof payable as a workout fee or liquidation fee); multiplied by

          o a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the pass-through rate for such class of certificates over the relevant discount rate, and the denominator of which is the excess, if any, of the mortgage rate for such prepaid mortgage loan over the relevant discount rate; multiplied by

          o a fraction, the numerator of which is the distribution of principal payable to the holders of such class of certificates on such distribution date, and the denominator of which is the entire amount of the distribution of principal payable to the holders of all the Class A-1-a, Class A-1-b and Class A-2 certificates on such distribution date.

     o In the case of any class of subordinate principal balance certificates senior to the Class G certificates with respect to any prepayment premiums collected in respect of any mortgage loan that is attributable to any principal prepayment distributable on a particular distribution date, the product of:

          o 100% of such prepayment premiums (net of any portion thereof payable as a workout fee or liquidation fee); multiplied by

          o a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the pass-through rate for such class of certificates over the relevant discount rate, and the denominator of which is the excess, if any, of the mortgage rate for such prepaid mortgage loan over the relevant discount rate; multiplied by

          o a fraction, the numerator of which is the distribution of principal payable to the holders of such class of certificates on such distribution date, and the denominator of which is the entire amount of the principal distribution amount for such distribution date.

     For any distribution date, the "Class A-1 directed principal cash flow amounts" will equal 39% of the loan group 1 principal amounts.

     For any distribution date, the "Class A-2 directed principal cash flow amounts" will equal the aggregate of 61% of the loan group 1 principal amounts and 100% of the loan group 2 principal amounts.

     The portion of any prepayment premiums (net of any portion thereof payable as a workout fee or liquidation fee) remaining after distribution of the amounts calculated as described above to the holders of the respective classes of principal balance certificates senior to the Class G certificates will be distributed to the holders of the Class X certificates. After the distribution date on which the certificate balances of all classes of principal balance certificates senior to the Class G certificates have been reduced to zero, any prepayment premiums collected on the mortgage loans (net of any portion thereof payable as a workout fee or liquidation fee) will be distributable entirely to the holders of the Class X certificates.

     For any prepaid mortgage loan, the "discount rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or anticipated repayment date.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Excess liquidation proceeds generally will not be available for distribution to the holders of the offered certificates.

     "Excess liquidation proceeds" are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the mortgage loan on the due date immediately following the date upon which the proceeds were received.


     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired as part of the trust (through foreclosure, deed in lieu of foreclosure or otherwise), will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o    determining distributions on the certificates,

     o allocating of realized losses and additional trust expenses to the certificates, and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

Among other things, the mortgage loan will be taken into account when determining pass-through rates and the principal distribution amount. Operating revenues and other proceeds from an REO property (after payment of certain costs and taxes, including certain reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of such REO property) will be "applied" by the servicer as principal, interest and other amounts "due" on the mortgage loan, and, subject to the limitations described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loan, in all cases as if the mortgage loan had remained outstanding.


     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an "interest reserve account" in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each mortgage loan bearing interest computed on an actual/360 basis (the "interest reserve loans"), an amount equal to one day's interest at the related mortgage rate (net of any servicing fee) on the respective stated principal balance as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January (if applicable) and February are referred to as "withheld amounts." For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January (if applicable) and February, if any, and deposit this amount into the certificate account.


     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     As described in this prospectus supplement, the rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the respective classes of Class

A certificates of principal equal to, in each such case, the entire certificate balance of that class of certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other classes of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the available distribution amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool outstanding immediately following such distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order, in the case of each such class until the deficit (or the related certificate balance) is reduced to zero (whichever occurs first). If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the respective certificate balances of the Class A-1-a, Class A-1-b and Class A-2 certificates will be reduced, pro rata in accordance with the relative sizes of the remaining certificate balances of those classes of certificates, until the deficit (or each of those certificate balances) is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the notional amount of the Class X certificates.

     "Realized losses" are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan (or related REO property or properties) is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation.

     If any portion of the debt (other than excess interest) due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     "Additional trust expenses" will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

o    special servicing fees, workout fees and liquidation fees,

o    interest on unreimbursed advances,

o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust,

o unanticipated, nonmortgage-loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor (and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer) as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus,

o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus, and

o any other expense of the trust not specifically included in the calculation of "realized loss" for which there is no corresponding collection from a borrower.


     P&I ADVANCES

     On each distribution date, the servicer will be obligated to make "P&I advances" consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments out of its own funds or (subject to the replacement thereof as provided in the pooling and servicing agreement) funds held in the certificate account that are not required to be part of the available distribution amount for such distribution date. The servicer will not be required to make a P&I advance if the servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from related proceeds and subject to the recoverability standard described in the prospectus. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments (other than balloon payments or excess interest) and any assumed monthly payments (in each case net of any related workout fee) that were due or deemed due on the mortgage loans during the same month as such distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of such due date or the last day of the related collection period or other specified date before such distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If it is determined that an appraisal reduction amount exists with respect to any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists (no reduction to be made in the principal portion, however) to equal the product of

o the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

o a fraction (expressed as a percentage), the numerator of which is equal to the stated principal balance of that mortgage loan, net of such appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "Appraisal Reductions" below. If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. See "The Trustee" below.

     The servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. However, neither the servicer nor the trustee is required to make a P&I advance that would constitute a nonrecoverable advance. If at any time, a P&I advance made by the servicer or the trustee is determined to be a nonrecoverable advance, the servicer or the trustee will be entitled to recover the amount of such P&I advance out of funds received on or in respect of other mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     Except as described in the following sentence, the servicer, the trustee and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a "reimbursement rate" per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. No interest will be paid on P&I advances made on the mortgage loan identified as loan number 21211 on Annex A to the extent made to cover monthly payments that are timely made under the mortgage loan documents, but made after the applicable distribution date. Interest on any advance will be payable to the servicer, any replacement special servicer or the trustee, as the case may be, out of default interest collected on the related mortgage loan or, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.


     APPRAISAL REDUCTIONS

     A mortgage loan will become a "required appraisal loan" upon the earliest of

o    the date on which the mortgage loan becomes a modified mortgage loan,

o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan or, the 60th day following the occurence of any uncured delinquency in any balloon payment,

o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan (or longer period if the servicer is diligently and in good faith proceeding to obtain such appraisal), the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser. No appraisal will be required if such an appraisal was obtained within the prior twelve months. The cost of the appraisal will be advanced by the servicer, subject to its right to be reimbursed therefor as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the related required appraisal loan. The "appraisal reduction amount" for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of

o    the sum of:

     (1)  the stated principal balance of such required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items,

o    over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of such appraised value.

     If an appraisal is not obtained from an independent MAI-designated appraiser within 120 days following the earliest of the dates described in the first sentence of this paragraph, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan, and for which no other special servicing event or event that would cause the loan to be a required appraisal loan has occurred. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A "modified mortgage loan" is any mortgage loan for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan (other than, or in addition to, bringing current monthly payments on that mortgage loan);

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of an offered certificate as of the related record date a "distribution date statement" providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each offered certificateholder the following statements and reports (collectively with the distribution date statements, the "trustee reports"), substantially in the forms provided in Annex B (although the forms may be subject to change over time) and containing, among other things, substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A of this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee) and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A.

     (2) A "delinquent loan status report" containing, among other things, those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.


     (3) An "historical loan modification report" containing, among other things, those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

          o during the collection period ending on that determination date and

          o since the cut-off date for that mortgage loan, showing its original and the revised terms.

     (4) An "historical loss estimate report" containing, among other things, as of the close of business on the immediately preceding determination date,

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

     (5) An "REO status report" containing, among other things, for each REO property included in the trust as of the close of business on the immediately preceding determination date,

          o    the acquisition date of that REO property,

          o the amount of income collected on that REO property (net of related expenses) and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

          o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of such date of determination (including any prepared internally by the servicer).

     (6) A "servicer watch list" containing, among other things, a list of mortgage loans that have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (if the servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Certain information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

o a "comparative financial status report" containing substantially the content provided in Annex B, including, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan (other than any credit lease loans) or related mortgaged property as of the determination date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information):

     o    the most current available year-to-date;

     o    each of the previous two full fiscal years stated separately; and

     o the "base year" (representing the original analysis of information used as of the cut-off date for such mortgage loan); and

o a "CSSA periodic loan file" containing information on the mortgage loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property (other than any mortgaged property securing a credit lease loan):

o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended December 31, 1999, an "operating statement analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B (the "NOI adjustment worksheet") (but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the "NOI adjustment worksheet" upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. In addition, the servicer may make available, to certificate owners who have certified to the servicer their beneficial ownership of any offered certificate, or prospective certificate owners who provide appropriate confirmation that they are prospective certificate owners who intend to keep any information confidential, copies of any reports or files prepared by the servicer. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports (other than the servicer watch list) on the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/ cmbs". In addition, the trustee will also make mortgage loan information as presented in the CSSA loan setup file and CSSA periodic loan update file format available each month to any certificateholder, any certificate owner, the rating agencies, or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The trustee will make available each month the servicer watch list and the comparative financial status report to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

o    the pooling and servicing agreement and any amendments thereto,

o all trustee reports delivered to holders of the relevant class of offered certificates since the delivery date,

o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus,

o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property, and

o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing such copies and may also require:

o in the case of a certificate owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity making the request is a beneficial owner of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential and

o in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity making the request is a prospective purchaser of offered certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in the certificates and will otherwise keep the information confidential.

     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make certain information available over the internet.


     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates (the "voting rights") will be allocated as follows:

o 98% among the holders of the respective classes of principal balance certificates in proportion to the certificate balances (adjusted as described below) of their certificates,

o    1% among the holders of the Class X certificates, and

o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-1-a, Class A-1-b and Class A-2 certificates (pro rata among the Class A-1-a, Class A-1-b and Class A-2 certificates), in that order, solely for purposes of calculating voting rights.


     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

o the final payment (or advance of that payment) or other liquidation of the last mortgage loan or REO property, and

o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make such purchase, by the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

o the aggregate purchase price of all the mortgage loans (exclusive of mortgage loans for which the related mortgaged properties have become REO properties) then included in the trust; plus

o the aggregate fair market value of all REO properties then included in the trust (which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan), as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

o if such purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust (if the trust is to be terminated as a result of the purchase of all of the assets), together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount."


     THE TRUSTEE

     The trustee is Norwest Bank Minnesota, National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000 (or, under certain conditions, such lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates) and subject to supervision or examination by federal or state authority and

o an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" or its equivalent by the rating agencies (or such lower ratings as the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates).

     The corporate trust office of the trustee responsible for administration of the trust ("corporate trust office") is located at 11000 Broken Land Parkway, Columbia, MD 21044-3562, Attention: Corporate Trust Services
(CMBS)-GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C3. All requests relating to the transfer of the Certificates should be delivered to the trustee at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)-GMAC Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C3.


     YEAR 2000 COMPLIANCE


     The trustee agrees that by August 31, 1999 any custom-made software or hardware designed, purchased or licensed by the trustee and used by the trustee in the course of the operation or management of, or the compiling, reporting or generation of data will not contain any deficiency


     o in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999, or


     o that would cause such software or hardware to be no longer fit for the purpose for which it was intended by reason of the changing of the year from 1999 to 2000.


                       YIELD AND MATURITY CONSIDERATIONS


     YIELD CONSIDERATIONS


     The yield to maturity of each class of certificates will depend on, among other things:


o    the purchase price of the certificates;


o    the applicable pass-through rate;


o    the actual characteristics of the mortgage loans; and


o    the rate and timing of payments on the mortgage loans.


     The Purchase Price of the Certificates


     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to such investor that is lower than the anticipated yield. Generally, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on that investor's offered certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the mortgage loans. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the mortgage loans could result in the failure of such investors to fullyrecoup their initial investments.

     Applicable Pass-Through Rate

     The pass-through rate for the Class A-1-a certificates will be fixed. The pass-through rate for the Class X certificates for any distribution date will be variable and will be based on the weighted average net mortgage rate for such distribution date. The pass-through rates applicable to the Class A-1-b, A-2, B and C certificates for any distribution date will be equal to the lesser of a specified rate and the weighted average net mortgage rate with respect to such distribution date. The pass-through rates applicable to the Class D, E and F certificates for any distribution date will be equal to the weighted average net mortgage rate with respect to such distribution date. Accordingly, the yield on the offered certificates (other than the Class A-1-a certificates) will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the weighted average net mortgage rate, thereby reducing the pass-through rates for the Class X, D, E and F certificates and, to the extent that the weighted average net mortgage rate is reduced below the specified fixed rate with respect to the Class A-1-b, A-2, B and C certificates, reducing the pass-through rates on such classes of offered certificates.

     See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Yield
Considerations--Rate and Timing of Principal Payments on the Mortgage Loans" and "--Yield Sensitivity of the Class X Certificates" below.

     Actual Characteristics of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne

     o first, by the holders of the respective classes of subordinate certificates, in reverse alphabetical order of class designation, to the extent of amounts otherwise distributable on their certificates; and

     o    second, by the holders of the senior certificates.

     Reductions in the balances of the principal balance certificates will also reduce the notional amount of the Class X certificates. Any net aggregate prepayment interest shortfall for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for that class of certificates for that distribution date.

     Rate and Timing of Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed (and reductions in the notional amount of the Class X certificates that would otherwise have occurred) over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "Annex A--Earnout Loans" and "--Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans (for example, prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors," "Description of the Mortgage Pool" and "Annex A--Earnout Loans" and "--Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices (assuming such prices did not account for such delay).


     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for such class, the shortfall will be distributable to holders of such class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal or the notional amount of that certificate is distributed to the investor or the notional amount is reduced to zero, in the case of the Class X certificates. For purposes of this prospectus supplement, the weighted average life of a balance certificate is determined by

o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

o    summing the results, and

o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of such payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "CPR" or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity (or the anticipated repayment date, in the case of an ARD loan). The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans (whether or not in a prepayment lock-out period, defeasance period or yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out or defeasance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A "prepayment lock-out period" is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A "yield maintenance period" is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance or initial notional amount of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following maturity assumptions:

     (1) the initial certificate balance or notional amount, as the case may be, and the pass-through rate for each class of certificates are as set forth in this prospectus supplement,

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A as being interest only or having an interest only period) described on Annex A,

     (3) all scheduled monthly payments (including balloon payments) are assumed to be timely received on the first day of each month beginning in October, 1999,

     (4) there are no delinquencies or losses on the mortgage loans, there are no extensions of maturity on the mortgage loans, there are no appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties,

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table (without regard to any limitations in such mortgage loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (13)),

     (6)  the ARD loans mature on their respective anticipated repayment dates,


     (7) all mortgage loans accrue interest under the method as specified in Annex A,


     (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement,


     (9) no mortgage loan is required to be repurchased by a mortgage loan seller,


     (10) no prepayment interest shortfalls are incurred and no prepayment premiums are collected,


     (11) there are no additional trust expenses,


     (12) distributions on the certificates are made on the 15th day of each month, beginning in October, 1999,


     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period ("LOP"),


     (14) the prepayment provisions for each mortgage loan are as set forth on Annex A,


     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"),


     (16) the delivery date is September 14, 1999, and


     (17) no prepayments are received on the loan identified as loan no. TA5222 as a result of the failure of the borrower to post a letter of credit on or before April 1, 2004 (see notes to Annex A).


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F certificates may mature and the Class X certificates may no longer be entitled to receive distributions on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. In particular, certain of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances or notional amounts (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. Investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the offered certificates.


     Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.


     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F certificates and the percentage of the initial certificate balance or notional amount of each such class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS A-1-a CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                        PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
------------------------------------------   --------------   --------------   --------------   --------------   --------------
Closing Date .............................           100              100              100              100              100
September 15, 2000 .......................            95               95               95               95               95
September 15, 2001 .......................            88               88               88               88               88
September 15, 2002 .......................            81               81               81               81               81
September 15, 2003 .......................            74               74               74               74               74
September 15, 2004 .......................            66               66               66               66               66
September 15, 2005 .......................            56               56               56               56               56
September 15, 2006 .......................            35               35               35               35               35
September 15, 2007 .......................            24               24               24               24               24
September 15, 2008 .......................             0                0                0                0                0
Weighted Average Life (in years) .........         5.781            5.773            5.762            5.746            5.699
First Principal Payment Date .............    10/15/1999       10/15/1999       10/15/1999       10/15/1999       10/15/1999
Last Principal Payment Date ..............     5/15/2008        5/15/2008        5/15/2008        5/15/2008        2/15/2008

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS A-1-b CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................            90              90              90              89              87
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.648           9.630           9.608           9.575           9.373
First Principal Payment Date .............     5/15/2008       5/15/2008       5/15/2008       5/15/2008       2/15/2008
Last Principal Payment Date ..............     8/15/2009       7/15/2009       7/15/2009       7/15/2009       5/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                        PREPAYMENT ASSUMPTION (CPR)
                                             ----------------------------------------------------------------------------------
DATE                                             0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
------------------------------------------   --------------   --------------   --------------   --------------   --------------
Closing Date .............................            100              100              100              100              100
September 15, 2000 .......................             99               99               99               99               99
September 15, 2001 .......................             98               98               98               98               98
September 15, 2002 .......................             96               96               96               96               96
September 15, 2003 .......................             95               95               95               95               95
September 15, 2004 .......................             93               93               93               93               93
September 15, 2005 .......................             91               91               91               91               91
September 15, 2006 .......................             88               88               88               88               88
September 15, 2007 .......................             86               85               85               84               80
September 15, 2008 .......................             70               70               69               69               68
September 15, 2009 .......................              0                0                0                0                0
Weighted Average Life (in years) .........          8.839            8.822            8.801            8.774            8.603
First Principal Payment Date .............     10/15/1999       10/15/1999       10/15/1999       10/15/1999       10/15/1999
Last Principal Payment Date ..............      8/15/2009        8/15/2009        7/15/2009        7/15/2009        5/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................           100             100             100             100             100
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.919           9.919           9.905           9.843           9.669
First Principal Payment Date .............     8/15/2009       8/15/2009       7/15/2009       7/15/2009       5/15/2009
Last Principal Payment Date ..............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................           100             100             100             100             100
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.919           9.919           9.919           9.919           9.669
First Principal Payment Date .............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009
Last Principal Payment Date ..............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................           100             100             100             100             100
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.919           9.919           9.919           9.919           9.669
First Principal Payment Date .............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009
Last Principal Payment Date ..............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................           100             100             100             100             100
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.919           9.919           9.919           9.919           9.672
First Principal Payment Date .............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       5/15/2009
Last Principal Payment Date ..............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       6/15/2009

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS F CERTIFICATES AT 0% CPR DURING LOCKOUT,
        DEFEASANCE AND YIELD MAINTENANCE AND OTHERWISE AT INDICATED CPR




                                                                      PREPAYMENT ASSUMPTION (CPR)
                                             -----------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   -------------
Closing Date .............................           100             100             100             100             100
September 15, 2000 .......................           100             100             100             100             100
September 15, 2001 .......................           100             100             100             100             100
September 15, 2002 .......................           100             100             100             100             100
September 15, 2003 .......................           100             100             100             100             100
September 15, 2004 .......................           100             100             100             100             100
September 15, 2005 .......................           100             100             100             100             100
September 15, 2006 .......................           100             100             100             100             100
September 15, 2007 .......................           100             100             100             100             100
September 15, 2008 .......................           100             100             100             100             100
September 15, 2009 .......................             0               0               0               0               0
Weighted Average Life (in years) .........         9.919           9.919           9.919           9.919           9.753
First Principal Payment Date .............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       6/15/2009
Last Principal Payment Date ..............     8/15/2009       8/15/2009       8/15/2009       8/15/2009       6/15/2009

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years for each class of offered certificates (other than the Class X certificates) under the maturity assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates (other than the Class X certificates), would cause the discounted present value of such assumed stream of cash flows as of September 14, 1999 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate as stated on the cover hereof from and including September 1, 1999 to but excluding the delivery date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest. A "+" means an additional 1/2 of 1/32%.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
            FOR THE CLASS A-1-a CERTIFICATES AT THE SPECIFIED CPRS



                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
98-00 ................................   7.468%      7.469%      7.469%      7.470%      7.472%
98-08 ................................   7.411%      7.411%      7.412%      7.412%      7.414%
98-16 ................................   7.354%      7.354%      7.355%      7.355%      7.357%
98-24 ................................   7.297%      7.297%      7.297%      7.298%      7.299%
99-00 ................................   7.240%      7.240%      7.241%      7.241%      7.242%
99-08 ................................   7.184%      7.184%      7.184%      7.184%      7.185%
99-16 ................................   7.127%      7.128%      7.128%      7.128%      7.128%
99-24 ................................   7.071%      7.071%      7.071%      7.071%      7.071%
100-00 ...............................   7.015%      7.015%      7.015%      7.015%      7.015%
100-08 ...............................   6.960%      6.960%      6.960%      6.959%      6.959%
100-16 ...............................   6.904%      6.904%      6.904%      6.904%      6.903%
100-24 ...............................   6.849%      6.849%      6.848%      6.848%      6.847%
101-00 ...............................   6.794%      6.794%      6.793%      6.793%      6.791%
101-08 ...............................   6.739%      6.739%      6.738%      6.738%      6.736%
101-16 ...............................   6.684%      6.684%      6.683%      6.683%      6.680%
101-24 ...............................   6.630%      6.629%      6.629%      6.628%      6.625%
102-00 ...............................   6.575%      6.575%      6.574%      6.573%      6.570%
Weighted Average Life (yrs.) .........    5.781       5.773       5.762       5.746       5.699
First Principal Payment Date ......... Oct-1999    Oct-1999    Oct-1999    Oct-1999    Oct-1999
Last Principal Payment Date .......... May-2008    May-2008    May-2008    May-2008    Feb-2008

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
            FOR THE CLASS A-1-b CERTIFICATES AT THE SPECIFIED CPRS



                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
98-00 ................................   7.643%      7.643%      7.644%      7.644%      7.648%
98-08 ................................   7.605%      7.605%      7.605%      7.606%      7.609%
98-16 ................................   7.567%      7.567%      7.567%      7.568%      7.571%
98-24 ................................   7.529%      7.529%      7.530%      7.530%      7.532%
99-00 ................................   7.491%      7.492%      7.492%      7.492%      7.494%
99-08 ................................   7.454%      7.454%      7.454%      7.454%      7.455%
99-16 ................................   7.417%      7.417%      7.417%      7.417%      7.417%
99-24 ................................   7.379%      7.379%      7.379%      7.379%      7.379%
100-00 ...............................   7.342%      7.342%      7.342%      7.342%      7.341%
100-08 ...............................   7.305%      7.305%      7.305%      7.305%      7.303%
100-16 ...............................   7.268%      7.268%      7.268%      7.267%      7.266%
100-24 ...............................   7.231%      7.231%      7.231%      7.230%      7.228%
101-00 ...............................   7.195%      7.194%      7.194%      7.194%      7.191%
101-08 ...............................   7.158%      7.158%      7.157%      7.157%      7.153%
101-16 ...............................   7.121%      7.121%      7.121%      7.120%      7.116%
101-24 ...............................   7.085%      7.085%      7.084%      7.084%      7.079%
102-00 ...............................   7.049%      7.048%      7.048%      7.047%      7.042%
Weighted Average Life (yrs.) .........    9.648       9.630       9.608       9.575       9.373
First Principal Payment Date ......... May-2008    May-2008    May-2008    May-2008    Feb-2008
Last Principal Payment Date .......... Aug-2009    Jul-2009    Jul-2009    Jul-2009    May-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
98-16 ................................   7.484%      7.484%      7.484%      7.485%      7.488%
98-24 ................................   7.443%      7.444%      7.444%      7.444%      7.446%
99-00 ................................   7.403%      7.403%      7.403%      7.404%      7.405%
99-08 ................................   7.363%      7.363%      7.363%      7.363%      7.364%
99-16 ................................   7.323%      7.323%      7.323%      7.323%      7.323%
99-24 ................................   7.283%      7.283%      7.283%      7.283%      7.282%
100-00 ...............................   7.243%      7.243%      7.243%      7.242%      7.242%
100-08 ...............................   7.203%      7.203%      7.203%      7.203%      7.201%
100-16 ...............................   7.163%      7.163%      7.163%      7.163%      7.161%
100-24 ...............................   7.124%      7.124%      7.123%      7.123%      7.121%
101-00 ...............................   7.085%      7.084%      7.084%      7.084%      7.081%
101-08 ...............................   7.045%      7.045%      7.045%      7.044%      7.041%
101-16 ...............................   7.006%      7.006%      7.006%      7.005%      7.001%
101-24 ...............................   6.967%      6.967%      6.966%      6.966%      6.961%
102-00 ...............................   6.929%      6.928%      6.928%      6.927%      6.922%
102-08 ...............................   6.890%      6.889%      6.889%      6.888%      6.882%
102-16 ...............................   6.851%      6.851%      6.850%      6.849%      6.843%
Weighted Average Life (yrs.) .........    8.839       8.822       8.801       8.774       8.603
First Principal Payment Date ......... Oct-1999    Oct-1999    Oct-1999    Oct-1999    Oct-1999
Last Principal Payment Date .......... Aug-2009    Aug-2009    Jul-2009    Jul-2009    May-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
98-00 ................................   7.915%      7.915%      7.915%      7.916%      7.919%
98-08 ................................   7.877%      7.877%      7.877%      7.878%      7.881%
98-16 ................................   7.840%      7.840%      7.840%      7.840%      7.843%
98-24 ................................   7.802%      7.802%      7.802%      7.803%      7.804%
99-00 ................................   7.765%      7.765%      7.765%      7.765%      7.766%
99-08 ................................   7.727%      7.727%      7.727%      7.728%      7.728%
99-16 ................................   7.690%      7.690%      7.690%      7.690%      7.691%
99-24 ................................   7.653%      7.653%      7.653%      7.653%      7.653%
100-00 ...............................   7.616%      7.616%      7.616%      7.616%      7.615%
100-08 ...............................   7.579%      7.579%      7.579%      7.579%      7.578%
100-16 ...............................   7.543%      7.543%      7.543%      7.542%      7.541%
100-24 ...............................   7.506%      7.506%      7.506%      7.505%      7.503%
101-00 ...............................   7.470%      7.470%      7.469%      7.469%      7.466%
101-08 ...............................   7.433%      7.433%      7.433%      7.432%      7.429%
101-16 ...............................   7.397%      7.397%      7.397%      7.396%      7.392%
101-24 ...............................   7.361%      7.361%      7.361%      7.359%      7.356%
102-00 ...............................   7.325%      7.325%      7.325%      7.323%      7.319%
Weighted Average Life (yrs.) .........    9.919       9.919       9.905       9.843       9.669
First Principal Payment Date ......... Aug-2009    Aug-2009    Jul-2009    Jul-2009    May-2009
Last Principal Payment Date .......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
97-26 ................................   8.199%      8.199%      8.199%      8.199%      8.204%
98-02 ................................   8.160%      8.160%      8.160%      8.160%      8.165%
98-10 ................................   8.122%      8.122%      8.122%      8.122%      8.126%
98-18 ................................   8.084%      8.084%      8.084%      8.084%      8.087%
98-26 ................................   8.046%      8.046%      8.046%      8.046%      8.049%
99-02 ................................   8.008%      8.008%      8.008%      8.008%      8.010%
99-10 ................................   7.971%      7.971%      7.971%      7.971%      7.972%
99-18 ................................   7.933%      7.933%      7.933%      7.933%      7.934%
99-26 ................................   7.896%      7.896%      7.896%      7.896%      7.895%
100-02 ...............................   7.858%      7.858%      7.858%      7.858%      7.857%
100-10 ...............................   7.821%      7.821%      7.821%      7.821%      7.820%
100-18 ...............................   7.784%      7.784%      7.784%      7.784%      7.782%
100-26 ...............................   7.747%      7.747%      7.747%      7.747%      7.744%
101-02 ...............................   7.710%      7.710%      7.710%      7.710%      7.707%
101-10 ...............................   7.673%      7.673%      7.674%      7.674%      7.669%
101-18 ...............................   7.637%      7.637%      7.637%      7.637%      7.632%
101-26 ...............................   7.600%      7.600%      7.600%      7.600%      7.595%
Weighted Average Life (yrs.) .........    9.919       9.919       9.919       9.919       9.669
First Principal Payment Date ......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009
Last Principal Payment Date .......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
97-29+ ...............................   8.300%      8.300%      8.300%      8.301%      8.306%
98-05+ ...............................   8.261%      8.262%      8.262%      8.263%      8.267%
98-13+ ...............................   8.223%      8.223%      8.224%      8.224%      8.228%
98-21+ ...............................   8.185%      8.185%      8.185%      8.186%      8.189%
98-29+ ...............................   8.147%      8.147%      8.147%      8.148%      8.150%
99-05+ ...............................   8.109%      8.109%      8.109%      8.110%      8.111%
99-13+ ...............................   8.071%      8.071%      8.072%      8.072%      8.073%
99-21+ ...............................   8.033%      8.033%      8.034%      8.035%      8.035%
99-29+ ...............................   7.995%      7.996%      7.996%      7.997%      7.996%
100-05+ ..............................   7.958%      7.958%      7.959%      7.960%      7.958%
100-13+ ..............................   7.921%      7.921%      7.921%      7.922%      7.920%
100-21+ ..............................   7.883%      7.884%      7.884%      7.885%      7.882%
100-29+ ..............................   7.846%      7.847%      7.847%      7.848%      7.845%
101-05+ ..............................   7.809%      7.810%      7.810%      7.811%      7.807%
101-13+ ..............................   7.773%      7.773%      7.773%      7.774%      7.770%
101-21+ ..............................   7.736%      7.736%      7.737%      7.737%      7.732%
101-29+ ..............................   7.699%      7.700%      7.700%      7.701%      7.695%
Weighted Average Life (yrs.) .........    9.919       9.919       9.919       9.919       9.669
First Principal Payment Date ......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009
Last Principal Payment Date .......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
95-20 ................................   8.659%      8.660%      8.660%      8.661%      8.671%
95-28 ................................   8.620%      8.620%      8.620%      8.621%      8.631%
96-04 ................................   8.580%      8.580%      8.581%      8.582%      8.591%
96-12 ................................   8.541%      8.541%      8.541%      8.542%      8.551%
96-20 ................................   8.501%      8.502%      8.502%      8.503%      8.511%
96-28 ................................   8.462%      8.463%      8.463%      8.464%      8.471%
97-04 ................................   8.423%      8.423%      8.424%      8.425%      8.431%
97-12 ................................   8.384%      8.385%      8.385%      8.386%      8.392%
97-20 ................................   8.345%      8.346%      8.346%      8.347%      8.352%
97-28 ................................   8.307%      8.307%      8.308%      8.308%      8.313%
98-04 ................................   8.268%      8.269%      8.269%      8.270%      8.274%
98-12 ................................   8.230%      8.230%      8.231%      8.232%      8.235%
98-20 ................................   8.192%      8.192%      8.193%      8.193%      8.196%
98-28 ................................   8.154%      8.154%      8.154%      8.155%      8.157%
99-04 ................................   8.116%      8.116%      8.117%      8.117%      8.119%
99-12 ................................   8.078%      8.078%      8.079%      8.079%      8.080%
99-20 ................................   8.040%      8.040%      8.041%      8.042%      8.042%
Weighted Average Life (yrs.) .........    9.919       9.919       9.919       9.919       9.672
First Principal Payment Date ......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    May-2009
Last Principal Payment Date .......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    Jun-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                       OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------------------
ASSUMED PRICE (32NDS)                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------- ----------- ----------- ----------- ----------- -----------
91-07+ ...............................   9.380%      9.380%      9.381%      9.381%      9.399%
91-15+ ...............................   9.338%      9.338%      9.338%      9.339%      9.356%
91-23+ ...............................   9.295%      9.296%      9.296%      9.297%      9.314%
91-31+ ...............................   9.254%      9.254%      9.254%      9.255%      9.271%
92-07+ ...............................   9.212%      9.212%      9.213%      9.213%      9.229%
92-15+ ...............................   9.170%      9.170%      9.171%      9.172%      9.187%
92-23+ ...............................   9.129%      9.129%      9.129%      9.130%      9.145%
92-31+ ...............................   9.087%      9.088%      9.088%      9.089%      9.103%
93-07+ ...............................   9.046%      9.046%      9.047%      9.048%      9.061%
93-15+ ...............................   9.005%      9.005%      9.006%      9.006%      9.020%
93-23+ ...............................   8.964%      8.964%      8.965%      8.966%      8.979%
93-31+ ...............................   8.923%      8.924%      8.924%      8.925%      8.937%
94-07+ ...............................   8.883%      8.883%      8.883%      8.884%      8.896%
94-15+ ...............................   8.842%      8.843%      8.843%      8.844%      8.855%
94-23+ ...............................   8.802%      8.802%      8.803%      8.803%      8.815%
94-31+ ...............................   8.762%      8.762%      8.762%      8.763%      8.774%
95-07+ ...............................   8.722%      8.722%      8.722%      8.723%      8.733%
Weighted Average Life (yrs.) .........    9.919       9.919       9.919       9.919       9.753
First Principal Payment Date ......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    Jun-2009
Last Principal Payment Date .......... Aug-2009    Aug-2009    Aug-2009    Aug-2009    Jun-2009

     YIELD SENSITIVITY OF THE CLASS X CERTIFICATES


     The yield to maturity of the Class X certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X certificates. The mortgage loans may prepay at a different rate. In addition, the pass-through rate for any Class X component relating to a class of principal balance certificates having a pass-through rate equal to the weighted average net mortgage rate will be zero. Prospective investors in the Class X certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.


     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class X certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the maturity assumptions. It was further assumed that the aggregate purchase price of the Class X certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 4-16 is 4 16/32%) of the initial notional amount (without accrued interest). Any differences between these assumptions and the actual characteristics and performance of the mortgage loans and of the Class X certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


     The pre-tax yields provided in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X certificates, would cause the discounted present value of such assumed stream of cash flows as of September 14, 1999 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class X certificates from and including September 1, 1999 to but excluding the delivery date, and by converting these monthly rates to semi-annual corporate bond equivalent rates. The calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X certificates (and accordingly does not purport to reflect the return on any investment in the Class X certificates when such reinvestment rates are considered).


     It is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.


     The mortgage loans may not prepay in accordance with the maturity assumptions at any particular rate, and the yield on the Class X certificates may not conform to the yields described in this prospectus supplement. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.


     In addition, holders of the Class X certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates. As a result, the yield on the Class X certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
                   FIRST PAYMENT DATE AND LAST PAYMENT DATE
              FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS


                                        0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                AT INDICATED CPR
                                        ----------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
--------------------------------------- ------------ ------------ ------------ ------------ ------------
3-15+ .................................  11.897%      11.879%      11.856%      11.823%      11.601%
3-16+ .................................  11.662%      11.644%      11.621%      11.587%      11.363%
3-17+ .................................  11.430%      11.411%      11.388%      11.355%      11.128%
3-18+ .................................  11.201%      11.182%      11.159%      11.125%      10.897%
3-19+ .................................  10.975%      10.957%      10.933%      10.899%      10.669%
3-20+ .................................  10.753%      10.734%      10.710%      10.676%      10.445%
3-21+ .................................  10.533%      10.514%      10.490%      10.456%      10.223%
3-22+ .................................  10.316%      10.298%      10.274%      10.239%      10.004%
3-23+ .................................  10.103%      10.084%      10.060%      10.025%       9.788%
3-24+ .................................   9.892%       9.873%       9.849%       9.813%       9.575%
3-25+ .................................   9.684%       9.665%       9.640%       9.605%       9.365%
3-26+ .................................   9.479%       9.459%       9.434%       9.399%       9.158%
3-27+ .................................   9.276%       9.256%       9.231%       9.195%       8.953%
3-28+ .................................   9.076%       9.056%       9.031%       8.995%       8.751%
3-29+ .................................   8.878%       8.858%       8.833%       8.797%       8.551%
3-30+ .................................   8.683%       8.663%       8.638%       8.601%       8.354%
3-31+ .................................   8.490%       8.470%       8.445%       8.408%       8.159%
Weighted Average Life (yrs.)* .........    9.237        9.225        9.208        9.184        9.009
First Payment Date .................... Oct-1999     Oct-1999     Oct-1999     Oct-1999     Oct-1999
Last Payment Date ..................... Mar-2016     Mar-2016     Mar-2016     Mar-2016     Dec-2015

*Based on reduction in the notional amount of the Class X certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC regulations"), rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary represents the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made with respect to segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the offered certificates, Mayer, Brown & Platt, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the "Code."

     For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates (other than the REMIC residual certificates) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.


     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Class X certificates will be, and other offered certificates may be, treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class N certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Such beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates bear interest at the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting such interest (i.e., as "qualified stated interest") would be recognized by the IRS. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount on the Class X certificates generally would be to report all income for such certificates as original issue discount for each period, computing the original issue discount

o by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, the certificates, thereby treating the certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and

o by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount for such period.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount to a holder of a Class X certificate for any period, the amount of original issue discount allocable to such period would be zero and the certificateholder will be permitted to offset the negative amount only against future original issue discount (if any) on the certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.

     Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.


     NEW WITHHOLDING REGULATIONS


     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The new regulations attempt to unify certification requirements and to modify reliance standards. The new regulations will be generally effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the new regulations.


     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES


     Class N certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if (contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above) they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no such excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until such excess interest actually accrues. Similarly, no portion of such holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the affected certificates, or both. Class N certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.


     The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.


     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by multifamily mortgaged properties. See "Description of the Mortgage Pool" in this prospectus supplement.


     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated August 26, 1999, among the depositor, GMACCM, and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedelbank and Euroclear on or about September 14, 1999, against payment therefor in immediately available funds.


                               ALLOCATION TABLE


      UNDERWRITER        CLASS X   CLASS A-1-a   CLASS A-1-b   CLASS A-2   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
----------------------- --------- ------------- ------------- ----------- --------- --------- --------- --------- --------
Deutsche Bank
 Securities Inc. ......     50%         50%           50%          50%        50%       50%       50%       50%       50%
Goldman, Sachs & Co.        50%         50%           50%          50%        50%       50%       50%       50%       50%
                           ---         ---           ---          ---        ---       ---       ---        --        --
Total .................    100%        100%          100%         100%       100%      100%      100%      100%      100%
                           ===         ===           ===          ===        ===       ===       ===       ===       ===

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     The underwriting agreement provides that the obligation of each underwriter to pay for and accept delivery of its certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 104.21% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect such transactions by selling its certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC, Goldman, Sachs & Co. is an affiliate of GSMC and Newman and Associates, Inc. is an affiliate of GMACCM.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will, severally and not jointly, indemnify the depositor, against certain civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown & Platt and for the underwriters by Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Moody's that are not lower than those indicated under "Transaction Overview."

     The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest (other than excess interest) to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the August, 2036 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,

o the degree to which prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors,

o whether and to what extent excess interest will be collected on any ARD loan,

o whether and to what extent default interest will be collected on the mortgage loans, and

o the tax treatment of payments on the offered certificates. Generally, the ratings address credit risk and not prepayment risk.

     As described in this prospectus supplement, the amounts payable on the Class X certificates do not include principal. If all the mortgage loans were to prepay in the initial month, the Class X certificates would receive only a single month's interest (without regard to any prepayment premiums that may be collected). As a result, the Class X certificateholders would suffer a nearly complete loss of their investment. However, all amounts "due" to such certificateholders have been paid, and this result would be consistent with the ratings assigned by the rating agencies to the Class X certificates. The ratings of the Class X certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X certificates, but only the obligation to pay interest timely on the notional amount of the Class X certificates, as such may be reduced from time to time as described in this prospectus supplement. Such ratings do not represent any assessment of the yield to maturity of the Class X certificates or the possibility that the Class X certificateholders might not fully recover their investment if rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments) occur. The notional amount upon which interest is calculated for the Class X certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as reduced from time to time. As a result, the ratings of the Class X certificates should be evaluated independently from similar ratings on other types of securities.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned thereto by any rating agency rating such class.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one rating agency will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). All other offered certificates (the "Non-SMMEA certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan"), you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to such "prohibited transactions."

     If you purchase or hold the Class A and Class X certificates by, on behalf of or with "plan assets" of a Plan, your purchase may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus and similar exemptions granted to each of the Underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989), PTE 94-29, 59 Fed. Reg. 14675
(1994) and FAN 97-03-E (December 9, 1996) (unpublished), each as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997)). To qualify for the exemption, however, the Plan must meet a number of conditions, including the requirement that it must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, and that at the time of acquisition, the certificates are rated in one of the top three rating categories by at least one rating agency. When it issued the exemption, the DOL did not consider mortgages containing defeasance provisions as described in this prospectus supplement. Accordingly, it is not clear what the impact on the exemption would be if such defeasance provisions were exercised. In addition, neither the exemption nor any similar exemption issued to the underwriters will apply to the Class B, Class C, Class D, Class E or Class F certificates. As a result, if you purchase a Class B, Class C, Class D, Class E or Class F certificate or any interest therein, you will be deemed to have represented by such purchase that either: (a) you are not a Plan and you are not purchasing such certificates by or on behalf of, or with "plan assets" of, any Plan or (b) your purchase of any such certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met: (1) the source of funds that you used to purchase such certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (2) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such certificates. See "ERISA Considerations--Representation From Investing Plans" in the prospectus.


     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus, may apply to you. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement.


     If you are a Plan fiduciary or other person considering whether to purchase an offered Certificate on behalf of or with "plan assets" of a Plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to such investment, and whether the Exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                        INDEX OF SIGNIFICANT DEFINITIONS




accredited investor .........................    S-102
accrued certificate interest ................     S-69
Additional trust expenses ...................     S-74
advances ....................................     S-56
Annual debt service .........................      A-2
appraisal reduction amount ..................     S-76
Appraised value .............................      A-2
ARD loans ...................................     S-16
ARD LTV .....................................      A-3
assumed monthly payment .....................     S-70
available distribution amount ...............     S-65
balloon loans ...............................     S-28
Balloon or ARD balance ......................      A-3
balloon payment interest excess .............     S-55
balloon payment interest shortfall ..........     S-55
base year ...................................     S-78
Biltmore Fashion Park loan ..................     S-34
CBE .........................................     S-90
Cedelbank participants ......................     S-62
Class A principal distribution
cross-over date .............................     S-68
Class A-1 directed principal cash
flow amounts ................................     S-72
Class A-2 directed principal cash
flow amounts ................................     S-72
Class X components ..........................     S-63
clearance cooperative .......................     S-62
CLTV ........................................      A-2
Code ........................................     S-97
Comerica loan ...............................     S-43
comparative financial status report .........     S-78
controlling class ...........................     S-53
corporate trust office ......................     S-82
corrected mortgage loan .....................     S-52
CPR .........................................     S-85
cross-collateralized mortgage loans .........     S-32
CSSA periodic loan file .....................     S-78
current LTV .................................      A-2
Cut-off date loan-to-value ratio ............      A-2
cut-off date LTV ............................      A-2
debt service coverage ratio .................      S-5
defeasance ..................................      A-3
defeasance collateral .......................     S-30



defeasance option ...........................     S-30
defeasance period ...........................     S-85
delinquent loan status report ...............     S-77
depositories ................................     S-61
determination date ..........................     S-64
discount rate ...............................     S-72
distributable certificate interest ..........     S-69
distribution date statement .................     S-77
DSC Ratio ...................................      A-2
DSCR ........................................      A-2
due date ....................................     S-30
due-on-encumbrance ..........................     S-32
due-on-sale .................................     S-32
Equity Inns loan participation ..............     S-38
Euroclear operator ..........................     S-62
Euroclear participants ......................     S-62
excess interest .............................     S-28
Excess liquidation proceeds .................     S-73
extraordinary prepayment interest
shortfall ...................................     S-56
Fitch .......................................     S-10
foreclosure property ........................     S-24
GACC ........................................     S-44
GLA .........................................     S-34
global securities ...........................      D-1
GMACCM ......................................     S-44
group 1 mortgage loans ......................     S-65
group 2 mortgage loans ......................     S-65
GSMC ........................................     S-45
historical loan modification report .........     S-77
historical loss estimate report .............     S-78
interest reserve account ....................     S-73
interest reserve loans ......................     S-73
liquidation fee .............................     S-55
loan group 1 distribution amount ............     S-66
loan group 1 principal amounts ..............     S-71
loan group 2 distribution amount ............     S-66
loan group 2 principal amounts ..............     S-71
loan-to-value ratio .........................      A-2
lock ........................................      A-3
lock-up .....................................      D-1
LOP .........................................     S-86
master servicer .............................     S-51

master servicing fee rate ..............     S-56
mezzanine debt .........................     S-33
modified mortgage loan .................     S-77
monthly payments .......................     S-30
Moody's ................................     S-10
Mortgage rate ..........................      A-3
net aggregate prepayment interest
shortfall ..............................     S-69
net mortgage rate ......................     S-64
NOI adjustment worksheet ...............     S-79
Non-SMMEA certificates .................    S-102
Occupancy ..............................      A-3
occupancy as of date ...................      A-3
One Colorado Place loan ................     S-41
operating adviser ......................     S-52
operating statement analysis ...........     S-78
pass-through rate ......................     S-63
P&I advances ...........................     S-75
Plan ...................................    S-102
prepayment interest excess .............     S-55
prepayment interest shortfall ..........     S-55
prepayment lock-out period .............     S-85
prepayment premium .....................     S-29
prepayment premium entitlement .........     S-71
Prepayment provisions ..................      A-3
Prime Outlets loan .....................     S-36
principal balance certificates .........     S-63
principal distribution amount ..........     S-70
PTE ....................................    S-102
purchase price .........................     S-47
qualified mortgage .....................     S-57
qualified mortgages ....................     S-99
rated final distribution date ..........     S-57
real estate assets .....................     S-99
Realized losses ........................     S-74
reimbursement rate .....................     S-76
related proceeds .......................     S-56
REMIC I ................................     S-97
REMIC II ...............................     S-97


REMIC III ..............................     S-97
REMIC regulations ......................     S-97
REO property ...........................     S-60
REO status report ......................     S-78
REO tax ................................     S-59
replacement mortgage loan ..............     S-48
replacement special servicer ...........     S-53
required appraisal loan ................     S-76
Saks Fifth Avenue ......................     S-35
Scheduled maturity date LTV ............      A-3
servicer watch list ....................     S-78
Servicing advances .....................     S-56
servicing fee ..........................     S-54
Servicing fee rate .....................      A-3
servicing standard .....................     S-51
SMMEA ..................................    S-102
special servicer .......................     S-51
special servicing events ...............     S-51
special servicing fee ..................     S-54
specially serviced mortgage loan .......     S-51
sq. ft .................................      A-2
Square feet ............................      A-2
stated principal balance ...............     S-64
subordinate available distribution
amount .................................     S-68
Term to maturity .......................      A-3
terms and conditions ...................     S-62
Transaction Overview ...................    S-101
trustee reports ........................     S-77
underwritten NCF .......................      A-1
Underwritten net cash flow .............      A-1
Units ..................................      A-3
U.S. Person ............................      D-3
UW NCF .................................      A-1
UW NCF DSCR ............................      A-2
voting rights ..........................     S-80
weighted average net mortgage rate .....     S-64
withheld amounts .......................     S-73
workout fee ............................     S-54

                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the sellers or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or a decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earn-out reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earn-out.

     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     4. "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV," or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (generally net of earn-out reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earn-out reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earn-out is not achieved, except as otherwise indicated.

     6. "Square feet" or "sq. ft." means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan. 58 loans representing 35.90% of the aggregate cut-off date balance accrue interest on an actual/360 basis but have a monthly payment calculated on a 30/360 schedule. Accordingly, the actual amortization term is longer for these loans than the stated amortization term reflected in this Annex A.

     10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

     11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     14. "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.


INTEREST ONLY LOANS

     Loan Number 21674. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from July 10, 1999 through June 10, 2001. Commencing on July 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $132,474.71 are required.

     Loan Number 22232. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from September 10, 1999 through August 10, 2001. Commencing on September 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $65,407.85 are required.

     Loan Number 22673. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from August 10, 1999 through July 10, 2000. Commencing on August 10, 2000 and continuing through maturity, monthly payments of principal and interest in the amount of $575,491.93 are required.

     Loan Number 22941. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from September 10, 1999 through August 10, 2001. Commencing on September 10, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $54,876.08 are required.

     Loan Number 834884757. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from October 1, 1999 through August 1, 2003. Commencing on September 1, 2003 and continuing through maturity, monthly payments of principal and interest in the amount of $168,605.53.

     Loan Number 090001263. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from September 1, 1999 through its maturity on August 1, 2009 in the amount of $70,608.96.

     CERTAIN REPLACEMENT RESERVES AND TENANT IMPROVEMENT AND LEASING COMMISSION RESERVES

     Loan Number 090001264. The mortgage loan requires a new lease escrow fund to be established at closing with a deposit of $45,000.00. These funds will be released to the borrower when the new lease conditions are met. These conditions will be met when the borrower enters into a lease covering the space in the improvements identified as Suite 350 containing not less than 4,326 net rentable square feet for a term of not less than three years at a basic rental rate of not less than $16.00 per square foot.

     Loan Number 090001253. The mortgage loan requires monthly reserve payments in the amount of $4,166.67 to the rollover escrow fund in connection with the Albertson's lease. The borrower shall not be required to make any deposits into the fund in excess of $350,000.00. Also the borrower is required to deposit any funds received from the tenant under the Albertson's lease into the rollover escrow fund.

     Loan Number 914565048. The mortgage loan requires the borrower to deposit $100,000.00 at closing into the rollover escrow fund. If at any time the balance in the fund goes below $100,000.00 the borrower must pay monthly deposits of $10,000.00 to the fund until the balance in the fund is again up to $100,000.00.

     Loan Number 090001243. The mortgage loan requires the borrower to deposit $100,000.00 at closing into the Astoria escrow fund for tenant improvement and leasing commission obligations incurred with respect to the Astoria premises leased to Astoria Federal Mortgage.

     Loan Number 090001254. The mortgage loan requires the borrower to make monthly payments of $6,330.00 into the rollover escrow fund. Once the balance of the fund reaches $250,000.00, monthly payments will not be collected. If the balance falls below $250,000.00, then monthly payments will begin until the balance reaches $250,000.00. The borrower deposited $137,862.00 into the near term rollover escrow fund for expenses relating to the renewal of the SSC Yoga, Zero Pro Shop, Hair Pro and 4M Cleaners leases.

     Loan Number 090001256. The mortgage loan requires the borrower to deposit $150,000.00 for tenant improvements and leasing commission obligations related to the Wiener's Store lease. Once the balance of the fund reaches $250,000.00, monthly payments will not be collected. If the balance falls below $250,000.00, then monthly payments will begin until the balance reaches $250,000.00

     Loan Number 090001261. The mortgage loan requires the borrower to make monthly payments of $1,283.00 into the rollover escrow fund. Once the balance of the fund reaches $50,000.00, monthly payments will not be collected. If the balance falls below $50,000.00, then monthly payments will begin until the balance reaches $50,000.00. The borrower was also required to fund $9,600.00 into the free rent reserve account. These funds will be released when the free rent period of the Wilkerson Printing lease has expired.

     Loan Number 090001251. The mortgage loan requires the borrower to make monthly payments of $417.00 into the rollover escrow fund for tenant improvements and leasing commissions pertaining to the Michael's Store and Payless Shoesource leases. The renewal of the Michael's lease cannot be any less than 19,510 sq. ft. at no less than $6.50 a sq. ft. and for a term not less than five years. The renewal of the Payless lease cannot be any less than 3,000 sq. ft. at no less than $12.00 a sq. ft. and for a term not less than five years.

     Loan Number 834884757. The mortgage loan requires a two month payment reserve established at closing for $425,718.40. This reserve is two months of principal and interest plus any applicable reserves. Funds can be drawn from the reserve in the event that the mortgagee has not received the payment within five days of the date the monthly payment is due.

     Loan Number 21674. The borrower has posted a letter of credit in lieu of a required deposit of $700,000 and monthly payments of $5,500 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of required monthly payments of $9,121.25 into a replacement reserve.

     Loan Number 22040. The borrower has posted a letter of credit in lieu of a required initial deposit of $60,000 into a tenant improvement and leasing commission reserve. The mortgage loan also requires monthly tenant improvement leasing commission reserve payments in the amount of $5,000 until the balance reaches $350,000.

     Loan Number 22686. The mortgage loan requires the borrower to deliver a letter of credit in the amount of $250,000 as additional security for the loan pending delivery of an acceptable subordination, nondisturbance and attornment agreement from each of the required tenants.

     Loan Number 22738. The mortgage loan requires monthly tenant improvements and leasing commissions payments in the amount of $4,499. The borrower may provide a letter of credit in lieu of the monthly payments.

     Loan Number 22868. The mortgage loan requires an initial deposit of $800,000 or a letter of credit at closing for tenant improvement and leasing commision reserves and debt service reserves.

     Loan Number 21568. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of five percent of the total gross revenues derived from the operation of the property during the immediately preceding calendar year for replacements and capital improvements.

     Loan Number 22103. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of four percent of the total gross revenues derived from the operation of the properties during the immediately preceding calendar year.

     Loan Number 23290. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of five percent of the total gross revenues derived from the operation of the properties during the immediately preceding calendar year.

     Loan Number 24117. The mortgage loan requires monthly reserve payments in an amount equal to one-twelfth of four percent of the total gross revenues derived from the operation of the properties during the immediately preceding calendar year.


ADDITIONAL COLLATERAL LOAN

     Loan Number TA5222. The mortgage loan requires the borrower to make payments into a reserve account in an amount equal to $33,333 per month commencing on the due date in April 2004 until the anticipated repayment date if the borrower fails to furnish an irrevocable letter of credit each year in the amount of $550,000 commencing in April, 2004 and annually each year thereafter until the anticipated repayment date for that loan.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation, achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For each of these earnout loans, the underwritten NCF

DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:




                                                     FULL BALANCE
 CONTROL                  EARNOUT     CUT-OFF DATE   CUT-OFF DATE      NET OF
    NO      LOAN NO.       AMOUNT        BALANCE          LTV       EARNOUT LTV
--------- ------------ ------------- -------------- -------------- -------------
    34         19282    $1,645,000    $ 9,296,027         71.2%         58.58%
    43         20869     1,500,000      7,386,955         54.3          43.29
    23         21223     1,708,000     12,427,897         74.9          64.58
    57         22603       380,000      6,028,410         69.3          64.92
    19         22868     3,000,000     14,493,350         67.4          53.46
    12     906995296     3,000,000     20,990,264         84.0          71.96
    17     826165831       750,000     15,242,981         68.8          65.43



                             NET OF       EARLIEST
           FULL BALANCE      EARNOUT     DEFEASANCE                    PREPAYMENT
 CONTROL   CUT-OFF DATE   UNDERWRITTEN    OR PREPAY     DEFEASANCE     PENALTIES
    NO       NCF DSCR       NCF DSCR        DATE         OR PREPAY       APPLY?
--------- -------------- -------------- ------------ ---------------- -----------
    34          1.34x          1.63x       2/1/2000       Prepay          Yes
    43          1.30           1.62       5/12/2001       Defease         NAP
    23          1.14           1.32      11/27/2000       Prepay          Yes
    57          1.12           1.20       6/11/2000       Prepay          Yes
    19          1.34           1.69       4/30/2000   Defease/Prepay    NAP/Yes
    12          1.19           1.39      10/30/2000       Prepay          Yes
    17          1.44           1.44       2/28/2000       Prepay          Yes

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


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



CONTROL NUMBER    LOAN GROUP (#)   LOAN SELLER         LOAN NUMBER                   PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------------------------
       1                 1          GMAC               22673             Biltmore Fashion Park
       2                 1          GMAC               21893             Prime Outlets at Niagara Falls
-----------------------------------------------------------------------------------------------------------------------------------
       3                 1          GMAC               22103             Equity Inns Portfolio
       3a                1          GMAC               22103-A           Equity Inns - AmeriSuites (Overland Park)
       3b                1          GMAC               22103-B           Equity Inns - AmeriSuites (Columbus)
       3c                1          GMAC               22103-C           Equity Inns - AmeriSuites (Memphis)
       3d                1          GMAC               22103-D           Equity Inns - AmeriSuites (Glen Allen)
       3e                1          GMAC               22103-E           Equity Inns - Hampton Inn (Overland Park)
       3f                1          GMAC               22103-F           Equity Inns - Hampton Inn (Kansas City)
       3g                1          GMAC               22103-G           Equity Inns - Hampton Inn (Memphis)
       3h                1          GMAC               22103-H           Equity Inns - Hampton Inn (Richardson)
       3I                1          GMAC               22103-I           Equity Inns - Hampton Inn (Morgantown)
       3j                1          GMAC               22103-J           Equity Inns - Homewood Suites (Phoenix)
       3k                1          GMAC               22103-K           Equity Inns - Homewood Suites (Sharonville)
       3l                1          GMAC               22103-L           Equity Inns - Homewood Suites (San Antonio)
       3m                1          GMAC               22103-M           Equity Inns - Residence Inn (Tucson)
       3n                1          GMAC               22103-N           Equity Inns - Residence Inn (Eagan)
       3o                1          GMAC               22103-O           Equity Inns - Residence Inn (Tinton Falls)
       3p                1          GMAC               22103-P           Equity Inns - Residence Inn (Portland)
       3q                1          GMAC               22103-Q           Equity Inns - Hampton Inn (Northville)
       3r                1          GMAC               22103-R           Equity Inns - Residence Inn (Princeton)
-----------------------------------------------------------------------------------------------------------------------------------
       4                 1          GMAC               22686             One Colorado
       5                 1          DB                 GA5152            Comerica Bank Building
       6                 1          DB                 TA5222            120 Monument Circle
       7                 1          AR                 914142539         125 Maiden Lane
-----------------------------------------------------------------------------------------------------------------------------------
       8                 2          GMAC               21584             Texas Development Investors Apartment Portfolio
       8a                2          GMAC               21584-A           Willow Creek Apartments
       8b                2          GMAC               21584-B           Bellfort Southwest IV and V Apartments
       8c                2          GMAC               21584-C           Southwest Village Apartments
       8d                2          GMAC               21584-D           Bellfort Southwest III
-----------------------------------------------------------------------------------------------------------------------------------
       9                 1          GMAC               22671             Sherman Plaza East & West Tower
       10                2          DB                 GA5851            Alliance TP Portfolio
      10a                2          DB                 GA5851-A          Mulberry Lane Apartments
      10b                2          DB                 GA5851-B          Rambletree Apartments
      10c                2          DB                 GA5851-C          Robin Oaks Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       11                1          AR                 834884757         Bush Tower
       12                1          AR                 906995296         County Line Plaza
       13                2          DB                 GA5614            Sherwood Lakes Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       14                2          GMAC               22748             Laurel Apartment Portfolio
      14a                2          GMAC               22748-A           Laurel Walk Apartments
      14b                2          GMAC               22748-B           Laurel Oaks Apartments
      14c                2          GMAC               22748-C           Laurel Springs Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       15                1          GMAC               21674             Sweet Paper Warehouse
      15a                1          GMAC               21674-A           Sweet Paper Warehouse - Hialeah
      15b                1          GMAC               21674-B           Sweet Paper Warehouse - Atlanta
      15c                1          GMAC               21674-C           Sweet Paper Warehouse - Tampa
      15d                1          GMAC               21674-D           Sweet Paper Warehouse - Orlando
      15e                1          GMAC               21674-E           Sweet Paper Warehouse - Raleigh
-----------------------------------------------------------------------------------------------------------------------------------
       16                1          DB                 TA7316            Sheraton Portsmouth Hotel
       17                1          AR                 826165831         Trinity Commons Shopping Center
       18                2          DB                 TA1103            Village Square Apartments
       19                1          GMAC               22868             Golden Books Industrial Building
       20                1          GMAC               23226             Air Touch Building
-----------------------------------------------------------------------------------------------------------------------------------
       21                2          GMAC               23908             Tivoli Lakes Club Apartments
       22                1          GMAC               23007             InteSys Technologies, Inc.
       23                1          GMAC               21223             Hampden Park West/NCI & II
      23a                1          GMAC               21223-A           Hampden Park West
      23b                1          GMAC               21223-B           NCI Buildings I and II
-----------------------------------------------------------------------------------------------------------------------------------
       24                2          GMAC               23650             Columbus Park Apartments
       25                1          DB                 GA4992            The Towers on Wilshire
       26                1          GMAC               20656             Courtyard by Marriott - Charleston
       27                1          AR                 09-0001254        Hillcrest Village Shopping Center
       28                1          AR                 09-0001263        Briargrove Place
-----------------------------------------------------------------------------------------------------------------------------------
       29                1          AR                 09-0001253        Pitman Corners Shopping Center
       30                1          DB                 GA5891            The Harbor Building
       31                1          GMAC               22760             Sheraton Cerritos
       32                2          AR                 09-0001248        Plantation Oaks
       33                1          DB                 TA0216            The Leamington Office Building
-----------------------------------------------------------------------------------------------------------------------------------
       34                1          GMAC               19282             Pacific East Oriental ShoppingMall
       35                2          GMAC               22396             Riverbend and Cedar Lake Apartments
      35a                2          GMAC               22396-A           Riverbend Apartments
      35b                2          GMAC               22396-B           Cedar Lake Apartments
       36                1          GMAC               22232             40 Corporate Center
-----------------------------------------------------------------------------------------------------------------------------------
       37                1          GMAC               22040             Milpitas R&D Buildings
       38                1          GMAC               24117             Residence Inn - Foxborough
       39                1          DB                 TA7051            Rancho San Diego Town and Country Phase I
       40                1          GMAC               21704             Cragwood Plaza
       41                1          AR                 09-0001229        Lakeside Place Office Building
-----------------------------------------------------------------------------------------------------------------------------------
       42                1          GMAC               22941             Heritage Office Building
       43                1          GMAC               20869             The Jewelry Building
       44                1          GMAC               19631             Century Park West Office Building
       45                2          GMAC               22471             Austin Lights Apartments
       46                1          DB                 TA2087            IRS Building
-----------------------------------------------------------------------------------------------------------------------------------
       47                1          GMAC               21517             Preferred Freezer II
       48                2          GMAC               19169             St. Augustine Hills Apartments
       49                1          GMAC               20599             Ohio Distribution Warehouse
       50                1          AR                 09-0001255        Burleson Towne Centre
       51                1          GMAC               20808             Quinby Office Building (CA)
-----------------------------------------------------------------------------------------------------------------------------------
       52                1          AR                 09-0001264        Shiloh Square Shopping Center
       53                1          DB                 TA1852            Commonwealth Plaza
       54                1          GMAC               23290             AmeriSuites - Irving
       55                1          AR                 901905420         Windward Town & Country Plaza
       56                1          GMAC               21568             Residence Inn - Glendale
-----------------------------------------------------------------------------------------------------------------------------------
       57                2          GMAC               22603             The Bridgeport Apartments
       58                1          GMAC               23492             One Corporate Plaza
       59                1          AR                 09-0001261        Losee Business Park
       60                2          AR                 09-0001260        Chimney Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       61                2          DB                 TA5740            Jackson Heights Portfolio
      61a                2          DB                 TA5740-A          35-18 95th Street
      61b                2          DB                 TA5740-B          35-24 95th Street
      61c                2          DB                 TA5740-C          35-38 95th Street
      61d                2          DB                 TA5740-D          35-44 95th Street
      61e                2          DB                 TA5740-E          93-35 Lamont Avenue
-----------------------------------------------------------------------------------------------------------------------------------
       62                2          AR                 911660589         1110-1120 Beacon Street
       63                1          AR                 906950814         Buckingham Place Shopping Center
       64                2          GMAC               22788             Plaza Apartments
       65                1          GMAC               22098             Sears Distribution Center
       66                1          GMAC               22729             Fremont Business Park
-----------------------------------------------------------------------------------------------------------------------------------
       67                2          GMAC               22124             Chase Hill Apartments
       68                1          DB                 TA3432            Architect's Building
       69                1          DB                 GA5283            Madison Square Shopping Center
       70                2          GMAC               22252             Villa Mirage Apartments
       71                2          GMAC               20670             Summerchase Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       72                1          AR                 09-0001243        Crystal Heights Office Center
       73                1          AR                 09-0001251        Boca Chica Place
       74                1          GMAC               19020             The Shops at Pennsville Shopping Center - A Note
-----------------------------------------------------------------------------------------------------------------------------------
       75                2          DB                 TA2352            Satcoms Apartments
      75a                2          DB                 TA2352-A          French Quarter Apartments
      75b                2          DB                 TA2352-B          Crescent Plaza Apartments
      75c                2          DB                 TA2352-C          2101 D Street Apartments
      75d                2          DB                 TA2352-D          Willow Wood Apartments
      75f                2          DB                 TA2352-F          Arapahoe Village Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       76                2          AR                 09-0001242        Sharpstown Garden Apartments
       77                1          AR                 904900980         Kennedy Business Center
       78                1          AR                 906424723         East Lancaster Plaza
       79                1          GMAC               22738             University Corporate Center
       80                2          AR                 901851850         Summer Pointe & Windrock Apartments
-----------------------------------------------------------------------------------------------------------------------------------
       81                1          AR                 909033753         Comps Plaza
       82                1          DB                 TA4891            Francisco Center II
       83                2          DB                 TA4664            St. James Garden Apartments
       84                1          GMAC               22149             14th & Cary Street Parking Deck
       85                1          GMAC               22136             Willow Oak Plaza
-----------------------------------------------------------------------------------------------------------------------------------
       86                2          AR                 907120356         Community Manor Apartments
       87                1          GMAC               21668             Fairporte Green Shopping Center
       88                1          AR                 914565048         Lanham Center
       89                2          AR                 09-0001257        Courts of McCallum Apartments
       90                1          AR                 09-0001249        Bucks County Mall
-----------------------------------------------------------------------------------------------------------------------------------
       91                1          AR                 09-0001256        San Marcos Place
       92                2          DB                 TA7792            Mallard Creek Apartments
       93                1          GMAC               22272             Carriage Center Retail
       94                1          GMAC               22369             Delta Plaza Shopping Center
       95                1          AR                 09-0001246        Tri-State Mini Storage
-----------------------------------------------------------------------------------------------------------------------------------
       96                1          GMAC               20311             McKinney Square
       97                1          DB                 TA7147            Palmetto Lakes Business Center
       98                1          DB                 TA7423            Westlake Medical Plaza
       99                1          GMAC               22393             Capital Title Building
      100                1          AR                 907881339         The North Central Office Building
-----------------------------------------------------------------------------------------------------------------------------------
      101                1          GMAC               22669             Scott Company of California
      102                1          DB                 TA6017            420 Columbus Avenue
      103                2          GMAC               23193             Rivercrest Apartments
      104                1          AR                 802880743         McCarty Building
      105                2          GMAC               21956             Canden-Damada Apartments
-----------------------------------------------------------------------------------------------------------------------------------
      106                2          AR                 09-0001245        Citadel Apartments
      107                1          GMAC               22542             Fairview Center (Parkside Plaza - Food Lion Shopping Ctr.)
      108                1          GMAC               19644             100 Morris Avenue
      109                1          GMAC               22156             Delta Villa
      110                2          GMAC               21857             Los Olivos Apartments
-----------------------------------------------------------------------------------------------------------------------------------
      111                1          AR                 09-0001262        Commerce Exchange Business Park
      112                2          GMAC               21775             Wickham Gardens Condominiums
      113                2          GMAC               21159             The Commodore Apartments
      114                2          GMAC               18842             South Park Apartments
      115                1          AR                 828634107         Fountain Village S.C.
-----------------------------------------------------------------------------------------------------------------------------------
      116                1          DB                 TA7225            Tollhouse Shopping Center
      117                1          DB                 TA5907            Sandpiper Mobile Manor
      118                2          GMAC               23338             Logan Point Apartments
      119                1          DB                 TA6162            Rushton Portfolio
      119a               1          DB                 TA6162-A          2 Andrews Drive
      119b               1          DB                 TA6162-B          4 Andrews Drive
-----------------------------------------------------------------------------------------------------------------------------------
      120                1          GMAC               22102             Equity Inns - AmeriSuites (Indianapolis)
      121                1          DB                 TA1940            47-16 Austell Place
      122                1          GMAC               22649             For Eyes Optical
      123                2          GMAC               18035             Canyon Hills Apartments
      124                1          DB                 TA4639            Kailua Trade Center
      125                2          GMAC               22494             Oak Forest Apartments
-----------------------------------------------------------------------------------------------------------------------------------
      126                1          GMAC               22038             Santee Plaza
      127                1          AR                 09-0001244        Tanglewood Business Park
      128                1          GMAC               21211             CVS Pharmacy Baltimore
      129                1          DB                 TA2896            Ahwatukee Office Plaza
      130                1          AR                 09-0001220        4444 Westgrove
-----------------------------------------------------------------------------------------------------------------------------------
      131                1          DB                 TA4588            4751 White Lane
      132                2          GMAC               23294             Park West I Apartments
      133                1          DB                 TA7458            North Dawson Business Center
      134                1          DB                 TA6357            228 Lackawana Avenue
      135                1          GMAC               21368             718 North Lake Avenue
-----------------------------------------------------------------------------------------------------------------------------------
      136                2          DB                 TA5681            Park Villa Apartments
      137                1          GMAC               20245             Marshall Plaza
      138                2          GMAC               21856             13400 Victory Apartments



 CONTROL NUMBER   PROPERTY TYPE              ADDRESS                                             CITY                 STATE
------------------------------------------------------------------------------------------------------------------------------------
       1         Anchored Retail      2470-A East Camelback Road                                Phoenix               Arizona
       2         Anchored Retail      1900 Military Road                                        Niagara Falls         New York
------------------------------------------------------------------------------------------------------------------------------------
       3         Lodging
       3a        Lodging              6801 West 112th Street                                    Overland Park         Kansas
       3b        Lodging              7490 Vantage Drive                                        Columbus              Ohio
       3c        Lodging              7905 Giacosa Place                                        Memphis               Tennessee
       3d        Lodging              4100 Cox Road                                             Glen Allen            Virginia
       3e        Lodging              10591 East Metcalf Frontage Road                          Overland Park         Kansas
       3f        Lodging              11212 North Newark Circle                                 Kansas City           Missouri
       3g        Lodging              5320 Poplar Avenue                                        Memphis               Tennessee
       3h        Lodging              1577 Gateway Boulevard                                    Richardson            Texas
       3I        Lodging              1053 Van Voorhis Road                                     Morgantown            West Virginia
       3j        Lodging              2001 East Highland Avenue                                 Phoenix               Arizona
       3k        Lodging              2670 East Kemper Road                                     Sharonville           Ohio
       3l        Lodging              4323 Spectrum One                                         San Antonio           Texas
       3m        Lodging              6477 East Speedway Boulevard                              Tucson                Arizona
       3n        Lodging              3040 Eagandale Place                                      Eagan                 Minnesota
       3o        Lodging              90 Park Road                                              Tinton Falls          New Jersey
       3p        Lodging              1710 Northeast Multnomah Street                           Portland              Oregon
       3q        Lodging              20600 Haggerty Road                                       Northville            Michigan
       3r        Lodging              4225 Route 1                                              Princeton             New Jersey
------------------------------------------------------------------------------------------------------------------------------------
       4         Anchored Retail      One Colorado Boulevard                                    Pasadena              California
       5         Office               33 West Santa Clara Street                                San Jose              California
       6         Office               120 Monumnet Circle                                       Indianapolis          Indiana
       7         Office               125 Maiden Lane                                           New York              New York
------------------------------------------------------------------------------------------------------------------------------------
       8         Multifamily                                                                    Houston               Texas
       8a        Multifamily          7575 Office Center Drive                                  Houston               Texas
       8b        Multifamily          8201 West Bellfort Avenue                                 Houston               Texas
       8c        Multifamily          11726 West Bellfort Avenue                                Houston               Texas
       8d        Multifamily          6400 West Bellfort Avenue                                 Houston               Texas
------------------------------------------------------------------------------------------------------------------------------------
       9         Office               15350 and 15400 Sherman Way                               Van Nuys              California
       10        Multifamily
      10a        Multifamily          2630 Abbott Road                                          Midland               Michigan
      10b        Multifamily          326 Ramblewood Drive                                      Glen Ellyn            Illinois
      10c        Multifamily          1819 Eastlawn Drive                                       Midland               Michigan
------------------------------------------------------------------------------------------------------------------------------------
       11        Office               130 W 42nd Street                                         New York              New York
       12        Anchored Retail      1051 East County Line Road                                Jackson               Mississippi
       13        Multifamily          2010 Sherwood Lake Drive                                  Schererville          Indiana
------------------------------------------------------------------------------------------------------------------------------------
       14        Multifamily
      14a        Multifamily          908-201 Summit Lake Drive                                 Charlotte             North Carolina
      14b        Multifamily          3111-101 Longmeadow Court                                 Raleigh               North Carolina
      14c        Multifamily          500-103 Bridleridge Drive                                 Raleigh               North Carolina
------------------------------------------------------------------------------------------------------------------------------------
       15        Industrial
      15a        Industrial           215 SE 10th Avenue                                        Hialeah               Florida
      15b        Industrial           615 Stonehill Drive SW                                    Atlanta               Georgia
      15c        Industrial           1433 Massaro Boulevard                                    Tampa                 Florida
      15d        Industrial           350 Central Florida Parkway                               Orlando               Florida
      15e        Industrial           3915 Beryl Road                                           Raleigh               North Carolina
------------------------------------------------------------------------------------------------------------------------------------
       16        Lodging              250 Market Street                                         Portsmouth            New Hampshire
       17        Anchored Retail      3000-3150 South Hulen Street                              Fort Worth            Texas
       18        Multifamily          3636 Mission Drive                                        Indianapolis          Indiana
       19        Industrial           107 Tom Starling Road                                     Fayetteville          North Carolina
       20        Office               5165 Emerald Parkway                                      Dublin                Ohio
------------------------------------------------------------------------------------------------------------------------------------
       21        Multifamily          602 Anderson Circle                                       Deerfield Beach       Florida
       22        Industrial           1300 North Fiesta Boulevard                               Gilbert               Arizona
       23        Industrial
      23a        Industrial           1500 W. Hampden Avenue                                    Sheridan              Colorado
      23b        Industrial           300 E. Mineral & 8000 S. Lincoln Avenue                   Littleton             Colorado
------------------------------------------------------------------------------------------------------------------------------------
       24        Multifamily          5999 Bear Creek Drive                                     Bedford               Ohio
       25        Office               3200 Wilshire Boulevard                                   Los Angeles           California
       26        Lodging              35 Lockwood Drive                                         Charleston            South Carolina
       27        Retail               6959 Arapaho Road                                         Dallas                Texas
       28        Office               17855 Dallas Parkway                                      Dallas                Texas
------------------------------------------------------------------------------------------------------------------------------------
       29        Anchored Retail      1301 Custer Road                                          Plano                 Texas
       30        Office               4201 Wilshire Boulevard                                   Los Angeles           California
       31        Lodging              12725 Center Court Drive                                  Cerritos              California
       32        Multifamily          1501 Harvey Road                                          College Station       Texas
       33        Office               1814 Franklin Street                                      Oakland               California
------------------------------------------------------------------------------------------------------------------------------------
       34        Anchored Retail      3254 Pierce Street                                        Richmond              California
       35        Multifamily
      35a        Multifamily          1502 East Lindsay Street                                  Norman                Oklahoma
      35b        Multifamily          4119 West Main Street                                     Norman                Oklahoma
       36        Office               40 Corporate Center                                       St. Louis             Missouri
------------------------------------------------------------------------------------------------------------------------------------
       37        Office               720-740 Milpitas Blvd. & 591-593 Yosemite Blvd.           Milpitas              California
       38        Lodging              250 Foxborough Boulevard                                  Foxborough            Massachusetts
       39        Retail               2650 Jamacha Road                                         El Cajon              California
       40        Office               50 Cragwood Road                                          South Plainfield      New Jersey
       41        Office               323 Lakeside Avenue                                       Cleveland             Ohio
------------------------------------------------------------------------------------------------------------------------------------
       42        Office               10 South Brentwood Boulevard                              Clayton               Missouri
       43        Retail               576-578 Fifth Avenue                                      New York              New York
       44        Office               1930 Century Park West                                    Los Angeles           California
       45        Multifamily          1200 Broadmoor Drive                                      Austin                Texas
       46        Office               9350 Flair Drive                                          El Monte              California
------------------------------------------------------------------------------------------------------------------------------------
       47        Industrial           231 Elm Street                                            Perth Amboy           New Jersey
       48        Multifamily          2415 Old St. Augustine Road                               Tallahassee           Florida
       49        Industrial           1650 and 1654 Williams Road                               Columbus              Ohio
       50        Anchored Retail      805, 855, 877 Northeast Alsburard Blvd                    Burleson              Texas
       51        Office               650 South Grand Avenue                                    Los Angeles           California
------------------------------------------------------------------------------------------------------------------------------------
       52        Anchored Retail      2334 West Buckingham Road                                 Garland               Texas
       53        Office               3300 - 3320 Truxtun Avenue                                Bakersfield           California
       54        Lodging              4235 West Airport Freeway                                 Irving                Texas
       55        Anchored Retail      200 Hamakuas Drive                                        Kailua                Hawaii
       56        Lodging              7275 North Port Washington Road                           Glendale              Wisconsin
------------------------------------------------------------------------------------------------------------------------------------
       57        Multifamily          16900 Algonquin Street                                    Huntington Beach      California
       58        Office               2525 Bay Area Boulevard                                   Clear Lake            Texas
       59        Industrial           4310 & 4336 Losee Road                                    North Las Vegas       Nevada
       60        Multifamily          200 North Festival Drive                                  El Paso               Texas
------------------------------------------------------------------------------------------------------------------------------------
       61        Multifamily
      61a        Multifamily          35-18 95th Street                                         Jackson Heights       New York
      61b        Multifamily          35-24 95th Street                                         Jackson Heights       New York
      61c        Multifamily          35-38 95th Street                                         Jackson Heights       New York
      61d        Multifamily          35-44 95th Street                                         Jackson Heights       New York
      61e        Multifamily          93-35 Lamont Avenue                                       Elmhurst              New York
------------------------------------------------------------------------------------------------------------------------------------
       62        Multifamily          1110-1120 Beacon Street                                   Brookline             Massachusetts
       63        Anchored Retail      1332 S. Plano Road                                        Richardson            Texas
       64        Multifamily          982 West Brevard Street                                   Tallahassee           Florida
       65        Industrial           14650 Miller Avenue                                       Fontana               California
       66        Office               42501 Albrae Street & 42808-42840 Christy Street          Fremont               California
------------------------------------------------------------------------------------------------------------------------------------
       67        Multifamily          15801 Chase Hill Boulevard                                San Antonio           Texas
       68        Office               117 South 17th Street                                     Philadelphia          Pennsylvania
       69        Retail               796 Gallatin Pike Road                                    Nashville             Tennessee
       70        Multifamily          43223 & 43230 Gadsden Avenue                              Lancaster             California
       71        Multifamily          100 McQueen Smith Road South                              Prattville            Alabama
------------------------------------------------------------------------------------------------------------------------------------
       72        Office               10005 & 10015 Old Columbia                                Columbia              Maryland
       73        Anchored Retail      2944 Boca Chica Boulevard                                 Brownsville           Texas
       74        Anchored Retail      251 North Broadway                                        Pennsville            New Jersey
------------------------------------------------------------------------------------------------------------------------------------
       75        Multifamily
      75a        Multifamily          4645 Dudley Street                                        Lincoln               Nebraska
      75b        Multifamily          3636 North 52nd Street                                    Lincoln               Nebraska
      75c        Multifamily          2101 D Street                                             Lincoln               Nebraska
      75d        Multifamily          1215 Arapahoe Street                                      Lincoln               Nebraska
      75f        Multifamily          1215 Arapahoe Street                                      Lincoln               Nebraska
------------------------------------------------------------------------------------------------------------------------------------
       76        Multifamily          7575 Bissonet Boulevard                                   Houston               Texas
       77        Industrial           525-580 Kennedy Road                                      Tallmadge (Akron)     Ohio
       78        Anchored Retail      1004-1060 Avenue J                                        Lancaster             California
       79        Office               761 Corporate Center Drive                                Pomona                California
       80        Multifamily          1149 & 1029 East Brooks Street                            Norman                Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
       81        Office               9888 Carroll Centre Road                                  San Diego             California
       82        Retail               610 DuBois Street                                         San Rafael            California
       83        Multifamily          314 East 24th Street                                      Chester               Pennsylvania
       84        Special Purpose      1412-1416 East Cary Street                                Richmond              Virginia
       85        Anchored Retail      901-R West Broad Street (Route250)                        Waynesboro            Virginia
------------------------------------------------------------------------------------------------------------------------------------
       86        Multifamily          2655 Brighton Henrietta Town Line Road                    Henrietta             New York
       87        Retail               1309 West Fairmont Parkway                                LaPorte               Texas
       88        Office               5900 Princess Garden Parkway                              Lanham                Maryland
       89        Multifamily          7777 McCallum Boulevard                                   Dallas                Texas
       90        Anchored Retail      725-751 Bustleton Pike                                    Feasterville          Pennsylvania
------------------------------------------------------------------------------------------------------------------------------------
       91        Retail               900 Bugg Lane                                             San Marcos            Texas
       92        Multifamily          1878 Simonton Road                                        Statesville           North Carolina
       93        Retail               12845 Poway Road                                          Poway                 California
       94        Retail               10110 U.S. Highway 19                                     Port Richey           Florida
       95        Self-Storage         1050 Ridge Road and 100 Hickman Road                      Claymont              Delaware
------------------------------------------------------------------------------------------------------------------------------------
       96        Office               2500-2522 McKinney Avenue & 2412-2418 Fairmont Street     Dallas                Texas
       97        Industrial           4715-4774 N.W. 157th Street                               Miami                 Florida
       98        Office               1220 La Venta Drive                                       Westlake Village      California
       99        Office               2900 East Camelback Road                                  Phoenix               Arizona
      100        Office               1000 N. Central Avenue                                    Glendale              California
------------------------------------------------------------------------------------------------------------------------------------
      101        Industrial           14920 South San Pedro Street                              Gardena               California
      102        Office               420 Columbus Avenue                                       Mt. Pleasant          New York
      103        Multifamily          525 Lines Drive                                           Albany                Georgia
      104        Office               202 North Ninth Street                                    Boise                 Idaho
      105        Multifamily          Willowcreek Road & Interstate 80/90                       Portage               Indiana
------------------------------------------------------------------------------------------------------------------------------------
      106        Multifamily          1702 Bushman Drive                                        Kansas City           Missouri
      107        Anchored Retail      Hwy. 100 and Chester Road                                 Fairview              Tennessee
      108        Office               100 Morris Avenue                                         Springfield           New Jersey
      109        Mobile Home Park     1900 Strasbourg Lane                                      Antioch               California
      110        Multifamily          7625 North 19th Avenue                                    Phoenix               Arizona
------------------------------------------------------------------------------------------------------------------------------------
      111        Office               2835/2860 Exchange Blvd. & 2805 Market                    Southlake             Texas
      112        Multifamily          1267-1299 Burnside Avenue and 5-52 Racebrook Drive        East Hartford         Connecticut
      113        Multifamily          605 Cain Ridge Road                                       Vicksburg             Mississippi
      114        Multifamily          37-59 Charter Oak Street                                  Manchester            Connecticut
      115        Retail               1100 East Pleasant Run Road                               DeSoto                Texas
------------------------------------------------------------------------------------------------------------------------------------
      116        Retail               305 East Market Street                                    Leesburg              Virginia
      117        Mobile Home Park     Sandpiper Drive                                           Eustis                Florida
      118        Multifamily          5005 Tequesquite Avenue                                   Riverside             California
      119        Industrial
      119a       Industrial           2 Andrews Drive                                           West Paterson         New Jersey
      119b       Industrial           4 Andrews Drive                                           West Paterson         New Jersey
------------------------------------------------------------------------------------------------------------------------------------
      120        Lodging              9104 Keystone Crossing                                    Indianapolis          Indiana
      121        Industrial           47-16 Austell Place                                       Long Island City      New York
      122        Retail               7332 West Colonial Drive                                  Orlando               Florida
      123        Multifamily          9010 Magnetic Street                                      El Paso               Texas
      124        Office               75-5706 Hanama Place                                      Kailua Kona           Hawaii
      125        Multifamily          2801 Westridge Circle                                     Bryan-College Station Texas
------------------------------------------------------------------------------------------------------------------------------------
      126        Retail               1141-1143 Santee Street                                   Los Angeles           California
      127        Mixed Use            11600 Manchaca Road                                       Austin                Texas
      128        Retail               19 North Central Avenue                                   Baltimore             Maryland
      129        Office               11011 S. 48th Street                                      Phoenix               Arizona
      130        Mixed Use            4444 Westgrove Drive                                      Addison               Texas
------------------------------------------------------------------------------------------------------------------------------------
      131        Retail               4751 White Lane                                           Bakersfield           California
      132        Multifamily          3751 Martin Luther King Jr. Drive                         Atlanta               Georgia
      133        Industrial           331-341 North Dawson Drive                                Camarillo             California
      134        Industrial           228 Lackawana Avenue                                      West Paterson         New Jersey
      135        Retail               718 North Lake Avenue                                     Pasadena              California
------------------------------------------------------------------------------------------------------------------------------------
      136        Multifamily          525-535 Pontiac Street                                    Oxford                Michigan
      137        Retail               1711 East End Boulevard North                             Marshall              Texas
      138        Multifamily          13400 Victory Boulevard                                   Valley Glen           California



                                                                                                                   % OF AGGREGATE
                                     CROSS COLLATERALIZED                         ORIGINAL         CUT-OFF            INITIAL
 CONTROL NUMBER        ZIP CODE             GROUPS            RELATED GROUPS      BALANCE ($)   DATE BALANCE ($)    POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       1                85016                                                     80,000,000          80,000,000        6.94
       2                14304                                                     63,000,000          62,835,426        5.45
------------------------------------------------------------------------------------------------------------------------------------
       3                                  Group A               Group 1           46,590,000          46,511,317        4.04
       3a               66211
       3b               43235
       3c               38133
       3d               23060
       3e               66212
       3f               64153
       3g               38119
       3h               75080
       3I               26505
       3j               85026
       3k               45241
       3l               78230
       3m               85710
       3n               55121
       3o               07724
       3p               97232
       3q               48167
       3r               08543
------------------------------------------------------------------------------------------------------------------------------------
       4                91103                                                     42,670,000          42,628,093        3.70
       5                95113                                                     34,000,000          33,640,510        2.92
       6                46204                                                     29,000,000          28,955,362        2.51
       7                10038                                                     28,500,000          28,500,000        2.47
------------------------------------------------------------------------------------------------------------------------------------
       8                77012                                                     27,000,000          26,926,701        2.34
       8a               77012
       8b               77071
       8c               77477
       8d               77035
------------------------------------------------------------------------------------------------------------------------------------
       9                91406                                                     26,000,000          25,984,904        2.26
       10                                                                         24,905,460          24,888,157        2.16
      10a               48642
      10b               60137
      10c               48642
------------------------------------------------------------------------------------------------------------------------------------
       11               10036                                                     23,000,000          23,000,000        2.00
       12               39211                                   Group 2           21,000,000          20,990,264        1.82
       13               46375                                                     20,500,000          20,162,442        1.75
------------------------------------------------------------------------------------------------------------------------------------
       14                                                       Group 3           18,000,000          17,950,331        1.56
      14a               28270
      14b               27613
      14c               27609
------------------------------------------------------------------------------------------------------------------------------------
       15                                                                         17,420,000          17,420,000        1.51
      15a               33010
      15b               30336
      15c               33619
      15d               32824
      15e               27607
------------------------------------------------------------------------------------------------------------------------------------
       16               03801                                                     16,000,000          15,949,087        1.38
       17               76109                                   Group 2           15,250,000          15,242,981        1.32
       18               46224                                                     15,015,000          14,993,950        1.30
       19               28348                                                     14,500,000          14,493,350        1.26
       20               43017                                                     14,000,000          13,992,523        1.21
------------------------------------------------------------------------------------------------------------------------------------
       21               33441                                                     13,600,000          13,591,754        1.18
       22               85233                                   Group 4           13,130,000          13,123,184        1.14
       23                                                                         12,450,000          12,427,897        1.08
      23a               80110
      23b               80121
------------------------------------------------------------------------------------------------------------------------------------
       24               44146                                                     12,250,000          12,231,790        1.06
       25               90010                                   Group 5           12,000,000          11,850,637        1.03
       26               29401                                                     11,200,000          11,191,325        0.97
       27               75248                                   Group 6           10,915,000          10,906,598        0.95
       28               75287                                                     10,875,000          10,875,000        0.94
------------------------------------------------------------------------------------------------------------------------------------
       29               75075                                   Group 6           10,250,000          10,245,780        0.89
       30               90010                                   Group 5           10,200,000          10,104,511        0.88
       31               90703                                                     10,000,000           9,992,305        0.87
       32               77840                                                      9,450,000           9,441,145        0.82
       33               94612                                                      9,500,000           9,404,424        0.82
------------------------------------------------------------------------------------------------------------------------------------
       34               94804                                                      9,300,000           9,296,027        0.81
       35                                                                          9,250,000           9,231,694        0.80
      35a               73071
      35b               73072
       36               63141                                   Group 7            8,850,000           8,850,000        0.77
------------------------------------------------------------------------------------------------------------------------------------
       37               95035                                                      8,800,000           8,783,056        0.76
       38               02035                                                      8,100,000           8,093,378        0.70
       39               92019                                                      7,800,000           7,788,279        0.68
       40               07080                                                      7,500,000           7,496,174        0.65
       41               44113                                                      7,450,000           7,435,324        0.65
------------------------------------------------------------------------------------------------------------------------------------
       42               63105                                   Group 7            7,425,000           7,425,000        0.64
       43               10036                                                      7,400,000           7,386,955        0.64
       44               90067                                                      7,400,000           7,386,236        0.64
       45               78723                                                      7,350,000           7,342,525        0.64
       46               91731                                                      7,200,000           7,103,566        0.62
------------------------------------------------------------------------------------------------------------------------------------
       47               08861                                                      7,000,000           6,994,302        0.61
       48               32301                                                      7,000,000           6,986,655        0.61
       49               43207                                                      6,985,000           6,970,891        0.61
       50               76028                                   Group 6            6,600,000           6,597,660        0.57
       51               90017                                                      6,600,000           6,581,073        0.57
------------------------------------------------------------------------------------------------------------------------------------
       52               75042                                                      6,575,000           6,571,707        0.57
       53               93301                                   Group 8            6,400,000           6,309,519        0.55
       54               75062                                                      6,100,000           6,095,275        0.53
       55               96734                                                      6,100,000           6,097,421        0.53
       56               53217                                                      6,100,000           6,082,695        0.53
------------------------------------------------------------------------------------------------------------------------------------
       57               92649                                                      6,035,000           6,028,410        0.52
       58               77060                                                      6,000,000           5,997,104        0.52
       59               89030                                                      5,940,000           5,937,441        0.52
       60               79912                                                      5,800,000           5,797,463        0.50
------------------------------------------------------------------------------------------------------------------------------------
       61                                                                          5,750,000           5,717,627        0.50
      61a               11372
      61b               11372
      61c               11372
      61d               11372
      61e               11372
------------------------------------------------------------------------------------------------------------------------------------
       62               02146                                                      5,700,000           5,697,357        0.49
       63               75081                                   Group 2            5,600,000           5,597,376        0.49
       64               32304                                                      5,200,000           5,197,262        0.45
       65               92336                                                      5,000,000           4,993,661        0.43
       66               94538                                                      5,000,000           4,983,637        0.43
------------------------------------------------------------------------------------------------------------------------------------
       67               78256                                                      5,000,000           4,986,042        0.43
       68               19103                                                      4,970,000           4,962,688        0.43
       69               37115                                                      5,000,000           4,919,468        0.43
       70               93534                                                      5,000,000           4,913,515        0.43
       71               36066                                                      4,900,000           4,894,842        0.42
------------------------------------------------------------------------------------------------------------------------------------
       72               21046                                                      4,828,705           4,821,449        0.42
       73               78521                                                      4,800,000           4,796,080        0.42
       74               08070                                   Group 3            4,800,000           4,793,770        0.42
------------------------------------------------------------------------------------------------------------------------------------
       75                                                                          4,741,471           4,673,453        0.41
      75a               68503
      75b               68504
      75c               68502
      75d               68502
      75f               68502
------------------------------------------------------------------------------------------------------------------------------------
       76               77074                                                      4,500,000           4,492,352        0.39
       77               44305                                                      4,352,000           4,352,000        0.38
       78               93535                                                      4,290,000           4,282,853        0.37
       79               91768                                                      4,245,000           4,237,947        0.37
       80               73072                                                      4,059,000           4,057,037        0.35
------------------------------------------------------------------------------------------------------------------------------------
       81               92126                                                      4,041,000           4,039,173        0.35
       82               94901                                                      4,040,000           4,034,290        0.35
       83               19013                                                      4,000,000           3,956,022        0.34
       84               23298                                                      3,900,000           3,896,785        0.34
       85               22980                                                      3,800,000           3,787,788        0.33
------------------------------------------------------------------------------------------------------------------------------------
       86               14623                                                      3,740,000           3,738,431        0.32
       87               77571                                                      3,575,000           3,568,623        0.31
       88               20706                                                      3,500,000           3,498,503        0.30
       89               75252                                                      3,485,000           3,482,154        0.30
       90               19053                                                      3,421,000           3,415,813        0.30
------------------------------------------------------------------------------------------------------------------------------------
       91               78666                                                      3,375,000           3,372,925        0.29
       92               28677                                                      3,350,000           3,343,732        0.29
       93               92064                                                      3,300,000           3,290,953        0.29
       94               34653                                                      3,255,000           3,251,878        0.28
       95               19703                                                      3,250,000           3,240,153        0.28
------------------------------------------------------------------------------------------------------------------------------------
       96               75201                                                      3,230,000           3,224,333        0.28
       97               33167                                                      3,150,000           3,145,195        0.27
       98               91360                                   Group 9            3,150,000           3,144,226        0.27
       99               85016                                                      3,130,000           3,128,485        0.27
      100               91203                                                      3,100,000           3,098,649        0.27
------------------------------------------------------------------------------------------------------------------------------------
      101               90248                                   Group 4            3,000,000           2,998,500        0.26
      102               10595                                                      2,775,000           2,766,141        0.24
      103               31705                                                      2,750,000           2,744,979        0.24
      104               83702                                                      2,655,000           2,653,725        0.23
      105               46368                                                      2,600,000           2,595,005        0.23
------------------------------------------------------------------------------------------------------------------------------------
      106               64110                                                      2,560,000           2,555,385        0.22
      107               37062                                                      2,490,000           2,485,454        0.22
      108               07081                                                      2,460,000           2,457,696        0.21
      109               94509                                                      2,375,000           2,369,765        0.21
      110               85021                                                      2,260,000           2,253,950        0.20
------------------------------------------------------------------------------------------------------------------------------------
      111               76092                                                      2,190,000           2,189,098        0.19
      112               06108                                                      2,080,000           2,077,860        0.18
      113               39180                                                      2,080,000           2,077,600        0.18
      114               06040                                                      2,050,000           2,046,062        0.18
      115               75115                                                      2,025,000           2,024,303        0.18
------------------------------------------------------------------------------------------------------------------------------------
      116               20176                                                      2,000,000           1,995,846        0.17
      117               37802                                                      2,000,000           1,986,424        0.17
      118               92501                                                      1,960,000           1,958,977        0.17
      119                                                      Group 10            1,950,000           1,937,568        0.17
      119a              07424
      119b              07424
------------------------------------------------------------------------------------------------------------------------------------
      120               46240             Group A               Group 1            1,920,000           1,916,757        0.17
      121               11101                                                      1,860,000           1,843,518        0.16
      122               32818                                                      1,800,000           1,799,078        0.16
      123               79904                                                      1,800,000           1,795,619        0.16
      124               96740                                                      1,750,000           1,735,996        0.15
      125               77801                                                      1,670,000           1,669,175        0.14
------------------------------------------------------------------------------------------------------------------------------------
      126               90015                                                      1,650,000           1,648,441        0.14
      127               78748                                                      1,623,000           1,620,494        0.14
      128               21202                                                      1,465,000           1,451,189        0.13
      129               85044                                                      1,450,000           1,437,175        0.12
      130               75248                                                      1,440,000           1,433,509        0.12
------------------------------------------------------------------------------------------------------------------------------------
      131               93309                                   Group 8            1,375,000           1,363,602        0.12
      132               30331                                                      1,325,000           1,324,345        0.11
      133               93010                                   Group 9            1,250,000           1,246,537        0.11
      134               07424                                  Group 10            1,250,000           1,242,031        0.11
      135               91104                                                      1,168,000           1,166,996        0.10
------------------------------------------------------------------------------------------------------------------------------------
      136               48371                                                      1,100,000           1,088,864        0.09
      137               75671                                                      1,050,000           1,049,145        0.09
      138               91401                                                        870,000             869,138        0.08



                    CUMULATIVE %                                           INTEREST
                    OF INITIAL                              SERVICING      ACCRUAL
 CONTROL NUMBER    POOL BALANCE       MORTGAGE RATE (%)    FEE RATE (%)     METHOD         AMORTIZATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
       1                6.94             7.6800               0.0319       Actual / 360    Interest Only, then Hyper Amortizing
       2                12.40            7.6040               0.1269       Actual / 360    Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------------
       3                16.44            8.3700               0.1269       Actual / 360    Hyper Amortizing
       3a
       3b
       3c
       3d
       3e
       3f
       3g
       3h
       3I
       3j
       3k
       3l
       3m
       3n
       3o
       3p
       3q
       3r
------------------------------------------------------------------------------------------------------------------------------------
       4                20.14            8.2900               0.1269       Actual / 360    Hyper Amortizing
       5                23.06            7.5500               0.0819       Actual / 360    Balloon
       6                25.57            8.0900               0.0819       Actual / 360    Hyper Amortizing
       7                28.04            8.1200               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       8                30.38            7.4400               0.1269       Actual / 360    Balloon
       8a
       8b
       8c
       8d
------------------------------------------------------------------------------------------------------------------------------------
       9                32.64            7.6800               0.0519       Actual / 360    Balloon
       10               34.80            7.3200               0.0819       Actual / 360    Hyper Amortizing
      10a
      10b
      10c
------------------------------------------------------------------------------------------------------------------------------------
       11               36.79            7.9900               0.1269       Actual / 360    Interest Only, then Balloon
       12               38.62            7.9100               0.1269       Actual / 360    Balloon
       13               40.37            6.9850               0.0819         30 / 360      Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------------
       14               41.92            7.3700               0.1269       Actual / 360    Balloon
      14a
      14b
      14c
------------------------------------------------------------------------------------------------------------------------------------
       15               43.44            8.2600               0.1269       Actual / 360    Interest Only, then Balloon
      15a
      15b
      15c
      15d
      15e
------------------------------------------------------------------------------------------------------------------------------------
       16               44.82            8.5290               0.0819       Actual / 360    Balloon
       17               46.14            7.9300               0.1269       Actual / 360    Balloon
       18               47.45            7.8000               0.0819         30 / 360      Hyper Amortizing
       19               48.70            8.5000               0.1269       Actual / 360    Balloon
       20               49.92            7.9800               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       21               51.10            7.5200               0.1269       Actual / 360    Balloon
       22               52.24            8.0800               0.1269       Actual / 360    Balloon
       23               53.32            8.1300               0.1269       Actual / 360    Balloon
      23a
      23b
------------------------------------------------------------------------------------------------------------------------------------
       24               54.38            8.2800               0.1269       Actual / 360    Balloon
       25               55.41            7.1500               0.0819         30 / 360      Hyper Amortizing
       26               56.38            8.7500               0.1269       Actual / 360    Hyper Amortizing
       27               57.32            8.4100               0.1269       Actual / 360    Balloon
       28               58.27            7.5400               0.1269       Actual / 360    Interest Only
------------------------------------------------------------------------------------------------------------------------------------
       29               59.16            8.2300               0.1269       Actual / 360    Balloon
       30               60.03            6.8400               0.0819       Actual / 360    Hyper Amortizing
       31               60.90            8.7800               0.1269       Actual / 360    Hyper Amortizing
       32               61.72            7.8900               0.1269       Actual / 360    Balloon
       33               62.54            7.0500               0.0819         30 / 360      Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------------
       34               63.34            8.7300               0.1269       Actual / 360    Balloon
       35               64.15            7.6600               0.1269       Actual / 360    Balloon
      35a
      35b
       36               64.91            7.9600               0.1269       Actual / 360    Interest Only, then Balloon
------------------------------------------------------------------------------------------------------------------------------------
       37               65.68            7.7800               0.1269       Actual / 360    Balloon
       38               66.38            8.5000               0.1269       Actual / 360    Hyper Amortizing
       39               67.06            8.1700               0.0819       Actual / 360    Balloon
       40               67.71            8.1400               0.1269       Actual / 360    Balloon
       41               68.35            8.1100               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       42               69.00            7.9600               0.1269       Actual / 360    Interest Only, then Balloon
       43               69.64            8.1600               0.1269       Actual / 360    Balloon
       44               70.28            7.9300               0.1269       Actual / 360    Balloon
       45               70.92            8.1700               0.1269       Actual / 360    Balloon
       46               71.53            7.1200               0.0819         30 / 360      Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------------
       47               72.14            8.5200               0.1269       Actual / 360    Balloon
       48               72.75            7.7800               0.1269       Actual / 360    Balloon
       49               73.35            7.5700               0.1269       Actual / 360    Balloon
       50               73.92            8.6000               0.1269       Actual / 360    Balloon
       51               74.50            8.1900               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       52               75.07            7.6900               0.1269       Actual / 360    Balloon
       53               75.61            7.1700               0.0819         30 / 360      Hyper Amortizing
       54               76.14            8.7500               0.1269       Actual / 360    Hyper Amortizing
       55               76.67            8.1600               0.1269       Actual / 360    Balloon
       56               77.20            8.2500               0.1269       Actual / 360    Hyper Amortizing
------------------------------------------------------------------------------------------------------------------------------------
       57               77.72            7.9200               0.1269       Actual / 360    Balloon
       58               78.24            8.3300               0.1269       Actual / 360    Balloon
       59               78.76            8.1100               0.1269       Actual / 360    Balloon
       60               79.26            8.0700               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       61               79.76            7.9000               0.0819       Actual / 360    Balloon
      61a
      61b
      61c
      61d
      61e
------------------------------------------------------------------------------------------------------------------------------------
       62               80.25            7.9100               0.1269       Actual / 360    Balloon
       63               80.74            7.8800               0.1269       Actual / 360    Balloon
       64               81.19            8.0300               0.1269       Actual / 360    Balloon
       65               81.62            7.3700               0.1269       Actual / 360    Balloon
       66               82.06            7.6500               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       67               82.49            7.3200               0.1269       Actual / 360    Balloon
       68               82.92            7.5600               0.0819         30 / 360      Hyper Amortizing
       69               83.35            7.5850               0.0819       Actual / 360    Balloon
       70               83.77            6.7500               0.1269       Actual / 360    Balloon
       71               84.20            8.0500               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       72               84.62            8.1700               0.2269       Actual / 360    Balloon
       73               85.03            8.2600               0.1269       Actual / 360    Balloon
       74               85.45            7.2800               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       75               85.85            6.7600               0.0819         30 / 360      Balloon
      75a
      75b
      75c
      75d
      75f
------------------------------------------------------------------------------------------------------------------------------------
       76               86.24            7.7500               0.1319       Actual / 360    Balloon
       77               86.62            8.4100               0.2269       Actual / 360    Balloon
       78               86.99            7.8200               0.1269       Actual / 360    Balloon
       79               87.36            8.4100               0.1269       Actual / 360    Balloon
       80               87.71            7.7900               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       81               88.06            7.9800               0.1269       Actual / 360    Balloon
       82               88.42            8.3700               0.0819       Actual / 360    Balloon
       83               88.76            7.0200               0.0819         30 / 360      Hyper Amortizing
       84               89.10            8.4600               0.1269       Actual / 360    Balloon
       85               89.43            7.5500               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       86               89.75            8.1800               0.1269       Actual / 360    Balloon
       87               90.06            8.1100               0.1269       Actual / 360    Balloon
       88               90.36            8.1300               0.1269       Actual / 360    Balloon
       89               90.67            8.2600               0.1269       Actual / 360    Balloon
       90               90.96            8.3800               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       91               91.26            8.9300               0.1269       Actual / 360    Balloon
       92               91.55            7.7900               0.0819       Actual / 360    Balloon
       93               91.83            8.5000               0.1219       Actual / 360    Balloon
       94               92.11            8.3700               0.1269       Actual / 360    Balloon
       95               92.39            7.4900               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
       96               92.67            8.1800               0.1269       Actual / 360    Balloon
       97               92.95            8.1200               0.0819       Actual / 360    Balloon
       98               93.22            7.4800               0.0819       Actual / 360    Balloon
       99               93.49            8.3200               0.1269       Actual / 360    Balloon
      100               93.76            8.0800               0.1319       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      101               94.02            8.2100               0.1269       Actual / 360    Balloon
      102               94.26            8.0000               0.0819       Actual / 360    Hyper Amortizing
      103               94.50            8.0100               0.1269       Actual / 360    Balloon
      104               94.73            7.8100               0.1269       Actual / 360    Balloon
      105               94.96            7.7900               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      106               95.18            7.5400               0.1269       Actual / 360    Balloon
      107               95.39            8.0100               0.1269       Actual / 360    Balloon
      108               95.61            8.4500               0.1269       Actual / 360    Balloon
      109               95.81            7.1800               0.1269       Actual / 360    Balloon
      110               96.01            7.5000               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      111               96.20            8.2300               0.1269       Actual / 360    Balloon
      112               96.38            8.1300               0.1269       Actual / 360    Balloon
      113               96.56            7.7200               0.1269       Actual / 360    Balloon
      114               96.74            7.7900               0.1269       Actual / 360    Balloon
      115               96.91            8.6700               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      116               97.08            7.9400               0.0819       Actual / 360    Balloon
      117               97.26            7.5000               0.0819       Actual / 360    Hyper Amortizing
      118               97.43            8.0600               0.1269       Actual / 360    Balloon
      119               97.60            7.2800               0.0819       Actual / 360    Balloon
      119a
      119b
------------------------------------------------------------------------------------------------------------------------------------
      120               97.76            8.3700               0.1269       Actual / 360    Hyper Amortizing
      121               97.92            7.8200               0.0819         30 / 360      Hyper Amortizing
      122               98.08            8.1250               0.1269       Actual / 360    Balloon
      123               98.23            7.9000               0.1269       Actual / 360    Balloon
      124               98.38            6.7000               0.0819         30 / 360      Hyper Amortizing
      125               98.53            8.2500               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      126               98.67            8.4200               0.1269       Actual / 360    Balloon
      127               98.81            8.0800               0.1269       Actual / 360    Balloon
      128               98.94            7.7200               0.1269       Actual / 360    Fully Amortizing
      129               99.06            7.2500               0.0819         30 / 360      Hyper Amortizing
      130               99.19            8.1600               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      131               99.31            7.4300               0.0819       Actual / 360    Hyper Amortizing
      132               99.42            8.2500               0.1269       Actual / 360    Balloon
      133               99.53            7.9300               0.0819       Actual / 360    Balloon
      134               99.64            7.2800               0.0819       Actual / 360    Balloon
      135               99.74            8.7300               0.1269       Actual / 360    Balloon
------------------------------------------------------------------------------------------------------------------------------------
      136               99.83            7.2500               0.0819       Actual / 360    Hyper Amortizing
      137               99.92            8.5200               0.1269       Actual / 360    Balloon
      138              100.00            8.2600               0.1269       Actual / 360    Balloon





                                                        ORIGINAL
                  ORIGINAL INTEREST     REMAINING        TERM TO                           ORIGINAL        REMAINING
                    ONLY PERIOD       INTEREST ONLY     MATURITY      REMAINING TERM      AMORTIZATION    AMORTIZATION
 CONTROL NUMBER        (MOS.)          PERIOD (MOS.)      (MOS.)     TO MATURITY (MOS.)    TERM (MOS.)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
       1                 12               10               120             118                360             360
       2                 0                                 120             116                360             356
----------------------------------------------------------------------------------------------------------------------------------
       3                 0                                 120             118                300             298
       3a
       3b
       3c
       3d
       3e
       3f
       3g
       3h
       3I
       3j
       3k
       3l
       3m
       3n
       3o
       3p
       3q
       3r
----------------------------------------------------------------------------------------------------------------------------------
       4                 0                                 120             118                360             358
       5                 0                                 120             104                360             344
       6                 0                                 120             117                360             357
       7                 0                                 120             120                360             360
----------------------------------------------------------------------------------------------------------------------------------
       8                 0                                 120             116                360             356
       8a
       8b
       8c
       8d
----------------------------------------------------------------------------------------------------------------------------------
       9                 0                                 120             119                360             359
       10                0                                 120             119                338             337
      10a
      10b
      10c
----------------------------------------------------------------------------------------------------------------------------------
       11                47               47               119             119                360             360
       12                0                                 120             119                360             359
       13                0                                 120             101                360             341
----------------------------------------------------------------------------------------------------------------------------------
       14                0                                 120             116                360             356
      14a
      14b
      14c
----------------------------------------------------------------------------------------------------------------------------------
       15                24               21               120             117                360             360
      15a
      15b
      15c
      15d
      15e
----------------------------------------------------------------------------------------------------------------------------------
       16                0                                 120             116                300             296
       17                0                                 120             119                360             359
       18                0                                 99              97                 360             358
       19                0                                 120             119                360             359
       20                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
       21                0                                 120             119                360             359
       22                0                                 120             119                360             359
       23                0                                 120             117                360             357
      23a
      23b
----------------------------------------------------------------------------------------------------------------------------------
       24                0                                 180             179                240             239
       25                0                                 120             105                360             345
       26                0                                 84              83                 300             299
       27                0                                 120             118                360             358
       28               120               119              120             119                 0               0
----------------------------------------------------------------------------------------------------------------------------------
       29                0                                 120             119                360             359
       30                0                                 120             109                348             337
       31                0                                 120             119                300             299
       32                0                                 120             118                360             358
       33                0                                 120             108                360             348
----------------------------------------------------------------------------------------------------------------------------------
       34                0                                 180             179                360             359
       35                0                                 120             117                360             357
      35a
      35b
       36                24               23               120             119                360             360
----------------------------------------------------------------------------------------------------------------------------------
       37                0                                 120             117                360             357
       38                0                                 120             119                300             299
       39                0                                 120             117                360             357
       40                0                                 120             119                360             359
       41                0                                 120             116                360             356
----------------------------------------------------------------------------------------------------------------------------------
       42                24               23               120             119                360             360
       43                0                                 120             117                360             357
       44                0                                 120             117                360             357
       45                0                                 120             118                360             358
       46                0                                 120             104                360             344
----------------------------------------------------------------------------------------------------------------------------------
       47                0                                 120             119                300             299
       48                0                                 120             118                300             298
       49                0                                 120             117                360             357
       50                0                                 180             179                360             359
       51                0                                 120             117                300             297
----------------------------------------------------------------------------------------------------------------------------------
       52                0                                 120             119                360             359
       53                0                                 121             104                360             343
       54                0                                 120             119                300             299
       55                0                                 120             119                360             359
       56                0                                 83              80                 300             297
----------------------------------------------------------------------------------------------------------------------------------
       57                0                                 120             118                360             358
       58                0                                 120             119                360             359
       59                0                                 120             119                360             359
       60                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
       61                0                                 120             114                300             294
      61a
      61b
      61c
      61d
      61e
----------------------------------------------------------------------------------------------------------------------------------
       62                0                                 120             119                360             359
       63                0                                 120             119                360             359
       64                0                                 120             119                360             359
       65                0                                 120             118                360             358
       66                0                                 120             118                240             238
----------------------------------------------------------------------------------------------------------------------------------
       67                0                                 120             116                360             356
       68                0                                 120             118                360             358
       69                0                                 120             105                300             285
       70                0                                 120             106                300             286
       71                0                                 120             118                360             358
----------------------------------------------------------------------------------------------------------------------------------
       72                0                                 120             117                360             357
       73                0                                 120             118                360             358
       74                0                                 120             118                360             358
----------------------------------------------------------------------------------------------------------------------------------
       75                0                                 120             104                360             344
      75a
      75b
      75c
      75d
      75f
----------------------------------------------------------------------------------------------------------------------------------
       76                0                                 120             117                360             357
       77                0                                 120             120                360             360
       78                0                                 120             117                360             357
       79                0                                 120             117                360             357
       80                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
       81                0                                 120             119                360             359
       82                0                                 120             117                360             357
       83                0                                 120             107                360             347
       84                0                                 120             119                300             299
       85                0                                 120             117                300             297
----------------------------------------------------------------------------------------------------------------------------------
       86                0                                 120             119                360             359
       87                0                                 120             117                360             357
       88                0                                 120             119                360             359
       89                0                                 120             118                360             358
       90                0                                 120             118                300             298
----------------------------------------------------------------------------------------------------------------------------------
       91                0                                 120             118                360             358
       92                0                                 120             117                348             345
       93                0                                 120             114                360             354
       94                0                                 120             118                360             358
       95                0                                 120             117                300             297
----------------------------------------------------------------------------------------------------------------------------------
       96                0                                 120             117                360             357
       97                0                                 120             117                360             357
       98                0                                 120             117                360             357
       99                0                                 120             119                360             359
      100                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
      101                0                                 120             119                360             359
      102                0                                 120             114                360             354
      103                0                                 180             177                360             357
      104                0                                 120             119                360             359
      105                0                                 120             117                360             357
----------------------------------------------------------------------------------------------------------------------------------
      106                0                                 120             117                360             357
      107                0                                 120             117                360             357
      108                0                                 120             118                360             358
      109                0                                 120             117                360             357
      110                0                                 120             116                360             356
----------------------------------------------------------------------------------------------------------------------------------
      111                0                                 120             119                360             359
      112                0                                 120             118                360             358
      113                0                                 120             118                360             358
      114                0                                 120             117                360             357
      115                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
      116                0                                 120             116                360             356
      117                0                                 120             110                360             350
      118                0                                 120             119                360             359
      119                0                                 120             114                300             294
      119a
      119b
----------------------------------------------------------------------------------------------------------------------------------
      120                0                                 120             118                300             298
      121                0                                 120             112                300             292
      122                0                                 132             131                360             359
      123                0                                 120             116                360             356
      124                0                                 119             110                360             351
      125                0                                 120             119                360             359
----------------------------------------------------------------------------------------------------------------------------------
      126                0                                 120             118                360             358
      127                0                                 120             117                360             357
      128                0                                 202             198                202             198
      129                0                                 120             109                360             349
      130                0                                 120             115                300             295
----------------------------------------------------------------------------------------------------------------------------------
      131                0                                 120             108                360             348
      132                0                                 120             119                360             359
      133                0                                 120             117                300             297
      134                0                                 120             114                300             294
      135                0                                 120             118                360             358
----------------------------------------------------------------------------------------------------------------------------------
      136                0                                 120             111                300             291
      137                0                                 120             119                300             299
      138                0                                 120             118                360             358






                    ORIGINATION    MATURITY DATE    BALLOON OR                                         MONTHLY      UNDERWRITTEN NET
 CONTROL NUMBER       DATE           OR ARD        ARD BALANCE ($)    PREPAYMENT PROVISION            PAYMENT ($)     CASH FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------
       1             6/16/99         7/10/09        71,272,907        Lock/26_Defeasance/90_0%/4       575,491.93         9,894,954
       2             4/27/99         5/10/09        54,942,475        Lock/28_Defeasance/85_0%/7       449,922.94         7,361,978
------------------------------------------------------------------------------------------------------------------------------------
       3             6/16/99         7/1/09         38,094,187        Lock/35_Defeasance/81_0%/4       374,997.71         8,551,567
       3a                                                                                                                   329,147
       3b                                                                                                                   427,069
       3c                                                                                                                   317,856
       3d                                                                                                                   496,388
       3e                                                                                                                   404,571
       3f                                                                                                                   332,190
       3g                                                                                                                   436,041
       3h                                                                                                                   286,046
       3I                                                                                                                   371,687
       3j                                                                                                                   653,874
       3k                                                                                                                   304,815
       3l                                                                                                                   380,295
       3m                                                                                                                   489,469
       3n                                                                                                                   596,340
       3o                                                                                                                   431,523
       3p                                                                                                                   971,638
       3q                                                                                                                   407,910
       3r                                                                                                                   914,713
------------------------------------------------------------------------------------------------------------------------------------
       4             6/17/99         7/10/09        37,746,005        Lock/26_Defeasance/90_0%/4       325,483.48         4,887,329
       5             4/30/98         5/1/08         30,086,430        Lock/48_>YM or 1%/68_0%/4        238,898.09         4,103,369
       6             4/21/99         6/1/09         25,999,961        Lock/35_Defeasance/81_0%/4       214,614.01         3,171,370
       7              8/2/99         9/1/09         25,563,948        Lock/24_Defeasance/92_0%/4       211,511.95         3,336,012
------------------------------------------------------------------------------------------------------------------------------------
       8             4/30/99         5/10/09        23,462,062        Lock/28_Defeasance/90_0%/2       189,731.10         3,050,782
       8a                                                                                                                 2,138,531
       8b                                                                                                                   436,331
       8c                                                                                                                   355,370
       8d                                                                                                                   120,550
------------------------------------------------------------------------------------------------------------------------------------
       9             7/30/99         8/10/09        22,712,015        Lock/25_Defeasance/91_0%/4       187,042.19         2,783,357
       10            7/29/98         8/1/09         21,339,727        Lock/37_Defeasance/76_0%/7       174,290.58         2,488,306
      10a                                                                                                                   938,425
      10b                                                                                                                 1,154,380
      10c                                                                                                                   395,498
------------------------------------------------------------------------------------------------------------------------------------
       11            7/30/99         8/1/09         21,782,540        Lock/34_Defeasance/81_0%/4       168,605.53         2,563,622
       12            7/30/99         8/1/09         18,746,010        Lock/25_Defeasance/91_0%/4       152,775.06         2,185,909
       13            1/15/98         2/1/08         17,585,326        Lock/59_Defeasance/54_0%/7       136,180.56         2,158,435
------------------------------------------------------------------------------------------------------------------------------------
       14             5/3/99         5/10/09        15,616,950        Lock/28_Defeasance/88_0%/4       125,611.11         1,841,138
      14a                                                                                                                   413,288
      14b                                                                                                                   779,039
      14c                                                                                                                   648,811
------------------------------------------------------------------------------------------------------------------------------------
       15            6/10/99         6/10/09        15,947,938        Lock/27_Defeasance/89_0%/4       132,474.71         1,987,139
      15a                                                                                                                   943,046
      15b                                                                                                                   381,433
      15c                                                                                                                   248,237
      15d                                                                                                                   227,487
      15e                                                                                                                   186,936
------------------------------------------------------------------------------------------------------------------------------------
       16            4/16/99         5/1/09         13,395,118        Lock/28_Defeasance/92_0%/0       129,149.17         1,987,758
       17            7/30/99         8/1/09         13,619,741        Lock/25_Defeasance/91_0%/4       111,155.82         1,922,887
       18            6/29/99         10/1/07        13,563,729        Lock/26_Defeasance/69_0%/4       108,088.56         1,659,160
       19            7/30/99         8/10/09        12,879,353        Lock/25_Defeasance/95_0%/0       112,782.01         1,810,351
       20            7/28/99         8/10/09        12,307,115        Lock/25_Defeasance/93_0%/2       103,680.60         1,489,044
------------------------------------------------------------------------------------------------------------------------------------
       21            7/26/99         8/10/09        11,838,868        Lock/25_Defeasance/93_0%/2        96,313.61         1,382,941
       22            7/30/99         8/10/09        11,566,003        Lock/25_Defeasance/91_0%/4        98,171.15         1,883,664
       23            5/27/99         6/1/09         10,978,115        Lock/27_Defeasance/93             93,533.00         1,275,637
      23a                                                                                                                 1,275,637
      23b                                                                                                                         0
------------------------------------------------------------------------------------------------------------------------------------
       24            7/30/99         8/10/14         5,156,523        Lock/25_Defeasance/151_0%/4      105,552.17         1,586,031
       25             5/7/98         6/1/08         10,333,532        Lock/47_Defeasance/66_0%/7        81,048.81         1,386,612
       26            7/29/99         8/1/06         10,019,142        Lock/26_Defeasance/56_0%/2        93,064.29         1,568,306
       27            6/25/99         7/1/09          9,860,722        Lock/26_Defeasance/90_0%/4        83,231.70         1,253,217
       28             7/7/99         8/1/09         10,875,000        >YM or 1%/25_Defeasance/91_0%/4   70,608.96         1,612,498
------------------------------------------------------------------------------------------------------------------------------------
       29             7/2/99         8/1/09          9,219,600        Lock/25_Defeasance/91_0%/4        76,860.75         1,131,315
       30            9/15/98         10/1/08         8,741,217        Lock/47_Defeasance/69_0%/4        67,449.92         1,100,970
       31            7/30/99         8/1/09          8,257,449        Lock/47_Defeasance/71_0%/2        83,300.91         1,491,479
       32             6/7/99         7/1/09          8,433,151        Lock/35_Defeasance/81_0%/4        68,617.47         1,197,178
       33             8/5/98         9/1/08          8,161,739        Lock/36_Defeasance/77_0%/7        63,523.07         1,027,351
------------------------------------------------------------------------------------------------------------------------------------
       34            7/30/99         8/10/14         7,345,614        Lock/25_Defeasance/148_0%/7       73,886.00         1,192,051
       35            5/14/99         6/10/09         8,076,744        Lock/27_Defeasance/89_0%/4        66,415.57           951,927
      35a                                                                                                                   545,410
      35b                                                                                                                   406,517
       36             8/2/99         8/10/09         8,064,667        Lock/25_Defeasance/91_0%/4        65,407.85           942,480
------------------------------------------------------------------------------------------------------------------------------------
       37             6/1/99         6/10/09         7,703,572        Lock/27_Defeasance/89_0%/4        63,927.32           988,977
       38            7/30/99         8/1/09          6,643,979        Lock/47_Defeasance/71_0%/2        65,909.13         1,328,178
       39            5/20/99         6/1/09          7,006,305        Lock/27_Defeasance/89_0%/4        58,160.70           834,892
       40            7/16/99         8/10/09         6,614,670        Lock/25_Defeasance/88_0%/7        56,397.26           845,391
       41            4/26/99         5/1/09          6,683,736        Lock/35_Defeasance/81_0%/4        55,237.82           934,926
------------------------------------------------------------------------------------------------------------------------------------
       42             8/2/99         8/10/09         6,766,119        Lock/25_Defeasance/91_0%/4        54,876.08           790,480
       43            5/13/99         6/10/09         6,529,095        Lock/27_Defeasance/89_0%/4        55,752.38           866,435
       44            5/13/99         6/10/09         6,498,443        Lock/27_Defeasance/89_0%/4        54,541.57           852,560
       45            6/25/99         7/10/09         6,486,291        Lock/26_Defeasance/90_0%/4        55,433.73           797,200
       46             4/9/98         5/1/08          6,195,821        Lock/59_Defeasance/54_0%/7        48,483.44           833,544
------------------------------------------------------------------------------------------------------------------------------------
       47            7/19/99         8/10/09         5,744,489        Lock/25_Defeasance/91_0%/4        57,054.68           907,599
       48             7/1/99         7/10/09         5,638,690        Lock/26_Defeasance/92_0%/2        53,546.17           767,940
       49            5/13/99         6/10/09         6,087,132        Lock/27_Defeasance/89_0%/4        49,712.23         1,064,338
       50             7/2/99         8/1/14          5,411,295        Lock/25_Defeasance/151_0%/4       51,216.77           769,054
       51            5/24/99         6/10/09         5,372,450        Lock/27_Defeasance/89_0%/4        52,307.35           848,009
------------------------------------------------------------------------------------------------------------------------------------
       52            7/16/99         8/1/09          5,837,845        Lock/25_Defeasance/88_0%7         46,831.79           704,292
       53             4/1/98         5/1/08          5,503,389        Lock/59_Defeasance/58_0%/4        43,312.55           677,778
       54            7/26/99         8/1/09          5,033,485        Lock/48_Defeasance/70_0%/2        50,686.80           872,283
       55            7/23/99         8/1/09          5,477,796        Lock/35_Defeasance/81_0%/4        45,441.88           741,209
       56             5/5/99         5/1/06          5,423,977        Lock/47_Defeasance/34_0%/2        48,593.66           845,964
------------------------------------------------------------------------------------------------------------------------------------
       57            6/11/99         7/10/09         5,298,647        Lock/26_Defeasance/90_0%/4        44,442.42           599,794
       58            7/30/99         8/10/09         5,311,810        Lock/25_Defeasance/91_0%/4        45,933.93           658,496
       59             7/2/99         8/1/09          5,327,832        Lock/35_Defeasance/81_0%/4        44,041.97           660,515
       60             7/7/99         8/1/09          5,197,333        Lock/25_Defeasance/91_0%/4        42,841.72           617,299
------------------------------------------------------------------------------------------------------------------------------------
       61            2/23/99         3/1/09          4,728,687        Lock/30_Defeasance/86_0%/4        43,999.20           679,687
      61a                                                                                                                    92,869
      61b                                                                                                                    74,672
      61c                                                                                                                    72,830
      61d                                                                                                                    89,072
      61e                                                                                                                   350,244
------------------------------------------------------------------------------------------------------------------------------------
       62            7/30/99         8/1/09          5,088,202        Lock/35_Defeasance/81_0%/4        41,467.52           603,194
       63            7/30/99         8/1/09          4,995,313        Lock/25_Defeasance/91_0%/4        40,623.32           654,186
       64            7/13/99         8/10/09         4,575,919        Lock/25_Defeasance/91_0%/4        38,694.64           575,479
       65            6/17/99         7/10/09         4,338,047        Lock/26_Defeasance/94             34,891.17           479,468
       66            6/16/99         7/10/09         3,421,937        Lock/26_Defeasance/90_0%/4        41,092.29           776,898
------------------------------------------------------------------------------------------------------------------------------------
       67            4/29/99         5/10/09         4,333,162        Lock/28_Defeasance/88_0%/4        34,718.51           516,862
       68            2/12/98         7/1/09          4,319,394        Lock/60_Defeasance/56_0%/4        34,955.38           538,488
       69             5/8/98         6/1/08          4,072,491        Lock/47_Defeasance/69_0%/4        37,226.45           812,893
       70            6/24/98         7/1/08          3,969,539        Lock/60_>1% or YM/53_0%/7         34,545.58           600,721
       71            6/25/99         7/10/09         4,313,685        Lock/26_Defeasance/90_0%/4        36,536.50           544,160
------------------------------------------------------------------------------------------------------------------------------------
       72            5/24/99         6/1/09          4,337,358        Lock/35_Defeasance/78_0%/7        36,005.23           573,492
       73            6/16/99         7/1/09          4,321,344        Lock/35_Defeasance/81_0%/4        36,094.55           527,713
       74             7/1/99         7/5/09          4,156,075        Lock/26_Defeasance/90_0%/4        33,196.01           504,932
------------------------------------------------------------------------------------------------------------------------------------
       75             4/6/98         5/1/08          4,045,504        Lock/59_Defeasance/61             30,784.61           534,614
      75a                                                                                                                    98,598
      75b                                                                                                                   134,773
      75c                                                                                                                    22,871
      75d                                                                                                                   157,091
      75f                                                                                                                   121,281
------------------------------------------------------------------------------------------------------------------------------------
       76            5/24/99         6/1/09          4,001,527        Lock/35_Defeasance/81_0%/4        32,238.55           614,865
       77             8/2/99         9/1/09          3,930,022        Lock/24_Defeasance/92_0%/4        33,185.92           483,428
       78             6/1/99         6/1/09          3,821,325        Lock/35_Defeasance/81_0%/4        30,941.87           465,657
       79             6/9/99         6/10/09         3,763,982        Lock/27_Defeasance/89_0%/4        32,743.31           471,218
       80            7/30/99         8/1/09          3,612,792        Lock/25_Defeasance/91_0%/4        29,191.45           621,400
------------------------------------------------------------------------------------------------------------------------------------
       81            6/25/99         8/1/09          3,613,346        Lock/34_Defeasance/82_0%/4        29,595.10           456,729
       82            5/25/99         6/1/09          3,645,824        Lock/27_Defeasance/89_0%/4        30,692.66           464,457
       83            7/10/98         8/1/08          3,434,117        Lock/35_Defeasance/81_0%/4        26,665.80           421,356
       84            7/27/99         8/10/09         3,195,849        Lock/25_Defeasance/93_0%/2        31,626.97           477,986
       85            5/26/99         6/10/09         3,042,478        Lock/27_Defeasance/89_0%/4        28,482.22           507,950
------------------------------------------------------------------------------------------------------------------------------------
       86             7/6/99         8/1/09          3,360,094        Lock/35_Defeasance/78_0%/7        27,913.54           440,356
       87            5/20/99         6/10/09         3,151,075        Lock/27_Defeasance/89_0%/4        26,806.87           399,862
       88            7/29/99         8/1/09          3,140,777        Lock/25_Defeasance/91_0%/4        25,999.66           442,871
       89            6/29/99         7/1/09          3,137,477        Lock/35_Defeasance/81_0%/4        26,206.14           379,060
       90             6/4/99         7/1/09          2,852,028        Lock/35_Defeasance/81_0%/4        27,270.72           412,656
------------------------------------------------------------------------------------------------------------------------------------
       91            6/24/99         7/1/09          3,084,661        Lock/35_Defeasance/81_0%/4        26,986.20           448,482
       92            5/27/99         6/1/09          2,943,326        Lock/27_Defeasance/89_0%/4        24,304.11           415,298
       93            2/12/99         3/1/09          2,987,633        Lock/36_Defeasance/80_0%/4        25,374.14           413,962
       94             7/2/99         7/10/09         2,883,917        Lock/26_Defeasance/87_0%/7        25,015.94           385,942
       95            5/27/99         6/1/09          2,639,871        Lock/35_Defeasance/81_0%/4        23,996.08           626,076
------------------------------------------------------------------------------------------------------------------------------------
       96            5/24/99         6/10/09         2,851,008        Lock/27_Defeasance/93             24,381.31           368,029
       97            5/17/99         6/1/09          2,826,138        Lock/47_Defeasance/69_0%/4        23,377.64           359,706
       98             5/6/99         6/1/09          2,782,299        Lock/27_Defeasance/89_0%/4        21,982.13           389,564
       99            7/30/99         8/10/09         2,770,449        Lock/25_Defeasance/91_0%/4        23,939.73           343,682
      100            7/22/99         8/1/09          2,778,545        Lock/35_Defeasance/81_0%/4        22,919.82           350,039
------------------------------------------------------------------------------------------------------------------------------------
      101            7/19/99         8/10/09         2,649,593        Lock/25_Defeasance/91_0%/4        22,708.94           343,510
      102            2/11/99         3/1/09          2,483,150        Lock/59_Defeasance/57_0%/4        20,361.97           317,221
      103            5/27/99         6/1/14          2,120,836        Lock/60_Defeasance/118_0%/2       20,424.93           295,929
      104            7/23/99         8/1/09          2,364,289        Lock/35_Defeasance/81_0%/4        19,130.94           303,040
      105             6/2/99         6/10/09         2,276,538        Lock/27_Defeasance/89_0%/4        18,905.95           283,721
------------------------------------------------------------------------------------------------------------------------------------
      106            5/27/99         6/1/09          2,264,589        Lock/27_Defeasance/89_0%/4        17,970.06           330,051
      107             6/2/99         6/10/09         2,190,258        Lock/27_Defeasance/89_0%/4        18,493.85           281,255
      108            6/24/99         7/10/09         2,182,943        Lock/26_Defeasance/87_0%/7        19,047.79           294,770
      109             6/1/99         6/10/09         2,051,695        Lock/27_Defeasance/89_0%/4        16,259.62           250,012
      110            4/26/99         5/10/09         1,966,471        Lock/28_Defeasance/90_0%/2        15,975.73           243,183
------------------------------------------------------------------------------------------------------------------------------------
      111             7/6/99         8/1/09          1,969,845        Lock/35_Defeasance/81_0%/4        16,421.96           245,436
      112            6/25/99         7/10/09         1,834,096        Lock/26_Defeasance/87_0%/7        15,627.96           235,143
      113            6/24/99         7/10/09         1,818,520        Lock/26_Defeasance/90_0%/4        15,023.64           221,826
      114            5/11/99         6/10/09         1,794,963        Lock/27_Defeasance/93             14,906.61           223,864
      115            7/30/99         8/1/09          1,839,811        Lock/35_Defeasance/81_0%/4        15,815.12           281,351
------------------------------------------------------------------------------------------------------------------------------------
      116             4/2/99         5/1/09          1,787,011        Lock/28_Defeasance/88_0%/4        14,591.75           258,713
      117            10/26/98        11/1/08         1,766,863        Lock/59_Defeasance/57_0%/4        13,984.29           258,658
      118            7/28/99         8/10/09         1,725,829        Lock/25_Defeasance/91_0%/4        14,626.73           219,831
      119             2/1/99         3/1/09          1,574,204        Lock/59_Defeasance/57_0%/4        14,132.46           238,977
      119a                                                                                                                   98,352
      119b                                                                                                                  140,625
------------------------------------------------------------------------------------------------------------------------------------
      120            6/16/99         7/1/09          1,569,883        Lock/35_Defeasance/81_0%/4        15,453.86           352,684
      121            12/23/98        1/1/09          1,495,278        Lock/59_Defeasance/57_0%/4        14,134.70           230,749
      122            7/21/99         8/10/10         1,554,374        Lock/25_Defeasance/103_0%/4       13,516.08           210,712
      123            4/23/99         5/10/09         1,579,714        Lock/28_Defeasance/88_0%/4        13,230.23           225,160
      124             9/4/98         11/1/08         1,493,902        Lock/35_Defeasance/80_0%/4        11,292.36           199,482
      125            7/23/99         8/10/09         1,476,116        Lock/25_Defeasance/93_0%2         12,689.13           192,930
------------------------------------------------------------------------------------------------------------------------------------
      126             7/6/99         7/10/09         1,463,318        Lock/26_Defeasance/90_0%/4        12,740.28           200,853
      127            5/26/99         6/1/09          1,454,756        Lock/35_Defeasance/81_0%/4        11,999.64           200,994
      128             5/3/99         3/10/16                 0        Lock/28_Defeasance/170_0%/4       13,078.79           157,775
      129             9/1/98         10/1/08         1,251,499        Lock/47_Defeasance/69_0%/4         9,891.56           157,638
      130            3/31/99         4/1/09          1,192,888        Lock/35_Defeasance/81_0%/4        11,267.21           195,983
------------------------------------------------------------------------------------------------------------------------------------
      131            7/31/98         9/1/08          1,212,619        Lock/36_Defeasance/80_0%/4         9,548.38           164,886
      132            7/29/99         8/10/09         1,171,171        Lock/25_Defeasance/91_0%/4        10,067.72           169,441
      133             5/6/99         6/1/09          1,028,619        Lock/27_Defeasance/89_0%/4         9,589.81           191,165
      134             2/1/99         3/1/09          1,009,107        Lock/59_Defeasance/57_0%/4         9,059.26           173,940
      135            6/25/99         7/10/09         1,041,972        Lock/26_Defeasance/90_0%/4         9,280.69           140,494
------------------------------------------------------------------------------------------------------------------------------------
      136            11/6/98         12/1/08           886,827        Lock/59_Defeasance/57_0%/4         7,950.88           128,924
      137             8/2/99         8/10/09           861,674        Lock/25_Defeasance/91_0%/4         8,558.20           124,454
      138            6/15/99         7/10/09           769,147        Lock/26_Defeasance/90_0%/4         6,617.58            95,770





                                         CROSS         ORIGINAL    ORIGINAL                    SCHEDULED            CROSS
                   UNDERWRITTEN NCF  COLLATERALIZED    APPRAISAL   APPRAISAL     CUT-OFF       MATURITY OR      COLLATERALIZED
 CONTROL NUMBER        DSCR (X)          DSCR (X)        VALUE       DATE       DATE LTV (%)  ARD DATE LTV (%)     LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------
       1                1.43                         132,500,000      5/5/99      60.38          53.79
       2                1.36                          86,400,000      1/30/99     72.73          63.59
------------------------------------------------------------------------------------------------------------------------------------
       3                1.90             1.90         93,950,000                  49.51          40.55                 49.26
       3a                                              4,050,000      4/1/99
       3b                                              4,250,000      4/1/99
       3c                                              3,600,000      4/1/99
       3d                                              5,050,000      4/1/99
       3e                                              4,400,000      4/1/99
       3f                                              3,650,000      4/1/99
       3g                                              4,100,000      4/1/99
       3h                                              2,800,000      4/1/99
       3I                                              3,700,000      4/1/99
       3j                                              6,150,000      4/1/99
       3k                                              4,400,000      4/1/99
       3l                                              4,400,000      4/1/99
       3m                                              5,300,000      4/1/99
       3n                                              5,250,000      4/1/99
       3o                                              4,700,000      4/1/99
       3p                                             11,100,000      4/1/99
       3q                                              4,750,000      4/1/99
       3r                                             12,300,000      4/1/99
------------------------------------------------------------------------------------------------------------------------------------
       4                1.25                          59,000,000      6/10/99     72.25          63.98
       5                1.43                          51,600,000      4/29/99     65.19          58.31
       6                1.23                          38,900,000      2/11/99     74.44          66.84
       7                1.31                          38,600,000      7/1/99      73.83          66.23
------------------------------------------------------------------------------------------------------------------------------------
       8                1.34                          37,385,000                  72.03          62.76
       8a                                             25,000,000      3/16/99
       8b                                              6,150,000      3/6/99
       8c                                              4,435,000      3/11/99
       8d                                              1,800,000      3/9/99
------------------------------------------------------------------------------------------------------------------------------------
       9                1.24                          38,000,000      5/11/99     68.38          59.77
       10               1.19                          28,800,000                  86.42          74.10
      10a                                             10,600,000      7/15/98
      10b                                             14,000,000      7/15/98
      10c                                              4,200,000      7/15/98
------------------------------------------------------------------------------------------------------------------------------------
       11               1.27                          50,000,000      7/1/99      46.00          43.57
       12               1.39                          25,000,000      6/22/99     71.96          74.98
       13               1.32                          26,300,000     12/29/98     76.66          66.86
------------------------------------------------------------------------------------------------------------------------------------
       14               1.22                          24,380,000                  73.63          64.06
      14a                                              5,900,000      3/9/99
      14b                                             10,140,000      3/11/99
      14c                                              8,340,000      3/10/99
------------------------------------------------------------------------------------------------------------------------------------
       15               1.25                          24,400,000                  71.39          65.36
      15a                                             12,000,000      3/17/99
      15b                                              4,600,000      3/23/99
      15c                                              3,100,000      3/18/99
      15d                                              2,500,000      3/25/99
      15e                                              2,200,000      3/24/99
------------------------------------------------------------------------------------------------------------------------------------
       16               1.28                          22,000,000      3/1/99      72.50          60.89
       17               1.44                          22,150,000      6/7/99      65.43          61.49
       18               1.28                          18,900,000      3/2/99      79.33          71.77
       19               1.69                          21,500,000     12/18/99     53.46          59.90
       20               1.20                          18,000,000      6/10/99     77.74          68.37
------------------------------------------------------------------------------------------------------------------------------------
       21               1.20                          17,000,000      5/26/99     79.95          69.64
       22               1.60                          22,600,000      6/1/99      58.07          51.18
       23               1.32                          16,600,000                  64.58          66.13
      23a                                              7,500,000      3/1/99
      23b                                              9,100,000      3/1/99
------------------------------------------------------------------------------------------------------------------------------------
       24               1.25                          16,750,000      6/30/99     73.03          30.79
       25               1.43                          16,500,000      3/18/98     71.82          62.63
       26               1.40                          15,900,000      2/1/99      70.39          63.01
       27               1.25                          15,000,000      6/2/99      72.71          65.74
       28               1.90                          20,800,000      5/24/99     52.28          52.28
------------------------------------------------------------------------------------------------------------------------------------
       29               1.23                          13,100,000      6/2/99      78.21          70.38
       30               1.36                          13,600,000      2/3/99      74.30          64.27
       31               1.49                          17,200,000      6/1/99      58.09          48.01
       32               1.45                          12,250,000      4/22/99     77.07          68.84
       33               1.35                          13,400,000      5/7/98      70.18          60.91
------------------------------------------------------------------------------------------------------------------------------------
       34               1.63                          13,060,000     10/15/98     58.58          56.25
       35               1.19                          11,400,000                  80.98          70.85
      35a                                              6,600,000      3/17/99
      35b                                              4,800,000      3/17/99
       36               1.20                          12,170,000      6/1/99      72.72          66.27
------------------------------------------------------------------------------------------------------------------------------------
       37               1.29                          13,100,000      4/13/99     67.05          58.81
       38               1.68                          14,100,000      8/1/99      57.40          47.12
       39               1.20                          11,300,000      2/1/99      68.92          62.00
       40               1.25                          11,700,000      12/1/98     64.07          56.54
       41               1.41                           9,500,000      2/25/99     78.27          70.36
------------------------------------------------------------------------------------------------------------------------------------
       42               1.20                          10,800,000      6/1/99      68.75          62.65
       43               1.62                          13,600,000     12/30/98     43.29          48.01
       44               1.30                          12,600,000      2/18/99     58.62          51.57
       45               1.20                          10,000,000      4/26/99     73.43          64.86
       46               1.43                           9,500,000      1/19/98     74.77          65.22
------------------------------------------------------------------------------------------------------------------------------------
       47               1.33                          10,400,000      7/1/99      67.25          55.24
       48               1.20                           9,100,000      6/2/99      76.78          61.96
       49               1.78                          12,700,000      2/1/99      54.89          47.93
       50               1.25                           8,400,000      6/7/99      78.54          64.42
       51               1.35                          10,400,000      1/19/99     63.28          51.66
------------------------------------------------------------------------------------------------------------------------------------
       52               1.25                           8,450,000      1/20/99     77.77          69.09
       53               1.30                           8,200,000      5/15/99     76.95          67.11
       54               1.43                           8,600,000      7/1/99      70.88          58.53
       55               1.36                           7,630,000      4/22/99     79.91          71.79
       56               1.45                           8,600,000      3/7/99      70.73          63.07
------------------------------------------------------------------------------------------------------------------------------------
       57               1.20                           8,700,000      4/30/99     64.92          60.90
       58               1.19                           9,500,000      6/16/99     63.13          55.91
       59               1.25                           7,600,000      2/8/99      78.12          70.10
       60               1.20                           7,250,000      5/13/99     79.97          71.69
------------------------------------------------------------------------------------------------------------------------------------
       61               1.29                           7,640,000                  74.84          61.89
      61a                                              1,000,000     12/23/98
      61b                                                840,000     12/23/98
      61c                                                860,000     12/23/98
      61d                                                960,000     12/23/98
      61e                                              3,980,000     12/23/98
------------------------------------------------------------------------------------------------------------------------------------
       62               1.21                           7,150,000      6/25/99     79.68          71.16
       63               1.34                           8,000,000      7/9/99      69.97          62.44
       64               1.24                           6,700,000      3/17/99     77.57          68.30
       65               1.15                           6,800,000      4/28/99     73.44          63.79
       66               1.58                          11,050,000      3/5/99      45.10          30.97
------------------------------------------------------------------------------------------------------------------------------------
       67               1.24                           6,250,000      3/10/99     79.78          69.33
       68               1.28                           7,100,000      1/9/98      69.90          60.84
       69               1.82                           9,400,000      5/11/99     52.33          43.32
       70               1.45                           8,200,000      6/13/98     59.92          48.41
       71               1.24                           6,150,000     11/16/98     79.59          70.14
------------------------------------------------------------------------------------------------------------------------------------
       72               1.33                           6,600,000      4/2/99      73.05          65.72
       73               1.22                           6,250,000      5/12/99     76.74          69.14
       74               1.27                           7,200,000      4/1/99      66.58          57.72
------------------------------------------------------------------------------------------------------------------------------------
       75               1.45                           6,580,000                  71.03          61.48
      75a                                              1,150,000      5/17/99
      75b                                              1,600,000      5/17/99
      75c                                                330,000      5/17/99
      75d                                              2,200,000      5/17/99
      75f                                              1,300,000      5/17/99
------------------------------------------------------------------------------------------------------------------------------------
       76               1.59                           6,000,000      4/5/99      74.87          66.69
       77               1.21                           5,900,000      6/22/99     73.76          66.61
       78               1.25                           5,350,000      4/14/99     80.05          71.43
       79               1.20                           5,750,000      5/10/99     73.70          65.46
       80               1.77                           5,700,000      5/30/99     71.18          63.38
------------------------------------------------------------------------------------------------------------------------------------
       81               1.29                           5,240,000      6/1/99      77.08          68.96
       82               1.26                           5,600,000      3/1/99      72.04          65.10
       83               1.32                           5,000,000      4/25/98     79.12          68.68
       84               1.26                           5,800,000      7/2/99      67.19          55.10
       85               1.49                           6,500,000      4/23/99     58.27          46.81
------------------------------------------------------------------------------------------------------------------------------------
       86               1.31                           4,650,000      4/22/99     80.40          72.26
       87               1.24                           5,000,000      3/28/99     71.37          63.02
       88               1.42                           5,400,000      6/22/99     64.79          58.16
       89               1.21                           4,350,000      5/12/99     80.05          72.13
       90               1.26                           5,500,000      1/1/99      62.11          51.86
------------------------------------------------------------------------------------------------------------------------------------
       91               1.38                           4,600,000      4/27/99     73.32          67.06
       92               1.42                           4,340,000      4/1/99      77.04          67.82
       93               1.36                           4,415,000      1/23/99     74.54          67.67
       94               1.29                           4,675,000      2/10/99     69.56          61.69
       95               2.17                           5,330,000      4/26/99     60.79          49.53
------------------------------------------------------------------------------------------------------------------------------------
       96               1.26                           4,700,000      3/19/99     68.60          60.66
       97               1.28                           4,600,000      5/5/99      68.37          61.44
       98               1.48                           4,400,000      2/2/99      71.46          63.23
       99               1.20                           4,875,000      9/1/99      64.17          56.83
      100               1.27                           4,400,000      5/21/99     70.42          63.15
------------------------------------------------------------------------------------------------------------------------------------
      101               1.26                           4,200,000      3/1/99      71.39          63.09
      102               1.30                           3,700,000      9/15/98     74.76          67.11
      103               1.21                           5,042,000      1/13/99     54.44          42.06
      104               1.32                           3,670,000      6/15/99     72.31          64.42
      105               1.25                           3,500,000      4/13/99     74.14          65.04
------------------------------------------------------------------------------------------------------------------------------------
      106               1.53                           3,200,000      1/22/99     79.86          70.77
      107               1.27                           3,100,000      5/5/99      80.18          70.65
      108               1.29                           3,500,000     10/28/98     70.22          62.37
      109               1.28                           3,240,000      4/27/99     73.14          63.32
      110               1.27                           3,050,000      3/30/99     73.90          64.47
------------------------------------------------------------------------------------------------------------------------------------
      111               1.25                           2,760,000      5/10/99     79.32          71.37
      112               1.25                           2,600,000      4/23/99     79.92          70.54
      113               1.23                           2,600,000      2/25/99     79.91          69.94
      114               1.25                           2,600,000      4/16/99     78.69          69.04
      115               1.48                           3,000,000      5/22/99     67.48          61.33
------------------------------------------------------------------------------------------------------------------------------------
      116               1.48                           3,200,000      2/2/99      62.37          55.84
      117               1.54                           3,000,000      7/14/98     66.21          58.90
      118               1.25                           2,650,000      6/7/99      73.92          65.13
      119               1.41                           2,700,000                  71.76          58.30
      119a                                             1,175,000      9/2/98
      119b                                             1,525,000      9/2/98
------------------------------------------------------------------------------------------------------------------------------------
      120               1.90             1.90          4,450,000      4/1/99      43.07          35.28                 49.26
      121               1.36                           3,000,000      5/12/99     61.45          49.84
      122               1.30                           2,500,000      6/11/99     71.96          62.17
      123               1.42                           2,600,000      3/17/99     69.06          60.76
      124               1.47                           2,800,000      5/15/98     62.00          53.35
      125               1.27                           2,250,000      6/7/99      74.19          65.61
------------------------------------------------------------------------------------------------------------------------------------
      126               1.31                           2,400,000      5/6/99      68.69          60.97
      127               1.40                           2,275,000      3/30/99     71.23          63.95
      128               1.01                           1,750,000      3/3/99      82.93          0.00
      129               1.33                           2,050,000      7/31/98     70.11          61.05
      130               1.45                           2,150,000      2/10/99     66.67          55.48
------------------------------------------------------------------------------------------------------------------------------------
      131               1.44                           1,850,000      6/9/98      73.71          65.55
      132               1.40                           1,800,000      5/27/99     73.57          65.07
      133               1.66                           1,900,000      2/4/99      65.61          54.14
      134               1.60                           1,800,000      9/2/98      69.00          56.06
      135               1.26                           1,600,000      3/11/99     72.94          65.12
------------------------------------------------------------------------------------------------------------------------------------
      136               1.35                           1,500,000      8/20/98     72.59          59.12
      137               1.21                           1,450,000      12/2/98     72.35          59.43
      138               1.21                           1,100,000      3/7/99      79.01          69.92






 CONTROL NUMBER        YEAR BUILT       YEAR RENOVATED     UNITS, BEDS, ROOMS, SQFT   UNIT DESCRIPTION
-----------------------------------------------------------------------------------------------------------------
       1                1963-1996            1999                   550,949                Sq Ft
       2             1960, 1983-1995         1996                   533,192                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       3                                                             2,327                 Rooms
       3a               1993-1994         1998-1999                   126                  Rooms
       3b                 1994            1998-1999                   126                  Rooms
       3c                 1996               NAP                      128                  Rooms
       3d                 1991               1998                     126                  Rooms
       3e                 1991             1998/99                    134                  Rooms
       3f                 1987               1997                     120                  Rooms
       3g                 1985             1997/98                    126                  Rooms
       3h                 1987             1998/99                    130                  Rooms
       3I                 1991               1998                     108                  Rooms
       3j                 1996               NAP                      124                  Rooms
       3k                 1990             1998/99                    111                  Rooms
       3l                 1996               NAP                      123                  Rooms
       3m                 1985           1992 & 1999                  128                  Rooms
       3n                 1987            1995-1996                   120                  Rooms
       3o                 1988            1998-1999                   96                   Rooms
       3p                 1990               1998                     168                  Rooms
       3q                 1989            1997-1998                   125                  Rooms
       3r              1988 & 1990           1998                     208                  Rooms
-----------------------------------------------------------------------------------------------------------------
       4              1890's,1920's       1991/1992                 277,536                Sq Ft
       5                  1983               NAP                    213,575                Sq Ft
       6                  1950               1991                   213,609                Sq Ft
       7                  1958               NAP                    301,765                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       8                                                             2,316                 Units
       8a                 1973               1995                    1,677                 Units
       8b                 1980               NAP                      345                  Units
       8c                 1978               1995                     198                  Units
       8d                 1978               NAP                      96                   Units
-----------------------------------------------------------------------------------------------------------------
       9               1984 & 1990           NAP                    269,650                Sq Ft
       10                                                             660                  Units
      10a                1969-70             NAP                      264                  Units
      10b                 1973               NAP                      264                  Units
      10c                 1966               NAP                      132                  Units
-----------------------------------------------------------------------------------------------------------------
       11                 1917               1985                   193,639                Sq Ft
       12                 1997               NAP                    180,683                Sq Ft
       13               1972/1976            NAP                      576                  Units
-----------------------------------------------------------------------------------------------------------------
       14                                                             384                  Units
      14a                 1986               NAP                      98                   Units
      14b                 1986               1989                     164                  Units
      14c                 1986               NAP                      122                  Units
-----------------------------------------------------------------------------------------------------------------
       15                                                           739,526                Sq Ft
      15a              1959, 1972         1995-1996                 302,700                Sq Ft
      15b               1982/1998            NAP                    185,000                Sq Ft
      15c                 1973               NAP                    89,826                 Sq Ft
      15d               1981/1995            NAP                    90,000                 Sq Ft
      15e              1962, 1972            NAP                    72,000                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
       16                 1988               1997                     181                  Rooms
       17               1998/2000            NAP                    177,229                Sq Ft
       18                 1972               1999                     614                  Units
       19          1974/1983/1992/1999       NAP                    899,697                Sq Ft
       20               1998-1999            NAP                    120,225                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       21               1990/1991            NAP                      278                  Units
       22              1987 & 1997        1994/1995                 243,370                Sq Ft
       23                                                           251,862                Sq Ft
      23a               1981-1983            NAP                    134,057                Sq Ft
      23b               1980-1981            NAP                    117,805                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       24          Between 1966 & 1973    1998-1999                   625                  Units
       25                 1961               1998                   373,180                Sq Ft
       26                 1997               NAP                      179                  Rooms
       27                 1979            1997-1998                 151,946                Sq Ft
       28                 1998               NAP                    127,082                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       29                 1975               1996                   189,800                Sq Ft
       30                 1958               1990                   240,330                Sq Ft
       31                 1990            1995/1996                   203                  Rooms
       32                 1972               1994                     448                  Units
       33                 1929               1984                   106,817                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       34               1969/1971         1997/1998                 104,684                Sq Ft
       35                                                             368                  Units
      35a                 1984               NAP                      216                  Units
      35b                 1984               NAP                      152                  Units
       36                 1989               NAP                    77,583                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
       37                 1984               1997                   89,415                 Sq Ft
       38                 1998               NAP                      108                  Rooms
       39                 1990               NAP                    55,563                 Sq Ft
       40                 1980               NAP                    90,223                 Sq Ft
       41                 1918               1990                   84,162                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
       42                 1959               NAP                    62,042                 Sq Ft
       43                 1907         98/1999 (ongoing)            62,589                 Sq Ft
       44                 1966           1993 & 1996                56,132                 Sq Ft
       45                 1969            1998-1999                   286                  Units
       46                 1973               1987                   92,474                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
       47                 1999               NAP                    106,200                Sq Ft
       48               1996-1998            NAP                      176                  Units
       49              1973, 1975        In Progress                744,800                Sq Ft
       50                 1987            1993-1997                 126,158                Sq Ft
       51                 1926               1998                   68,113                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
       52                 1997               NAP                    85,410                 Sq Ft
       53                 1987               NAP                    63,461                 Sq Ft
       54                 1996               NAP                      128                  Rooms
       55                 1987               NAP                    53,928                 Sq Ft
       56                 1988               NAP                      96                   Rooms
-----------------------------------------------------------------------------------------------------------------
       57                 1974               1998                     66                   Units
       58                 1984               NAP                    115,145                Sq Ft
       59               1997-1998            NAP                    124,095                Sq Ft
       60                 1985            1997/1998                   224                  Units
-----------------------------------------------------------------------------------------------------------------
       61                                                             170                  Units
      61a                 1920               NAP                      20                   Units
      61b                 1920               NAP                      20                   Units
      61c                 1928               NAP                      20                   Units
      61d                 1928               NAP                      20                   Units
      61e                 1961               NAP                      90                   Units
-----------------------------------------------------------------------------------------------------------------
       62                 1905               UAV                      40                   Units
       63                 1979               1997                   150,476                Sq Ft
       64                 1972            1997-1999                   289                  Units
       65                 1991               NAP                    185,504                Sq Ft
       66                 1985               NAP                    118,006                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       67              1976, 1996            NAP                      200                  Units
       68                 1930               1992                   127,488                Sq Ft
       69                 1956               1989                   305,148                Sq Ft
       70                 1990               NAP                      320                  Units
       71              1987 & 1991           NAP                      152                  Units
-----------------------------------------------------------------------------------------------------------------
       72                 1984               NAP                    81,821                 Sq Ft
       73              1996, 1998            NAP                    66,625                 Sq Ft
       74                 1963            1997-1998                 183,270                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       75                                                             259                  Units
      75a                 1969               NAP                      47                   Units
      75b                 1970               NAP                      54                   Units
      75c                 1973               NAP                      14                   Units
      75d                 1973               NAP                      96                   Units
      75f                 1973               NAP                      48                   Units
-----------------------------------------------------------------------------------------------------------------
       76                 1968               1999                     395                  Units
       77               1974-1976            UAV                    171,042                Sq Ft
       78                 1989               NAP                    53,821                 Sq Ft
       79                 1985               NAP                    62,036                 Sq Ft
       80                 1971               1992                     192                  Units
-----------------------------------------------------------------------------------------------------------------
       81                 1987               NAP                    52,425                 Sq Ft
       82                 1988               1995                   27,514                 Sq Ft
       83                 1967               1998                     228                  Units
       84                 1984               NAP                    263,500                Sq Ft
       85               1965/1973            1989                   163,090                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       86                 1967               UAV                      132                  Units
       87                 1984               NAP                    40,834                 Sq Ft
       88                 1975               1994                   76,372                 Sq Ft
       89                 1984            1997-1998                   144                  Units
       90              1966 - 1975           1998                   110,848                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       91              1976, 1985            1996                   80,891                 Sq Ft
       92                 1986               NAP                      158                  Units
       93              1971 & 1983           1998                   55,162                 Sq Ft
       94                 1984               NAP                    51,117                 Sq Ft
       95         1980-1982, 1985-1989       1997                   107,664                Sq Ft
-----------------------------------------------------------------------------------------------------------------
       96               1942/1975            NAP                    26,775                 Sq Ft
       97                 1984               NAP                    139,971                Sq Ft
       98                 1990               NAP                    21,523                 Sq Ft
       99                 1999               NAP                    24,444                 Sq Ft
      100                 1983               NAP                    30,838                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
      101               1965-1986            NAP                    87,285                 Sq Ft
      102                 1970               NAP                    44,923                 Sq Ft
      103               1997-1998            NAP                      120                  Units
      104                 1905               1994                   25,711                 Sq Ft
      105               1972-1980            1998                     100                  Units
-----------------------------------------------------------------------------------------------------------------
      106                 1970               1994                     164                  Units
      107                 1998               NAP                    35,720                 Sq Ft
      108                 1976               NAP                    30,947                 Sq Ft
      109                 1986               NAP                      107                   Pads
      110                 1968            1997/1998                   64                   Units
-----------------------------------------------------------------------------------------------------------------
      111               1998/1999            NAP                    37,484                 Sq Ft
      112              1962, 1963            1998                     83                   Units
      113                 1973           1986/ongoing                 100                  Units
      114            1925/1965-1967          NAP                      59                   Units
      115                 1986               NAP                    46,562                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
      116                 1987               NAP                    29,352                 Sq Ft
      117                 1967               1986                     184                   Pads
      118            1970 thru 1977          1998                     58                   Units
      119                                                           45,092                 Sq Ft
      119a                1970               1985                   20,000                 Sq Ft
      119b                1987               NAP                    25,092                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
      120                 1992            1998-1999                   126                  Rooms
      121                 1915               1987                   90,000                 Sq Ft
      122                 1999               NAP                    11,000                 Sq Ft
      123                 1972               NAP                      110                  Units
      124                 1980               1991                   18,122                 Sq Ft
      125                 1981               NAP                      72                   Units
-----------------------------------------------------------------------------------------------------------------
      126                 1945               1995                   20,700                 Sq Ft
      127              1984, 1986            NAP                    64,125                 Sq Ft
      128                 1996               NAP                    12,608                 Sq Ft
      129                 1988               NAP                    20,108                 Sq Ft
      130                 1985               NAP                    27,650                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
      131                 1985               1995                   30,312                 Sq Ft
      132                 1966            1998-1999                   100                  Units
      133                 1982               NAP                    40,400                 Sq Ft
      134                 1959               NAP                    31,222                 Sq Ft
      135                 1998               NAP                     9,742                 Sq Ft
-----------------------------------------------------------------------------------------------------------------
      136                 1973               NAP                      36                   Units
      137                 1998               NAP                    15,000                 Sq Ft
      138                 1970             1996-98                    28                   Units




                 CUT-OFF DATE BALANCE PER                                                                                ANNUAL
 CONTROL NUMBER    SQ. FT., UNIT,BED,                                                                                   REQUIRED
                    PAD OF ROOM ($)          OCCUPANCY (%)   OCCUPANCY DATE        OWNERSHIP INTEREST       LOCKBOX     RESERVES
------------------------------------------------------------------------------------------------------------------------------------
       1                145.20                    96             6/15/99                 Fee Simple             Soft            0
       2                117.85                    96              3/1/99                 Fee Simple             Hard       79,980
------------------------------------------------------------------------------------------------------------------------------------
       3             19,987.67                                                    Fee Simple and Leasehold      Hard    2,121,487
       3a                                         68             6/30/99                 Fee Simple
       3b                                         69             6/30/99                 Fee Simple
       3c                                         65             6/30/99                 Fee Simple
       3d                                         71             6/30/99                 Fee Simple
       3e                                         66             6/30/99                 Fee Simple
       3f                                         62             6/30/99                 Fee Simple
       3g                                         77             6/30/99                 Fee Simple
       3h                                         65             6/30/99                 Fee Simple
       3I                                         73             6/30/99                 Fee Simple
       3j                                         73             6/30/99                 Leasehold
       3k                                         68             6/30/99                 Fee Simple
       3l                                         79             6/30/99                 Fee Simple
       3m                                         87             6/30/99                 Fee Simple
       3n                                         79             6/30/99                 Fee Simple
       3o                                         81             6/30/99                 Leasehold
       3p                                         81             6/30/99                 Fee Simple
       3q                                         76             6/30/99                 Fee Simple
       3r                                         66             6/30/99                 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
       4                153.59                    91             5/17/99                 Fee Simple             Hard      27,754
       5                157.51                    99             4/30/99                 Fee Simple             Hard      43,942
       6                135.55                   100             3/31/99                 Fee Simple             Hard      10,750
       7                 94.44                    97             5/31/99                 Fee Simple              NAP      60,282
------------------------------------------------------------------------------------------------------------------------------------
       8             11,626.38                                                           Fee Simple              NAP     696,300
       8a                                         85             3/16/99
       8b                                         93             3/16/99
       8c                                         97             3/16/99
       8d                                         97             3/17/99
------------------------------------------------------------------------------------------------------------------------------------
       9                 96.37                    95             7/31/99                 Fee Simple             Soft      43,144
       10            37,709.33                                                           Fee Simple             Soft   4,448,763
      10a                                         95             4/22/99
      10b                                         99             4/22/99
      10c                                         96             4/22/99
------------------------------------------------------------------------------------------------------------------------------------
       11               118.78                    97              7/1/99                 Fee Simple              NAP      29,436
       12               116.17                    98             6/22/99                 Fee Simple              NAP      22,242
       13            35,004.24                    94              4/1/99                 Fee Simple           Springing  144,000
------------------------------------------------------------------------------------------------------------------------------------
       14            46,745.65                                                           Fee Simple             Hard     106,824
      14a                                         92             4/19/99
      14b                                         95             4/21/99
      14c                                        100             4/19/99
------------------------------------------------------------------------------------------------------------------------------------
       15                23.56                                                           Fee Simple              NAP           0
      15a                                        100             3/17/99
      15b                                        100             6/10/99
      15c                                        100             6/10/99
      15d                                        100             6/10/99
      15e                                        100             6/10/99
------------------------------------------------------------------------------------------------------------------------------------
       16            88,116.50                    71             12/31/98                Fee Simple              NAP      378,579
       17                86.01                    97              7/6/99                 Leasehold               NAP       19,672
       18            24,420.11                    97             3/31/99                 Fee Simple           Springing   153,504
       19                16.11                   100              5/7/99                 Fee Simple             Soft       92,628
       20               116.39                   100             6/10/99                 Fee Simple           Springing    13,224
------------------------------------------------------------------------------------------------------------------------------------
       21            48,891.20                    94              5/3/99                 Fee Simple             Soft       67,560
       22                53.92                   100              7/5/99                 Fee Simple             Hard            0
       23                49.34                                                           Fee Simple             Hard       40,250
      23a                                         89             2/22/99
      23b                                         86             2/22/99
------------------------------------------------------------------------------------------------------------------------------------
       24            19,570.86                    85             6/30/99                 Fee Simple              NAP      162,504
       25                31.76                    89              2/1/99                 Fee Simple           Springing         0
       26            62,521.37                    77             6/30/99                 Fee Simple             Hard            0
       27                71.78                    90             6/18/99                 Fee Simple              NAP       22,788
       28                85.57                   100             5/10/99                 Fee Simple              NAP            0
------------------------------------------------------------------------------------------------------------------------------------
       29                53.98                    93             6/18/99                 Fee Simple              NAP       30,368
       30                42.04                    90             12/31/98                Fee Simple             Soft       40,872
       31            49,223.18                    73             6/15/99                 Leasehold              Hard      429,872
       32            21,073.98                    88             5/25/99                 Fee Simple              NAP      156,800
       33                88.04                    91             5/31/99                 Fee Simple           Springing    21,360
------------------------------------------------------------------------------------------------------------------------------------
       34                88.80                    99              4/1/99                 Leasehold               NAP       12,562
       35            25,086.13                                                           Fee Simple              NAP       98,080
      35a                                         96             4/27/99
      35b                                         95             4/27/99
       36               114.07                   100              6/9/99                 Fee Simple              NAP       11,637
------------------------------------------------------------------------------------------------------------------------------------
       37                98.23                    80             5/24/99                 Fee Simple           Springing    13,412
       38            74,938.69                    81             6/18/99                 Fee Simple           Springing   133,033
       39               140.17                    96             7/13/99                 Fee Simple              NAP        8,340
       40                83.08                    98             4/16/99                 Fee Simple           Springing    18,948
       41                88.35                    94             3/31/99                 Fee Simple              NAP       18,516
------------------------------------------------------------------------------------------------------------------------------------
       42               119.68                    98              6/9/99                 Fee Simple              NAP        9,306
       43               118.02                    91              4/1/99                 Leasehold              Soft       16,273
       44               131.59                   100              3/1/99                 Fee Simple              NAP        6,174
       45            25,673.16                    96             4/21/99                 Fee Simple              NAP       57,200
       46                76.82                    99             3/31/99                 Fee Simple           Springing    13,811
------------------------------------------------------------------------------------------------------------------------------------
       47                65.86                   100             5/25/99                 Fee Simple             Soft       15,930
       48            39,696.91                    96              6/2/99                 Fee Simple              NAP       34,144
       49                 9.36                   100             1/25/99                 Fee Simple              NAP       22,344
       50                52.30                    97             6/18/99                 Fee Simple             Hard       21,551
       51                96.62                    93             3/30/99                 Fee Simple              NAP        6,816
------------------------------------------------------------------------------------------------------------------------------------
       52                76.94                    99             6/17/99                 Fee Simple              NAP            0
       53                99.42                    97             3/31/99                 Fee Simple           Springing    17,163
       54            47,619.34                    74             6/15/99                 Fee Simple             Hard       30,000
       55               113.07                   100             7/16/99                 Leasehold               NAP       10,856
       56            63,361.41                    84             12/31/98                Fee Simple           Springing         0
------------------------------------------------------------------------------------------------------------------------------------
       57            91,339.55                   100             5/10/99                 Fee Simple              NAP            0
       58                52.08                    94             7/22/99                 Fee Simple              NAP       17,272
       59                47.85                    96             4/10/99                 Fee Simple              NAP       12,410
       60            25,881.53                    95             6/30/99                 Fee Simple              NAP       50,400
------------------------------------------------------------------------------------------------------------------------------------
       61            33,633.10                                                           Fee Simple              NAP       48,105
      61a                                        100             2/16/99
      61b                                        100             2/16/99
      61c                                        100             2/16/99
      61d                                        100             2/16/99
      61e                                        100             2/16/99
------------------------------------------------------------------------------------------------------------------------------------
       62           142,433.94                   100              7/1/99                 Fee Simple              NAP       12,000
       63                37.20                    85             7/22/99                 Fee Simple              NAP       19,018
       64            17,983.61                    71             5/13/99                 Fee Simple              NAP       72,250
       65                26.92                   100             4/30/99                 Fee Simple             Hard       18,552
       66                42.23                    97             6/10/99                 Fee Simple              NAP       23,604
------------------------------------------------------------------------------------------------------------------------------------
       67            24,930.21                    91              4/1/99                 Fee Simple              NAP       47,800
       68                38.93                    88             7/21/99                 Fee Simple           Springing    18,564
       69                16.12                    78             6/30/99                 Fee Simple              NAP       65,769
       70            15,354.74                    93             12/31/98                Fee Simple              NAP       57,600
       71            32,202.91                    91             4/30/99                 Fee Simple              NAP       39,520
------------------------------------------------------------------------------------------------------------------------------------
       72                58.93                   100             4/15/99                 Fee Simple              NAP       12,274
       73                71.99                    96             5/12/99                 Fee Simple              NAP        6,663
       74                26.16                    99              4/9/99                 Fee Simple             Soft       31,156
------------------------------------------------------------------------------------------------------------------------------------
       75            18,044.22                                                           Fee Simple              NAP       96,946
      75a                                         96             3/30/99
      75b                                         87             3/30/99
      75c                                         79             3/30/99
      75d                                         84             3/30/99
      75f                                        100             3/30/99
------------------------------------------------------------------------------------------------------------------------------------
       76            11,373.04                    96             5/17/99                 Fee Simple              NAP       87,295
       77                25.44                   100              3/1/99                 Fee Simple              NAP       44,471
       78                79.58                   100             3/29/99                 Fee Simple              NAP       10,764
       79                68.31                   100             5/17/99                 Fee Simple              NAP       27,300
       80            21,130.40                    98              4/1/99                 Fee Simple              NAP       57,600
------------------------------------------------------------------------------------------------------------------------------------
       81                77.05                   100              6/1/99                 Fee Simple              NAP        8,388
       82               146.63                   100             5/31/99                 Fee Simple              NAP        4,127
       83            17,350.97                   100             4/20/99                 Fee Simple           Springing    60,256
       84                14.79                   100             6/30/99                 Fee Simple             Hard       26,352
       85                23.23                    93             4/30/99                 Fee Simple           Springing    48,927
------------------------------------------------------------------------------------------------------------------------------------
       86            28,321.44                    92              6/2/99                 Fee Simple              NAP       33,000
       87                87.39                    95             3/31/99                 Fee Simple              NAP       10,617
       88                45.81                    75              7/1/99                 Fee Simple              NAP       11,456
       89            24,181.62                    94             6/25/99                 Fee Simple              NAP       30,240
       90                30.82                   100              5/1/99                 Fee Simple              NAP       16,632
------------------------------------------------------------------------------------------------------------------------------------
       91                41.70                    92             4/22/99                 Fee Simple              NAP       18,605
       92            21,162.86                    93             5/26/99                 Fee Simple              NAP       39,504
       93                59.66                    98             3/18/99                 Fee Simple              NAP       11,022
       94                63.62                    95             5/20/99                 Fee Simple              NAP        7,668
       95                30.10                    90             4/30/99                 Fee Simple              NAP       16,150
------------------------------------------------------------------------------------------------------------------------------------
       96               120.42                   100             4/21/99                 Fee Simple              NAP        8,172
       97                22.47                   100              5/1/99                 Fee Simple              NAP       28,721
       98               146.09                    96              5/3/99                 Fee Simple              NAP        4,305
       99               127.99                   100             7/22/99                 Leasehold              Hard        3,672
      100               100.48                   100              4/1/99                 Fee Simple              NAP          437
------------------------------------------------------------------------------------------------------------------------------------
      101                34.35                   100             6/14/99                 Fee Simple             Hard            0
      102                61.58                    92             4/30/99                 Fee Simple             Hard        7,527
      103            22,874.83                    98             4/27/99                 Fee Simple           Springing    27,000
      104               103.21                   100             7/12/99                 Fee Simple              NAP        3,857
      105            25,950.05                    98             3/31/99                 Fee Simple              NAP       25,446
------------------------------------------------------------------------------------------------------------------------------------
      106            15,581.62                    99             5/13/99                 Fee Simple              NAP       41,000
      107                69.58                   100             5/18/99                 Fee Simple              NAP        5,358
      108                79.42                    98              3/1/99                 Fee Simple              NAP        6,840
      109            22,147.33                    87              5/1/99                 Fee Simple              NAP        4,812
      110            35,217.97                   100              4/9/99                 Fee Simple              NAP            0
------------------------------------------------------------------------------------------------------------------------------------
      111                58.40                   100             7/31/99                 Fee Simple              NAP        3,756
      112            25,034.46                   100             3/11/99                 Fee Simple              NAP       19,505
      113            20,776.00                   100              4/1/99                 Fee Simple              NAP       26,200
      114            34,679.01                    98             3/31/99                 Fee Simple              NAP            0
      115                43.48                    96             5/31/99                 Fee Simple              NAP        1,125
------------------------------------------------------------------------------------------------------------------------------------
      116                68.00                    97              3/1/99                 Fee Simple              NAP        5,870
      117            10,795.78                    96              5/7/99                 Fee Simple           Springing    74,304
      118            33,775.46                    98             7/31/99                 Fee Simple              NAP       14,964
      119                42.97                                                           Fee Simple           Springing     6,764
      119a                                       100              1/1/99
      119b                                        96             4/21/99
------------------------------------------------------------------------------------------------------------------------------------
      120            15,212.36                    66             6/30/99                 Fee Simple             Hard       88,372
      121                20.48                    89              4/6/99                 Fee Simple           Springing    11,250
      122               163.55                   100              6/1/99                 Fee Simple              NAP        1,650
      123            16,323.80                    99             3/22/99                 Fee Simple              NAP            0
      124                95.79                    85             3/31/99                 Leasehold            Springing     3,615
      125            23,182.98                   100             6/24/99                 Fee Simple              NAP       23,112
------------------------------------------------------------------------------------------------------------------------------------
      126                79.63                   100              4/1/99                 Fee Simple              NAP        1,656
      127                25.27                   100              5/3/99                 Fee Simple              NAP        9,619
      128               115.10                   100              3/1/99                 Fee Simple             Hard            0
      129                71.47                    91             5/13/99                 Fee Simple           Springing         0
      130                51.84                   100             3/23/99                 Leasehold               NAP        4,473
------------------------------------------------------------------------------------------------------------------------------------
      131                44.99                   100             3/31/99                 Fee Simple           Springing     4,671
      132            13,243.45                   100              7/1/99                 Fee Simple              NAP       27,500
      133                30.85                   100              5/3/99                 Fee Simple              NAP        8,088
      134                39.78                   100             5/13/99                 Fee Simple              NAP        8,424
      135               119.79                   100             4/20/99                 Fee Simple              NAP          974
------------------------------------------------------------------------------------------------------------------------------------
      136            30,246.22                    94             3/24/99                 Fee Simple             Hard       10,800
      137                69.94                   100              6/1/99                 Fee Simple             Soft        2,250
      138            31,040.64                   100              5/1/99                 Fee Simple              NAP            0







                                                                                                         LARGEST TENANT
 CONTROL NUMBER      ANNUAL REQUIRED TI/LC          LARGEST TENANT              LARGEST TENANT SQ FT    LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
       1                        0                   Saks Fifth Avenue                90,114                  10/31/17
       2                  740,892                   Linens N' Things                 27,175                   9/30/05
------------------------------------------------------------------------------------------------------------------------------
       3                        0
       3a
       3b
       3c
       3d
       3e
       3f
       3g
       3h
       3I
       3j
       3k
       3l
       3m
       3n
       3o
       3p
       3q
       3r
------------------------------------------------------------------------------------------------------------------------------
       4                  274,205                     AMC Theaters                   47,883                  11/19/06
       5                  350,571                     Comerica Bank                  49,426                   1/31/03
       6                   10,500                      Anthem INC                   185,409                  12/31/18
       7                  120,000                        US Life                     85,615                  12/31/06
------------------------------------------------------------------------------------------------------------------------------
       8                        0
       8a
       8b
       8c
       8d
------------------------------------------------------------------------------------------------------------------------------
       9                  364,848                 NLAC Regional Center               30,161                   4/30/06
       10                       0
      10a
      10b
      10c
------------------------------------------------------------------------------------------------------------------------------
       11                  50,004                     Gersch Agency                   8,094                   6/30/02
       12                       0                       HomePlace                    53,000                   5/31/12
       13                       0
------------------------------------------------------------------------------------------------------------------------------
       14                       0
      14a
      14b
      14c
------------------------------------------------------------------------------------------------------------------------------
       15                       0
      15a                                       Sweet Paper Distribution            302,700                   5/31/20
      15b                                            Sweet Paper Co.                185,000                   5/31/20
      15c                                        Sweet Paper Sales Corp.             89,826                   5/31/20
      15d                                     Sweet Paper Sales Corporation          90,000                   5/31/20
      15e                                     Sweet Paper Sales Corporation          72,000                   5/31/20
------------------------------------------------------------------------------------------------------------------------------
       16                       0
       17                       0                       Tom Thumb                    63,280                   8/15/18
       18                       0
       19                       0                    TBC Corporation                586,942                  11/30/09
       20                       0                  Air Touch Cellular               105,225                  12/31/06
------------------------------------------------------------------------------------------------------------------------------
       21                       0
       22                       0              InteSys Technologies, Inc.           243,370                    2/1/19
       23                       0
      23a                                        Drug Systems, Inc (AMS)             13,953                  11/30/01
      23b                                           Apria Healthcare                 59,085                  10/31/01
------------------------------------------------------------------------------------------------------------------------------
       24                       0
       25                       0                 County of Los Angeles              57,096                       MTM
       26                       0
       27                  75,960                   Handyman Hardware                12,000                   6/30/13
       28                       0                     The Hartford                   69,097                   1/31/09
------------------------------------------------------------------------------------------------------------------------------
       29                  50,000                      Albertson's                   53,820                   8/31/06
       30                 232,800              LA Unified School District            43,529                   9/30/03
       31                       0
       32                       0
       33                 133,431                        Kaiser                      55,849                   8/31/01
------------------------------------------------------------------------------------------------------------------------------
       34                  62,496                    99 Ranch Market                 34,624                    4/1/08
       35                       0
      35a
      35b
       36                  77,000                St. Luke's/Unity Health             31,084                   4/30/04
------------------------------------------------------------------------------------------------------------------------------
       37                  60,000                    Assured Access                  50,666                   5/31/05
       38                       0
       39                  32,000                   Blockbuster Video                 6,540                   6/30/99
       40                 143,750                       Inchcape                     67,246                   9/30/01
       41                  22,200            Weltman, Weinberg & Associates          37,082                   4/30/00
------------------------------------------------------------------------------------------------------------------------------
       42                  62,535             Memorial Service Life Insur.           28,663                   6/30/02
       43                 104,173                  Antwerp Sales Int'l                3,184                   6/30/00
       44                       0             Houlihan Lokey & Howard, LLP           36,498                   9/21/05
       45                       0
       46                  69,048               Internal Revenue Service             58,359                   3/23/07
------------------------------------------------------------------------------------------------------------------------------
       47                  50,000              Preferred Freezer Services           106,200                   6/30/19
       48                       0
       49                       0                     ODW Logistics                 744,800                   3/31/11
       50                       0                  K-Mart Corporation                86,479                  11/30/13
       51                 200,004                        Vartec                       5,550                   6/30/02
------------------------------------------------------------------------------------------------------------------------------
       52                       0                Winn-Dixie Texas, Inc.              61,834                    2/4/18
       53                  24,000            Kern County Mental Health (Off          23,187                   6/30/04
       54                       0
       55                       0                     Safeway, Inc.                  41,650                  10/31/12
       56                       0
------------------------------------------------------------------------------------------------------------------------------
       57                       0
       58                 100,000               Barrios Technology, Inc.             11,551                   3/31/05
       59                  15,396             Nevada Assoc. of Handicapped           13,200                   5/31/03
       60                       0
------------------------------------------------------------------------------------------------------------------------------
       61                       0
      61a
      61b
      61c
      61d
      61e
------------------------------------------------------------------------------------------------------------------------------
       62                       0
       63                       0                  Minyard Food Stores               70,674                   9/30/17
       64                       0
       65                       0                Sears Roebuck & Company            185,504                   1/14/09
       66                       0                   Regulus West LLC                 15,592                   2/28/02
------------------------------------------------------------------------------------------------------------------------------
       67                       0
       68                       0                    Meredith, Cohen                  6,732                  12/31/99
       69                  48,750                   Denim & Diamonds                 30,000                  12/31/03
       70                       0
       71                       0
------------------------------------------------------------------------------------------------------------------------------
       72                  36,000                  Long Island Savings               12,318                   5/31/01
       73                   5,004                     Office Depot                   30,138                   6/23/11
       74                  28,980                   Acme Supermarket                 70,850                  10/31/17
------------------------------------------------------------------------------------------------------------------------------
       75                       0
      75a
      75b
      75c
      75d
      75f
------------------------------------------------------------------------------------------------------------------------------
       76                       0
       77                  56,250                   Summit Auto Sales                91,577                   4/30/02
       78                   3,000              Thrifty Payless (Rite Aid)            17,880                   5/31/09
       79                  53,988               San Gabriel/Pomona Valley            45,000                   2/28/09
       80                       0
------------------------------------------------------------------------------------------------------------------------------
       81                  44,400                    Comps.com, Inc.                 41,015                   1/31/04
       82                   5,100                    R. A. B. Motors                 16,894                   6/30/20
       83                       0
       84                       0             APCOA/Standard Parking, Inc.          263,500                   5/31/11
       85                       0                        Rose's                      52,551                   2/28/01
------------------------------------------------------------------------------------------------------------------------------
       86                       0
       87                       0              McAmis Occupational Clinic            10,981                   2/28/05
       88                       0                       Radio One                    21,546                  12/31/11
       89                       0
       90                  33,000                   Michael's Crafts                 30,120                   2/28/09
------------------------------------------------------------------------------------------------------------------------------
       91                  50,040                       Weiner's                     25,200                  10/31/01
       92                       0
       93                  33,899            Childrens Hospital Thrift Shop           8,800                    7/9/03
       94                  29,344                  Outback Steakhouse                 7,060                    9/1/05
       95                       0
------------------------------------------------------------------------------------------------------------------------------
       96                  12,000                   Bizu (Lombardi's)                 5,370                  12/31/08
       97                  36,000                       MICLA - I                    21,700                   2/28/03
       98                  32,004            Huntington Reproductive Center           3,337                   4/30/04
       99                  20,004               Capital Title Group, Inc.            24,444                  12/31/12
      100                  20,000             Malmquist, Fields, O'Flaherty           9,051                   9/30/03
------------------------------------------------------------------------------------------------------------------------------
      101                  40,000              Scott Company of California           87,285                    8/1/19
      102                  12,000                     Opti-Fashion                   33,590                  12/31/10
      103                       0
      104                       0                    Oliver Russell                   9,034                  12/31/13
      105                       0
------------------------------------------------------------------------------------------------------------------------------
      106                       0
      107                   3,081                       Food Lion                    29,000                   1/26/19
      108                  38,388              Maryland National Mortgage            11,780                   8/31/03
      109                       0
      110                       0
------------------------------------------------------------------------------------------------------------------------------
      111                       0                    Orion Financial                  7,425                   7/31/03
      112                       0
      113                       0
      114                       0
      115                       0                 Women's Total Fitness              10,013                    5/1/05
------------------------------------------------------------------------------------------------------------------------------
      116                   7,400                  Places in the Heart                7,412                   5/30/04
      117                       0
      118                       0
      119                  24,000
      119a                                           Tri State News                   5,600                   6/14/01
      119b                                            Pictura, Inc.                  24,092                   4/30/02
------------------------------------------------------------------------------------------------------------------------------
      120                       0
      121                  36,000              Randall Leather Mach. Corp.           18,750                   6/30/00
      122                  11,112                    Men's Wearhouse                  5,500                   3/31/09
      123                       0
      124                  20,784            Holualoa Management Corporatio           1,933                   4/30/01
      125                       0
------------------------------------------------------------------------------------------------------------------------------
      126                  32,000               D. Seprazadeh/A. Khalioun             9,200                   3/31/01
      127                  18,000                  Copyright Printing                40,500                  12/31/01
      128                       0                          CVS                       12,608                   3/31/16
      129                       0                   Norwest Mortgage                  3,248                   1/31/02
      130                  40,488                       E3 Group                      8,675                  12/31/00
------------------------------------------------------------------------------------------------------------------------------
      131                       0              Safelite Glass Corporation            10,400                   1/31/02
      132                       0
      133                  10,200                   Bentley's Display                10,000                   3/31/01
      134                   6,480                 Everready Thermometer              20,000                  12/31/04
      135                   8,400               Wahid Wafa & Rahmat Adel              2,700                   7/31/01
------------------------------------------------------------------------------------------------------------------------------
      136                       0
      137                   8,799                        Cato's                       4,200                    5/1/03
      138                       0



                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


  Control     Loan
   Number    Number                    Property Name                      City                 County                 State
------------------------------------------------------------------------------------------------------------------------------------
     8       21584       Texas Development Investors Apartment Portfolio
     8a      21584-A     Willow Creek Apartments                         Houston               Harris                 Texas
     8b      21584-B     Bellfort Southwest IV and V Apartments          Houston               Harris                 Texas
     8c      21584-C     Southwest Village Apartments                    Houston               Harris                 Texas
     8d      21584-D     Bellfort Southwest III                          Houston               Harris                 Texas
------------------------------------------------------------------------------------------------------------------------------------
     10      GA5851      Alliance TP Portfolio
    10a      GA5851-A    Alliance TP - Mulberry Lane Apartments          Midland                Midland               Michigan
    10b      GA5851-B    Rambletree Apartments                           Glen Ellyn             DuPage                Illinois
    10c      GA5851-C    Robin Oaks Apartments                           Midland                Midland               Michigan
     13      GA5614      Sherwood Lakes Apartments                       Schererville           Lake County           Indiana
------------------------------------------------------------------------------------------------------------------------------------
     14      22748       Laurel Apartment Portfolio
    14a      22748-A     Laurel Walk Apartments                          Charlotte             Mecklenburg            North Carolina
    14b      22748-B     Laurel Oaks Apartments                          Raleigh               Wake                   North Carolina
    14c      22748-C     Laurel Springs Apartments                       Raleigh               Wake                   North Carolina
     18      TA1103      Village Square Apartments                       Indianapolis          Marion                 Indiana
------------------------------------------------------------------------------------------------------------------------------------
     21      23908       Tivoli Lakes Club Apartments                    Deerfield Beach       Broward                Florida
     24      23650       Columbus Park Apartments                        Bedford               Cuyahoga               Ohio
     32      09-0001248  Plantation Oaks                                 College Station       Brazos                 Texas
     35      22396       Riverbend and Cedar Lake Apartments
    35a      22396-A     Riverbend Apartments                            Norman                Cleveland              Oklahoma
    35b      22396-B     Cedar Lake Apartments                           Norman                Cleveland              Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
     45      22471       Austin Lights Apartments                        Austin                Travis                 Texas
     48      19169       St. Augustine Hills Apartments                  Tallahassee           Leon                   Florida
     57      22603       The Bridgeport Apartments                       Huntington Beach      Orange                 California
     60      09-0001260  Chimney Apartments                              El Paso               El Paso                Texas
------------------------------------------------------------------------------------------------------------------------------------
     61      TA5740      Jackson Heights Portfolio
    61a      TA5740-A    35-18 95th Street                              Jackson Heights        Queens                 New York
    61b      TA5740-B    35-24 95th Street                              Jackson Heights        Queens                 New York
    61c      TA5740-C    35-38 95th Street                              Jackson Heights        Queens                 New York
    61d      TA5740-D    35-44 95th Street                              Jackson Heights        Queens                 New York
    61e      TA5740-E    93-35 Lamont Avenue                            Elmhurst               Queens                 New York
------------------------------------------------------------------------------------------------------------------------------------
     62      911660589   1110-1120 Beacon Street                         Brookline             Norfolk                Massachusetts
     64      22788       Plaza Apartments                                Tallahassee           Leon County            Florida
     67      22124       Chase Hill Apartments                           San Antonio           Bexar                  Texas
     70      22252       Villa Mirage Apartments                         Lancaster             Los Angeles            California
     71      20670       Summerchase Apartments                          Prattville            Autauga                Alabama
------------------------------------------------------------------------------------------------------------------------------------
     75      TA2352      Satcoms Apartments
    75a      TA2352-A    Satcoms - French Quarter Apartments            Lincoln                Lancaster              Nebraska
    75b      TA2352-B    Crescent Plaza Apartments                      Lincoln                Lancaster              Nebraska
    75c      TA2352-C    2101 D Street Apartments                       Lincoln                Lancaster              Nebraska
    75d      TA2352-D    Willow Wood Apartments                         Lincoln                Lancaster              Nebraska
    75f      TA2352-F    Arapahoe Village Apartments                    Lincoln                Lancaster              Nebraska
------------------------------------------------------------------------------------------------------------------------------------
     76      09-0001242  Sharpstown Garden Apartments                    Houston               Harris                 Texas
     80      901851850   Summer Pointe & Windrock Apartments             Norman                Cleveland              Oklahoma
     83      TA4664      St. James Garden Apartments                     Chester               Delaware               Pennsylvania
     86      907120356   Community Manor Apartments                      Henrietta             Monroe                 New York
     89      09-0001257  Courts of McCallum Apartments                   Dallas                Collin                 Texas
------------------------------------------------------------------------------------------------------------------------------------
     92      TA7792      Mallard Creek Apartments                        Statesville           Iredell                North Carolina
    103      23193       Rivercrest Apartments                           Albany                Dougherty/Lee Counties Georgia
    105      21956       Canden-Damada Apartments                        Portage               Porter                 Indiana
    106      09-0001245  Citadel Apartments                              Kansas City           Jackson                Missouri
    110      21857       Los Olivos Apartments                           Phoenix               Maricopa               Arizona
------------------------------------------------------------------------------------------------------------------------------------
    112      21775       Wickham Gardens Condominiums                    East Hartford         Hartford               Connecticut
    113      21159       The Commodore Apartments                        Vicksburg             Warren                 Mississippi
    114      18842       South Park Apartments                           Manchester            Hartford               Connecticut
    118      23338       Logan Point Apartments                          Riverside             Riverside              California
    123      18035       Canyon Hills Apartments                         El Paso               El Paso                Texas
------------------------------------------------------------------------------------------------------------------------------------
    125      22494       Oak Forest Apartments                           Bryan-College Station Brazos                 Texas
    132      23294       Park West I Apartments                          Atlanta               Fulton                 Georgia
    136      TA5681      Park Villa Apartments                           Oxford                Oakland                Michigan
    138      21856       13400 Victory Apartments                        Valley Glen           Los Angeles            California
------------------------------------------------------------------------------------------------------------------------------------
    * Employee Unit



                                            INITIAL                                                STUDIOS
CONTROL                 INITIAL POOL    POOL BALANCE                                                         AVG RENT
 NUMBER     ZIP CODE     BALANCE ($)    PER UNIT ($)    UTILITIES PAID BY TENANT          # UNITS            PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------
   8                      26,926,701       11,626.38
   8a        77012                                       Electricity/Cable
   8b        77071                                       Electricity/Cable                    3                275
   8c        77477                                       Electricity/Cable
   8d        77035                                       Electricity/Cable                    4                315
------------------------------------------------------------------------------------------------------------------------------------
   10                     24,888,157       37,709.33
  10a        48642                                       Electricity
  10b        60137                                       Electricity
  10c        48642                                       Electricity
   13        46375        20,162,442       35,004.24
------------------------------------------------------------------------------------------------------------------------------------
   14                     17,950,331       46,745.65
  14a        28270                                       Gas/Electricity/Cable
  14b        27613                                       Gas/Electricity/Cable
  14c        27609                                       Gas/Electricity/Cable
   18        46224        14,993,950       24,420.11     Electricity
------------------------------------------------------------------------------------------------------------------------------------
   21        33441        13,591,754       48,891.20     Gas/Electricity/Cable
   24        44146        12,231,790       19,570.86     Electricity/Cable
   32        77840         9,441,145       21,073.98     Electricity/Cable/Trash
   35                      9,231,694       25,086.13
  35a        73071                                       Gas/Electricity/Cable
  35b        73072                                       Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
   45        78723         7,342,525       25,673.16     Water/Electricity/Cable
   48        32301         6,986,655       39,696.91     Water/Gas/Electricity/Cable
   57        92649         6,028,410       91,339.55     Gas/Electricity/Cable
   60        79912         5,797,463       25,881.53     Electricity
------------------------------------------------------------------------------------------------------------------------------------
   61                      5,717,627       33,633.10
  61a        11372                                       Gas/Electricity
  61b        11372                                       Gas/Electricity
  61c        11372                                       Gas/Electricity
  61d        11372                                       Gas/Electricity
  61e        11372                                       Gas/Electricity                     38                540
------------------------------------------------------------------------------------------------------------------------------------
   62        02146         5,697,357      142,433.94     Electricity/Cable
   64        32304         5,197,262       17,983.61     Gas/Electricity                     68                405
   67        78256         4,986,042       24,930.21     Electricity/Cable                   32                379
   70        93534         4,913,515       15,354.74     Gas/Electricity/Cable
   71        36066         4,894,842       32,202.91     Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
   75                      4,673,453       18,044.23
  75a        68503                                       Gas/Electricity
  75b        68504                                       Gas/Electricity
  75c        68502                                       Gas/Electricity
  75d        68502                                       Gas/Electricity
  75f        68502                                       Gas/Electricity
------------------------------------------------------------------------------------------------------------------------------------
   76        77074         4,492,352       11,373.04     108 Tenants pay electricity
   80        73072         4,057,037       21,130.40     Electricity/Cable
   83        19013         3,956,022       17,350.97     Electricity
   86        14623         3,738,431       28,321.44     Electricity/Cable
   89        75252         3,482,154       24,181.62     Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
   92        28677         3,343,732       21,162.86     Electricity
  103        31705         2,744,979       22,874.83     Water/Gas/Electricity/Cable
  105        46368         2,595,005       25,950.05     Electricity/Cable
  106        64110         2,555,385       15,581.62     Electricity
  110        85021         2,253,950       35,217.97     Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
  112        06108         2,077,860       25,034.46     Electricity/Cable
  113        39180         2,077,600       20,776.00     Electricity/Cable
  114        06040         2,046,062       34,679.01     Electricity/Cable
  118        92501         1,958,977       33,775.46     Gas/Electricity/Cable
  123        79904         1,795,619       16,323.80     Gas/Electricity/Cable
------------------------------------------------------------------------------------------------------------------------------------
  125        77801         1,669,175       23,182.98     Electricity/Cable
  132        30331         1,324,345       13,243.45     Gas/Electricity/Cable
  136        48371         1,088,864       30,246.22     Gas/Electricity
  138        91401           869,138       31,040.64     Gas/Electricity/Cable                3                450




                     1 BEDROOM                    2 BEDROOM               3 BEDROOM               4 BEDROOM
    Control                  Avg Rent                    Avg Rent                 Avg Rent               Avg Rent
     Number      # Units    per mo. ($)       # Units   per mo. ($)   # Units    per mo. ($)   # Units   per mo. ($)
------------------------------------------------------------------------------------------------------------------------------
       8
       8a         1401          374             276         518
       8b          166          345             168         469          8           585
       8c          118          394             80          536
       8d           32          375             60          479
------------------------------------------------------------------------------------------------------------------------------
       10
      10a           22          535             198         595         44           705
      10b          152          654             100         852         12          1000
      10c           36          540             96          550
       13          252          550             324         653
------------------------------------------------------------------------------------------------------------------------------
       14
      14a           48          650             50          836
      14b          106          635             58          846
      14c           50          660             72          851
       18          184          453             340         543         90           672
------------------------------------------------------------------------------------------------------------------------------
       21          134          762             144         890
       24          208          465             393         600         24           725
       32          272          410             150         572         24           805          1         1150
       35
      35a          108          372             108         478
      35b           76          384             76          501
------------------------------------------------------------------------------------------------------------------------------
       45           65          495             220         642          1           641
       48          132          569             44          670
       57           15          765             33         1217         18          1427
       60          144          432             80          575
------------------------------------------------------------------------------------------------------------------------------
       61
      61a            1          676             19          667
      61b                                       20          569
      61c                                       20          583
      61d                                       20          652
      61e           51          570              1          0 *
------------------------------------------------------------------------------------------------------------------------------
       62            3         1533             31         1662          6          1865
       64          162          380             48          560         11           677
       67           60          457             107         551          1           935
       70           64          475             232         500         24           650
       71           64          475             64          565         24           675
------------------------------------------------------------------------------------------------------------------------------
       75
      75a           11          350             36          431
      75b           21          395             33          480
      75c           14          370
      75d           23          350             73          409
      75f           36          380             12          497
------------------------------------------------------------------------------------------------------------------------------
       76          232          366             125         484         38           592
       80           88          396             90          509          8           558          6          800
       83          144          457             84          550
       86           66          568             66          653
       89          125          459             19          627
------------------------------------------------------------------------------------------------------------------------------
       92           63          365             95          456
      103                                                               120          523
      105           19          464             81          552
      106           68          418             96          496
      110                                       49          619         15           778
------------------------------------------------------------------------------------------------------------------------------
      112           48          555             35          638
      113           48          442             36          500         16           530
      114           33          595             26          695
      118           24          495             29          601          5           725
      123           32          412             72          496          6           625
------------------------------------------------------------------------------------------------------------------------------
      125                                       72          432
      132                                       88          450         12           495
      136           25          475             10          565          1           685
      138           21          550              4          700


                        5 BEDROOM               NUMBER
    Control                     Avg Rent          of
     Number       #Units       per mo. ($)     Elevators
-------------------------------------------------------------------
       8
       8a
       8b
       8c
       8d
-------------------------------------------------------------------
       10
      10a
      10b
      10c
       13
-------------------------------------------------------------------
       14
      14a
      14b
      14c
       18
-------------------------------------------------------------------
       21
       24                                         10
       32            1            1450
       35
      35a
      35b
-------------------------------------------------------------------
       45
       48
       57
       60
-------------------------------------------------------------------
       61
      61a
      61b
      61c
      61d
      61e                                          2
-------------------------------------------------------------------
       62                                          2
       64
       67
       70
       71
-------------------------------------------------------------------
       75
      75a
      75b
      75c
      75d
      75f
-------------------------------------------------------------------
       76
       80
       83
       86
       89
-------------------------------------------------------------------
       92
      103
      105
      106
      110
-------------------------------------------------------------------
      112
      113
      114
      118
      123
-------------------------------------------------------------------
      125
      132
      136
      138

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE         DATE           DATE          DATE           DATE          DATE
DISTRIBUTION                    LOANS         BALANCE         BALANCE       BALANCE       BALANCE       BALANCE
---------------------------- ----------- ----------------- ------------ -------------- ------------- -------------
$   500,000 - $   999,999          1      $      869,138        0.08%    $    869,138   $   869,138   $   869,138
  1,000,000 -   1,999,999         22          34,711,286        3.01        1,049,145     1,995,846     1,577,786
  2,000,000 -   2,999,999         15          36,295,522        3.15        2,024,303     2,998,500     2,419,701
  3,000,000 -   3,999,999         18          61,584,647        5.35        3,098,649     3,956,022     3,421,369
  4,000,000 -   4,999,999         18          83,234,257        7.23        4,034,290     4,993,661     4,624,125
  5,000,000 -   5,999,999          7          39,941,631        3.47        5,197,262     5,997,104     5,705,947
  6,000,000 -   6,999,999         11          71,315,608        6.19        6,028,410     6,994,302     6,483,237
  7,000,000 -   7,999,999          8          59,364,057        5.15        7,103,566     7,788,279     7,420,507
  8,000,000 -   8,999,999          3          25,726,434        2.23        8,093,378     8,850,000     8,575,478
  9,000,000 -   9,999,999          5          47,365,594        4.11        9,231,694     9,992,305     9,473,119
 10,000,000 -  11,999,999          6          65,173,851        5.66       10,104,511    11,850,637    10,862,309
 12,000,000 -  13,999,999          5          65,367,148        5.67       12,231,790    13,992,523    13,073,430
 14,000,000 -  16,999,999          4          60,679,367        5.27       14,493,350    15,949,087    15,169,842
 17,000,000 -  19,999,999          2          35,370,331        3.07       17,420,000    17,950,331    17,685,165
 20,000,000 -  24,999,999          4          89,040,863        7.73       20,162,442    24,888,157    22,260,216
 25,000,000 -  49,999,999          7         233,146,887       20.24       25,984,904    46,511,317    33,306,698
 50,000,000 -  80,000,000          2         142,835,426       12.40       62,835,426    80,000,000    71,417,713
                                 ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                        138      $1,152,022,048      100.00%    $    869,138   $80,000,000   $ 8,347,986
                                 ===      ==============      ======



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   500,000 - $   999,999        1.21x      1.21x      1.21x     8.260%      118.0       79.01%      79.01%      79.01%
  1,000,000 -   1,999,999        1.01       1.90       1.41      7.853       119.2       43.07       82.93       68.32
  2,000,000 -   2,999,999        1.21       1.53       1.30      7.934       122.0       54.44       80.18       73.67
  3,000,000 -   3,999,999        1.20       2.17       1.37      8.067       117.0       58.27       80.40       70.17
  4,000,000 -   4,999,999        1.15       1.82       1.37      7.719       115.6       45.10       80.05       70.31
  5,000,000 -   5,999,999        1.19       1.34       1.25      8.036       118.3       63.13       79.97       74.68
  6,000,000 -   6,999,999        1.20       1.78       1.36      8.051       119.3       54.89       79.91       70.97
  7,000,000 -   7,999,999        1.20       1.62       1.32      7.976       115.9       43.29       78.27       66.24
  8,000,000 -   8,999,999        1.20       1.68       1.38      8.068       118.3       57.40       72.72       65.96
  9,000,000 -   9,999,999        1.19       1.63       1.42      8.031       128.0       58.09       80.98       68.83
 10,000,000 -  11,999,999        1.23       1.90       1.43      7.822       108.6       52.28       78.21       69.85
 12,000,000 -  13,999,999        1.20       1.60       1.31      7.989       129.8       58.07       79.95       70.87
 14,000,000 -  16,999,999        1.28       1.69       1.42      8.191       112.8       53.46       79.33       67.86
 17,000,000 -  19,999,999        1.22       1.25       1.23      7.808       116.5       71.39       73.63       72.53
 20,000,000 -  24,999,999        1.19       1.39       1.29      7.556       114.9       46.00       86.42       70.36
 25,000,000 -  49,999,999        1.23       1.90       1.42      7.987       116.0       49.51       74.44       66.70
 50,000,000 -  80,000,000        1.36       1.43       1.40      7.647       117.1       60.38       72.73       65.81
Total/Avg./Wtd.Avg./
 Min/Max:                        1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE       DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                    LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
---------------------------- ----------- -------------- ------------ ------------- ------------- -------------
$ 1,000,000 - $ 1,999,999         17      $ 26,874,306       3.01%    $ 1,049,145   $ 1,995,846   $ 1,580,842
  2,000,000 -   2,999,999          8        19,944,681       2.24       2,024,303     2,998,500     2,493,085
  3,000,000 -   3,999,999         14        47,064,309       5.27       3,098,649     3,896,785     3,361,736
  4,000,000 -   4,999,999         12        55,217,016       6.19       4,034,290     4,993,661     4,601,418
  5,000,000 -   5,999,999          3        17,531,921       1.96       5,597,376     5,997,104     5,843,974
  6,000,000 -   6,999,999          9        58,300,543       6.53       6,082,695     6,994,302     6,477,838
  7,000,000 -   7,999,999          7        52,021,532       5.83       7,103,566     7,788,279     7,431,647
  8,000,000 -   8,999,999          3        25,726,434       2.88       8,093,378     8,850,000     8,575,478
  9,000,000 -   9,999,999          3        28,692,755       3.22       9,296,027     9,992,305     9,564,252
 10,000,000 -  11,999,999          6        65,173,851       7.30      10,104,511    11,850,637    10,862,309
 12,000,000 -  13,999,999          3        39,543,604       4.43      12,427,897    13,992,523    13,181,201
 14,000,000 -  16,999,999          3        45,685,417       5.12      14,493,350    15,949,087    15,228,472
 17,000,000 -  19,999,999          1        17,420,000       1.95      17,420,000    17,420,000    17,420,000
 20,000,000 -  24,999,999          2        43,990,264       4.93      20,990,264    23,000,000    21,995,132
 25,000,000 -  49,999,999          6       206,220,186      23.11      25,984,904    46,511,317    34,370,031
 50,000,000 -  80,000,000          2       142,835,426      16.01      62,835,426    80,000,000    71,417,713
                                  --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                         99      $892,242,246     100.00%    $ 1,049,145   $80,000,000   $ 9,012,548
                                  ==      ============     ======



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,000,000 - $ 1,999,999        1.01x      1.90x      1.43x     7.816%      119.8       43.07%      82.93%      67.07%
  2,000,000 -   2,999,999        1.25       1.48       1.30      8.059       117.7       67.48       80.18       73.61
  3,000,000 -   3,999,999        1.20       2.17       1.38      8.152       117.6       58.27       74.54       67.39
  4,000,000 -   4,999,999        1.15       1.82       1.33      7.885       116.8       45.10       80.05       69.06
  5,000,000 -   5,999,999        1.19       1.34       1.26      8.112       119.0       63.13       78.12       70.39
  6,000,000 -   6,999,999        1.25       1.78       1.39      8.097       119.6       54.89       79.91       70.90
  7,000,000 -   7,999,999        1.20       1.62       1.34      7.948       115.7       43.29       78.27       65.23
  8,000,000 -   8,999,999        1.20       1.68       1.38      8.068       118.3       57.40       72.72       65.96
  9,000,000 -   9,999,999        1.35       1.63       1.49      8.197       134.8       58.09       70.18       62.21
 10,000,000 -  11,999,999        1.23       1.90       1.43      7.822       108.6       52.28       78.21       69.85
 12,000,000 -  13,999,999        1.20       1.60       1.37      8.060       118.4       58.07       77.74       67.08
 14,000,000 -  16,999,999        1.28       1.69       1.46      8.320       118.0       53.46       72.50       64.10
 17,000,000 -  19,999,999        1.25       1.25       1.25      8.260       117.0       71.39       71.39       71.39
 20,000,000 -  24,999,999        1.27       1.39       1.33      7.952       119.0       46.00       71.96       58.39
 25,000,000 -  49,999,999        1.23       1.90       1.43      8.059       116.0       49.51       74.44       66.01
 50,000,000 -  80,000,000        1.36       1.43       1.40      7.647       117.1       60.38       72.73       65.81
Total/Avg./Wtd.Avg./
 Min/Max:                        1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE        DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                    LOANS        BALANCE        BALANCE       BALANCE       BALANCE       BALANCE
---------------------------- ----------- --------------- ------------ -------------- ------------- -------------
$   500,000 - $   999,999          1      $    869,138        0.33%    $    869,138   $   869,138   $   869,138
  1,000,000 -   1,999,999          5         7,836,979        3.02        1,088,864     1,958,977     1,567,396
  2,000,000 -   2,999,999          7        16,350,841        6.29        2,046,062     2,744,979     2,335,834
  3,000,000 -   3,999,999          4        14,520,338        5.59        3,343,732     3,956,022     3,630,085
  4,000,000 -   4,999,999          6        28,017,242       10.78        4,057,037     4,986,042     4,669,540
  5,000,000 -   5,999,999          4        22,409,710        8.63        5,197,262     5,797,463     5,602,427
  6,000,000 -   6,999,999          2        13,015,066        5.01        6,028,410     6,986,655     6,507,533
  7,000,000 -   7,999,999          1         7,342,525        2.83        7,342,525     7,342,525     7,342,525
  9,000,000 -   9,999,999          2        18,672,839        7.19        9,231,694     9,441,145     9,336,419
 12,000,000 -  13,999,999          2        25,823,544        9.94       12,231,790    13,591,754    12,911,772
 14,000,000 -  16,999,999          1        14,993,950        5.77       14,993,950    14,993,950    14,993,950
 17,000,000 -  19,999,999          1        17,950,331        6.91       17,950,331    17,950,331    17,950,331
 20,000,000 -  24,999,999          2        45,050,599       17.34       20,162,442    24,888,157    22,525,299
 25,000,000 -  49,999,999          1        26,926,701       10.37       26,926,701    26,926,701    26,926,701
                                  --      ------------       -----
Total/Avg./Wtd.Avg./
 Min/Max:                         39      $259,779,802         100%    $    869,138   $26,926,701   $ 6,661,021
                                  ==      ============       =====



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   500,000 - $   999,999        1.21x      1.21x      1.21x     8.260%      118.0       79.01%      79.01%      79.01%
  1,000,000 -   1,999,999        1.25       1.42       1.33      7.983       117.2       69.06       74.19       72.62
  2,000,000 -   2,999,999        1.21       1.53       1.29      7.782       127.2       54.44       79.92       73.73
  3,000,000 -   3,999,999        1.21       1.42       1.31      7.793       115.0       77.04       80.40       79.19
  4,000,000 -   4,999,999        1.24       1.77       1.44      7.391       113.2       59.92       79.78       72.77
  5,000,000 -   5,999,999        1.20       1.29       1.23      7.977       117.7       74.84       79.97       78.03
  6,000,000 -   6,999,999        1.20       1.20       1.20      7.845       118.0       64.92       76.78       71.29
  7,000,000 -   7,999,999        1.20       1.20       1.20      8.170       118.0       73.43       73.43       73.43
  9,000,000 -   9,999,999        1.19       1.45       1.32      7.776       117.5       77.07       80.98       79.00
 12,000,000 -  13,999,999        1.20       1.25       1.22      7.880       147.4       73.03       79.95       76.67
 14,000,000 -  16,999,999        1.28       1.28       1.28      7.800        97.0       79.33       79.33       79.33
 17,000,000 -  19,999,999        1.22       1.22       1.22      7.370       116.0       73.63       73.63       73.63
 20,000,000 -  24,999,999        1.19       1.32       1.25      7.170       110.9       76.66       86.42       82.05
 25,000,000 -  49,999,999        1.34       1.34       1.34      7.440       116.0       72.03       72.03       72.03
Total/Avg./Wtd.Avg./
 Min/Max:                        1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                        DISTRIBUTION OF PROPERTY TYPES




                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                        NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                        MORTGAGED         DATE           DATE          DATE          DATE           DATE
PROPERTY TYPE          PROPERTIES       BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
--------------------- ------------ ----------------- ------------ ------------- -------------- --------------
Retail
 Anchored                   17      $  289,664,493       25.14%    $2,485,454    $80,000,000    $17,039,088
 Unanchored                 17          61,018,568        5.30      1,049,145     10,906,598      3,589,328
                            --      --------------      ------
Retail Subtotal             34      $  350,683,061       30.44%    $1,049,145    $80,000,000    $10,314,208
Office                      36      $  322,053,842       27.96%    $1,437,175    $33,640,510    $ 8,945,940
Multifamily                 55         259,779,802       22.55        234,383     20,162,442      4,723,269
Lodging                     25         105,832,139        9.19      1,557,365     15,949,087      4,233,286
Industrial                  21          99,126,076        8.60        843,201     14,493,350      4,720,289
Mobile Home Park             2           4,356,188        0.38      1,986,424      2,369,765      2,178,094
Special Purpose              1           3,896,785        0.34      3,896,785      3,896,785      3,896,785
Self-Storage                 1           3,240,153        0.28      3,240,153      3,240,153      3,240,153
Mixed Use                    2           3,054,003        0.27      1,433,509      1,620,494      1,527,001
                           ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                  177      $1,152,022,048      100.00%    $  234,383    $80,000,000    $ 6,508,599
                           ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE            RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Retail
 Anchored                 1.22x      1.63x      1.36x     7.886%      121.1       58.27%      80.18%      68.72%
 Unanchored               1.01       1.82       1.37      8.249       118.4       43.29       82.93       66.48
Retail Subtotal           1.01x      1.82x      1.36x     7.949%      120.6       43.29%      82.93%      68.33%
Office                    1.19x      1.90x      1.33x     7.794%      115.1       45.10%      79.32%      67.84%
Multifamily               1.19       1.77       1.29      7.619       118.0       54.44       86.42       76.41
Lodging                   1.28       1.90       1.65      8.498       112.0       43.07       72.50       58.93
Industrial                1.15       1.78       1.42      8.128       117.9       53.46       78.12       64.93
Mobile Home Park          1.28       1.54       1.40      7.326       113.8       66.21       73.14       69.98
Special Purpose           1.26       1.26       1.26      8.460       119.0       67.19       67.19       67.19
Self-Storage              2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Mixed Use                 1.40       1.45       1.42      8.118       116.1       66.67       71.23       69.09
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                        DISTRIBUTION OF PROPERTY TYPES




                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                        NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                        MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE          PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
--------------------- ------------ --------------- ------------ ------------- -------------- --------------
Retail
 Anchored                   17      $289,664,493       32.46%    $2,485,454    $80,000,000    $17,039,088
 Unanchored                 17        61,018,568        6.84      1,049,145     10,906,598      3,589,328
Retail Subtotal             34      $350,683,061        39.3%    $1,049,145    $80,000,000    $10,314,208
                           ---      ------------      ------
Office                      36      $322,053,842       36.09%    $1,437,175    $33,640,510    $ 8,945,940
Lodging                     25       105,832,139       11.86      1,557,365     15,949,087      4,233,286
Industrial                  21        99,126,076       11.11        843,201     14,493,350      4,720,289
Mobile Home Park             2         4,356,188        0.49      1,986,424      2,369,765      2,178,094
Special Purpose              1         3,896,785        0.44      3,896,785      3,896,785      3,896,785
Self-Storage                 1         3,240,153        0.36      3,240,153      3,240,153      3,240,153
Mixed Use                    2         3,054,003        0.34      1,433,509      1,620,494      1,527,001
                           ---      ------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                  122      $892,242,246      100.00%    $  843,201    $80,000,000    $ 7,313,461
                           ===      ============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE            RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Retail
 Anchored                 1.22x      1.63x      1.36x     7.886%      121.1       58.27%      80.18%      68.72%
 Unanchored               1.01       1.82       1.37      8.249       118.4       43.29       82.93       66.48
Retail Subtotal           1.01x      1.82x      1.36x     7.949%      120.6       43.29%      82.93%      68.33%
Office                    1.19x      1.90x      1.33x     7.794%      115.1       45.10%      79.32%      67.84%
Lodging                   1.28       1.90       1.65      8.498       112.0       43.07       72.50       58.93
Industrial                1.15       1.78       1.42      8.128       117.9       53.46       78.12       64.93
Mobile Home Park          1.28       1.54       1.40      7.326       113.8       66.21       73.14       69.98
Special Purpose           1.26       1.26       1.26      8.460       119.0       67.19       67.19       67.19
Self-Storage              2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Mixed Use                 1.40       1.45       1.42      8.118       116.1       66.67       71.23       69.09
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                        DISTRIBUTION OF PROPERTY TYPES




                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE    MINIMUM       MAXIMUM       AVERAGE
                        NUMBER OF      CUT-OFF        CUT-OFF     CUT-OFF       CUT-OFF       CUT-OFF
                        MORTGAGED        DATE          DATE         DATE         DATE           DATE
PROPERTY TYPE          PROPERTIES      BALANCE        BALANCE     BALANCE       BALANCE       BALANCE
--------------------- ------------ --------------- ------------ ----------- -------------- -------------
Multifamily           55            $259,779,802   100%          $234,383    $20,162,442    $4,723,269
                      --            ------------   ---
Total/Avg./Wtd.Avg./
 Min/Max:             55            $259,779,802   100%          $234,383    $20,162,442    $4,723,269
                      ==            ============   ===



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE            RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily               1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                     RANGE OF DEBT SERVICE COVERAGE RATIOS



                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF DEBT          NUMBER OF                       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
SERVICE COVERAGE        MORTGAGE     CUT-OFF DATE       DATE          DATE          DATE          DATE
RATIOS                   LOANS         BALANCE         BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- ----------------- ------------ ------------- ------------- -------------
1.00 - 1.10x (a)            1      $    1,451,189        0.13%    $1,451,189    $ 1,451,189   $ 1,451,189
1.11 - 1.20                15         130,279,657       11.31      3,128,485     24,888,157     8,685,310
1.21 - 1.30                56         391,759,719       34.01        869,138     42,628,093     6,995,709
1.31 - 1.40                25         258,609,503       22.45      1,088,864     62,835,426    10,344,380
1.41 - 1.50                23         222,532,097       19.32      1,363,602     80,000,000     9,675,309
1.51 - 1.60                 6          28,383,013        2.46      1,242,031     13,123,184     4,730,502
1.61 - 1.70                 5          40,516,247        3.52      1,246,537     14,493,350     8,103,249
1.71 - 1.80                 2          11,027,927        0.96      4,057,037      6,970,891     5,513,964
1.81 - 1.90                 4          64,222,542        5.57      1,916,757     46,511,317    16,055,635
2.11 - 2.20                 1           3,240,153        0.28      3,240,153      3,240,153     3,240,153
                          ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $  869,138    $80,000,000   $ 8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 - 1.10x (a)          1.01x      1.01x      1.01x     7.720%      198.0       82.93%      82.93%      82.93%
1.11 - 1.20               1.15       1.20       1.20      7.808       118.5       63.13       86.42       76.39
1.21 - 1.30               1.21       1.30       1.25      8.032       120.2       46.00       80.18       71.42
1.31 - 1.40               1.31       1.40       1.35      7.754       113.7       61.45       80.40       72.33
1.41 - 1.50               1.41       1.49       1.44      7.716       113.0       58.09       78.27       65.34
1.51 - 1.60               1.53       1.60       1.58      7.828       117.5       45.10       79.86       61.46
1.61 - 1.70               1.62       1.69       1.66      8.473       132.3       43.29       65.61       53.94
1.71 - 1.80               1.77       1.78       1.78      7.651       117.7       54.89       71.18       60.88
1.81 - 1.90               1.82       1.90       1.89      8.169       117.2       43.07       52.33       50.00
2.11 - 2.20               2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

(a) Loan is a credit tenant lease loan.




                                 LOAN GROUP 1
                     RANGE OF DEBT SERVICE COVERAGE RATIOS



                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF DEBT          NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
SERVICE COVERAGE        MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
RATIOS                   LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- ------------- -------------
1.00 - 1.10x (a)            1      $  1,451,189       0.16%    $1,451,189    $ 1,451,189   $ 1,451,189
1.11 - 1.20                 8        56,412,999       6.32      3,128,485     13,992,523     7,051,625
1.21 - 1.30                38       298,315,618      33.43      1,049,145     42,628,093     7,850,411
1.31 - 1.40                19       201,412,698      22.57      1,437,175     62,835,426    10,600,668
1.41 - 1.50                18       198,364,633      22.23      1,363,602     80,000,000    11,020,257
1.51 - 1.60                 4        21,335,276       2.39      1,242,031     13,123,184     5,333,819
1.61 - 1.70                 5        40,516,247       4.54      1,246,537     14,493,350     8,103,249
1.71 - 1.80                 1         6,970,891       0.78      6,970,891      6,970,891     6,970,891
1.81 - 1.90                 4        64,222,542       7.20      1,916,757     46,511,317    16,055,635
2.11 - 2.20                 1         3,240,153       0.36      3,240,153      3,240,153     3,240,153
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $1,049,145    $80,000,000   $ 9,012,548
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 - 1.10x (a)          1.01x      1.01x      1.01x     7.720%      198.0       82.93%      82.93%      82.93%
1.11 - 1.20               1.15       1.20       1.19      8.035       118.5       63.13       77.74       71.56
1.21 - 1.30               1.21       1.30       1.26      8.094       119.1       46.00       80.18       70.01
1.31 - 1.40               1.31       1.40       1.35      7.879       114.7       61.45       79.91       71.65
1.41 - 1.50               1.41       1.49       1.44      7.752       113.0       58.09       78.27       64.55
1.51 - 1.60               1.54       1.60       1.59      7.879       117.6       45.10       69.00       56.43
1.61 - 1.70               1.62       1.69       1.66      8.473       132.3       43.29       65.61       53.94
1.71 - 1.80               1.78       1.78       1.78      7.570       117.0       54.89       54.89       54.89
1.81 - 1.90               1.82       1.90       1.89      8.169       117.2       43.07       52.33       50.00
2.11 - 2.20               2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

(a) Loan is a credit tenant lease loan.

                                 LOAN GROUP 2
                     RANGE OF DEBT SERVICE COVERAGE RATIOS


                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF DEBT          NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
SERVICE COVERAGE        MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
RATIOS                   LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- --------------
1.11 - 1.20                 7      $ 73,866,659      28.43%    $5,797,463    $24,888,157    $10,552,380
1.21 - 1.30                18        93,444,101      35.97        869,138     17,950,331      5,191,339
1.31 - 1.40                 6        57,196,805      22.02      1,088,864     26,926,701      9,532,801
1.41 - 1.50                 5        24,167,464       9.30      1,795,619      9,441,145      4,833,493
1.51 - 1.60                 2         7,047,737       2.71      2,555,385      4,492,352      3,523,868
1.71 - 1.80                 1         4,057,037       1.56      4,057,037      4,057,037      4,057,037
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $  869,138    $26,926,701    $ 6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.11 - 1.20               1.19x      1.20x      1.20x     7.635%      118.5       64.92%      86.42%      80.09%
1.21 - 1.30               1.21       1.29       1.24      7.832       123.7       54.44       80.05       75.92
1.31 - 1.40               1.31       1.40       1.33      7.314       110.3       72.03       80.40       74.75
1.41 - 1.50               1.42       1.45       1.44      7.427       112.6       59.92       77.07       71.82
1.51 - 1.60               1.53       1.59       1.57      7.674       117.0       74.87       79.86       76.68
1.71 - 1.80               1.77       1.77       1.77      7.790       119.0       71.18       71.18       71.18
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                       RANGE OF MORTGAGE INTEREST RATES


                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
                       NUMBER OF                       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
RANGE OF                MORTGAGE     CUT-OFF DATE       DATE          DATE          DATE          DATE
MORTGAGE RATES           LOANS         BALANCE         BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- ----------------- ------------ ------------- ------------- -------------
6.5001 - 6.7500             2      $    6,649,512        0.58%    $1,735,996    $ 4,913,515   $ 3,324,756
6.7501 - 7.0000             3          34,940,407        3.03      4,673,453     20,162,442    11,646,802
7.0001 - 7.2500             8          43,519,970        3.78      1,088,864     11,850,637     5,439,996
7.2501 - 7.5000            13          99,706,616        8.65      1,242,031     26,926,701     7,669,740
7.5001 - 7.7500            17         278,931,993       24.21      1,451,189     80,000,000    16,407,764
7.7501 - 8.0000            27         192,797,827       16.74      1,246,537     23,000,000     7,140,660
8.0001 - 8.2500            35         218,686,328       18.98      1,324,345     28,955,362     6,248,181
8.2501 - 8.5000            22         203,060,046       17.63        869,138     46,511,317     9,230,002
8.5001 - 8.7500             9          60,364,119        5.24      1,049,145     15,949,087     6,707,124
8.7501 - 9.0000             2          13,365,230        1.16      3,372,925      9,992,305     6,682,615
                           --      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $  869,138    $80,000,000   $ 8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.5001 - 6.7500           1.45x      1.47x  1.46 x        6.737%      107.0       59.92%      62.00%      60.46%
6.7501 - 7.0000           1.32       1.45   1.35          6.913       103.7       71.03       76.66       75.22
7.0001 - 7.2500           1.28       1.43   1.37          7.122       106.5       70.11       79.12       73.39
7.2501 - 7.5000           1.15       2.17   1.30          7.380       116.7       60.79       86.42       75.63
7.5001 - 7.7500           1.01       1.90   1.41          7.625       116.2       45.10       82.93       66.48
7.7501 - 8.0000           1.20       1.77   1.31          7.902       116.5       46.00       80.05       69.21
8.0001 - 8.2500           1.20       1.62   1.31          8.130       117.9       43.29       80.40       71.04
8.2501 - 8.5000           1.19       1.90   1.45          8.355       121.7       43.07       80.05       64.44
8.5001 - 8.7500           1.21       1.63   1.38          8.638       127.3       58.58       78.54       69.69
8.7501 - 9.0000           1.38       1.49   1.46          8.818       118.7       58.09       73.32       61.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x  1.37x         7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                       RANGE OF MORTGAGE INTEREST RATES




                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
                       NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
RANGE OF                MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
MORTGAGE RATES           LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- ------------- -------------
6.5001 - 6.7500             1      $  1,735,996       0.19%    $ 1,735,996   $ 1,735,996   $ 1,735,996
6.7501 - 7.0000             1        10,104,511       1.13      10,104,511    10,104,511    10,104,511
7.0001 - 7.2500             6        38,475,085       4.31       1,437,175    11,850,637     6,412,514
7.2501 - 7.5000             8        22,701,435       2.54       1,242,031     4,993,661     2,837,679
7.5001 - 7.7500            12       246,983,209      27.68       1,451,189    80,000,000    20,581,934
7.7501 - 8.0000            16       130,095,228      14.58       1,246,537    23,000,000     8,130,952
8.0001 - 8.2500            25       181,940,469      20.39       1,433,509    28,955,362     7,277,619
8.2501 - 8.5000            19       186,476,964      20.90       1,648,441    46,511,317     9,814,577
8.5001 - 8.7500             9        60,364,119       6.77       1,049,145    15,949,087     6,707,124
8.7501 - 9.0000             2        13,365,230       1.50       3,372,925     9,992,305     6,682,615
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $ 1,049,145   $80,000,000   $ 9,012,548
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.5001 - 6.7500           1.47x      1.47x      1.47x     6.700%      110.0       62.00%      62.00%      62.00%
6.7501 - 7.0000           1.36       1.36       1.36      6.840       109.0       74.30       74.30       74.30
7.0001 - 7.2500           1.28       1.43       1.38      7.129       106.3       70.11       76.95       72.82
7.2501 - 7.5000           1.15       2.17       1.46      7.386       115.9       60.79       73.71       68.91
7.5001 - 7.7500           1.01       1.90       1.42      7.627       115.9       45.10       82.93       64.79
7.7501 - 8.0000           1.20       1.66       1.31      7.930       118.4       46.00       80.05       66.06
8.0001 - 8.2500           1.20       1.62       1.33      8.134       116.9       43.29       80.18       70.12
8.2501 - 8.5000           1.19       1.90       1.47      8.362       118.0       43.07       76.74       63.51
8.5001 - 8.7500           1.21       1.63       1.38      8.638       127.3       58.58       78.54       69.69
8.7501 - 9.0000           1.38       1.49       1.46      8.818       118.7       58.09       73.32       61.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                       RANGE OF MORTGAGE INTEREST RATES




                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
                       NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
RANGE OF                MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
MORTGAGE RATES           LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- ------------- -------------
6.5001 - 6.7500             1      $  4,913,515       1.89%    $4,913,515    $ 4,913,515   $ 4,913,515
6.7501 - 7.0000             2        24,835,896       9.56      4,673,453     20,162,442    12,417,948
7.0001 - 7.2500             2         5,044,886       1.94      1,088,864      3,956,022     2,522,443
7.2501 - 7.5000             5        77,005,181      29.64      2,253,950     26,926,701    15,401,036
7.5001 - 7.7500             5        31,948,784      12.30      2,077,600     13,591,754     6,389,757
7.7501 - 8.0000            11        62,702,599      24.14      1,795,619     14,993,950     5,700,236
8.0001 - 8.2500            10        36,745,859      14.15      1,324,345      7,342,525     3,674,586
8.2501 - 8.5000             3        16,583,082       6.38        869,138     12,231,790     5,527,694
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $  869,138    $26,926,701   $ 6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
6.5001 - 6.7500           1.45x      1.45x      1.45x     6.750%      106.0       59.92%      59.92%      59.92%
6.7501 - 7.0000           1.32       1.45       1.34      6.943       101.6       71.03       76.66       75.60
7.0001 - 7.2500           1.32       1.35       1.33      7.070       107.9       72.59       79.12       77.71
7.2501 - 7.5000           1.19       1.34       1.26      7.379       117.0       72.03       86.42       77.61
7.5001 - 7.7500           1.19       1.59       1.28      7.607       117.9       74.87       80.98       79.52
7.7501 - 8.0000           1.20       1.77       1.32      7.843       112.6       64.92       79.68       75.76
8.0001 - 8.2500           1.20       1.40       1.24      8.106       122.9       54.44       80.40       75.59
8.2501 - 8.5000           1.21       1.25       1.24      8.275       163.0       73.03       80.05       74.82
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                      DISTRIBUTION OF AMORTIZATION TYPES




                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                       NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
AMORTIZATION            MORTGAGE         DATE           DATE          DATE          DATE           DATE
TYPE                     LOANS         BALANCE         BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- ----------------- ------------ ------------- -------------- -------------
Balloon                   109      $  720,311,290       62.53%    $   869,138   $33,640,510    $ 6,608,360
Hyperamortizing            28         430,259,568       37.35       1,088,864    80,000,000     15,366,413
Fully Amortizing            1           1,451,189        0.13       1,451,189     1,451,189      1,451,189
                          ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $   869,138   $80,000,000    $ 8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TYPE                     RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                   1.15x      2.17x      1.34x     7.954%      119.7       43.29%      80.98%      69.15%
Hyperamortizing           1.19       1.90       1.41      7.800       113.3       43.07       86.42       68.28
Fully Amortizing          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                      DISTRIBUTION OF AMORTIZATION TYPES


                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                       NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
AMORTIZATION            MORTGAGE        DATE          DATE          DATE          DATE           DATE
TYPE                     LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- --------------- ------------ ------------- -------------- -------------
Balloon                    75      $525,620,923       58.91%    $1,049,145    $33,640,510    $ 7,008,279
Hyperamortizing            23       365,170,134       40.93      1,363,602     80,000,000     15,876,962
Fully Amortizing            1         1,451,189        0.16      1,451,189      1,451,189      1,451,189
                           --      ------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246      100.00%    $1,049,145    $80,000,000    $ 9,012,548
                           ==      ============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TYPE                     RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                   1.15x      2.17x      1.36x     8.039%      119.1       43.29%      80.18%      67.03%
Hyperamortizing           1.23       1.90       1.44      7.887       114.3       43.07       76.95       66.00
Fully Amortizing          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                      DISTRIBUTION OF AMORTIZATION TYPES




                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                       NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
AMORTIZATION            MORTGAGE        DATE          DATE          DATE          DATE           DATE
TYPE                     LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- --------------- ------------ ------------- -------------- -------------
Balloon                    34      $194,690,367       74.94%    $   869,138   $26,926,701    $ 5,726,187
Hyperamortizing             5        65,089,434       25.06       1,088,864    24,888,157     13,017,887
                           --      ------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802      100.00%    $   869,138   $26,926,701    $ 6,661,021
                           ==      ============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TYPE                     RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                   1.19x      1.77x      1.29x     7.724%      121.5       54.44%      80.98%      74.85%
Hyperamortizing           1.19       1.35       1.26      7.307       107.5       72.59       86.42       81.09
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                     RANGE OF CURRENT LOAN-TO-VALUE RATIOS




                                                     PERCENTAGE
                                                         OF
RANGE OF                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE           NUMBER OF                       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE           MORTGAGE     CUT-OFF DATE       DATE          DATE          DATE           DATE
RATIOS                   LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
--------------------- ----------- ----------------- ------------ ------------- -------------- --------------
30.1 - 50.0                 5      $   83,798,666        7.27%    $ 1,916,757   $46,511,317    $16,759,733
50.1 - 60.0                12          96,596,121        8.38       2,744,979    14,493,350      8,049,677
60.1 - 65.0                13         137,388,972       11.93       1,735,996    80,000,000     10,568,382
65.1 - 70.0                21         146,107,917       12.68       1,242,031    33,640,510      6,957,520
70.1 - 75.0                52         455,684,003       39.56       1,049,145    62,835,426      8,763,154
75.1 - 80.0                28         182,886,438       15.88         869,138    20,162,442      6,531,658
80.1 - 85.0                 6          24,671,775        2.14       1,451,189     9,231,694      4,111,962
85.1 - 90.0                 1          24,888,157        2.16      24,888,157    24,888,157     24,888,157
                           --      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $   869,138   $80,000,000    $ 8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
30.1 - 50.0               1.27x      1.90x      1.68x     8.204%      118.2       43.07%      49.51%      47.59%
50.1 - 60.0               1.21       1.90       1.62      8.088       124.7       52.28       59.92       56.24
60.1 - 65.0               1.19       2.17       1.39      7.841       117.8       60.38       64.92       61.73
65.1 - 70.0               1.20       1.66       1.34      7.836       114.9       65.19       69.97       67.24
70.1 - 75.0               1.15       1.77       1.32      7.910       116.6       70.11       74.87       72.68
75.1 - 80.0               1.20       1.53       1.28      7.786       116.1       76.66       79.97       78.30
80.1 - 85.0               1.01       1.31       1.22      7.890       122.2       80.05       82.93       80.63
85.1 - 90.0               1.19       1.19       1.19      7.320       119.0       86.42       86.42       86.42
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                     RANGE OF CURRENT LOAN-TO-VALUE RATIOS




                                                  PERCENTAGE
                                                      OF
RANGE OF                                           AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE           NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE           MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
RATIOS                   LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- --------------
30.1 - 50.0                 5      $ 83,798,666       9.39%    $1,916,757    $46,511,317    $16,759,733
50.1 - 60.0                10        88,937,626       9.97      3,787,788     14,493,350      8,893,763
60.1 - 65.0                12       131,360,561      14.72      1,735,996     80,000,000     10,946,713
65.1 - 70.0                20       144,312,299      16.17      1,242,031     33,640,510      7,215,615
70.1 - 75.0                38       361,401,871      40.50      1,049,145     62,835,426      9,510,576
75.1 - 80.0                11        74,211,726       8.32      2,189,098     13,992,523      6,746,521
80.1 - 85.0                 3         8,219,497       0.92      1,451,189      4,282,853      2,739,832
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $1,049,145    $80,000,000    $ 9,012,548
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
30.1 - 50.0               1.27x      1.90x      1.68x     8.204%      118.2       43.07%      49.51%      47.59%
50.1 - 60.0               1.30       1.90       1.65      8.165       124.1       52.28       58.62       56.09
60.1 - 65.0               1.19       2.17       1.40      7.838       117.8       60.38       64.79       61.59
65.1 - 70.0               1.20       1.66       1.33      7.835       114.9       65.19       69.97       67.22
70.1 - 75.0               1.15       1.48       1.31      7.974       114.6       70.11       74.77       72.60
75.1 - 80.0               1.20       1.41       1.27      8.039       122.7       76.74       79.91       78.02
80.1 - 85.0               1.01       1.27       1.21      7.860       131.3       80.05       82.93       80.60
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                     RANGE OF CURRENT LOAN-TO-VALUE RATIOS




                                                  PERCENTAGE
                                                      OF
RANGE OF                                           AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE           NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
LOAN-TO-VALUE           MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
RATIOS                   LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- ------------- -------------
50.1 - 60.0                 2      $  7,658,494       2.95%    $ 2,744,979   $ 4,913,515   $ 3,829,247
60.1 - 65.0                 1         6,028,410       2.32       6,028,410     6,028,410     6,028,410
65.1 - 70.0                 1         1,795,619       0.69       1,795,619     1,795,619     1,795,619
70.1 - 75.0                14        94,282,132      36.29       1,088,864    26,926,701     6,734,438
75.1 - 80.0                17       108,674,711      41.83         869,138    20,162,442     6,392,630
80.1 - 85.0                 3        16,452,278       6.33       3,482,154     9,231,694     5,484,093
85.1 - 90.0                 1        24,888,157       9.58      24,888,157    24,888,157    24,888,157
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $   869,138   $26,926,701   $ 6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
50.1 - 60.0               1.21x      1.45x      1.36x     7.202%      131.4       54.44%      59.92%      57.96%
60.1 - 65.0               1.20       1.20       1.20      7.920       118.0       64.92       64.92       64.92
65.1 - 70.0               1.42       1.42       1.42      7.900       116.0       69.06       69.06       69.06
70.1 - 75.0               1.20       1.77       1.32      7.664       123.9       71.03       74.87       73.00
75.1 - 80.0               1.20       1.53       1.28      7.614       111.7       76.66       79.97       78.49
80.1 - 85.0               1.19       1.31       1.22      7.905       117.7       80.05       80.98       80.65
85.1 - 90.0               1.19       1.19       1.19      7.320       119.0       86.42       86.42       86.42
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                        NUMBER OF                       CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                        MORTGAGED     CUT-OFF DATE       DATE          DATE           DATE           DATE
PROPERTY STATE         PROPERTIES       BALANCE         BALANCE       BALANCE        BALANCE       BALANCE
--------------------- ------------ ----------------- ------------ -------------- -------------- -------------
California                  33      $  257,522,409       22.35%    $    869,138   $42,628,093    $ 7,803,709
Texas                       32         170,965,037       14.84        1,049,145    18,724,030      5,342,657
New York                    12         135,788,097       11.79          628,640    62,835,426     11,315,675
Arizona                      7         106,162,273        9.22        1,437,175    80,000,000     15,166,039
Indiana                      5          68,623,517        5.96        1,916,757    28,955,362     13,724,703
Ohio                         7          48,960,798        4.25        1,657,197    13,992,523      6,994,400
Florida                     10          47,748,245        4.14        1,799,078    13,591,754      4,774,824
North Carolina               6          37,752,413        3.28        1,965,000    14,493,350      6,292,069
New Jersey                   9          32,244,153        2.80          843,201     7,496,174      3,582,684
Mississippi                  2          23,067,864        2.00        2,077,600    20,990,264     11,533,932
Missouri                     4          20,637,328        1.79        1,806,943     8,850,000      5,159,332
Michigan                     4          16,094,862        1.40        1,088,864     9,160,224      4,023,715
New Hampshire                1          15,949,087        1.38       15,949,087    15,949,087     15,949,087
Massachusetts                2          13,790,736        1.20        5,697,357     8,093,378      6,895,368
Oklahoma                     3          13,288,731        1.15        3,887,029     5,344,665      4,429,577
Colorado                     2          12,427,897        1.08        5,615,014     6,812,883      6,213,948
Virginia                     4          12,380,850        1.07        1,995,846     3,896,785      3,095,213
Pennsylvania                 3          12,334,523        1.07        3,415,813     4,962,688      4,111,508
Illinois                     1          12,098,410        1.05       12,098,410    12,098,410     12,098,410
Tennessee                    4          11,502,989        1.00        1,727,078     4,919,468      2,875,747
South Carolina               1          11,191,325        0.97       11,191,325    11,191,325     11,191,325
Maryland                     3           9,771,141        0.85        1,451,189     4,821,449      3,257,047
Hawaii                       2           7,833,417        0.68        1,735,996     6,097,421      3,916,709
Georgia                      3           7,734,324        0.67        1,324,345     3,665,000      2,578,108
Wisconsin                    1           6,082,695        0.53        6,082,695     6,082,695      6,082,695
Nevada                       1           5,937,441        0.52        5,937,441     5,937,441      5,937,441
Oregon                       1           5,286,058        0.46        5,286,058     5,286,058      5,286,058
Alabama                      1           4,894,842        0.42        4,894,842     4,894,842      4,894,842
Nebraska                     5           4,673,453        0.41          234,383     1,562,553        934,691
Connecticut                  2           4,123,922        0.36        2,046,062     2,077,860      2,061,961
Kansas                       2           3,993,245        0.35        1,791,969     2,201,276      1,996,622
Minnesota                    1           3,244,511        0.28        3,244,511     3,244,511      3,244,511
Delaware                     1           3,240,153        0.28        3,240,153     3,240,153      3,240,153
Idaho                        1           2,653,725        0.23        2,653,725     2,653,725      2,653,725
West Virginia                1           2,021,580        0.18        2,021,580     2,021,580      2,021,580
                           ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                  177      $1,152,022,048      100.00%    $    234,383   $80,000,000    $ 6,508,599
                           ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California                1.15x      1.66x      1.34x     7.815%      116.0       45.10%      80.05%      68.47%
Texas                     1.19       1.90       1.37      8.001       120.3       49.51       80.05       71.30
New York                  1.27       1.62       1.34      7.847       117.3       43.29       80.40       67.02
Arizona                   1.20       1.90       1.47      7.779       118.0       49.51       73.90       59.99
Indiana                   1.23       1.90       1.29      7.698       108.0       43.07       79.33       75.27
Ohio                      1.20       1.90       1.38      8.086       133.3       49.51       78.27       70.74
Florida                   1.20       1.54       1.25      7.916       118.2       66.21       79.95       74.77
North Carolina            1.22       1.69       1.42      7.887       117.3       53.46       77.04       66.07
New Jersey                1.25       1.90       1.44      8.086       118.1       49.51       71.76       62.95
Mississippi               1.23       1.39       1.38      7.893       118.9       71.96       79.91       72.68
Missouri                  1.20       1.90       1.30      7.944       118.7       49.51       79.86       70.14
Michigan                  1.19       1.90       1.30      7.460       118.3       49.51       86.42       80.40
New Hampshire             1.28       1.28       1.28      8.529       116.0       72.50       72.50       72.50
Massachusetts             1.21       1.68       1.49      8.256       119.0       57.40       79.68       66.60
Oklahoma                  1.19       1.77       1.37      7.700       117.6       71.18       80.98       77.99
Colorado                  1.32       1.32       1.32      8.130       117.0       64.58       64.58       64.58
Virginia                  1.26       1.90       1.51      8.078       117.7       49.51       67.19       59.83
Pennsylvania              1.26       1.32       1.29      7.614       114.5       62.11       79.12       70.70
Illinois                  1.19       1.19       1.19      7.320       119.0       86.42       86.42       86.42
Tennessee                 1.27       1.90       1.73      7.956       112.2       49.51       80.18       57.34
South Carolina            1.40       1.40       1.40      8.750        83.0       70.39       70.39       70.39
Maryland                  1.01       1.42       1.31      8.089       129.7       64.79       82.93       71.56
Hawaii                    1.36       1.47       1.38      7.836       117.0       62.00       79.91       75.94
Georgia                   1.21       1.40       1.26      8.170       138.6       54.44       73.57       65.75
Wisconsin                 1.45       1.45       1.45      8.250        80.0       70.73       70.73       70.73
Nevada                    1.25       1.25       1.25      8.110       119.0       78.12       78.12       78.12
Oregon                    1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Alabama                   1.24       1.24       1.24      8.050       118.0       79.59       79.59       79.59
Nebraska                  1.45       1.45       1.45      6.760       104.0       71.03       71.03       71.03
Connecticut               1.25       1.25       1.25      7.961       117.5       78.69       79.92       79.31
Kansas                    1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Minnesota                 1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Delaware                  2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Idaho                     1.32       1.32       1.32      7.810       119.0       72.31       72.31       72.31
West Virginia             1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                        NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                        MORTGAGED   CUT-OFF DATE      DATE          DATE          DATE           DATE
PROPERTY STATE         PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ------------ -------------- ------------ ------------- -------------- -------------
California                  29      $243,752,369      27.32%    $ 1,166,996   $42,628,093    $ 8,405,254
New York                     6       126,332,040      14.16       1,843,518    62,835,426     21,055,340
Texas                       20       105,031,862      11.77       1,049,145    15,242,981      5,251,593
Arizona                      6       103,908,323      11.65       1,437,175    80,000,000     17,318,054
Ohio                         6        36,729,008       4.12       1,657,197    13,992,523      6,121,501
New Jersey                   9        32,244,153       3.61         843,201     7,496,174      3,582,684
Indiana                      2        30,872,119       3.46       1,916,757    28,955,362     15,436,060
Florida                      7        21,972,574       2.46       1,799,078     7,500,000      3,138,939
Mississippi                  1        20,990,264       2.35      20,990,264    20,990,264     20,990,264
Missouri                     3        18,081,943       2.03       1,806,943     8,850,000      6,027,314
North Carolina               2        16,458,350       1.84       1,965,000    14,493,350      8,229,175
New Hampshire                1        15,949,087       1.79      15,949,087    15,949,087     15,949,087
Colorado                     2        12,427,897       1.39       5,615,014     6,812,883      6,213,948
Virginia                     4        12,380,850       1.39       1,995,846     3,896,785      3,095,213
Tennessee                    4        11,502,989       1.29       1,727,078     4,919,468      2,875,747
South Carolina               1        11,191,325       1.25      11,191,325    11,191,325     11,191,325
Maryland                     3         9,771,141       1.10       1,451,189     4,821,449      3,257,047
Pennsylvania                 2         8,378,501       0.94       3,415,813     4,962,688      4,189,250
Massachusetts                1         8,093,378       0.91       8,093,378     8,093,378      8,093,378
Hawaii                       2         7,833,417       0.88       1,735,996     6,097,421      3,916,709
Wisconsin                    1         6,082,695       0.68       6,082,695     6,082,695      6,082,695
Nevada                       1         5,937,441       0.67       5,937,441     5,937,441      5,937,441
Oregon                       1         5,286,058       0.59       5,286,058     5,286,058      5,286,058
Kansas                       2         3,993,245       0.45       1,791,969     2,201,276      1,996,622
Georgia                      1         3,665,000       0.41       3,665,000     3,665,000      3,665,000
Minnesota                    1         3,244,511       0.36       3,244,511     3,244,511      3,244,511
Delaware                     1         3,240,153       0.36       3,240,153     3,240,153      3,240,153
Idaho                        1         2,653,725       0.30       2,653,725     2,653,725      2,653,725
Michigan                     1         2,216,251       0.25       2,216,251     2,216,251      2,216,251
West Virginia                1         2,021,580       0.23       2,021,580     2,021,580      2,021,580
                           ---      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  122      $892,242,246     100.00%    $   843,201   $80,000,000    $ 7,313,461
                           ===      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California                1.15x      1.66x      1.34x     7.830%      116.1       45.10%      80.05%      68.65%
New York                  1.27       1.62       1.35      7.835       117.4       43.29       74.76       66.27
Texas                     1.19       1.90       1.39      8.172       122.3       49.51       79.32       69.12
Arizona                   1.20       1.90       1.47      7.785       118.0       49.51       70.11       59.69
Ohio                      1.20       1.90       1.43      8.022       118.0       49.51       78.27       69.98
New Jersey                1.25       1.90       1.44      8.086       118.1       49.51       71.76       62.95
Indiana                   1.23       1.90       1.27      8.107       117.1       43.07       74.44       72.49
Florida                   1.25       1.54       1.29      8.176       117.7       66.21       71.96       70.27
Mississippi               1.39       1.39       1.39      7.910       119.0       71.96       71.96       71.96
Missouri                  1.20       1.90       1.27      8.001       118.9       49.51       72.72       68.77
North Carolina            1.25       1.69       1.64      8.471       118.8       53.46       71.39       55.60
New Hampshire             1.28       1.28       1.28      8.529       116.0       72.50       72.50       72.50
Colorado                  1.32       1.32       1.32      8.130       117.0       64.58       64.58       64.58
Virginia                  1.26       1.90       1.51      8.078       117.7       49.51       67.19       59.83
Tennessee                 1.27       1.90       1.73      7.956       112.2       49.51       80.18       57.34
South Carolina            1.40       1.40       1.40      8.750        83.0       70.39       70.39       70.39
Maryland                  1.01       1.42       1.31      8.089       129.7       64.79       82.93       71.56
Pennsylvania              1.26       1.28       1.27      7.894       118.0       62.11       69.90       66.72
Massachusetts             1.68       1.68       1.68      8.500       119.0       57.40       57.40       57.40
Hawaii                    1.36       1.47       1.38      7.836       117.0       62.00       79.91       75.94
Wisconsin                 1.45       1.45       1.45      8.250        80.0       70.73       70.73       70.73
Nevada                    1.25       1.25       1.25      8.110       119.0       78.12       78.12       78.12
Oregon                    1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Kansas                    1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Georgia                   1.25       1.25       1.25      8.260       117.0       71.39       71.39       71.39
Minnesota                 1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Delaware                  2.17       2.17       2.17      7.490       117.0       60.79       60.79       60.79
Idaho                     1.32       1.32       1.32      7.810       119.0       72.31       72.31       72.31
Michigan                  1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
West Virginia             1.90       1.90       1.90      8.370       118.0       49.51       49.51       49.51
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                        NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                        MORTGAGED   CUT-OFF DATE      DATE          DATE          DATE           DATE
PROPERTY STATE         PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ------------ -------------- ------------ ------------- -------------- -------------
Texas                      12       $ 65,933,175      25.38%    $ 1,121,946   $18,724,030    $ 5,494,431
Indiana                     3         37,751,397      14.53       2,595,005    20,162,442     12,583,799
Florida                     3         25,775,671       9.92       5,197,262    13,591,754      8,591,890
North Carolina              4         21,294,063       8.20       3,343,732     7,504,236      5,323,516
Michigan                    3         13,878,611       5.34       1,088,864     9,160,224      4,626,204
California                  4         13,770,040       5.30         869,138     6,028,410      3,442,510
Oklahoma                    3         13,288,731       5.12       3,887,029     5,344,665      4,429,577
Ohio                        1         12,231,790       4.71      12,231,790    12,231,790     12,231,790
Illinois                    1         12,098,410       4.66      12,098,410    12,098,410     12,098,410
New York                    6          9,456,058       3.64         628,640     3,738,431      1,576,010
Massachusetts               1          5,697,357       2.19       5,697,357     5,697,357      5,697,357
Alabama                     1          4,894,842       1.88       4,894,842     4,894,842      4,894,842
Nebraska                    5          4,673,453       1.80         234,383     1,562,553        934,691
Connecticut                 2          4,123,922       1.59       2,046,062     2,077,860      2,061,961
Georgia                     2          4,069,324       1.57       1,324,345     2,744,979      2,034,662
Pennsylvania                1          3,956,022       1.52       3,956,022     3,956,022      3,956,022
Missouri                    1          2,555,385       0.98       2,555,385     2,555,385      2,555,385
Arizona                     1          2,253,950       0.87       2,253,950     2,253,950      2,253,950
Mississippi                 1          2,077,600       0.80       2,077,600     2,077,600      2,077,600
                           --       ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  55       $259,779,802     100.00%    $   234,383   $20,162,442    $ 4,723,269
                           ==       ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE           RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Texas                     1.20x      1.59x      1.33x     7.730%      117.0       69.06%      80.05%      74.78%
Indiana                   1.25       1.32       1.30      7.364       100.5       74.14       79.33       77.55
Florida                   1.20       1.24       1.21      7.693       118.7       76.78       79.95       78.61
North Carolina            1.22       1.42       1.25      7.436       116.2       73.63       77.04       74.17
Michigan                  1.19       1.35       1.20      7.315       118.4       72.59       86.42       85.33
California                1.20       1.45       1.30      7.544       113.9       59.92       79.01       65.31
Oklahoma                  1.19       1.77       1.37      7.700       117.6       71.18       80.98       77.99
Ohio                      1.25       1.25       1.25      8.280       179.0       73.03       73.03       73.03
Illinois                  1.19       1.19       1.19      7.320       119.0       86.42       86.42       86.42
New York                  1.29       1.31       1.30      8.011       116.0       74.84       80.40       77.04
Massachusetts             1.21       1.21       1.21      7.910       119.0       79.68       79.68       79.68
Alabama                   1.24       1.24       1.24      8.050       118.0       79.59       79.59       79.59
Nebraska                  1.45       1.45       1.45      6.760       104.0       71.03       71.03       71.03
Connecticut               1.25       1.25       1.25      7.961       117.5       78.69       79.92       79.31
Georgia                   1.21       1.40       1.27      8.088       158.1       54.44       73.57       60.67
Pennsylvania              1.32       1.32       1.32      7.020       107.0       79.12       79.12       79.12
Missouri                  1.53       1.53       1.53      7.540       117.0       79.86       79.86       79.86
Arizona                   1.27       1.27       1.27      7.500       116.0       73.90       73.90       73.90
Mississippi               1.23       1.23       1.23      7.720       118.0       79.91       79.91       79.91
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                            PREPAYMENT PROVISIONS*

PREPAYMENT RESTRICTIONS          OCT-99        OCT-00        OCT-01       OCT-02       OCT-03       OCT-04       OCT-05
---------------------------- ------------- ------------- ------------- ------------ ------------ ------------ ------------
 Locked out ................       99.06%        99.05%        33.44%        8.18%        1.60%        0.00%        0.00%
 Defeasance ................        0.00          0.00         66.56        88.90        95.07        96.67        96.68
 Yield Maintenance .........        0.94          0.95          0.00         2.92         3.33         3.33         3.32
----------------------------    --------      --------      --------     --------     --------     --------     --------
 Sub Total .................      100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
 Open ......................        0.00%         0.00%         0.00%        0.00%        0.00%        0.00%        0.00%
----------------------------    --------      --------      --------     --------     --------     --------     --------
 Total .....................      100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
 UPB ($MM)..................    1,152.02      1,142.74      1,131.83     1,119.79     1,106.73     1,092.68     1,077.22
 % of Initial UPB ..........      100.00%        99.19%        98.25%       97.20%       96.07%       94.85%       93.51%


PREPAYMENT RESTRICTIONS           OCT-06         OCT-07         OCT-08         OCT-09        OCT-10       OCT-11
----------------------------   ------------   ------------   ------------   ------------   ----------   ----------
 Locked out ................         0.00%          0.00%          0.00%          0.00%        0.00%        0.00%
 Defeasance ................        96.63          93.59          98.26         100.00       100.00       100.00
 Yield Maintenance .........         3.37           3.36           0.00           0.00         0.00         0.00
-----------------------------    --------       --------       --------       --------       ------       ------
 Sub Total .................       100.00%         96.95%         98.26%        100.00%      100.00%      100.00%
 Open ......................         0.00%          3.05%          1.74%          0.00%        0.00%        0.00%
-----------------------------    --------       --------       --------       --------       ------       ------
 Total .....................       100.00%        100.00%        100.00%        100.00%      100.00%      100.00%
 UPB ($MM)..................     1,045.10       1,027.36         901.09          27.56        24.99        23.93
 % of Initial UPB ..........        90.72%         89.18%         78.22%          2.39%        2.17%        2.08%

*Assuming no prepayments and the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

                                 LOAN GROUP 1
                             PREPAYMENT PROVISIONS*



PREPAYMENT RESTRICTIONS           OCT-99        OCT-00        OCT-01       OCT-02       OCT-03       OCT-04       OCT-05
----------------------------   -----------   -----------   -----------   ----------   ----------   ----------   ----------
 Locked out ................       98.78%        98.77%        33.61%        6.83%        1.64%        0.00%        0.00%
 Defeasance ................        0.00          0.00         66.39        89.41        94.60        96.24        96.24
 Yield Maintenance .........        1.22          1.23          0.00         3.76         3.76         3.76         3.76
-----------------------------     ------        ------        ------       ------       ------       ------       ------
 Sub Total .................      100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
 Open ......................        0.00%         0.00%         0.00%        0.00%        0.00%        0.00%        0.00%
-----------------------------     ------        ------        ------       ------       ------       ------       ------
 Total .....................      100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
 UPB ($MM)..................      892.24        885.52        877.42       868.41       858.64       848.08       836.44
 % of Initial UPB ..........      100.00%        99.25%        98.34%       97.33%       96.23%       95.05%       93.75%


PREPAYMENT RESTRICTIONS          OCT-06       OCT-07       OCT-08       OCT-09       OCT-10       OCT-11
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------
 Locked out ................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
 Defeasance ................      96.17        96.17        97.93       100.00       100.00       100.00
 Yield Maintenance .........       3.83         3.83         0.00         0.00         0.00         0.00
-----------------------------    ------       ------       ------       ------       ------       ------
 Sub Total .................     100.00%      100.00%       97.93%      100.00%      100.00%      100.00%
 Open ......................       0.00%        0.00%        2.07%        0.00%        0.00%        0.00%
-----------------------------    ------       ------       ------       ------       ------       ------
 Total .....................     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
 UPB ($MM)..................     808.45       795.16       715.72        16.65        14.71        14.32
 % of Initial UPB ..........      90.61%       89.12%       80.22%        1.87%        1.65%        1.61%

*Assuming no prepayments and the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

                                 LOAN GROUP 2
                             PREPAYMENT PROVISIONS*



PREPAYMENT RESTRICTIONS           OCT-99         OCT-00         OCT-01        OCT-02       OCT-03       OCT-04       OCT-05
----------------------------   ------------   ------------   -----------   -----------   ----------   ----------   ----------
 Locked out ................       100.00%        100.00%        32.84%        12.84%        1.47%        0.00%        0.00%
 Defeasance ................         0.00           0.00         67.16         87.16        96.69        98.18        98.20
 Yield Maintenance .........         0.00           0.00          0.00          0.00         1.84         1.82         1.80
-----------------------------      ------         ------        ------        ------       ------       ------       ------
 Sub Total .................       100.00%        100.00%       100.00%       100.00%      100.00%      100.00%      100.00%
 Open ......................         0.00%          0.00%         0.00%         0.00%        0.00%        0.00%        0.00%
-----------------------------      ------         ------        ------        ------       ------       ------       ------
 Total .....................       100.00%        100.00%       100.00%       100.00%      100.00%      100.00%      100.00%
 UPB ($MM)..................       259.78         257.22        254.41        251.37       248.09       244.60       240.78
 % of Initial UPB ..........       100.00%         99.01%        97.93%        96.76%       95.50%       94.16%       92.69%


PREPAYMENT RESTRICTIONS          OCT-06       OCT-07       OCT-08       OCT-09       OCT-10       OCT-11
----------------------------   ----------   ----------   ----------   ----------   ----------   ----------
 Locked out ................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
 Defeasance ................      98.22        84.75        99.52       100.00       100.00       100.00
 Yield Maintenance .........       1.78         1.76         0.00         0.00         0.00         0.00
-----------------------------    ------       ------       ------       ------       ------       ------
 Sub Total .................     100.00%       86.51%       99.52%      100.00%      100.00%      100.00%
 Open ......................       0.00%       13.49%        0.48%        0.00%        0.00%        0.00%
-----------------------------    ------       ------       ------       ------       ------       ------
 Total .....................     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
 UPB ($MM)..................     236.65       232.20       185.36        10.91        10.29         9.61
 % of Initial UPB ..........      91.10%       89.38%       71.35%        4.20%        3.96%        3.70%

*Assuming no prepayments and the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

                                AGGREGATE POOL
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS


                                                     PERCENTAGE
                                                         OF
RANGE OF                                              AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
REMAINING              NUMBER OF                       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION            MORTGAGE     CUT-OFF DATE       DATE          DATE           DATE           DATE
TERMS (MOS.)             LOANS         BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
--------------------- ----------- ----------------- ------------ -------------- -------------- --------------
Interest Only               1      $   10,875,000        0.94%    $10,875,000    $10,875,000    $10,875,000
191 - 210                   1           1,451,189        0.13       1,451,189      1,451,189      1,451,189
231 - 250                   2          17,215,427        1.49       4,983,637     12,231,790      8,607,714
271 - 290                   2           9,832,983        0.85       4,913,515      4,919,468      4,916,491
291 - 310                  23         156,293,506       13.57       1,049,145     46,511,317      6,795,370
331 - 360                 109         956,353,943       83.02         869,138     80,000,000      8,773,889
                          ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $   869,138    $80,000,000    $ 8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS.)             RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only             1.90x      1.90x      1.90x     7.540%      119.0       52.28%      52.28%      52.28%
191 - 210                 1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
231 - 250                 1.25       1.58       1.35      8.098       161.3       45.10       73.03       64.94
271 - 290                 1.45       1.82       1.64      7.168       105.5       52.33       59.92       56.12
291 - 310                 1.20       2.17       1.56      8.336       113.6       43.07       76.78       61.74
331 - 360                 1.15       1.78       1.33      7.832       117.2       43.29       86.42       70.37
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%


                                 LOAN GROUP 1
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS


                                                  PERCENTAGE
                                                      OF
RANGE OF                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
REMAINING              NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION            MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TERMS (MOS.)             LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- ------------ -------------- -------------- --------------
Interest Only               1      $ 10,875,000       1.22%    $10,875,000    $10,875,000    $10,875,000
191 - 210                   1         1,451,189       0.16       1,451,189      1,451,189      1,451,189
231 - 250                   1         4,983,637       0.56       4,983,637      4,983,637      4,983,637
271 - 290                   1         4,919,468       0.55       4,919,468      4,919,468      4,919,468
291 - 310                  20       142,500,360      15.97       1,049,145     46,511,317      7,125,018
331 - 360                  75       727,512,593      81.54       1,166,996     80,000,000      9,700,168
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $ 1,049,145    $80,000,000    $ 9,012,548
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS.)             RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Interest Only             1.90x      1.90x      1.90x     7.540%      119.0       52.28%      52.28%      52.28%
191 - 210                 1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
231 - 250                 1.58       1.58       1.58      7.650       118.0       45.10       45.10       45.10
271 - 290                 1.82       1.82       1.82      7.585       105.0       52.33       52.33       52.33
291 - 310                 1.21       2.17       1.59      8.389       113.4       43.07       72.50       60.40
331 - 360                 1.15       1.78       1.34      7.907       117.9       43.29       80.18       68.29
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                     RANGE OF REMAINING AMORTIZATION TERMS


                                                  PERCENTAGE
                                                      OF
RANGE OF                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
REMAINING              NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION            MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
TERMS (MOS.)             LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- ------------ -------------- -------------- --------------
231 - 250                   1      $ 12,231,790       4.71%    $12,231,790    $12,231,790    $12,231,790
271 - 290                   1         4,913,515       1.89       4,913,515      4,913,515      4,913,515
291 - 310                   3        13,793,146       5.31       1,088,864      6,986,655      4,597,715
331 - 360                  34       228,841,350      88.09         869,138     26,926,701      6,730,628
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $   869,138    $26,926,701    $ 6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                 DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS.)             RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
231 - 250                 1.25x      1.25x      1.25x     8.280%      179.0       73.03%      73.03%      73.03%
271 - 290                 1.45       1.45       1.45      6.750       106.0       59.92       59.92       59.92
291 - 310                 1.20       1.35       1.25      7.788       115.8       72.59       76.78       75.65
331 - 360                 1.19       1.77       1.29      7.593       115.1       54.44       86.42       76.99
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%


                                AGGREGATE POOL
                      RANGE OF ORIGINAL TERMS TO MATURITY


                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS          MORTGAGE     CUT-OFF DATE       DATE          DATE          DATE           DATE
TO MATURITY (MOS)        LOANS         BALANCE         BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- ----------------- ------------ ------------- -------------- -------------
 71 - 90 months             2      $   17,274,020        1.50%    $6,082,695    $11,191,325    $8,637,010
 91 - 110 months           16         138,555,213       12.03      1,363,602     33,640,510     8,659,701
111 - 120 months          114         962,072,092       83.51        869,138     80,000,000     8,439,229
131 - 150 months            1           1,799,078        0.16      1,799,078      1,799,078     1,799,078
171 - 190 months            4          30,870,456        2.68      2,744,979     12,231,790     7,717,614
191 - 210 months            1           1,451,189        0.13      1,451,189      1,451,189     1,451,189
                          ---      --------------      ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048      100.00%    $  869,138    $80,000,000    $8,347,986
                          ===      ==============      ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS         COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 71 - 90 months           1.40x      1.45x      1.42x     8.574%       81.9       70.39%      70.73%      70.51%
 91 - 110 months          1.28       1.82       1.39      7.251       104.0       52.33       79.33       71.05
111 - 120 months          1.15       2.17       1.37      7.958       117.8       43.07       86.42       68.49
131 - 150 months          1.30       1.30       1.30      8.125       131.0       71.96       71.96       71.96
171 - 190 months          1.21       1.63       1.36      8.460       178.8       54.44       78.54       68.20
191 - 210 months          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                     RANGE OF REMAINING TERMS TO MATURITY


                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS         MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
TO MATURITY (MOS.)       LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- -------------
 71 - 90 months             2      $ 17,274,020       1.94%    $6,082,695    $11,191,325    $8,637,010
 91 - 110 months           11        89,855,830      10.07      1,363,602     33,640,510     8,168,712
111 - 120 months           82       765,968,443      85.85      1,049,145     80,000,000     9,341,079
131 - 150 months            1         1,799,078       0.20      1,799,078      1,799,078     1,799,078
171 - 190 months            2        15,893,687       1.78      6,597,660      9,296,027     7,946,843
191 - 210 months            1         1,451,189       0.16      1,451,189      1,451,189     1,451,189
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $1,049,145    $80,000,000    $9,012,548
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS.)       RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 71 - 90 months           1.40x      1.45x      1.42x     8.574%       81.9       70.39%      70.73%      70.51%
 91 - 110 months          1.30       1.82       1.43      7.282       105.6       52.33       76.95       68.66
111 - 120 months          1.15       2.17       1.39      8.030       117.9       43.07       80.18       66.27
131 - 150 months          1.30       1.30       1.30      8.125       131.0       71.96       71.96       71.96
171 - 190 months          1.25       1.63       1.47      8.676       179.0       58.58       78.54       66.87
191 - 210 months          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                     RANGE OF REMAINING TERMS TO MATURITY

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS         MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
TO MATURITY (MOS.)       LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- -------------
 91 - 110 months            5      $ 48,699,383      18.75%    $3,956,022    $20,162,442    $9,739,877
111 - 120 months           32       196,103,650      75.49        869,138     26,926,701     6,128,239
171 - 190 months            2        14,976,769       5.77      2,744,979     12,231,790     7,488,385
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $  869,138    $26,926,701    $6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS.)       RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 91 - 110 months          1.28x      1.45x      1.33x     7.193%      101.0       59.92%      79.33%      75.45%
111 - 120 months          1.19       1.77       1.28      7.679       117.5       64.92       86.42       77.17
171 - 190 months          1.21       1.25       1.24      8.231       178.6       54.44       73.03       69.62
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%

                                AGGREGATE POOL
                      RANGE OF REMAINING TERM TO MATURITY


                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                      CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING TERMS         MORTGAGE    CUT-OFF DATE       DATE          DATE          DATE          DATE
TO MATURITY (MOS.)       LOANS         BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- ---------------- ------------ ------------- ------------- -------------
 83 - 83 months             1      $    6,082,695       0.53%    $6,082,695    $ 6,082,695   $6,082,695
 84 - 120 months          130       1,105,509,111      95.96        869,138     80,000,000    8,503,916
121 - 180 months            6          38,979,053       3.38      1,799,078     12,231,790    6,496,509
181 - 240 months            1           1,451,189       0.13      1,451,189      1,451,189    1,451,189
                          ---      --------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                 138      $1,152,022,048     100.00%    $  869,138    $80,000,000   $8,347,986
                          ===      ==============     ======


                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS.)       RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 83 - 83 months           1.45x      1.45x      1.45x     8.250%       80.0       70.73%      70.73%      70.73%
 84 - 120 months          1.15       2.17       1.37      7.882       115.8       43.07       86.42       68.78
121 - 180 months          1.21       1.63       1.35      8.236       164.5       54.44       78.54       69.79
181 - 240 months          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.37x     7.896%      117.4       43.07%      86.42%      68.84%

                                 LOAN GROUP 1
                      RANGE OF ORIGINAL TERMS TO MATURITY

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
ORIGINAL TERMS          MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
TO MATURITY (MOS)        LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- ------------- -------------
 83 -  83 months            1      $  6,082,695       0.68%    $6,082,695    $ 6,082,695   $6,082,695
 84 - 120 months           93       860,706,079      96.47      1,049,145     80,000,000    9,254,904
121 - 180 months            4        24,002,283       2.69      1,799,078      9,296,027    6,000,571
181 - 240 months            1         1,451,189       0.16      1,451,189      1,451,189    1,451,189
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  99      $892,242,246     100.00%    $1,049,145    $80,000,000   $9,012,548
                           ==      ============     ======


                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS         COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 83 -  83 months          1.45x      1.45x      1.45x     8.250%       80.0       70.73%      70.73%      70.73%
 84 - 120 months          1.15       2.17       1.39      7.967       116.3       43.07       80.18       66.49
121 - 180 months          1.25       1.63       1.41      8.239       155.7       58.58       78.54       69.90
181 - 240 months          1.01       1.01       1.01      7.720       198.0       82.93       82.93       82.93
Total/Avg./Wtd.Avg./
 Min/Max:                 1.01x      2.17x      1.39x     7.976%      117.2       43.07%      82.93%      66.64%

                                 LOAN GROUP 2
                      RANGE OF ORIGINAL TERMS TO MATURITY

                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS          MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
TO MATURITY (MOS)        LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- -------------
 84 - 120 months           37      $244,803,032      94.23%    $   869,138   $26,926,701    $6,616,298
121 - 180 months            2        14,976,769       5.77       2,744,979    12,231,790     7,488,385
                           --      ------------     ------
Total/Avg./Wtd.Avg./
 Min/Max:                  39      $259,779,802     100.00%    $   869,138   $26,926,701    $6,661,021
                           ==      ============     ======



                                             WEIGHTED               WEIGHTED
                        MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                         DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS         COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)        RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 84 - 120 months          1.19x      1.77x      1.29x     7.582%      114.2       59.92%      86.42%      76.83%
121 - 180 months          1.21       1.25       1.24      8.231       178.6       54.44       73.03       69.62
Total/Avg./Wtd.Avg./
 Min/Max:                 1.19x      1.77x      1.29x     7.619%      118.0       54.44%      86.42%      76.41%


                                                                                                         ANNEX B

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999


------------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                                                         TABLE OF CONTENTS

                               =====================================================================
                                STATEMENT SECTIONS                                          PAGE(S)
                                ------------------                                          -------
                                Certificate Distribution Detail                                2
                                Certificate Factor Detail                                      3
                                Reconciliation Detail                                          4
                                Other Required Information                                     5
                                Ratings Detail                                                 6
                                Current Mortgage Loan and Property Stratification Tables     7 - 9
                                Mortgage Loan Detail                                          10
                                Principal Prepayment Detail                                   11
                                Historical Detail                                             12
                                Delinquency Loan Detail                                       13
                                Specially Serviced Loan Detail                              14 - 15
                                Modified Loan Detail                                          16
                                Liquidated Loan Detail                                        17
                               =====================================================================

            UNDERWRITER                      UNDERWRITER                    MASTER SERVICER                 SPECIAL SERVICER
===============================  ===============================  ===============================  =================================
Deutsche Bank Securities Inc.    Goldman, Sachs & Co.             GMAC Commercial Mortgage Corp.   GMAC Commercial Mortgage
31 West 52nd Street              85 Broad Street                  650 Dresher Road                 550 California Street, 12th Floor
New York, NY 10019               New York, New York 10004         Horsham, PA 10944-8015           San Francisco, CA 94104

Contact:      Justin Kennedy     Contact:      Dan Sparks         Contact:      Gary Severyn       Contact:      Henry Bieber
Phone Number: (212) 469-5149     Phone Number: (212) 902-2914     Phone Number: (312) 499-5485     Phone Number: (415) 835-9268
===============================  ===============================  ===============================  =================================

     This report has been compiled from information provided to Norwest by various third parties, which may include the
     Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.



[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                  CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                      Realized
                                                                                        Loss/
                                                                                     Additional
                Pass-                                                                   Trust                             Current
               Through  Original  Beginning    Principal     Interest    Prepayment     Fund        Total     Ending   Subordination
Class  CUSIP    Rate     Balance   Balance   Distribution  Distribution   Penalties   Expenses  Distribution  Balance    Level (1)
====================================================================================================================================
 A-1          0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
 A-2          0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  B           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  C           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  D           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  E           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  F           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  G           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  H           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  J           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  K           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  L           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  M           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
  N           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
 R-I          0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
 R-II         0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
 R-III        0.000000%    0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00       0.00%
====================================================================================================================================
Totals                     0.00      0.00        0.00          0.00          0.00       0.00         0.00       0.00
====================================================================================================================================

===============================================================================================
                Pass-    Original  Beginning                                           Ending
               Through   Notional  Notional     Interest    Prepayment       Total    Notional
Class  CUSIP    Rate      Amount    Amount    Distribution   Penalties   Distribution  Amount
===============================================================================================
  X           0.000000%    0.00      0.00        0.00          0.00          0.00       0.00
===============================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

====================================================================================================================================
                                                                                                  Realized Loss/
                      Beginning          Principal           Interest          Prepayment        Additional Trust        Ending
Class      CUSIP       Balance         Distribution        Distribution         Penalties          Fund Expenses         Balance
====================================================================================================================================
A-1A                  0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
A-1B                  0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
A-2                   0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
B                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
C                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
D                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
E                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
F                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
G                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
H                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
J                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
K                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
L                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
M                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
N                     0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
R-I                   0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
R-II                  0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
R-III                 0.00000000        0.00000000          0.00000000         0.00000000           0.00000000         0.00000000
====================================================================================================================================

==========================================================================================
                       Beginning                                                 Ending
                       Notional          Interest           Prepayment          Notional
Class      CUSIP        Amount         Distribution          Penalties           Amount
==========================================================================================
X                     0.00000000        0.00000000          0.00000000         0.00000000
==========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                       RECONCILIATION DETAIL


                    ADVANCE SUMMARY                                        MASTER SERVICING FEE SUMMARY
P&I Advances Outstanding                    0.00       Current Period Accrued Master Servicing Fees                    0.00
Servicing Advances Outstanding              0.00       Less Master Servicing Fees on Delinquent Payments               0.00
                                                       Less Reductions to Master Servicing Fees                        0.00
Reimbursement for Interest on P&I           0.00       Plus Master Servicing Fees for Delinquent Payments Received     0.00
Advances paid from general collections                 Plus Adjustments for Prior Master Servicing Calculation         0.00
                                                       Total Master Servicing Fees Collected                           0.00
Reimbursement for Interest on Servicing     0.00
Advances paid from general collections


CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
                          Net
                       Aggregate                   Distributable                                                          Unpaid
          Accrued     Prepayment   Distributable    Certificate   Additional                                 Total     Distributable
        Certificate    Interest     Certificate      Interest     Trust Fund     Interest      Excess      Interest     Certificate
Class    Interest      Shortfall     Interest       Adjustment     Expenses    Distribution   Interest   Distribution      Int.
====================================================================================================================================
A-1A       0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
A-2B       0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
A-2        0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
X          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
B          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
C          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
D          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
E          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
F          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
G          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
H          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
J          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
K          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
L          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
M          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
N          0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
====================================================================================================================================
Total      0.00          0.00          0.00            0.00          0.00          0.00         0.00          0.00         0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                |
Available Distribution Amount                                            0.00   |                Appraisal Reduction
                                                                                |  ===============================================
Aggregate Number of Outstanding Loans                                       0   |                                          Date
Aggregate Stated Principal Balance of Loans before Distributions         0.00   |                    Appraisal           Appraisal
Aggregate Stated Principal Balance of Loans after Distributions          0.00   |   Loan            Reductions           Reduction
Percentage of Cut-off Date Principal Balance after Distributions         0.0%   |  Number            Effected            Effected
                                                                                |  ===============================================
Aggregate Amount of Servicing Fee                                        0.00   |
Aggregate Amount of Special Servicing Fee                                0.00   |
Aggregate Amount of Trustee Fee                                          0.00   |                       None
                                                                                |
Aggregate Additional Trust Fund Expenses                                 0.00   |
                                                                                |
     Additional Trust Fund Expenses attributed to                  0.00         |
     Rating Agency charges for Assumptions                                      |
                                                                                |
Net Balloon Payment Excess (Shortfall)                                   0.00   |
                                                                                |
Interest Reserve Account                                                        |
     Deposits                                                            0.00   |
     Withdrawals                                                         0.00   |
                                                                                |
Specially Serviced Loans not Delinquent                                         |  ===============================================
     Number of Outstanding Loans                                            0   |  Total
     Aggregate Unpaid Principal Balance                                  0.00   |  ===============================================
                                                                                |
------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

                            ============================================================================
                                                       Original Ratings            Current Ratings (1)
                               Class     CUSIP     ------------------------     ------------------------
                                                   DCR  Fitch  Moody's  S&P     DCR  Fitch  Moody's  S&P
                            ============================================================================




















                            ============================================================================


                            NR   -  Designates that the class was not rated by the above agency at the time of original issuance.
                             X   -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                            N/A  -  Data not available this period.



     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.     Fitch IBCA, Inc.             Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street               One State Street Plaza       99 Church Street              26 Broadway
Chicago, Illinois 60603             New York, New York 10004     New York, New York 10007      New York, New York 10004
(312) 368-3100                      (212) 908-0500               (212) 553-0300                (212) 208-8000

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         SCHEDULED BALANCE                                                    STATE (3)
  ===============================================================  ===============================================================
                                  % of                                                             % of
  Scheduled   # of    Scheduled   Agg.   WAM           Weighted                # of    Scheduled   Agg.   WAM           Weighted
   Balance    Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)    State     Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
  ===============================================================  ===============================================================






















                                                                   ===============================================================
                                                                     Totals
                                                                   ===============================================================


  ===============================================================
   Totals
  ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                   DEBT SERVICE COVERAGE RATIO                                             PROPERTY TYPE (3)
  ==============================================================    ==============================================================
  Debt
  Service                        % of                                                              % of
  Coverage   # of    Scheduled   Agg.   WAM           Weighted      Property   # of    Scheduled   Agg.   WAM           Weighted
  Ratio      Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)    Type       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
  ==============================================================    ==============================================================





  ==============================================================    ==============================================================
    Totals                                                            Totals
  ==============================================================    ==============================================================

                            NOTE RATE                                                         SEASONING
  ==============================================================    ==============================================================

                                 % of                                                              % of
  Note       # of    Scheduled   Agg.   WAM           Weighted                 # of    Scheduled   Agg.   WAM           Weighted
  Rate       Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)    Seasoning  Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
  ==============================================================    ==============================================================






  ==============================================================    ==============================================================
    Totals                                                            Totals
  ==============================================================    ==============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
=================================================================  =================================================================

Anticipated                       % of                             Remaining                         % of
Remaining     # of    Scheduled   Agg.   WAM           Weighted    Stated        # of    Scheduled   Agg.   WAM           Weighted
Term (2)      Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)  Term          Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
=================================================================  =================================================================





=================================================================  =================================================================
   Totals                                                             Totals
=================================================================  =================================================================

       REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
=================================================================  =================================================================
                                                                   Age of
Remaining                         % of                             Most                              % of
Amortization  # of    Scheduled   Agg.   WAM           Weighted    Recent        # of    Scheduled   Agg.   WAM           Weighted
Term          Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)  NOI           Loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
=================================================================  =================================================================






=================================================================  =================================================================
   Totals                                                             Totals
=================================================================  =================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro- rata the current loan information to the properties based upon the Cut- off
Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================

=================================================================================================================
                                                                                        Anticipated
 Loan               Property                        Interest     Principal     Gross     Repayment     Maturity
Number     ODCR     Type (1)     City     State      Payment      Payment     Coupon       Date          Date
=================================================================================================================









=================================================================================================================
TOTALS
=================================================================================================================

============================================================================================
   Neg.      Beginning      Ending       Paid     Appraisal     Appraisal      Res.     Mod.
   Amort     Scheduled     Scheduled     Thru     Reduction     Reduction     Strat.    Code
   (Y/N)      Balance       Balance      Date       Date         Amount        (2)      (3)
============================================================================================









============================================================================================

============================================================================================

        (1) Property Type Code                          (2) Resolution Strategy Code                          (3) Modification Code
        ----------------------                          ----------------------------                          ---------------------

MF - Multi-Family      OF - Office        1 - Modification  6 - DPO                10 - Deed In Lieu Of      1 - Maturity Date
RT - Retail            MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure              Extension
HC - Health Care       LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff          2 - Amortization Change
IN - Industrial        SS - Self Storage  4 - Extension     9 - Pending Return to  12 - Reps and Warranties  3 - Principal Write-Off
WH - Warehouse         OT - Other         5 - Note Sale         Master Servicer    13 - Other or TBD         4 - Combination
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                                Principal Prepayment Amount                        Prepayment Penalties
                 Offering Document    ----------------------------------------------  ----------------------------------------------
Loan Number      Cross-Reference      Payoff Amount        Curtailment Amount         Prepayment Premium   Yield Maintenance Premium
====================================================================================================================================























====================================================================================================================================
  Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

====================================================================================================================================
                                     Delinquencies                                             Prepayments       Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distri-                                                                                                               Next
bution   30-59 Days  60-89 Days  90 Days or More  Foreclosure     REO     Modifications  Curtailments   Payoff   Weighted Avg.
Date     #  Balance  #  Balance    #   Balance    #   Balance  # Balance   #   Balance     #  Amount   # Amount  Coupon  Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

====================================================================================================================================
         Offering                                          Status
         Document   # of    Paid    Current  Outstanding     of    Resolution  Servicing  Fore-    Current  Outstanding  Bank-
Loan      Cross-   Months  Through    P&I        P&I      Mortgage  Strategy   Transfer  closure  Servicing  Servicing  ruptcy  REO
Number  Reference  Delinq.  Date   Advances  Advances**   Loan (1)  Code (2)     Date     Date     Advances   Advances   Date   Date
====================================================================================================================================















====================================================================================================================================
Totals
====================================================================================================================================

                           (1) Status of Mortgage Loan                                  (2) Resolution Strategy Code
                           ---------------------------                                  ----------------------------

        1 - Modification  6 - DPO                10 - Deed In Lieu Of             1 - Modification    7 - REO
        2 - Foreclosure   7 - REO                     Foreclosure                 2 - Foreclosure     8 - Resolved
        3 - Bankruptcy    8 - Resolved           11 - Full Payoff                 3 - Bankruptcy      9 - Pending Return to
        4 - Extension     9 - Pending Return to  12 - Reps and Warranties         4 - Extension           Master Servicer
        5 - Note Sale         Master Servicer    13 - Other or TBD                5 - Note Sale      10 - Deed In Lieu Of
                                                                                  6 - DPO                 Foreclosure

** Outstanding P&I Advances include the current period advance

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                Offering                                                                                                   Remaining
Distri-         Document  Servicing  Resolution                                                 Net                          Amort-
bution  Loan     Cross-   Transfer    Strategy  Scheduled  Property        Interest  Actual  Operating  NOI       Maturity  ization
 Date  Number  Reference    Date      Code (1)   Balance   Type (2)  State   Rate    Balance  Income   Date  DSCR   Date      Term
====================================================================================================================================















====================================================================================================================================

                     (1) Resolution Strategy Code                              (2) Property Type Code
                     ----------------------------                              ----------------------

                1 - Modification    7 - REO                          MF - Multi-Family       OF - Office
                2 - Foreclosure     8 - Resolved                     RT - Retail             MU - Mixed Use
                3 - Bankruptcy      9 - Pending Return to            HC - Health Care        LO - Lodging
                4 - Extension           Master Servicer              IN - Industrial         SS - Self Storage
                5 - Note Sale      10 - Deed In Lieu Of              WH - Warehouse          OT - Other
                6 - DPO                 Foreclosure                  MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                          Offering
                          Document     Resolution       Site                                           Other REO
Distribution   Loan        Cross-       Strategy     Inspection    Phase    Appraisal     Appraisal    Property
    Date      Number      Reference     Code (1)        Date      1 Date      Date          Value       Revenue          Comment
====================================================================================================================================















====================================================================================================================================

                                                  (1) Resolution Strategy Code
                                                  ----------------------------

                              1 - Modification      6 - DPO                  10 - Deed In Lieu Of
                              2 - Foreclosure       7 - REO                       Foreclosure
                              3 - Bankruptcy        8 - Resolved             11 - Full Payoff
                              4 - Extension         9 - Pending Return to    12 - Reps and Warranties
                              5 - Note Sale             Master Servicer      13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
 Loan           Document           Pre-Modification
Number       Cross-Reference            Balance           Modification Date                  Modification Description
====================================================================================================================================















====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.



[NORWEST BANKS LOGO]                                                                      ------------------------------------------
                                        GMAC COMMERCIAL MORTGAGE SECURITIES, INC.         For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                MORTGAGE PASS-THROUGH CERTIFICATES                           Leslie Gaskill
CORPORATE TRUST SERVICES                             SERIES 1999-C3                                      (212) 515-5254
3 NEW YORK PLAZA, 15TH FLOOR                                                                Reports Available on the World Wide Web
NEW YORK, NY 10004                                                                                   @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                                    PAYMENT DATE:  09/15/1999
                                                                                                    RECORD DATE:   08/31/1999

------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

====================================================================================================================================
         Final                                                       Gross                               Net
       Recovery   Offering                                         Proceeds                           Proceeds             Repur-
        Deter-    Document                                         as a % of  Aggregate       Net     as a % of            chased
 Loan  mination    Cross-  Appraisal  Appraisal  Actual     Gross   Actual   Liquidation  Liquidation   Actual  Realized  by Seller
Number   Date    Reference   Date       Value    Balance  Proceeds  Balance   Expenses*    Proceeds    Balance    Loss      (Y/N)
====================================================================================================================================















====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
     Copyright 1997, Norwest Bank Minnesota, N.A.

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

----------------------------------------------------------------------------------------------------------------
                         SHORT NAME                            SQ FT                                TOTAL P&I
                            (WHEN       PROPERTY                 OR     PAID THRU     SCHEDULED      ADVANCES
    PROSPECTUS ID       APPROPRIATE)      TYPE    CITY  STATE  UNITS      DATE      LOAN BALANCE     TO DATE
----------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT





60 DAYS DELINQUENT





90 DAYS DELINQUENT









CURRENT & AT SPECIAL SERVICER



----------------------------------------------------------------------------------------------
   TOTAL        OTHER                      CURRENT     CURRENT
  EXPENSES    ADVANCES         TOTAL       MONTHLY     INTEREST   MATURITY    LTM NOI     LTM
  TO DATE    (TAXES & ESCROW) EXPOSURE       P&I         RATE       DATE        DATE      NOI
----------------------------------------------------------------------------------------------




----------------------------------------------------

 LTM      TRANSFER
 DSCR       DATE                COMMENTS
----------------------------------------------------








FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)

It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
                       HISTORICAL LOAN MODIFICATION REPORT
                           AS OF ____________________


                                                                           BALANCE WHEN        BALANCE AT THE
                                                                             SENT TO           EFFECTIVE DATE               # MTHS
   PROSPECUTS                                 MOD /          EFFECT          SPECIAL                 OF            OLD     FOR RATE
       ID           CITY      STATE      EXTENSION FLAG       DATE           SERVICER          REHABILITATION     RATE      CHANGE
-----------------------------------------------------------------------------------------------------------------------------------


TOTAL FOR ALL LOANS:




TOTAL FOR LOANS IN CURRENT MONTH:





                                                            # OF LOANS                       $BALANCE
MODIFICATIONS:                                                                                             $0.00
MATURITY DATE EXTENSIONS:                                           0                                      $0.00
                                                            ----------------------------------------------------
TOTAL:                                                              0                                      $0.00




                                                                                                      (2)
                                                                   TOTAL #         (1)            EST. FUTURE
                                                                  MTHS FOR       REALIZED        INTEREST LOSS
   NEW                                    OLD          NEW        CHANGE OF      LOSS TO          TO TRUST $
  RATE*      OLD P&I      NEW P&I**     MATURITY    MATURITY         MOD         TRUST $       (RATE REDUCTION)            COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------





* The information in these columns is from a particular point in time and should not change on this report once assigned

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
         HISTORICAL LOSS ESTIMATE REPORT (REO SOLD OR DISCOUNTED PAYOFF)
                           AS OF ____________________


                                                                                                 LATEST
                                                                                %             APPRAISAL OR       EFFECTIVE
    PROSPECTUS        SHORT         PROPERTY                                RECOVERED           BROKER'S          DATE OF
        ID             NAME           TYPE           CITY       STATE       FROM SALE           OPINION             SALE
------------------------------------------------------------------------------------------------------------------------------







TOTAL ALL LOANS:                                                                0%                $ -




Current Month Only:



TOTAL CURRENT MONTH:                                                                              $ -



                          NET AMT.
       SALES              RECEIVED           SCHEDULED          TOTAL P&I           TOTAL           SERVICING            NET
       PRICE              FROM SALE           BALANCE           ADVANCED           EXPENSES            FEES            PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                                                         $ -



                                                                                                                         $ -



                                                                                                                         $ -



                                                                                                                         $ -





         $ -                 $ -                $ -               $ -                $ -              $ -                $ -







         $ -                 $ -                $ -               $ -                $ -              $ -                $ -



        ACTUAL                                            DATE MINOR
        LOSSES           DATE LOSS                           ADJ.           TOTAL LOSS            LOSS %
        PASSED             PASSED        MINOR ADJ.         PASSED             WITH            OF SCHEDULED
         THRU               THRU          TO TRUST           THRU           ADJUSTMENT            BALANCE
----------------------------------------------------------------------------------------------------------------


         $ -                                                                  $ -


         $ -                                                                  $ -


         $ -                                                                  $ -


         $ -                                                                  $ -


         $ -                              $ -                                 $ -                  0%






         $ -                                                                  $ -

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
                                REO STATUS REPORT
                           AS OF ____________________



--------------------------------------------------------------------------------------------------------------------------
     PRO-            SHORT NAME                                        SQ FT      PAID        SCHEDULED       TOTAL P&I
    SPECTUS            (WHEN            PROPERTY                        OR        THRU          LOAN          ADVANCES
      ID            APPROPRIATE)         TYPE       CITY    STATE     UNITS       DATE         BALANCE        TO DATE
--------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
                                                                                        VALUE
                     OTHER                                                              USING                        LOSS
     TOTAL         ADVANCES                     CURRENT                                 NOI &      APPRAISAL       USING 92%
   EXPENSES        (TAXES &         TOTAL       MONTHLY      CAP RATE     VALUATION      CAP         BPO OR        APPR. OR
    TO DATE         ESCROW)       EXPOSURE        P&I         ASSIGN        DATE         RATE     INTERNAL VALUE**  BPO (F)
------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                    TOTAL
   ESTIMATED      APPRAISAL                           REO            PENDING
   RECOVERY       REDUCTION        TRANSFER       ACQUISITION      RESOLUTION
       %           REALIZED          DATE             DATE            DATE           COMMENTS
--------------------------------------------------------------------------------------------------






(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
                               SERVICER WATCH LIST
                           AS OF ____________________


------------------------------------------------------------------------------
   PROSPECTUS                 SHORT NAME (WHEN                 PROPERTY
        ID                      APPROPRIATE)                     TYPE
------------------------------------------------------------------------------


 Total:
-------------------------------------------------------------------------------
                       SCHEDULED LOAN              PAID THRU          MATURITY
 CITY   STATE             BALANCE                    DATE               DATE
-------------------------------------------------------------------------------



------------------------------------------------------------------------
        LTM
        DSCR                 COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------


*LTM - Last twelve months either trailing or last annual

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C3
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________


                           LAST
                         PROPERTY  SCHEDULED   PAID    ANNUAL
 PROSPECTUS               INSPECT     LOAN     THRU     DEBT
     ID      CITY  STATE   DATE     BALANCE    DATE   SERVICE
                         yy/mm
















Total:                             $                  $



--------------------------------------
         ORIGINAL UNDERWRITING
             INFORMATION
--------------------------------------
BASIS YEAR
--------------------------------------
Financial
 Info as    %    Total     $    (1)
 of Date   Occ  Revenue   NOI   DSCR
--------------------------------------
  yy/mm













           WA   $        $     WA
--------------------------------------



---------------------------------------
      2ND PRECEDING  ANNUAL OPERATING
           INFORMATION
---------------------------------------
AS OF _______             NORMALIZED
---------------------------------------
Financial
   Info
  as of      %     Total    $     (1)
   Date     Occ  Revenue   NOI   DSCR
---------------------------------------
yy/mm













           WA    $        $     WA
---------------------------------------


---------------------------------------
     PRECEDING  ANNUAL OPERATING
           INFORMATION
---------------------------------------
AS OF _______             NORMALIZED
---------------------------------------
Financial
   Info
  as of      %     Total    $     (1)
   Date     Occ  Revenue   NOI   DSCR
---------------------------------------
yy/mm













           WA    $        $     WA
---------------------------------------



----------------------------------------
        TRAILING FINANCIAL
          INFORMATION
----------------------------------------
          MONTH REPORTED      ACTUAL
----------------------------------------
FS Start  FS End    Total     $     %
  Date     Date    Revenue   NOI   DSC
----------------------------------------
yy/mm     yy/mm

















          WA      $         $     WA
----------------------------------------


---------------------
     NET CHANGE
---------------------
PRECEDING & BASIS

          %
  %     Total    (1)
 Occ   Revenue  DSC
















WA     $        WA
---------------------


                                                                    Received                            Required
Financial Information:                                            Loans           Balance                 Loans        Balance
                                                               #         %   $        %            #         %    $        %
Current Full Year:
Current Full Yr. received with DSC (less than) 1:
Prior Full Year:
Prior Full Yr. received with DSC (less than) 1:

(1) DSCR should match to Operating Statement and is calculated in accordance with the Pooling and Servicing Agreement.

(2) Net change should compare the latest year to the underwriting year

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C3
                          OPERATING STATEMENT ANALYSIS
                          AS OF ______________________


 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                    UNDERWRITING       1994            1995           1996         TRAILING
      Occupancy Rate *
      Average Rental Rate


                        * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

  INCOME:                                                                                                 NO. OF MOS.
      Number of Mos.                                                        PRIOR YEAR    CURRENT YR.
      Period Ended                        UNDERWRITING         1994            1995           1996      97 TRAILING**    1996-BASE
      Statement Classification              BASE LINE       NORMALIZED      NORMALIZED     NORMALIZED    AS OF / /97     VARIANCE
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Through/Escalations
      Other Income

   EFFECTIVE GROSS INCOME                          $0.00            $0.00          $0.00          $0.00          $0.00       %

                                                   Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                                   ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES                        $0.00            $0.00          $0.00          $0.00          $0.00       %

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                            $0.00            $0.00          $0.00          $0.00          $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                             $0.00            $0.00          $0.00          $0.00          $0.00

   N.O.I. After Capital Items                      $0.00            $0.00          $0.00          $0.00          $0.00

DEBT SERVICE (PER SERVICER)                        $0.00            $0.00          $0.00          $0.00          $0.00
Cash Flow after debt service                       $0.00            $0.00          $0.00          $0.00          $0.00

 DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

   Source of Financial Data:
                                                   (i.e. operating statements, financial statements, tax return, other)






    1996-1995
    VARIANCE





        %

















        %








          $0.00















NOTES AND  ASSUMPTIONS:

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                 SERIES 1999-C3
                            NOI ADJUSTMENT WORKSHEET
                     FOR FISCAL YEAR ENDED _________________


 PROPERTY OVERVIEW
      LB Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                   UNDERWRITING    1994        1995         1996        TRAILING
      Occupancy Rate *
      Average Rental Rate
                                         * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE
                                           PERIOD.

  INCOME:                                                                                      NO. OF MOS.
      Number of Mos.                                                PRIOR YEAR  CURRENT YR.
      Period Ended                        UNDERWRITING     1994        1995         1996     97 TRAILING**   1996-BASE    1996-1995
      Statement Classification              BASE LINE   NORMALIZED  NORMALIZED   NORMALIZED   AS OF / /97     VARIANCE    VARIANCE
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Through/Escalations
      Other Income

   EFFECTIVE GROSS INCOME                         $0.00      $0.00        $0.00        $0.00          $0.00      %            %
                                                  Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                                  ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   TOTAL OPERATING EXPENSES                       $0.00      $0.00        $0.00        $0.00          $0.00      %            %

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME                           $0.00      $0.00        $0.00        $0.00          $0.00

      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   TOTAL CAPITAL ITEMS                            $0.00      $0.00        $0.00        $0.00          $0.00                    $0.00

   N.O.I. After Capital Items                     $0.00      $0.00        $0.00        $0.00          $0.00

DEBT SERVICE (PER SERVICER)                       $0.00      $0.00        $0.00        $0.00          $0.00
CASH FLOW AFTER DEBT SERVICE                      $0.00      $0.00        $0.00        $0.00          $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

SOURCE OF FINANCIAL DATA:
                                                 (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                      $1,031,057,000 (APPROXIMATE BALANCE)       AUGUST 26, 1999
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C3

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------


                      APPROXIMATE        EXPECTED      EXPECTED
       EXPECTED        FACE/NOTIONAL      CREDIT        WEIGHTED     EXPECTED
CLASS  RATING             AMOUNT         SUPPORT      AVERAGE LIFE    PAYMENT
 (A)   MOODY'S/FITC        (MM)         (% OF UPB)     (YEARS) (b)    WINDOW (b)
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 X (c)     Aaa/AAA        $1,152.0        N/A            9.2     10/99 - 3/16
 A1a       Aaa/AAA            50.0        27.00          5.8     10/99 - 5/08
 A1b       Aaa/AAA           191.0        27.00          9.6      5/08 - 8/09
 A2        Aaa/AAA           600.0        27.00          8.8     10/99 - 8/09
 B         Aa2/AA             51.8        22.50          9.      98/09 - 8/09
 C          A2/A              57.6        17.50          9.9      8/09 - 8/09
 D          A3/A-             20.2        15.75          9.9      8/09 - 8/09
 E        Baa2/BBB            37.4        12.50          9.9      8/09 - 8/09
 F        Baa3/BBB-           23.0        10.50          9.9      8/09 - 8/09
PRIVATELY OFFERED CLASSES (D)
--------------------------------------------------------------------------------
 G
 H
 J
 K
 L
 M
 N
          TOTAL SECURITIES: $1,152.0
---------------------------------------------------
(a) Class A1a is expected to have a fixed pass-through rate. Classes A1b through C and G through N are expected to have a fixed pass-through rate subject to a cap equal to the weighted average Net Mortgage Pass-Through Rate. Classes D through F are expected to have a pass-through rate equal to the weighted average Net Mortgage Pass-Through Rate.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c) Notional amount on interest only class.
(d) Not offered hereby.

KEY FEATURES:
-------------
Lead Managers:             Deutsche Banc Alex. Brown
                           Goldman, Sachs & Co.
Selling Group:             Newman and Associates, Inc.
Mortgage Loan              GMAC Commercial Mortgage
Sellers (a):               Corporation (57.14%)
                           German American Capital Corporation (21.50%)
                           Goldman Sachs Mortgage Company (21.36%)
Master Servicer:           GMAC Commercial Mortgage Corporation
Special Servicer:          GMAC Commercial Mortgage Corporation
Trustee:                   Norwest Bank National Association
Launch:                    August 25, 1999
Pricing:                   August 26, 1999
Anticipated Settlement:    On or about September 14, 1999
Cut-Off Date:              September 1, September 5 and
                           September 10, 1999
Distribution Date:         15th of each month, or following business day
                           (commencing October 1999)
Payment Delay:             14 days
ERISA Eligible:            Classes A1a, A1b, A2, and X are expected to be ERISA
                           eligible subject to certain conditions for
                           eligibility.
SMMEA Eligible:            Classes A1a, A1b, A2, X and B are expected to be
                           SMMEA securities upon issuance.
Structure:                 Sequential pay
Day Count:                 30/360
Tax Treatment:             REMIC
Rated Final
Distribution Date:         August 15, 2036
Clean up Call:             1.0%
Minimum                    Publicly Offered Classes
Denominations:             except Class X: $25,000 & $1
                           Class X: $1,000,000 Notional
                           Amount & $1
Delivery:                  DTC

(a) Percentages represent the portion of the Aggregate Cut-Off Date Principal Balance contributed by each Mortgage Loan Seller.

--------------------------------------------------------------------------------

COLLATERAL FACTS:
-----------------
Initial Pool Balance:                                 $1,152,022,048
Number of Mortgage Loans:                                        138
Number of Mortgaged Properties:                                  177
Average Cut-Off Date Balance:                             $8,347,986
Weighted Average Current Mortgage Rate:                        7.896%
Weighted Average U/W DSCR (a):                                  1.37x
Weighted Average Cut-Off Date LTV Ratio (a):                   68.84%
Weighted Average Remaining Term to Maturity (months):          117.4 months
Weighted Average Remaining  Amortization Term (months):        342.1 months
Weighted Average Seasoning (months):                            3.50 months
CTL Loans as a % of Total                                       0.13%
Balloon Loans as % of Total (b):                               99.87%
Single Largest Loan as % of Total:                              6.94%
Five Largest Loans as % of Total:                              23.22%
Ten Largest Loans as % of Total:                               34.96%
(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.
(b) Includes 28 ARD loans totaling $431 mm and 37.4% of the pool Cut-Off date balance.

TEN LARGEST LOANS OR SPONSORS
-----------------------------

                                   CURRENT
LOAN                               BALANCE   % BY UPB  LTV     DSCR    PROPERTY TYPE
---------------------------------------------------------------------------------------------
Biltmore Fashion Park            $80,000,000   6.94%   60.38%  1.4x     Anchored Retail
Prime Outlets at Niagara Falls    62,835,426   5.45    72.73   1.3      Anchored Retail
Equity Inns Portfolio             48,428,074   4.20    49.26   1.9      Hospitality
One Colorado Place                42,628,093   3.70    72.25   1.2      Anchored Retail
Comerica Bank Building            33,640,510   2.92    65.19   1.4      Office
120 Monument Circle               28,955,362   2.51    74.44   1.2      Office
125 Maiden Lane                   28,500,000   2.47    73.83   1.3      Office
Texas Development Portfolio       26,926,701   2.34    72.03   1.3      Multifamily
Sherman Plaza                     25,984,904   2.26    68.38   1.2      Office
Alliance TP Portfolio             24,888,157   2.16    86.42   1.1      Multifamily
                                  ----------   ----    -----   ---
TOTAL/WTD. AVG.                 $402,787,227  34.96%   67.49%  1.40X
---------------------------------------------------------------------------------------------

SELECTED LOAN DATA:
-------------------


                            NUMBER OF             CUT-OFF DATE BALANCE
GEOGRAPHIC                  MORTGAGED   ----------------------------------------
DISTRIBUTION               PROPERTIES    (MM)       % BY UPB    WTD. AVG. DSCR
--------------------------------------------------------------------------------
California                     33       $257.5        22.4%         1.34x
Texas                          32        171.0        14.8          1.37
New York                       12        135.8        11.8          1.34
Arizona                         7        106.2         9.2          1.47
Indiana                         5         68.6         6.0          1.29
Other (a)                      88        413.0        35.8          1.39
                               --        -----        ----          ----
TOTAL/WTD.AVG.                177     $1,152.0       100.0%         1.37X
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
Retail (b)                    34        $350.7        30.4%         1.36x
Office                        36         322.1        28.0          1.33
Multifamily                   55         259.8        22.6          1.29
Hospitality                   25         105.8         9.2          1.65
Industrial                    21          99.1         8.6          1.42
Mobile Home Park               2           4.4         0.4          1.40
Special Purpose                1           3.9         0.3          1.26
Self Storage                   1           3.2         0.3          2.17
Mixed Use                      2           3.1         0.3          1.42
                              --           ---         ---          ----
TOTAL/WTD.AVG.               177      $1,152.0       100.0%         1.37X
--------------------------------------------------------------------------------

PREPAYMENT  RESTRICTIONS
--------------------------------------------------------------------------------
Defeasance                   135       1,102.6        95.7%         1.36x
> YM or 1% UPB                 2          38.6         3.3          1.43
> YM or 1% & Defeasance        1          10.9         0.9          1.90
        -                      -          ----         ---          ----
TOTAL/WTD. AVG.              138       1,152.0       100.0%         1.37X
--------------------------------------------------------------------------------

(a) Includes 30 states.
(b) 17 properties representing 25.14% of the Aggregate Cut-Off Date Balance are Anchored Retail properties; 17 properties representing 5.30% of the Aggregate Cut-Off Date Balance are Unanchored Retail properties.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
COLLATERAL FACTS                           LOAN GROUP 1          LOAN GROUP 2           AGGREGATE
---------------------------------------------------------------------------------------------------
INITIAL POOL BALANCE:                      $892,242,246          $259,779,802      $1,152,022,048
NUMBER OF MORTGAGE LOANS:                            99                    39                 138
NUMBER OF MORTGAGE PROPERTIES                       122                    55                 177
AVERAGE CUT-OFF DATE BALANCE:                $9,012,548            $6,661,021          $8,347,986
WEIGHTED AVERAGE CURRENT MORTGAGE RATE:          7.976%                7.619%              7.896%
WEIGHTED AVERAGE U/W DSCR:                        1.39x                 1.29x               1.37x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:         66.64%                76.41%              68.84%
WEIGHTED AVERAGE REMAINING TERM TO                117.2                 118.0               117.4
MATURITY:
WEIGHTED AVERAGE REMAINING AMORTIZATION           341.6                 343.5               342.1
TERM:
WEIGHTED AVERAGE SEASONING:                        3.27                  4.29                3.50
BALLOON/ARD LOANS AS % OF TOTAL:                 99.84%               100.00%              99.87%
FIVE LARGEST LOANS AS % OF TOTAL:                29.98%                40.39%              23.22%
---------------------------------------------------------------------------------------------------

               ---------------   ---------------
                LOAN GROUP I      LOAN GROUP II
               ---------------   ---------------
                     |      \ 61%      |
                     |        \        | 100%
                39%  |          \      |
                     |            \-------------
               ----------------      A-2    X
                     A-1a          -------------
               ----------------
                     A-1b
               -----------------------------------
                          B
               -----------------------------------
             X            C
               -----------------------------------
                          D
               -----------------------------------
                          E
               -----------------------------------
                          F
               -----------------------------------
                NON-INVESTMENT GRADE TRANCHES


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of all 99 of the non-multifamily Loans with an aggregate Cut-Off Date Principal Balance of $892 million. Loan Group 2 is comprised of all 39 of the multifamily loans with an aggregate Cut-Off Date Principal Balance of $260 million.

o Principal and Interest payments will be made from Group 1 in the following manner:

    - 39.00% of Interest to A1 Class and 61.00% of Interest to A2 Class,

    - 39.00% of Principal sequentially to A1a and A1b and 61.00% to the A2 Class until retired.

    - After A1 Classes are retired Principal to A2 until all Class A certificates are retired.

    - Interest and Principal sequentially to Classes B, C, D, E, F, G, H, J, K, L, M and N.

o Principal and Interest payments will be made from Group 2 in the following manner:

    - Interest and Principal to A2, and upon the retirement of the A2, all cash flow will be combined with Group 1 and applied as set forth above.

o Principal Losses will be allocated in reverse alphabetical order to Class N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Classes A1a, A1b and A2 regardless of Loan Group.

o Each Class will be subordinate to the Class A1a, A1b, A2 and X and to each Class with an earlier alphabetic designation than such Class. Each of the Class A1, A2 and X Certificates will be of equal priority.

o The Master Servicer will cover net prepayment Interest shortfalls, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment Interest shortfalls up to the Master Servicing fee of 2 basis points on the principal balance of such loans. Net prepayment Interest shortfalls (after application of prepayment Interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on Interest entitlements) to all regular Certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.

o   All Classes will pay Interest on a 30/360 basis.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        ALLOCATION OF PREPAYMENT PREMIUMS
--------------------------------------------------------------------------------

PREPAYMENT PREMIUM EXAMPLE:

o The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in Interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

     GENERAL YIELD MAINTENANCE EXAMPLE FOR GROUP 1 MORTGAGE LOAN:

     Assuming the structure presented in the beginning of this memo, that a Loan Group 1 Mortgage Loan prepays, so Class A1a and Class A2 are the only classes entitled to principal and the following assumptions: Mortgage Loan Characteristics of Loan Group 1 Mortgage Loan being prepaid:

              Balance                      $10,000,000
              Coupon                              7.80%
              Maturity                              10 yrs (September 1, 2009)
     Treasury Rate (annualized monthly rate)      6.00%
     Certificate Characteristics
              Class A1a Coupon                    7.40%
              Class A2 Coupon                     7.40%
     Discount Rate Fraction Example:

-----------------------------------------------------------------------------------------------------------
                                               CLASS A1A             CLASS A2             CLASS X
                                              CERTIFICATES         CERTIFICATES         CERTIFICATES
-----------------------------------------------------------------------------------------------------------
PRINCIPAL PAYMENT                             $3,900,000           $6,100,000              N/A
-----------------------------------------------------------------------------------------------------------
DISCOUNT RATE FRACTION CALCULATION        (7.40%  -  6.00%)  /  (7.40%  - 6.00%) /    100.00%  -  77.78% =
                                          (7.80%  -  6.00%)  =  (7.80%  - 6.00%) =    22.22%
                                          77.78%                77.78%
-----------------------------------------------------------------------------------------------------------
% TOTAL PRINCIPAL DISTRIBUTION                  39.00%               61.00%                N/A
-----------------------------------------------------------------------------------------------------------
% PREMIUM ALLOCATED                       39.00% * 77.78% =      61.00% * 77.78% =        22.22%
                                                 30.33%               47.44%
-----------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                        ALLOCATION OF PREPAYMENT PREMIUMS
--------------------------------------------------------------------------------

     GENERAL YIELD MAINTENANCE EXAMPLE FOR LOAN GROUP 2 MORTGAGE LOAN:

     Assuming the structure presented in the beginning of this memo, that a Loan Group 2 Mortgage Loan prepays, so Class A2 is the only class entitled to principal and the following assumptions: Mortgage Loan Characteristics of Loan Group 2 Mortgage Loan being prepaid:

               Balance                       $10,000,000
               Coupon                               7.80%
               Maturity                               10 yrs (September 1, 2009)
     Treasury Rate (annualized monthly rate)        6.00%
     Certificate Characteristics
               Class A1a Coupon                     7.40%
               Class A2 Coupon                      7.40%
     Discount Rate Fraction Example:

---------------------------------------------------------------------------------------------------------------
                                              CLASS A1A             CLASS A2             CLASS X
                                             CERTIFICATES         CERTIFICATES         CERTIFICATES
---------------------------------------------------------------------------------------------------------------
PRINCIPAL PAYMENT                                 $0              $10,000,000              N/A
---------------------------------------------------------------------------------------------------------------
DISCOUNT RATE FRACTION CALCULATION       (7.40%  -  6.00%)  /  (7.40%  - 6.00%) /  100.00%  -  77.78% =
                                         (7.80%  -  6.00%)  =  (7.80%  - 6.00%) =  22.22%
                                         77.78%                77.78%
---------------------------------------------------------------------------------------------------------------
% TOTAL PRINCIPAL DISTRIBUTION                    0%                  100%                 N/A
---------------------------------------------------------------------------------------------------------------
% PREMIUM ALLOCATED                               0%            100% * 77.78% =           22.22%
                                                                     77.78%
---------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               PREPAYMENT PROFILES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (A) (B)
--------------------------------------------------------------------------------


o AGGREGATE POOL
-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS           1999     2000     2001     2002     2003     2004     2005
-----------------------------------------------------------------------------------
Locked out             99.06%    99.05%   33.44%    8.18%    1.60%    0.00%    0.00%
Defeasance              0.00      0.00    66.56    88.90    95.07    96.67    96.68
Yield Maintenance       0.94      0.95     0.00     2.92     3.33     3.33     3.32
-----------------------------------------------------------------------------------
Sub Total             100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
Open                    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
-------------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)            1,152.02 1,142.74 1,131.83 1,119.79 1,106.73 1,092.68 1,077.22
% of Initial UPB      100.00%    99.19%   98.25%   97.20%   96.07%   94.85%   93.51%
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS           2006     2007     2008     2009     2010     2011
-----------------------------------------------------------------------------------
Locked out              0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
Defeasance             96.63     93.59    98.26   100.00   100.00   100.00
Yield Maintenance       3.37      3.36     0.00     0.00     0.00     0.00
-----------------------------------------------------------------------------------
Sub Total             100.00%    96.95%   98.26%  100.00%  100.00%  100.00%
Open                    0.00%     3.05%    1.74%    0.00%    0.00%    0.00%
-----------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)           1,045.10  1,027.36   901.09    27.56    24.99    23.93
% of Initial UPB       90.72%   89.18%    78.22%    2.39%    2.17%    2.08%
-----------------------------------------------------------------------------------
o LOAN GROUP 1
-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS           1999     2000     2001     2002     2003     2004     2005
-----------------------------------------------------------------------------------
Locked out             98.78%    98.77%   33.61%    6.83%    1.64%    0.00%    0.00%
Defeasance              0.00      0.00    66.39    89.41    94.60    96.24    96.24
Yield Maintenance       1.22      1.23     0.00     3.76     3.76     3.76     3.76
-----------------------------------------------------------------------------------
Sub Total             100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
Open                    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
-----------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)             892.24    885.52   877.42   868.41   858.64   848.08   836.44
% of Initial UPB      100.00%    99.25%   98.34%   97.33%   96.23%   95.05%   93.75%
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS           2006     2007     2008     2009     2010     2011
-------------------------------------------------------------------------------------
Locked out              0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
Defeasance             96.17     96.17    97.93   100.00   100.00   100.00
Yield Maintenance       3.83      3.83     0.00     0.00     0.00     0.00
-----------------------------------------------------------------------------------
Sub Total             100.00%   100.00%   97.93%  100.00%  100.00%  100.00%
Open                    0.00%     0.00%    2.07%    0.00%    0.00%    0.00%
-----------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)             808.45    795.16   715.72    16.65    14.71    14.32
% of Initial UPB       90.61%   89.12%    80.22%    1.87%    1.65%    1.61%
-----------------------------------------------------------------------------------
o LOAN GROUP 2
-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS           1999     2000     2001     2002     2003     2004     2005
-----------------------------------------------------------------------------------
Locked out            100.00%   100.00%   32.84%   12.84%    1.47%    0.00%    0.00%
Defeasance              0.00      0.00    67.16    87.16    96.69    98.18    98.20
Yield Maintenance       0.00      0.00     0.00     0.00     1.84     1.82     1.80
-----------------------------------------------------------------------------------
Sub Total             100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
Open                    0.00%     0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
-----------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)             259.78    257.22   254.41   251.37   248.09   244.60   240.78
% OF INITIAL UPB      100.00%    99.01%   97.93%   96.76%   95.50%   94.16%   92.69%
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT            OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER  OCTOBER
RESTRICTIONS            2006     2007     2008     2009     2010     2011
-----------------------------------------------------------------------------------
Locked out              0.00%     0.00%    0.00%    0.00%    0.00%    0.00%
Defeasance             98.22     84.75    99.52   100.00   100.00   100.00
Yield Maintenance       1.78      1.76     0.00     0.00     0.00     0.00
-----------------------------------------------------------------------------------
Sub Total             100.00%    86.51%   99.52%  100.00%  100.00%  100.00%
Open                    0.00%    13.49%    0.48%    0.00%    0.00%    0.00%
-----------------------------------------------------------------------------------
Total                 100.00%   100.00%  100.00%  100.00%  100.00%  100.00%
UPB ($MM)             236.65    232.20   185.36    10.91    10.29     9.61
% of Initial UPB       91.10%   89.38%    71.35%    4.20%    3.96%    3.70%
-----------------------------------------------------------------------------------

(a)  All tables calculated using maturity assumptions.
(b)  Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 AVERAGE LIFE TABLE (IN YEARS) - AGGREGATE POOL
      (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE AND YIELD
                  MAINTENANCE, THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------------------------------------------
 A1A         5.8        5.8         5.8          5.7          5.7
 A1B         9.6        9.6         9.6          9.6          9.4
 A2          8.8        8.8         8.8          8.8          8.6
 B           9.9        9.9         9.9          9.8          9.7
 C           9.9        9.9         9.9          9.9          9.7
 D           9.9        9.9         9.9          9.9          9.7
 E           9.9        9.9         9.9          9.9          9.7
 F           9.9        9.9         9.9          9.9          9.8
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------

                                                                                                                WEIGHTED
                                                                                                                AVERAGE    WEIGHTED
                                                       PERCENTAGE OF                              WEIGHTED     REMAINING    AVERAGE
                             NUMBER OF                   AGGREGATE                      WEIGHTED  AVERAGE       TERM TO    CUT-OFF
RANGE OF CUT-OFF DATE        MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF    AVERAGE  MORTGAGE      MATURITY   DATE LTV
BALANCES                       LOANS      BALANCE         BALANCE      DATE BALANCE       DSCR      RATE          (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   $500,000 - 999,999            1         $869,138        0.08%          $869,138        1.21x    8.260%       118.0      79.01%
  1,000,000 - 1,999,999         22       34,711,286        3.01          1,577,786        1.41     7.853        119.2      68.32
  2,000,000 - 2,999,999         15       36,295,522        3.15          2,419,701        1.30     7.934        122.0      73.67
  3,000,000 - 3,999,999         18       61,584,647        5.35          3,421,369        1.37     8.067        117.0      70.17
  4,000,000 - 4,999,999         18       83,234,257        7.23          4,624,125        1.37     7.719        115.6      70.31
  5,000,000 - 5,999,999          7       39,941,631        3.47          5,705,947        1.25     8.036        118.3      74.68
  6,000,000 - 6,999,999         11       71,315,608        6.19          6,483,237        1.36     8.051        119.3      70.97
  7,000,000 - 7,999,999          8       59,364,057        5.15          7,420,507        1.32     7.976        115.9      66.24
  8,000,000 - 8,999,999          3       25,726,434        2.23          8,575,478        1.38     8.068        118.3      65.96
  9,000,000 - 9,999,999          5       47,365,594        4.11          9,473,119        1.42     8.031        128.0      68.83
10,000,000 - 11,999,999          6       65,173,851        5.66         10,862,309        1.43     7.822        108.6      69.85
12,000,000 - 13,999,999          5       65,367,148        5.67         13,073,430        1.31     7.989        129.8      70.87
14,000,000 - 16,999,999          4       60,679,367        5.27         15,169,842        1.42     8.191        112.8      67.86
17,000,000 - 19,999,999          2       35,370,331        3.07         17,685,165        1.23     7.808        116.5      72.53
20,000,000 - 24,999,999          4       89,040,863        7.73         22,260,216        1.29     7.556        114.9      70.36
25,000,000 - 49,999,999          7      233,146,887       20.24         33,306,698        1.42     7.987        116.0      66.70
50,000,000 - 80,000,000          2      142,835,426       12.40         71,417,713        1.40     7.647        117.1      65.81
                                 -      -----------       -----         ----------        ----     -----        -----      -----
TOTAL/WTD. AVG.                138   $1,152,022,048      100.00%        $8,347,986        1.37X    7.896%       117.4      68.84%
                             =======================================================================================================

====================================================================================================================================


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------


OR    0.46%         MN    0.28%         GA   0.67%          CT   0.36%
CA   22.35%         MO    1.79%         FL   4.14%          NJ   2.80%
NV    0.52%         WI    0.53%         WV   0.18%          DE   0.28%
ID    0.23%         IL    1.05%         SC   0.97%          MD   0.85%
AZ    9.22%         MS    2.00%         PA   1.07%          HI   0.68%
CO    1.08%         MI    1.40%         VA   1.07%
NE    0.41%         IN    5.96%         NC   3.28%
KS    0.35%         TN    1.00%         NY  11.79%
OK    1.15%         AL    0.42%         NH   1.38%
TX   14.84%         OH    4.25%         MA   1.20%



Indiana         5.96%
Ohio            4.25%
Other (a)      31.60%
California     22.35%
Texas          14.84%
New York       11.79%
Arizona         9.22%

(a) Includes 29 states

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (A)
--------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                                                                               AVERAGE     WEIGHTED
                                                 PERCENTAGE OF                                    WEIGHTED    REMAINING     AVERAGE
                    NUMBER OF                       AGGREGATE                        WEIGHTED     AVERAGE      TERM TO      CUT-OFF
                    MORTGAGED    CUT-OFF DATE     CUT-OFF DATE   AVERAGE CUT-OFF      AVERAGE     MORTGAGE     MATURITY    DATE LTV
STATE               PROPERTIES     BALANCE           BALANCE      DATE BALANCE          DSCR        RATE        (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
California               33          $257,522,409       22.35%      $7,803,709          1.34x       7.815%     116.0         68.47%
Texas                    32          170,965,037        14.84       5,342,657           1.37        8.001      120.3         71.30
New York                 12          135,788,097        11.79       11,315,675          1.34        7.847      117.3         67.02
Arizona                   7          106,162,273         9.22       15,166,039          1.47        7.779      118.0         59.99
Indiana                   5          68,623,517          5.96       13,724,703          1.29        7.698      108.0         75.27
Ohio                      7          48,960,798          4.25       6,994,400           1.38        8.086      133.3         70.74
Florida                  10          47,748,245          4.14       4,774,824           1.25        7.916      118.2         74.77
North Carolina            6          37,752,413          3.28       6,292,069           1.42        7.887      117.3         66.07
New Jersey                9          32,244,153          2.80       3,582,684           1.44        8.086      118.1         62.95
Mississippi               2          23,067,864          2.00       11,533,932          1.38        7.893      118.9         72.68
Missouri                  4          20,637,328          1.79       5,159,332           1.30        7.944      118.7         70.14
Michigan                  4          16,094,862          1.40       4,023,715           1.30        7.460      118.3         80.40
New Hampshire             1          15,949,087          1.38       15,949,087          1.28        8.529      116.0         72.50
Massachusetts             2          13,790,736          1.20       6,895,368           1.49        8.256      119.0         66.60
Oklahoma                  3          13,288,731          1.15       4,429,577           1.37        7.700      117.6         77.99
Colorado                  2          12,427,897          1.08       6,213,948           1.32        8.130      117.0         64.58
Virginia                  4          12,380,850          1.07       3,095,213           1.51        8.078      117.7         59.83
Pennsylvania              3          12,334,523          1.07       4,111,508           1.29        7.614      114.5         70.70
Illinois                  1          12,098,410          1.05       12,098,410          1.19        7.320      119.0         86.42
Tennessee                 4          11,502,989          1.00       2,875,747           1.73        7.956      112.2         57.34
South Carolina            1          11,191,325          0.97       11,191,325          1.40        8.750       83.0         70.39
Maryland                  3          9,771,141           0.85       3,257,047           1.31        8.089      129.7         71.56
Hawaii                    2          7,833,417           0.68       3,916,709           1.38        7.836      117.0         75.94
Georgia                   3          7,734,324           0.67       2,578,108           1.26        8.170      138.6         65.75
Wisconsin                 1          6,082,695           0.53       6,082,695           1.45        8.250       80.0         70.73
Nevada                    1          5,937,441           0.52       5,937,441           1.25        8.110      119.0         78.12
Oregon                    1          5,286,058           0.46       5,286,058           1.90        8.370      118.0         49.51
Alabama                   1          4,894,842           0.42       4,894,842           1.24        8.050      118.0         79.59
Nebraska                  5          4,673,453           0.41         934,691           1.45        6.760      104.0         71.03
Connecticut               2          4,123,922           0.36       2,061,961           1.25        7.961      117.5         79.31
Kansas                    2          3,993,245           0.35       1,996,622           1.90        8.370      118.0         49.51
Minnesota                 1          3,244,511           0.28       3,244,511           1.90        8.370      118.0         49.51
Delaware                  1          3,240,153           0.28       3,240,153           2.17        7.490      117.0         60.79
Idaho                     1          2,653,725           0.23       2,653,725           1.32        7.810      119.0         72.31
West Virginia             1          2,021,580           0.18       2,021,580           1.90        8.370      118.0         49.51
                          -          ---------           ----       ---------           ----        -----      -----         -----
TOTAL/WTD. AVG.         177     $1,152,022,048         100.00%     $6,508,599           1.37X       7.896%     117.4         68.84%
                  =================================================================================================================

===================================================================================================================================

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------


Industrial      8.60%
Other           1.26%
Retail:
     Anchored      25.14%
     Unanchored     5.30%
     Total         30.44%
Office         27.96%
Multi-family   22.55%
Hospitality     9.19%

                                                                                                              WEIGHTED
                                                                                                              AVERAGE      WEIGHTED
                                                 PERCENTAGE OF                                   WEIGHTED    REMAINING     AVERAGE
                      NUMBER OF                    AGGREGATE                        WEIGHTED      AVERAGE     TERM TO      CUT-OFF
                      MORTGAGED   CUT-OFF DATE    CUT-OFF DATE  AVERAGE CUT-OFF     AVERAGE      MORTGAGE     MATURITY     DATE LTV
PROPERTY TYPE         PROPERTIES     BALANCE         BALANCE     DATE BALANCE         DSCR         RATE        (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail
     Anchored               17    $  289,664,493       25.14%        $17,039,088     1.36            7.886       121.1        68.72%
     Unanchored             17        61,018,568        5.30           3,589,328     1.37            8.249       118.4        66.48
Retail Subtotal             34    $  350,683,061       30.44%        $10,314,208     1.36x           7.949       120.6        68.33%

Office                      36    $  322,053,842       27.96%         $8,945,940     1.33            7.794       115.1        67.84%
Multifamily                 55       259,779,802       22.55           4,723,269     1.29            7.619       118.0        76.41
Hospitality                 25       105,832,139        9.19           4,233,286     1.65            8.498       112.0        58.93
Industrial                  21        99,126,076        8.60           4,720,289     1.42            8.128       117.9        64.93
Mobile Home Park             2         4,356,188        0.38           2,178,094     1.40            7.326       113.8        69.98
Special Purpose              1         3,896,785        0.34           3,896,785     1.26            8.460       119.0        67.19
Self-Storage                 1         3,240,153        0.28           3,240,153     2.17            7.490       117.0        60.79
Mixed Use                    2         3,054,003        0.27           1,527,001     1.42            8.118       116.1        69.09
                             -         ---------        ----           ---------     ----            -----       -----        -----
TOTAL/WTD. AVG             177    $1,152,022,048      100.00%         $6,508,599     1.37X           7.896%      117.4        68.84%
                        ============================================================================================================

====================================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                   PERCENTAGE OF                                WEIGHTED    REMAINING       AVERAGE
RANGE OF DEBT          NUMBER OF                     AGGREGATE                      WEIGHTED    AVERAGE      TERM TO       CUT-OFF
SERVICE COVERAGE       MORTGAGE    CUT-OFF DATE     CUT-OFF DATE  AVERAGE CUT-0FF   AVERAGE     MORTGAGE     MATURITY      DATE LTV
RATIOS                  LOANS        BALANCE          BALANCE     DATE BALANCE       DSCR         RATE        (MOS)          RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.10 (a)            1        $1,451,189          0.13%       $1,451,189       1.01x        7.720%       198.0        82.93%
1.11 - 1.20               15       130,279,657         11.31         8,685,310       1.20         7.808        118.5        76.39
1.21 - 1.30               56       391,759,719         34.01         6,995,709       1.25         8.032        120.2        71.42
1.31 - 1.40               25       258,609,503         22.45        10,344,380       1.35         7.754        113.7        72.33
1.41 - 1.50               23       222,532,097         19.32         9,675,309       1.44         7.716        113.0        65.34
1.51 - 1.60                6        28,383,013          2.46         4,730,502       1.58         7.828        117.5        61.46
1.61 - 1.70                5        40,516,247          3.52         8,103,249       1.66         8.473        132.3        53.94
1.71 - 1.80                2        11,027,927          0.96         5,513,964       1.78         7.651        117.7        60.88
1.81 - 1.90                4        64,222,542          5.57        16,055,635       1.89         8.169        117.2        50.00
2.11 - 2.20                1         3,240,153          0.28         3,240,153       2.17         7.490        117.0        60.79
                           -         ---------          ----         ---------       ----         -----        -----        -----
TOTAL/WTD. AVG.          138    $1,152,022,048        100.00%       $8,347,986       1.37X        7.896%       117.4        68.84%
                    ================================================================================================================

====================================================================================================================================

(a) Includes one CTL loan.

--------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
--------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                                                                                AVERAGE     WEIGHTED
                                                      PERCENTAGE OF                                 WEIGHTED   REMAINING    AVERAGE
                          NUMBER OF                     AGGREGATE                       WEIGHTED    AVERAGE    TERM TO      CUT-OFF
RANGE OF CUT-OFF DATE     MORTGAGE   CUT-OFF DATE     CUT-OFF DATE  AVERAGE CUT-0FF     AVERAGE     MORTGAGE   MATURITY     DATE LTV
LOAN TO VALUE RATIOS       LOANS       BALANCE           BALANCE     DATE BALANCE        DSCR         RATE       (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
30.1 - 50.0                   5      $83,798,666            7.27%    $16,759,733          1.68x      8.204%       118.2      47.59%
50.1 - 60.0                  12       96,596,121            8.38       8,049,677          1.62       8.088        124.7      56.24
60.1 - 65.0                  13      137,388,972           11.93      10,568,382          1.39       7.841        117.8      61.73
65.1 - 70.0                  21      146,107,917           12.68       6,957,520          1.34       7.836        114.9      67.24
70.1 - 75.0                  52      455,684,003           39.56       8,763,154          1.32       7.910        116.6      72.68
75.1 - 80.0                  28      182,886,438           15.88       6,531,658          1.28       7.786        116.1      78.30
80.1 - 85.0                   6       24,671,775            2.14       4,111,962          1.22       7.890        122.2      80.63
85.1 - 90.0                   1       24,888,157            2.16      24,888,157          1.19       7.320        119.0      86.42
                              -       ----------            ----      ----------          ----       -----        -----      -----
TOTAL/WTD. AVG.             138   $1,152,022,048          100.00%     $8,347,986          1.37X      7.896%       117.4      68.84%
                    ================================================================================================================

====================================================================================================================================

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                           DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------





                                                                                                       WEIGHTED
                                                                                                        AVERAGE      WEIGHTED
                                            PERCENTAGE OF                                  WEIGHTED    REMAINING     AVERAGE
                   NUMBER OF                  AGGREGATE                     WEIGHTED       AVERAGE      TERM TO      CUT-OFF
  RANGE OF          MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  AVERAGE CUT-OFF  AVERAGE       MORTGAGE      MATURITY     DATE LTV
  MORTGAGE RATES     LOANS       BALANCE       BALANCE      DATE BALANCE      DSCR          RATE         (MOS)        RATIO
 ----------------------------------------------------------------------------------------------------------------------------------

  6.5001 - 6.7500       2        $6,649,512     0.58%       $3,324,756        1.46x          6.737%          107.0         60.46%
  6.7501 - 7.0000       3        34,940,407     3.03        11,646,802        1.35           6.913           103.7         75.22
  7.0001 - 7.2500       8        43,519,970     3.78         5,439,996        1.37           7.122           106.5         73.39
  7.2501 - 7.5000      13        99,706,616     8.65         7,669,740        1.30           7.380           116.7         75.63
  7.5001 - 7.7500      17       278,931,993    24.21        16,407,764        1.41           7.625           116.2         66.48
  7.7501 - 8.0000      27       192,797,827    16.74         7,140,660        1.31           7.902           116.5         69.21
  8.0001 - 8.2500      35       218,686,328    18.98         6,248,181        1.31           8.130           117.9         71.04
  8.2501 - 8.5000      22       203,060,046    17.63         9,230,002        1.45           8.355           121.7         64.44
  8.5001 - 8.7500       9        60,364,119     5.24         6,707,124        1.38           8.638           127.3         69.69
  8.7501 - 9.0000       2        13,365,230     1.16         6,682,615        1.46           8.818           118.7         61.93
                     -----   --------------    -------     ------------     ---------    ----------       ----------      -------
 TOTAL/WTD. AVG.      138    $1,152,022,048   100.00%        8,347,986        1.37X         7.896%           117.4         68.84%
                   ========================== ==========    =============    ==========    ========        ==========     =======
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                       DISTRIBUTION OF REMAINING AMORTIZATION TERMS (a)
-------------------------------------------------------------------------------





                                                     PERCENTAGE                                            WEIGHTED
                                                         OF                                                 AVERAGE      WEIGHTED
RANGE OF               NUMBER                        AGGREGATE                               WEIGHTED      REMAINING      AVERAGE
REMAINING                OF                           CUT-OFF     AVERAGE         WEIGHTED   AVERAGE        TERM TO       CUT-OFF
AMORTIZATION          MORTGAGE      CUT-OFF DATE       DATE       CUT-OFF         AVERAGE    MORTGAGE      MATURITY      DATE LTV
TERMS (MONTHS)          LOANS         BALANCE         BALANCE    DATE BALANCE       DSCR       RATE          (MOS)         RATIO
-----------------------------------------------------------------------------------------------------------------------------------

  Interest Only              1      $10,875,000       0.94%     $10,875,000         1.90x     7.540%          119.0        52.28%
    191 - 210                1        1,451,189       0.13        1,451,189         1.01      7.720           198.0        82.93
    231 - 250                2       17,215,427       1.49        8,607,714         1.35      8.098           161.3        64.94
    271 - 290                2        9,832,983       0.85        4,916,491         1.64      7.168           105.5        56.12
    291 - 310               23      156,293,506      13.57        6,795,370         1.56      8.336           113.6        61.74
    331 - 360              109      956,353,943      83.02        8,773,889         1.33      7.832           117.2        70.37
                           ---   ---------------     -----      -----------         ----      -----           -----        -----
TOTAL/WTD. AVG.            138   $1,152,022,048     100.00%      $8,347,986        1.37X     7.896%           117.4        68.84%
                       ========= ==================================================================================================


-------------------------------------------------------------------------------
(a) 58 loans representing 35.90% of the Aggregate Cut-Off Date Balance accrue interest on an Actual/360 basis but have a monthly payment calculated on a 30/360 schedule. Accordingly, the actual amortization term is longer for these loans than the stated amortization term reflected in the table above.








This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                                                                           AVERAGE       WEIGHTED
                                                    PERCENTAGE OF                             WEIGHTED    REMAINING      AVERAGE
RANGE OF ORIGINAL   NUMBER OF                         AGGREGATE                    WEIGHTED    AVERAGE     TERM TO       CUT-OFF
TERMS TO MATURITY    MORTGAGE     CUT-OFF DATE       CUT-OFF DATE AVERAGE CUT-OFF  AVERAGE     MORTGAGE    MATURITY      DATE LTV
(MONTHS)              LOANS        BALANCE             BALANCE      DATE BALANCE    DSCR         RATE       (MOS)         RATIO
--------------------------------------------------   ------------------------------------------------------------------------------

   83 - 83 months           1          $6,082,695        0.53%      $6,082,695       1.45x       8.250%       80.0        70.73%
   84 - 120 months        130       1,105,509,111       95.96        8,503,916       1.37        7.882       115.8        68.78
  121 - 180 months          6          38,979,053        3.38        6,496,509       1.35        8.236       164.5        69.79
  181 - 240 months          1           1,451,189        0.13        1,451,189       1.01        7.720       198.0        82.93
                            -      ---------------     -------      -----------      ----        -----       -----        -----
TOTAL/WTD. AVG.           138      $1,152,022,048      100.00%      $8,347,986       1.37X       7.896%      117.4        68.84%
                      ==========   ===============   ==============================================================================


-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                         DISTRIBUTION OF REMAINING TERMS TO MATURITY
-------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                            AVERAGE       WEIGHTED
                                                     PERCENTAGE OF                             WEIGHTED    REMAINING      AVERAGE
RANGE OF REMAINING   NUMBER OF                         AGGREGATE                    WEIGHTED    AVERAGE     TERM TO       CUT-OFF
TERMS TO MATURITY     MORTGAGE     CUT-OFF DATE       CUT-OFF DATE AVERAGE CUT-OFF  AVERAGE     MORTGAGE    MATURITY      DATE LTV
(MONTHS)               LOANS        BALANCE             BALANCE      DATE BALANCE    DSCR         RATE       (MOS)         RATIO
-----------------------------------------------------------------------------------------------------------------------------------

71 - 90                    2         $17,274,020       1.50%       $8,637,010        1.42x         8.574%        81.9       70.51%
91 - 110                  16         138,555,213      12.03         8,659,701        1.39          7.251        104.0       71.05
111 - 120                114         962,072,092      83.51         8,439,229        1.37          7.958        117.8       68.49
131 - 150                  1           1,799,078       0.16         1,799,078        1.30          8.125        131.0       71.96
171 - 190                  4          30,870,456       2.68         7,717,614        1.36          8.460        178.8       68.20
191 - 210                  1           1,451,189       0.13         1,451,189        1.01          7.720        198.0       82.93
                           -           ---------     -------       -----------       -----        -------      -------     -------
TOTAL/WTD. AVG.          138      $1,152,022,048     100.00%       $8,347,986        1.37X         7.896%       117.4       68.84%
                      ===========================================================================================================



-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              DISTRIBUTION OF AMORTIZATION TYPES
-------------------------------------------------------------------------------


                                                                                                            WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                      PERCENTAGE OF                             WEIGHTED    REMAINING      AVERAGE
                      NUMBER OF                         AGGREGATE                    WEIGHTED    AVERAGE     TERM TO       CUT-OFF
                       MORTGAGE     CUT-OFF DATE       CUT-OFF DATE  AVERAGE CUT-OFF  AVERAGE    MORTGAGE    MATURITY      DATE LTV
AMORTIZATION TYPE       LOANS        BALANCE             BALANCE      DATE BALANCE     DSCR        RATE      (MOS)         RATIO
------------------------------------------------------------------------------------------------------------------------------------

Balloon                   109       $720,311,290        62.53%       $6,608,360        1.34x       7.954%     119.7        69.15%
Hyperamortizing            28        430,259,568        37.35        15,366,413        1.41        7.800      113.3        68.28
Fully Amortizing            1          1,451,189         0.13         1,451,189        1.01        7.720      198.0        82.93
                            -         ----------         ----         ---------        ----        -----      -----        ------
TOTAL/WTD. AVG.           138     $1,152,022,048       100.00%       $8,347,986        1.37x       7.896%     117.4        68.84%
                       ============================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                            DISTRIBUTION OF PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------


                                                                                                          WEIGHTED
                                                                                                           AVERAGE      WEIGHTED
                                                  PERCENTAGE OF                                WEIGHTED   REMAINING     AVERAGE
                      NUMBER OF                    AGGREGATE                       WEIGHTED     AVERAGE    TERM TO       CUT-OFF
                       MORTGAGE    CUT-OFF DATE   CUT-OFF DATE    AVERAGE CUT-OFF   AVERAGE     MORTGAGE    MATURITY    DATE LTV
PREPAYMENT PROVISION    LOANS        BALANCE        BALANCE         DATE BALANCE      DSCR        RATE        (MOS)      RATIO
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                135        $1,102,593,023      95.71%       $8,167,356      1.36x       7.915%      117.8      69.16%
> of YM or 1% UPB           2            38,554,025       3.35        19,277,012      1.43        7.448       104.3      64.52
> of YM or 1% and           1            10,875,000       0.94        10,875,000      1.90        7.540       119.0      52.28
                         ----            -----------      ----        ----------      ----        -----       -----      -----
Defeasance
TOTAL/WTD. AVG.           138        $1,152,022,048     100.00%       $8,347,986      1.37X       7.896%      117.4      68.84%
                      =============================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------










This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                             BILTMORE FASHION PARK
--------------------------------------------------------------------------------

                        LOAN INFORMATION


                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE (a):    $80,000,000         $80,000,000

% OF POOL BY UPB          6.94%

NOTE DATE:                June 16, 1999

INTEREST RATE:            7.68%

AMORTIZATION:             30 years

ARD DATE:                 7/10/09

BORROWER/SPONSOR:         The Borrower is a single purpose, bankruptcy remote
                          entity sponsored by the Taubman Realty Group Limited
                          Partnership, an affiliate of Taubman Centers, Inc., a publicly traded Real Estate Investment Trust (NYSE:
                          TCO).

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/
DEFAULT:                  No/No

ADDITIONAL FINANCING:     The Borrower is permitted to incur up to $3,000,000 of
                          indebtedness that relates solely to financing capital improvements, compliance with legal requirements, tenant improvements, leasing costs and equipment related to the Biltmore Fashion Park property, but only if that indebtedness remains unsecured or secured by capital leases.

CASH MANAGEMENT:          Soft Lockbox in place springing to a Hard Lockbox at
                          the ARD date or either upon an Event of Default or if the DSCR falls below 1.30x.

MONTHLY RESERVES:         All reserves are waived unless the Soft Lockbox has
                          converted to a Hard Lockbox.


                             PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Anchored Retail

LOCATION:                     Phoenix, Arizona

YEAR(S) BUILT / RENOVATED:    1963-1996 / 1999

THE COLLATERAL:               An outdoor, regional shopping mall situated on
                              28.59 acres. The mall has a total of 550,949 square feet of gross leaseable area, of which 398,449 square feet serve as collateral for the Loan. The mall is anchored by a Saks Department
                              Store and a Macy's Department Store. The building containing the Macy's is not part of the collateral for the Loan

PROPERTY MANAGEMENT:          Taubman Centers, Inc.

CURRENT OCCUPANCY (6/15/99):  96%

UNDERWRITTEN NET CASH FLOW:   $9,894,554

APPRAISED VALUE:              $132,500,000

APPRAISAL DATE:               May 5, 1999

CUT-OFF DATE LOAN/SF:         $145.20

CUT-OFF DATE LTV:             60.38%

ARD BALLOON LTV:              53.79%

UWNCF DSCR:                   1.43x


THREE LARGEST TENANTS

---------------------------------------------------------------------------------------------
                                   SQUARE            PERCENTAGE OF            DATE OF
TENANT                         FOOTAGE LEASED    TOTAL LEASABLE AREA    LEASE EXPIRATION
---------------------------------------------------------------------------------------------
Macy's (a)                         152,500               27.68%               01/31/2013
---------------------------------------------------------------------------------------------
Saks Fifth Avenue                   90,114               16.36%               10/31/2017
---------------------------------------------------------------------------------------------
Borders Books                       33,416                6.07%               01/31/2004
---------------------------------------------------------------------------------------------

(a) The Macy's building is not part of the collateral for the loan.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                         PRIME OUTLETS AT NIAGARA FALLS
--------------------------------------------------------------------------------
                        LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE (a):    $63,000,000         $62,835,426

% OF POOL BY UPB          5.45%

NOTE DATE:                April 27, 1999

INTEREST RATE:            7.60%

AMORTIZATION:             30 years

ARD DATE:                 May 10, 2009

BORROWER/SPONSOR:         The Borrower is a single purpose, bankruptcy remote
                          entity affiliated with Prime Retail, Inc., a publicly traded Real Estate Investment Trust (NYSE: PRT).

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/
DEFAULT:                  No/No

ADDITIONAL FINANCING:     None.

CASH MANAGEMENT:          Soft Lockbox in place springing to a Hard Lockbox at
                          the ARD Date or upon an Event of Default.

MONTHLY RESERVES:         TI/LC - $61,741
                          Replacement - $6,665


                              PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Anchored Retail

LOCATION:                     Niagara Falls, New York

YEAR BUILT / RENOVATED:       1960, 1983 - 1995 / 1996

THE COLLATERAL:               A partially enclosed, factory outlet center
                              located on 41.3 acres. The property has a total of 533,192 net rentable square feet and also includes a food court. Diverse tenant mix includes
                              Old Navy, Saks Off Fifth Avenue, Gap, Polo/Ralph
                              Lauren, among others.

PROPERTY MANAGEMENT:          Prime Retail, Inc.

CURRENT OCCUPANCY (3/01/99):  96%

UNDERWRITTEN NET CASH FLOW:   $7,361,978

APPRAISED VALUE:              $86,400,000

APPRAISAL DATE:               January 30, 1999

CUT-OFF DATE LOAN/SF:         $117.85

CUT-OFF DATE LTV:             72.73%

ARD BALLOON LTV:              63.59%

UWNCF DSCR:                   1.36x


THREE LARGEST TENANTS

---------------------------------------------------------------------------------------------
                                   SQUARE            PERCENTAGE OF            DATE OF
TENANT                         FOOTAGE LEASED     TOTAL LEASABLE AREA     LEASE EXPIRATION
---------------------------------------------------------------------------------------------
Linens N' Things                   27,175                5.10%               09/30/2005
---------------------------------------------------------------------------------------------
Marshall's                         27,000                5.06%               11/30/2000
---------------------------------------------------------------------------------------------
Off 5th / Saks Fifth Avenue        20,359                3.82%               08/31/2010
---------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                  EQUITY INNS
--------------------------------------------------------------------------------

                 LOAN/PARTICIPATION INFORMATION

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE LOAN:   $97,020,000         $96,856,149

         PARTICIPATION:   $48,510,000         $48,428,074
         (% OF LOAN)      (50%)               (50%)

% OF POOL BY UPB:         4.20%

NOTE DATE:                June 16, 1999

INTEREST RATE:            8.37%

AMORTIZATION:             25 years

ARD DATE:                 July 1, 2009

BORROWER/SPONSOR:         Two single purpose, bankruptcy remote entities
                          affiliated with Equity Inns Inc., a publicly traded
                          Real Estate Investment Trust (NYSE: ENN).

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

RELEASE PRICE:            After the lockout period, Borrowers may partially
                          defease the Loan to obtain the release of an individual property. To release a property, the Borrowers must defease 125% of the loan amount originally allocated to the property. Further, the UWDSCR for the remaining properties must be greater than or equal to 1.90x.

CROSS-COLLATERALIZATION/
DEFAULT:                  Yes/Yes.

ADDITIONAL FINANCING:     None.

CASH MANAGEMENT:          Hard Lockbox.


                             PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Hospitality

THE COLLATERAL:               5 AmeriSuites, 3 Homewood Suites, 6 Hampton Inns
                              and 5 Residence Inns Hospitality properties containing a total of 2,453 rooms and located in 13 states. Each of the properties is leased to and managed by an affiliate of either Prime
                              Hospitality Corp. or Interstate Hotels
                              Management, Inc.

SUBSTITUTION:                 The Borrowers may substitute "like-kind"
                              collateral without penalty after the prepayment lockout period. Substitution is limited to $25 million in collateral value per substitution and $50 million in the aggregate. Any substitution is also subject to maintenance of a minimum LTV of 55% and receipt of confirmation from the Rating
                              Agencies that such substitution will not effect the ratings for any Class.

LESSEES: Five of the properties are leased by an affiliate of Prime Hospitality Corp., a publicly traded company (NYSE: PDQ), which owns, manages and franchises hotels. The Prime affiliate manages each of the five properties.

                              The remaining 14 properties are leased by affiliates of Interstate Hotels Management, Inc., a publicly traded company (NASDAQ: IHCO). The Interstate affiliates manage all but three of the properties, which are managed under contract by a third party.

UNDERWRITTEN NET CASH
LOAN/PARTICIPATION:           $17,808,512 / $8,904,256

APPRAISED VALUE
LOAN/PARTICIPATION:           $196,800,000 / $98,400,000

APPRAISAL DATE:               April 1, 1999

CUT-OFF DATE LOAN/ROOM
LOAN/PARTICIPATION:           $39,485 / $19,742

CUT-OFF DATE LTV:             49.26%

BALLOON LTV:                  40.31%

UWNCF DSCR:                   1.90x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                  EQUITY INNS
--------------------------------------------------------------------------------

                              COLLATERAL DETAILS

    --------------------------------------------------------------------------------------------------------------
                                                                    ALLOCATED CUT-OFF DATE    ALLOCATED CUT-OFF
        PROPERTY              CITY            STATE        #UNITS    PARTICIPATION AMOUNT      DATE LOAN AMOUNT
    --------------------------------------------------------------------------------------------------------------
    Residence Inn         Portland        Oregon            168         $5,286,057.59           $10,572,115.17
    --------------------------------------------------------------------------------------------------------------
    Residence Inn         Princeton       New Jersey        208         $4,976,581.13            $9,953,162.25
    --------------------------------------------------------------------------------------------------------------
    Homewood Suites       Phoenix         Arizona           124         $3,558,979.28            $7,117,958.56
    --------------------------------------------------------------------------------------------------------------
    Residence Inn         Eagan           Minnesota         120         $3,244,511.27            $6,489,022.53
    --------------------------------------------------------------------------------------------------------------
    Amerisuites           Glen Allen      Virginia          126         $2,700,431.68            $5,400,863.37
    --------------------------------------------------------------------------------------------------------------
    Residence Inn         Tucson          Arizona           128         $2,660,499.24            $5,320,998.48
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Memphis         Tennessee         126         $2,370,989.00            $4,741,978.00
    --------------------------------------------------------------------------------------------------------------
    Residence Inn         Tinton Falls    New Jersey         96         $2,346,031.22            $4,692,062.45
    --------------------------------------------------------------------------------------------------------------
    Amerisuites           Columbus        Ohio              126         $2,321,073.44            $4,642,143.89
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Northville      Michigan          125         $2,216,250.77            $4,432,501.55
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Overland Park   Kansas            134         $2,201,276.11            $4,402,552.21
    --------------------------------------------------------------------------------------------------------------
    Homewood Suites       San Antonio     Texas             123         $2,066,504.10            $4,133,008.20
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Morgantown      West Virginia     108         $2,021,580.10            $4,043,160.19
    --------------------------------------------------------------------------------------------------------------
    Amerisuites           Indianapolis    Indiana           126         $1,916,757.44            $3,833,514.88
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Kansas City     Missouri          120         $1,806,943.20            $3,613,886.39
    --------------------------------------------------------------------------------------------------------------
    Amerisuites           Overland Park   Kansas            126         $1,791,968.53            $3,583,937.06
    --------------------------------------------------------------------------------------------------------------
    Amerisuites           Memphis         Tennessee         128         $1,727,078.30            $3,454,156.61
    --------------------------------------------------------------------------------------------------------------
    Homewood Suites       Sharonville     Ohio              111         $1,657,196.52            $3,314,393.05
    --------------------------------------------------------------------------------------------------------------
    Hampton Inn           Richardson      Texas             130         $1,557,365.41            $3,114,730.82
    --------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                       ONE COLORADO PLACE RETAIL-OFFICE
--------------------------------------------------------------------------------


                        Loan Information

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE (a):    $42,670,000         $42,628,093

% OF POOL BY UPB          3.70%

NOTE DATE:                June 17, 1999

INTEREST RATE:            8.29%

AMORTIZATION:             30 years

ARD DATE:                 May 10, 2009

BORROWER/SPONSOR:         The Borrower is a single purpose, bankruptcy remote
                          entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

CROSS-COLLATERALIZATION/  No/No
DEFAULT:

MEZZANINE LOAN:           There is a $4.13 million mezzanine loan made by GMAC
                          Commercial Mortgage to the Borrower. The mezzanine loan is secured by a pledge of the membership interests in the Borrower

CASH MANAGEMENT:          Hard Lockbox in place converting to a Soft Lockbox
                          once the Mezzanine Loan has been repaid in full. The
                          Soft Lockbox will revert to a Hard Lockbox at the ARD
                          Date or upon an Event of Default.


MONTHLY RESERVES:         TI/LC - $22,850
                          Replacement - $2,313


                             PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Anchored Retail / Office

LOCATION:                     Pasadena, California

YEAR(S) BUILT / RENOVATED:    1890-1930 / 1991-1992

THE COLLATERAL:               An outdoor retail shopping, office and
                              entertainment complex located in the Old Town district of Pasadena, CA. The buildings in the complex were originally constructed during the 1890's and 1920's, and all subsequently underwent comprehensive structural and seismic upgrades.
                              The complex contains 277,536 of net rentable square feet, with major tenants including The
                              Gap, Banana Republic, Armani Exchange, and AMC
                              Theatres. In addition to the retail and office space, the collateral also includes a parking garage.

PROPERTY MANAGEMENT:          An affiliate of the Borrower

CURRENT OCCUPANCY (5/17/99):  91%

UNDERWRITTEN NET CASH FLOW:   $4,887,329

APPRAISED VALUE:              $59,000,000

APPRAISAL DATE:               June 10, 1999

CUT-OFF DATE LOAN/SF:         $153.59

CUT-OFF DATE LTV:             72.25%

BALLOON LTV:                  63.98%

UWNCF DSCR:                   1.25x



THREE LARGEST TENANTS

---------------------------------------------------------------------------------------------
                                    SQUARE            PERCENTAGE OF            DATE OF
TENANT                          FOOTAGE LEASED    TOTAL LEASABLE AREA     LEASE EXPIRATION
---------------------------------------------------------------------------------------------
AMC Theaters                       47,883               17.25%               11/19/2006
---------------------------------------------------------------------------------------------
Crate & Barrel                     26,839                9.67%               01/31/2009
---------------------------------------------------------------------------------------------
The Gap                            15,279                5.51%               11/30/2007
---------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                            COMERICA BANK BUILDING
--------------------------------------------------------------------------------

                        LOAN INFORMATION

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE (a):    $34,000,000         $33,640,510

% OF POOL BY UPB          2.92%

NOTE DATE:                April 30, 1999

INTEREST RATE:            7.55%

AMORTIZATION:             30 years

MATURITY DATE:            May 1, 2008

BORROWER/SPONSOR:         Macanan Investments, LP, a special purpose entity
                          whose principals directly manage the subject.

CALL PROTECTION:          Prepayment lockout; Greater of 1% or Yield
                          Maintenance.

CROSS-COLLATERALIZATION/
DEFAULT:                  No/No

MEZZANINE LOAN:           There is a $4.2 million mezzanine loan made by German
                          American Capital Corporation to the principals of the Borrower and Vanderson Construction, Inc. The mezzanine loan is secured by a pledge of partnership interests in the Borrower and a pledge of shareholder interests in the general partner of the Borrower.

CASH MANAGEMENT:          Hard Lockbox in place.

MONTHLY RESERVES:         TI/LC - $29,214
                          Replacement - $3,662


                              PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

LOCATION:                     San Jose, California

YEAR BUILT:                   1983

THE COLLATERAL:               A twelve-story, 213,575 square foot office tower
                              with an attached parking garage located in San
                              Jose, California. The two largest tenants are Comerica Bank and the State of California, with the 29 remaining tenants reflecting a diverse mix of professional, service, and technology-oriented businesses. In addition to the office building, the collateral also includes a parking garage.

PROPERTY MANAGEMENT:          Macanan Marketing, Inc., an affiliate of the
                              Borrower.

CURRENT OCCUPANCY (4/30/99):  99%

UNDERWRITTEN NET CASH FLOW:   $4,103,369

APPRAISED VALUE:              $51,600,000

APPRAISAL DATE:               April 29, 1999

CUT-OFF DATE LOAN/SF:         $157.51

CUT-OFF DATE LTV:             65.19%

BALLOON LTV:                  58.31%

UWNCF DSCR:                   1.43x






THREE LARGEST TENANTS

---------------------------------------------------------------------------------------------
                                   SQUARE            PERCENTAGE OF            DATE OF
TENANT                         FOOTAGE LEASED     TOTAL LEASEABLE AREA    LEASE EXPIRATION
---------------------------------------------------------------------------------------------
Comerica Bank                      49,426               23.14%               01/31/2003
---------------------------------------------------------------------------------------------
State of California                32,424               15.18%               09/30/2011
---------------------------------------------------------------------------------------------
Ferrari, Olsen and Ottoboni        14,924                6.99%               03/31/2002
---------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.
This material is furnished to you by Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. and not by the issuer of the securities. Deutsche Bank Securities, Inc. and Goldman, Sachs & Co. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D
                     GLOBAL CLEARANCE, SETTLEMENT AND TAX
                           DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-C3 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold such global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank participant or Euroclear participant at least one business day before settlement. Cedelbank or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day before settlement. In these cases, Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Cedelbank participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U. S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                      MORTGAGE PASS-THROUGH CERTIFICATES


     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".


     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".


     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                                 (cover continued on next page)

                                --------------
     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 11 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                                --------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.


The date of this Prospectus is November 5, 1998

(cover continued)

     There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.


     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT


     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION


     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.


     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.


     The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at (215) 328-3164.

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


SECURITIES OFFERED..........   Mortgage pass-through certificates.


DEPOSITOR...................   GMAC Commercial Mortgage Securities, Inc., an
                               indirect wholly-owned subsidiary of GMAC
                               Commercial Mortgage Corporation ("GMACCM"). See
                               "The Depositor".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "The Pooling and
                               Servicing Agreements--The Trustee".


MASTER SERVICER.............   If a Trust Fund includes Mortgage Loans, then
                               the servicer or the master servicer (each, a "Master Servicer") for the corresponding series of Certificates will be named in the related
                               Prospectus Supplement. The Master Servicer for any series of Certificates may be GMACCM or another affiliate of the Depositor. The Master
                               Servicer may also be the Special Servicer for such series and, in such dual capacity, would be referred to as the "Servicer". See "GMAC
                               Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements--Certain Matters
                               Regarding the Master Servicer and the Depositor".


SPECIAL SERVICER............   If a Trust Fund includes Mortgage Loans, then
                               any special servicers (each, a "Special
                               Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus
                               Supplement. A Special Servicer for any series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master
                               Servicer. See "The Pooling and Servicing
                               Agreements--Special Servicers".


MBS ADMINISTRATOR...........   If a Trust Fund includes MBS, then the entity
                               responsible for administering such MBS (the "MBS
                               Administrator") will be named in the related
                               Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS
                               Administrator, such entity will be herein referred to as the "Manager". The Manager for any series of Certificates may be GMACCM or another affiliate of the Depositor.


THE MORTGAGE ASSETS.........   The Mortgage Assets will be the primary asset
                               of any Trust Fund. The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of Mortgage Loans secured by first or junior liens on, as described herein, multifamily residential properties or commercial properties. If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The
                               Mortgage Loans will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by GMACCM or another affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, MBS, provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".


THE CERTIFICATES............   Each series of Certificates will be issued in
                               one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling And Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related
                               Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                               (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               If so specified in the related Prospectus
                               Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                               The Certificates will not be guaranteed or insured by the Depositor, by the Master Servicer, by GMACCM or any of their affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES...............   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of REMIC
                               Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related
                               Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                               Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus
                               Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus
                               Supplement. See "Risk Factors--Yield and
                               Prepayment Considerations", "Yield and Maturity
                               Considerations--Certain Shortfalls in Collections of Interest" and "Description of the Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES...............   As and to the extent described in each
                               Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution
                               Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero.
                               Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the
                               Certificates--Distributions of Principal of the
                               Certificates".

CREDIT SUPPORT AND CASH FLOW
 AGREEMENTS.................   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related
                               Prospectus Supplement, a Trust Fund may include:
                               (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").
                               Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of
                               Credit Support".


ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, a Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. See "Description of the
                               Certificates-Advances in respect of
                               Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See
                               "Description of the Certificates-Advances in
                               Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling and Servicing Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION........   The Master Servicer, the Depositor or, if
                               specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust
                               Fund or (ii) purchase, in whole but not in part, the Certificates specified in the related
                               Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the
                               Certificates--Termination; Retirement of
                               Certificates" and in the related Prospectus
                               Supplement.


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The Certificates of each series will constitute
                               "regular interests" ("REMIC Regular
                               Certificates") and "residual interests" ("REMIC
                               Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal
                               Revenue Code of 1986 (the "Code").

                               Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA CONSIDERATIONS........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                               Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See
                               "ERISA Considerations" herein and in the related
                               Prospectus Supplement.


LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.


LIMITED OBLIGATIONS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.


INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

     A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure--Anti-Deficiency Legislation".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL CONSIDERATIONS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged

Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization,
(iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".


CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month

(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage

Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.


     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


     Optional Early Termination. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is an indirect wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                     GMAC COMMERCIAL MORTGAGE CORPORATION


     Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.


     GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
(i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of

Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus

Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

     Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.


                     THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related

Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the

Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular

Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".



SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

       (vi) any amounts paid under any Cash Flow Agreement;

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

     (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

     (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

     (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes";

     (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and


     (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and
(iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.


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

In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


EVENTS OF DEFAULT

     Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.


THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower


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assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful


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

completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits


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

and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


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

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.


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

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor


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

exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements-Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that


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

rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non- U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

     The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.


Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.


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

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with


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

market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under
Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


Taxation of Owners of REMIC Residual Certificates

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment


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

Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


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

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount


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

that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than


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

the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding


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

tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest


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

Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a


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

cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See


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

"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing


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

the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the


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same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty


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exists as to how it will be applied to securities such as the Grantor Trust
Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield." The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.


     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS


GENERAL

     ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.


PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which (i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

     It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

     A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

     Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.


INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (I) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.


REPRESENTATION FROM INVESTING PLANS

     It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

     Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.


                               LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

       1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

       2. By placements by the Depositor with institutional investors through dealers; and

       3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The Depositor or the underwriters may sell certain of the Certificates to affiliates of the Depositor. In any such case, the related Prospectus Supplement will identify any such affiliate and the method or methods by which such affiliate may resell such Certificates. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS


     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS




                                                            PAGE
                                                           -----
401(c) Regulations .....................................     84
Accrual Certificates ...................................      8
Accrued Certificate Interest ...........................     26
Act ....................................................     54
Annual Debt Service ....................................     15
ARM Loans ..............................................     17
Available Distribution Amount ..........................     25
Book-Entry Certificates ................................     25
Cash Flow Agreement ....................................      9
CERCLA .................................................     54
Certificate Account ....................................     18
Certificate Balance ....................................      7
Certificate Owner ......................................     31
Certificateholder ......................................     31
Certificates ...........................................      1
Closing Date ...........................................     60
Code ...................................................     10
Commercial Properties ..................................     14
Commission .............................................      3
Committee Report .......................................     59
Companion Class ........................................     27
Condemnation Proceeds ..................................     38
Contributions Tax ......................................     69
Controlled Amortization Class ..........................     27
Cooperatives ...........................................     14
CPR ....................................................     21
Credit Support .........................................      9
Cut-Off Date ...........................................     27
Debt Service Coverage Ratio ............................     15
Definitive Certificates ................................     25
Depositor ..............................................      1
Determination Date .....................................     20
Direct Participants ....................................     31
Distribution Date ......................................      8
Distribution Date Statement ............................     29
DOL ....................................................     81
DTC ....................................................     25
Due Dates ..............................................     17
Due Period .............................................     20
Equity Participation ...................................     17
ERISA ..................................................     10
Excess Funds ...........................................     23
Excluded Plan ..........................................     83
Exemption ..............................................     82
FAMC ...................................................     18
FHLMC ..................................................     18
FNMA ...................................................     18
Garn Act ...............................................     56
GMACCM .................................................      5
Grantor Trust Fractional Interest Certificate ..........     72
Grantor Trust Strip Certificate ........................     73
Indirect Participants ..................................     31

                                             PAGE
                                            -----
Insurance Proceeds ......................     38
IRS .....................................     40
Issue Premium ...........................     65
Letter of Credit Bank ...................     48
Liquidation Proceeds ....................     38
Loan-to-Value Ratio .....................     16
Lock-Out Date ...........................     17
Lock-Out Period .........................     17
Manager .................................      5
Mark-to-Market Regulations ..............     68
Master Servicer .........................      5
MBS .....................................      1
MBS Administrator .......................      5
MBS Agreement ...........................     18
MBS Issuer ..............................     18
MBS Servicer ............................     18
MBS Trustee .............................     18
Mortgage Asset Pool .....................      1
Mortgage Asset Seller ...................     14
Mortgage Assets .........................      1
Mortgage Notes ..........................     14
Mortgage Rate ...........................      6
Mortgaged Properties ....................     14
Mortgages ...............................     14
Multifamily Properties ..................     14
Net Leases ..............................     16
Non-Exempt Certificates .................     83
Nonrecoverable Advance ..................     28
Notional Amount .........................      7
Offered Certificates ....................      1
OID Regulations .........................     58
Originator ..............................     14
OTS .....................................     86
Participants ............................     31
Parties in Interest .....................     81
Pass-Through Rate .......................      7
Percentage Interest .....................     26
Permitted Investments ...................     37
Plans ...................................     81
Policy Statement ........................     86
Pooling And Servicing Agreement .........      6
Prepayment Assumption ...................     59
Prepayment Interest Shortfall ...........     20
Prepayment Premium ......................     17
Prohibited Transactions Tax .............     69
Prospectus Supplement ...................      1
PTCE ....................................     84
Purchase Price ..........................     34
Rating Agency ...........................     10
RCRA ....................................     55
Record Date .............................     26
Related Proceeds ........................     28
Relief Act ..............................     57
REMIC ...................................      2

                                                      PAGE
                                                     -----
REMIC Certificates ...............................     58
REMIC Provisions .................................     58
REMIC Regular Certificates .......................     10
REMIC Regulations ................................     58
REMIC Residual Certificates ......................     10
REO Property .....................................     36
Restricted Group .................................     82
Senior Certificates ..............................      7
Senior Liens .....................................     14
Servicer .........................................      5
SMMEA ............................................     10
SPA ..............................................     21
Special Servicer .................................      5
Stripped Interest Certificates ...................      7
Stripped Principal Certificates ..................      7
Subordinate Certificates .........................      7
Sub-Servicer .....................................     36
Sub-Servicing Agreement ..........................     37
Tax Exempt Investor ..............................     85
Tiered REMICs ....................................     59
Title V ..........................................     56
Trust Assets .....................................      3
Trust Fund .......................................      1
Trustee ..........................................      5
UBTI .............................................     85
UCC ..............................................     50
Underwriter ......................................     82
Underwritten Cash Flow ...........................     15
Underwritten Debt Service Coverage Ratio .........     15
Underwritten DSCR ................................     15
United States Person .............................     72
Value ............................................     16
Warranting Party .................................     34

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


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













     "GMAC99C3.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the Prospectus Supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Characteristics" and "MF Schedule," respectively.

     *Microsoft Excel is a registered trademark of Microsoft Corporation. No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

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       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.


                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT



                                                           PAGE
                                                          ------
Summary ...............................................   S-6
Risk Factors ..........................................   S-12
Description of the Mortgage Pool ......................   S-28
Servicing of the Mortgage Loans .......................   S-51
Description of the Certificates .......................   S-60
Yield and Maturity Considerations .....................   S-82
Federal Income Tax Consequences .......................   S-97
Method of Distribution ................................   S-100
Legal Matters .........................................   S-101
Ratings ...............................................   S-101
Legal Investment ......................................   S-102
ERISA Considerations ..................................   S-102
Index of Significant Definitions ......................   S-104
Annex A -- Characteristics of the Mortgage Loans ......   A-1
Annex B -- Form of Statement to Certificateholders
   and Servicer Reports ...............................   B-1
Annex C -- Structural and Collateral Term Sheet .......   C-1
Annex D -- Global Clearance, Settlement and Tax
   Documentation Procedures ...........................   D-1
                                   PROSPECTUS
Prospectus Supplement .................................   3
Available Information .................................   3
Incorporation of Information by Reference .............   4
Summary of Prospectus .................................   5
Risk Factors ..........................................   11
Description of the Trust Funds ........................   14
Yield and Maturity Considerations .....................   19
The Depositor .........................................   24
GMAC Commercial Mortgage Corporation ..................   24
Description of the Certificates .......................   25
The Pooling and Servicing Agreements ..................   32
Description of Credit Support .........................   47
Certain Legal Aspects of Mortgage Loans ...............   49
Certain Federal Income Tax Consequences ...............   58
State and Other Tax Consequences ......................   80
ERISA Considerations ..................................   81
Legal Investment ......................................   85
Use of Proceeds .......................................   86
Method of Distribution ................................   87
Legal Matters .........................................   88
Financial Information .................................   88
Rating ................................................   88
Index of Principal Terms ..............................   89


                                $1,031,057,000


                                 (Approximate)



                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.


                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1999-C3








             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
             -----------------------------------------------------




                           DEUTSCHE BANC ALEX. BROWN
                              GOLDMAN, SACHS & CO.

                          NEWMAN AND ASSOCIATES, INC.
                        as a member of the selling party





                                August 26, 1999

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